As filed with the Securities and Exchange Commission on October 12, 2004

                                                   Registration No. 333-[    ]
==============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

               ------------------------------------------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

               ------------------------------------------------

                           GRANITE MASTER ISSUER PLC
           (Exact name of Registrant 1 as specified in its charter)
                               England and Wales
        (State or other jurisdiction of incorporation or organization)
   Fifth Floor, 100 Wood Street, London EC2V 7EX, United Kingdom (011 44 20)
                                   7606 5451
 (Address and telephone number of Registrant 1's principal executive offices)
                             CT Corporation System
                               111 Eighth Avenue
                           New York, New York 10011
                                (212) 894-8600
   (Name, address and telephone number of Registrant 1's agent for service)


                       GRANITE FINANCE FUNDING 2 LIMITED
           (Exact name of Registrant 2 as specified in its charter)
                               England and Wales
        (State or other jurisdiction of incorporation or organization)
   Fifth Floor, 100 Wood Street, London EC2V 7EX, United Kingdom (011 44 20)
                                   7606 5451
 (Address and telephone number of Registrant 2's principal executive offices)
                             CT Corporation System
                               111 Eighth Avenue
                           New York, New York 10011
                                (212) 894-8600
     (Name, address and phone number of Registrant 2's agent for service)


                       GRANITE FINANCE TRUSTEES LIMITED
           (Exact name of Registrant 3 as specified in its charter)
                            Jersey, Channel Islands
        (State or other jurisdiction of incorporation or organization)
 22 Grenville Street, St Helier, Jersey JE4 8PX, Channel Islands (011 44 1534)
                                    609892
 (Address and telephone number of Registrant 3's principal executive offices)
                             CT Corporation System
                               111 Eighth Avenue
                           New York, New York 10011
                                (212) 894-8600
     (Name, address and phone number of Registrant 3's agent for service)

               ------------------------------------------------

                                      Copies to:
     Phil Robinson              Michael Durrer, Esq.   Christopher Bernard,Esq.
   Northern Rock plc        Sidley Austin Brown & Wood    Allen & Overy LLP
  Northern Rock House          Woolgate Exchange           One New Change
       Gosforth               25 Basinghall Street         London EC4M 9QQ
Newcastle upon Tyne NE34PL       London EC2V 5HA           United Kingdom
    United Kingdom               United Kingdom


Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions.
      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

==============================================================================

                        CALCULATION OF REGISTRATION FEE


------------------------------------------------------------------------------------------------------------------------------------
                Title of securities                          Amount to be      Proposed maximum    Proposed maximum     Amount of
                  to be registered                            registered        offering price        aggregate       registration
                                                                                 per unit(1)      offering price(1)      fee(2)
-------------------------------------------------------- ------------------- ------------------- ------------------- ---------------
              Mortgage Backed Notes                        $12,000,000,000           100%           $12,000,000,000    $1,520,400
-------------------------------------------------------- ------------------- ------------------- ------------------- ---------------
            Global intercompany loan(3)                            -                  -                     -               -
-------------------------------------------------------- ------------------- ------------------- ------------------- ---------------
      Funding 2 interest in the mortgage trust(3)                  -                  -                     -               -
-------------------------------------------------------- ------------------- ------------------- ------------------- ---------------
                      Total                                $12,000,000,000           100%           $12,000,000,000    $1,520,400
-------------------------------------------------------- ------------------- ------------------- ------------------- ---------------

1 Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act, as amended.


2 $1,520,400 has been paid in connection with the filing of this Registration Statement on Form S-3.


3 These items are not being offered directly to investors. Granite Finance Trustees Limited is the registrant for Granite Finance Funding 2 Limited's interest in the mortgages trust and is holding that interest in the mortgages trust on behalf of Granite Finance Funding 2 Limited. The interest of Granite Finance Funding 2 Limited in the mortgages trust will be the primary source of payment on the global intercompany loan listed. Granite Finance Funding 2 Limited is the registrant for the global intercompany loan. The global intercompany loan will be the primary source of payments on the notes. Granite Master Issuer plc is the registrant for the notes.


The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                               EXPLANATORY NOTE

This Registration Statement includes (i) a base prospectus and (ii) an illustrative form of prospectus supplement for use in the offering of each series of notes. Appropriate modifications will be made to the form of prospectus supplement to disclose the specific terms of any particular series of notes, the specific classes of notes to be offered thereby, and the terms of the related offering. Each base prospectus used (in either preliminary or final form) will be accompanied by a prospectus supplement.

Each of the Registrants has filed this Registration Statement on Form S-3 with the Securities and Exchange Commission staff's permission based in part on the staff's experience with prior, similar filings and Northern Rock plc's and Granite Master Issuer plc's undertakings and representations.

The information in this prospectus supplement is not complete and may be amended. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                         Form of Prospectus Supplement



                Subject to completion dated January [ ], 2005

PROSPECTUS SUPPLEMENT DATED January [   ], 2005
to Prospectus dated January [   ] 2005


                           Granite Master Issuer plc
                                    Issuer


The issuer will issue and sell                  Series [  ] Class [  ] Notes
Principal amount                                $[   ]

Interest rate                                   [   ]

Interest payment dates                          [  ]   day   of  [  ],   [  ],
                                                [   ] and [   ]

[Scheduled] [bullet] redemption dates [ ]

Final maturity date                             [   ]

Expected issuance date                          January [   ], 2005

Price to public                                 $[   ]

Underwriting discount                           $[   ]

Proceeds to the issuer                          $[   ]


The series [ ] class [ ] notes form a portion of the class [ ] notes issued by Granite Master Issuer plc. Payments of principal of the class [ ] notes are subordinated to payments on the class [ ] notes.

You should review and consider the discussion under "Risk Factors" beginning on page [27] of this prospectus supplement and page [9] of the accompanying prospectus before you purchase any notes.

Application has been made to the Financial Services Authority in its capacity as competent authority for the purposes of Part VI of the Financial Services and Markets Act 2000 for the notes to be admitted to the official list maintained by the UK Listing Authority. Application has also been made to the London Stock Exchange plc for such notes to be admitted to trading on the London Stock Exchange's market for listed securities.

The notes are obligations of Granite Master Issuer plc only and are not obligations of any other person. The primary asset securing the notes is the repayment of a loan to Granite Master Issuer plc from Granite Finance Funding 2 Limited, which in turn is secured by a beneficial interest in a portfolio of residential mortgage loans secured by properties located in England and Scotland.

The notes are not insured or guaranteed by any United States or United Kingdom governmental agency or instrumentality. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined that this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                [Underwriters]

                               Table of Contents

Prospectus Supplement           Page    Prospectus                       Page
---------------------           ----    ----------                       ----
Summary..........................S-4    Forward-looking statements.........3
Risk Factors.....................S-9    Important notice about
Maturity and repayment                     information presented in
  considerations................S-10       this  prospectus and the
The currency rate swap provider.S-12       accompanying prospectus
Underwriting....................S-13       supplement......................4
Annex A..........................A-1    Summary of prospectus..............6
   The cut-off portfolio.........A-1    Risk factors......................27
   US dollar presentation.......A-12    Defined terms.....................53
                                        The issuer........................54
                                        Use of proceeds...................55
                                        The Northern Rock Group...........56
                                        Funding 2.........................57
                                        The mortgages trustee.............58
                                        Holdings..........................59
                                        GPCH Limited......................60
                                        Issuance of notes.................63
                                        The mortgage loans................67
                                        Certain charactristics of
                                           United Kingdom residential
                                           mortgage market................92
                                        The administrator and the
                                           administration agreement.......97
                                        Assignment of the mortgage
                                           loans and related security....108
                                        The mortgages trust..............119
                                        The global intercompany loan
                                           agreement.....................139
                                        Cashflows........................147
                                        Credit structure.................166
                                        The Funding bridge loan..........174
                                        The swap agreements..............176
                                        Cash management for the
                                           mortgages trustee and
                                           Funding 2.....................182
                                        Cash management for the issuer...186
                                        Security for Funding 2's
                                           obligations...................188
                                        Security for the issuer's
                                           obligations...................194
                                        Description of the trust
                                           deed..........................199
                                        The notes........................201
                                        Description of the US notes......207
                                        Material legal aspects of the
                                           mortgage loans and the
                                           related security..............228
                                        Material United Kingdom tax
                                           consequences..................234
                                        Material United States tax
                                           consequences..................238
                                        Material Jersey (Channel Islands)
                                           tax considerations............242
                                        ERISA Considerations.............243
                                        Enforcement of foreign
                                           judgments in England and
                                           Wales.........................246
                                        United States legal investment
                                           considerations ...............247
                                        Experts..........................248
                                        Underwriting.....................249
                                        Reports to noteholders...........253
                                        Where investors can find more
                                           information...................253
                                        Listing and general information..254
                                        Glossary.........................257

Information about these [ ] class [ ] notes is presented in two separate documents: this prospectus supplement and the accompanying prospectus. This prospectus supplement provides the specific terms of these [ ] class [ ] notes. The prospectus provides general information about each series and class of notes issued by Granite Master Issuer plc, including information on the mortgages trust and the global intercompany loan which is essential to understanding how principal of and interest on the [ ] class [ ] notes is expected to be paid. Most of the information provided in the prospectus does not appear in this prospectus supplement. Consequently, you should carefully read both the prospectus and the prospectus supplement before you purchase any of these [ ] class [ ] notes.

This prospectus supplement may supplement disclosure in the accompanying prospectus.

In deciding whether to purchase these [ ] class [ ] notes you should reply solely on the information in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to give you different information about these [ ] class [ ] notes.

This prospectus supplement may be used to offer and sell these [ ] class [ ] notes only if accompanied by the prospectus.

Neither this prospectus supplement nor the prospectus contains all of the information included in the registration statement. The registration statement also includes copies of the various contracts and documents referred to in this prospectus supplement and the prospectus. You may obtain copies of these documents for review. See "Where You Can Find More Information" in the prospectus.

      If you require additional information, the mailing address of our office
is [                  ].

      We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further related discussions. The preceding Table of Contents and the Table of Contents included in the accompanying prospectus provide the pages on which these captions are located.

      You can find definitions of capitalized terms used in this prospectus supplement and the accompanying prospectus under the caption "Glossary" in the accompanying prospectus.

References in this prospectus supplement to "we" or "us" mean the issuer and references to "you" mean potential investors in the [ ] class [ ] notes.

Through and including [?], 2005, all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                    Summary

This summary does not contain all the information you may need to make an informed investment decision. You shall need this entire prospectus supplement and the accompanying prospectus before you purchase any notes.

Securities offered            $[   ] [rate] [  ] class [   ] notes

                              These [ ] class [ ] notes are an issuance of class [ ] notes which is part of our multiple issuance series of notes. Our notes consists of class A notes, class B notes, class M notes, class C notes and class D notes. The [ ] class [ ] notes are issued by us and are solely our obligations.

                              We expect to issue other notes in the future of various classes. These notes, including additional class [ ] notes, may have interest rates, payment dates, repayment terms and other characteristics that differ from the [ ] class [ ] notes. You will not receive notice of any future issuance of notes and will not be asked for your consent to any such issuance.

Interest The [ ] class [ ] notes will accrue interest at an annual rate equal to [ ]. Interest will be paid on each quarterly payment date.

                              Interest will accrue from [ ] 2005 and be calculated on the basis of a 360-day year and the actual number of days in each interest period. We will make payments of interest on the [ ] class [ ] notes on each payment date. The payment dates are the [ ] day of each [ ], [ ], [ ] and [ ].

Principal                     We expect to repay the principal amount
                              outstanding of the [  ] class [   ] notes on
                              [scheduled redemption dates] [bullet redemption
                              date] [controlled amortization dates] and are
                              obliged to do so if we have funds available for
                              that purpose.  If the principal amount
                              outstanding of the [  ] class [   ] notes is
                              not repaid in full on the [scheduled redemption
                              dates] [bullet redemption date] noteholders
                              generally will not have any remedies against us
                              until [   ] which is the final maturity date of
                              the [  ] class [   ] notes.  In addition, if
                              the outstanding principal amount of the [  ]
                              class [  ] notes is not repaid in full on the
                              [bullet redemption date] these notes will
                              become pass-through notes and, subject to the
                              principal payment rules described below under
                              "Cashflow - [       ]" and "Cashflow - [   ]"
                              in the prospectus, will receive payments of principal on each payment date thereafter in the amounts, and to the extent available, until repaid in full.

                              Payment of principal of the [ ] class notes may be deferred on their [scheduled] [bullet] redemption date [controlled amortization date] at a time when they are needed to provide the required subordination for more senior classes of notes. Any such deferral of principal repayment will continue until the required subordination for such senior classes is restored through repayment of the senior classes or the issuance of sufficient additional subordinated notes. See "Risk factors - Payments of class B, class M, class C and class D notes may be delayed or reduced because of subordination provisions" in the prospectus.

                              Principal of the [ ] class [ ] notes may be repaid earlier than expected if a trigger event occurs or an event of default occurs in respect of these notes. See "Maturity and repayment considerations" below and "The Mortgages Trust - Mortgages Trust allocation and distribution of principal receipts on or after the occurrence of a trigger event" in the prospectus.

Subordination and credit
enhancement                   The class [  ] required subordinated percentage
                              is [  ]%.

                              Payments of principal and interest on class [ ] notes, including the [ ] class [ ] notes, are subordinated to payments of principal and interest on [class [ ] notes and class [ ] notes]], including amounts of principal to be credited to the cash accumulation subledgers of those more senior classes of notes. In addition, amounts of principal otherwise available to pay principal of the [ ] class [ ] notes may be used to pay interest on more senior classes of notes. See "Credit Structure - Use of Funding 2 principal receipts to pay Funding 2 income deficiency" in the prospectus.

                              No payment of principal will be made on any class [ ] note unless after making that payment the remaining aggregate amount of subordination subordinated amount of class [ ] notes is at least equal to each class of required subordinated amount of each class of notes. See [ ] in prospectus.

                              The issuer may at any time change the required subordination percentage for the required class [ ] notes or any other class of notes, or the method of calculating the amounts of that subordination, without your consent or the consent of any other noteholders if the rating agencies consent. See [ ] in the prospectus.

Funding 2 target reserve
percentage                    [  ]%

Losses Losses on the mortgage loans and principal receipts applied to pay interest on more senior classes of notes and certain expenses of the issuer may reduce the amount of principal available to repay principal of the [ ] class [ ] notes. Losses on the mortgage loans will be allocated to the classes of notes in inverse order of seniority, beginning with the class D notes. No losses will be allocated to the [ ] class [ ] notes until the aggregate amount of losses exceeds the initial principal amount outstanding of each class of notes junior to the [ ] class [ ] notes. See "The global intercompany loan - [ ]" and "Credit
                              Structure- [   ]" in the prospectus.

Optional redemption
by the issuer                 We have the right to redeem the [  ] class [  ]
                              notes in whole but not in part:
                              o     on any day on which the principal amount
                                    outstanding of the [  ] class [   ] notes
                                    is less than [10%] of the initial
                                    outstanding principal balance of the [ ] class [ ] notes; and

                              o     the payment date falling in [   ]
                                    [step-up-date] or any payment date
                                    thereafter.

Security for the notes        The [ ] class [ ] notes are secured primarily by
                              our rights under the [ ] class [ ] loan tranche of the global intercompany loan. In addition, we have granted security for the benefit of noteholders in certain of our accounts. See
                              "Security for the issuer's obligations" in the prospectus.

The [  ] class [   ]
loan tranche                  We have entered into a global intercompany
                              loan with Funding 2. The portion of the global intercompany loan which secures payment of principal of and interest on the [
                              ] class [ ] notes is the [ ] class [ ] loan tranche. The principal amount outstanding, repayment terms and required subordination amounts of the [ ] class [ ] loan tranche will be the same as those of the [ ] class [ ] notes. A description of the global intercompany loan is set forth in the prospectus under "The global intercompany loan".

Events of default             The [ ] class [ ] notes are subject to certain
                              events of default described under "Description of the notes" in the prospectus.

Limited recourse              The only source of payment for principal of or
                              interest on the [  ] class [   ] notes are:
                              o     repayments of the [  ] class [  ] loan
                                    tranche of the global intercompany loan;
                                    and

                              o     funds in the issuer transaction account
                                    [[  ] class [   ] sub account] that are
                                    allocable to the [  ] class [  ] notes

The mortgage trust            The [  ] class [  ] loan tranche which is our
                              primary source of funds for the payment of principal of and interest on the [ ] class [
                              ] notes is a tranche of the global intercompany loan and made by us to Funding 2. Funding 2 has secured its obligation to repay the global intercompany loan by granting security over its beneficial interest in the mortgages trust.
                              The assets of the mortgages trust consist primarily of mortgage loans originated by Northern Rock plc secured over residential property located in England, Wales and Scotland. The mortgage loans included in the trust property are randomly selected from the seller's portfolio of mortgage loans that meet eligibility criteria for inclusion in the mortgages trust. These criteria are discussed in the prospectus under "Assignment of the mortgage loans and related security". For a description of the types of mortgage loans originated by the seller as well as the seller's lending criteria and related matters, see "The Mortgage Loans" in the prospectus.

                              The aggregated outstanding current balance of mortgage loans in the mortgages trust as at [ ] 2005 was $[ ]. See Annex A to this prospectus supplement for detailed financial and statistical information on the mortgage loans.

Issuer accounts               The issuer transaction account

Other issuer notes            The [  ] class [   ] notes are the first
                              subclass of notes issued by the issuer. Only the [ ] class [ ] notes are being offered by this prospectus supplement on and accompanying prospectus. As of the closing date, the dollar equivalent aggregate principal amount outstanding of notes issued by us, including the [ ] class [ ] notes, will be:

                              class A     $

                              class B     $

                              class M     $

                              class C     $

                              class D     $

                              See Annex A for a description of US dollar presentation in this prospectus supplement

Stock exchange listing        Application has been made to the Financial
                              Services Authority in its capacity as competent authority for the purposes of Part VI of the Financial Services and Markets Act 2000 for notes issued during the period of twelve months from the date of the prospectus to be admitted to the official list maintained by the UK
                              Listing Authority. Application has also been made to the London Stock Exchange plc for such notes to be admitted to trading on the London
                              Stock Exchange's market for listed securities.
                              [Luxembourg listing; non-listed notes]

Ratings We will issue the [ ] class [ ] notes only if they are rated at least [ ] or its equivalent by at least one nationally recognized rating agency. See "Risk Factors - Ratings assigned to the notes may be lowered or withdrawn after you purchase the notes, which may lower the market value of the notes."

Issuer swaps                  We will enter into an interest rate and
                              currency swap with the interest rate interest rate swap provider in order to hedge against the possible variance between the interest received by us under the [ ] class [ ] loan tranche, which will be related to sterling
                              [LIBOR for three month sterling deposits] and the interest which is payable on the [ ] class
                              [  ] notes, which will be related to [US dollar
                              LIBOR for three month dollar deposits]; and to hedge against fluctuations in the exchange rate in respect of principal received under the [ ] class [ ] loan tranche, which will be paid in sterling, and principal which we are obliged to repay in dollars on the [ ] class [ ] notes.
                              See "Credit structure - issuer currency swaps" in the prospectus.

                                 Risk Factors

      The information in this section and in "Risk Factors" in the accompanying prospectus describes the principal risks associated with an investment in the [ ] class [ ] notes. You should read these sections closely and consider the risks carefully.

      [Selected risk factors related to the position of the [ ] class [ ] notes in the capital structure of the transaction]

                     Maturity and repayment considerations

     The average lives of the [ ] class [ ] notes cannot be stated because the actual rate of repayment of the mortgage loans and redemption of the mortgage loans and a number of other relevant factors are unknown. Calculations of the possible average lives of the [ ] class [ ] notes can be made, however, based on certain assumptions. The assumptions used to calculate the possible average lives of the [ ] class [ ] notes in the following table include that:

     (1) [each series and class of notes is repaid in full by its final maturity date]

     (2)    neither the issuer security nor the Funding 2 security is enforced;

     (3) the aggregate current balance of mortgage loans in the mortgages trust will not fall below an amount equal to the product of [1.05] and the principal amount outstanding of all notes of the issuer at any time;

     (4)    no asset trigger event or non-asset trigger event occurs;

     (5) no event occurs that would cause payments on the [ ] class [ ] notes to be deferred;

     (6) [the issuer exercises its option to redeem the [each series and class of] notes on the step-up date, if any, relating to such notes;

     (7)    the [ ] class [ ] notes are issued on January [o], 2005;

     (8) each payment made by the issuer to the noteholders is paid on the [20th] day of the relevant month in which such payment is payable, regardless of whether such date is a business day;

     (9) no interest or fees are paid from mortgages trustee principal receipts, Funding 2 available principal receipts or issuer available principal receipts;

     (10) the mortgage loans are not subject to any defaults or losses, and no mortgage loan falls into arrears; and

     (11) the long-term, unsecured, unsubordinated and unguaranteed debt obligations of the seller continue to be rated at least "A2" by Moody's, "A+" by Fitch and "A" by Standard & Poor's.

     Assumptions (1), (6) and (7) reflect the issuer's current expectations, although no assurance can be given that repayment of the notes will occur as described. Assumptions (2) through (5) and (9) through (11) relate to unpredictable circumstances.

     Based upon the foregoing assumptions, the approximate average lives of the dollar notes, at various constant payment rates for the mortgage loans, would be as follows:

                                                Possible average life of the
Constant payment rate (% per annum)                   class [   ] notes
----------------------------------              ----------------------------
                                                                     (years)
                                                ----------------------------
5%
10%
15%
20%
25%
30%
35%


      The average lives of the [ ] class [ ] notes are subject to factors largely outside the control of the issuer and consequently no assurance can be given that these assumptions and estimates are realistic and they must therefore be viewed with considerable caution. For more information relating to the risks involved in the use of these estimated average lives, see "Risk factors - The yield to maturity of the notes may be adversely affected by prepayments or redemptions on the mortgage loans or repurchases of mortgage loans by the seller" in the prospectus.

                       The currency rate swap providers

      [TO BE ADDED UPON SELECTION OF CURRENCY SWAP PROVIDERS]

                                 Underwriting


United States
      We have agreed to sell, and [o], [o] and [o] (the "lead underwriters") and the other underwriters for the notes listed in the following table have agreed to purchase, the principal amount of those notes listed in that table (also called the "US notes"). The terms of these purchases are governed by an underwriting agreement among us, the lead underwriters and the underwriters. The underwriters or affiliates of certain of the underwriters have also agreed to pay and subscribe for the other classes of notes not being offered pursuant to this prospectus on the closing date.

                                                                 Principal
                                                             amount of the
Underwriters of the [  ] class [  ] notes             [  ] class [ ] notes
-----------------------------------------             --------------------
[o]                                                                 USD[o]
[o]                                                                 USD[o]
[o]                                                                 USD[o]
[o]                                                                 USD[o]
[o]                                                                 USD[o]
                                                      --------------------
Total                                                               USD[o]
                                                      ====================


      The price to the public as a percentage of the principal balance of the US notes will be [o]%.

      We have agreed to pay to the underwriters of the [ ] class [ ] notes a selling commission of [o]% of the aggregate principal amount of the [ ] class [ ] notes and a management and underwriting fee of [o]% of the aggregate principal amount of the series [ ] class [ ] notes.

      The lead underwriters of the offered notes have advised us that the underwriters propose initially to offer the US notes to the public at the offering price stated on the cover page of the prospectus supplement, and to some dealers at that price, less a concession not in excess of [o]% per [ ] class [ ] note, to certain other brokers and dealers.

      Additional out-of-pocket expenses (other than underwriting discounts and commissions stated above) solely in relation to the US notes are estimated to be approximately $[o].

                                    Annex A

                      The cut-off date mortgage portfolio

      The statistical and other information contained in this prospectus supplement has been complied by reference to the mortgage loans in the cut-off date mortgage portfolio. [The U.S. dollar figures set forth in the tables below have been rounded to the nearest cent following their conversion from pounds sterling.] Columns stating percentage amounts may not add to 100% due to rounding. A mortgage loan will have been removed from the additional mortgage portfolio (which comprised a portion of the cut-off date portfolio) if in the period up to (and including) the assignment dated on or about [o] the mortgage loan is repaid in full or if the mortgage loan does not comply with the terms of the mortgage sale agreement on or about the [o] assignment date. Once such mortgage loans are removed, the seller will then randomly select from the mortgage loans remaining in the additional mortgage portfolio those mortgage loans which will be included in the additional assigned mortgage portfolio once the determination had been made as to the anticipated principal balances of the notes to be issued and the corresponding size of the trust that would be required ultimately to support payments on the notes. It is not expected that the characteristics of the mortgage portfolio as of the closing date will differ materially from the characteristics of the cut-off date mortgage portfolio. The U.S. dollar numbers in the following tables have been calculated based on the currency exchange rate of [specify exchange rate].

      [o] of the mortgages securing the mortgage loans in the cut-off date mortgage portfolio (or [o]% of the aggregate current balance of the mortgage loans as of the cut-off date) were on freehold properties or heritable properties (being the Scots law equivalent of freehold) and [o] of the mortgages securing the mortgage loans in the cut-off date mortgage portfolio (or [o]% of the aggregate current balance of the mortgage loans as of the cut-off date) are on leasehold properties.

      We do not expect the characteristics of the mortgage portfolio as of the closing date to differ materially from the characteristics of the cut-off date mortgage portfolio. Unless we indicate otherwise, the following description relates to types of mortgage loans that could be included in the mortgage portfolio as of the closing date or on any subsequent date.

      The cut-off date mortgage portfolio was drawn up as at [o], 2004 and comprised [o] mortgage loans having an aggregate current balance of (GBP)[o] as at that date. The seller originated the mortgage loans in the cut-off date mortgage portfolio between July 1, 1995 and [o], 2004. None of the mortgage loans in the additional mortgage portfolio had an aggregate monthly payment that is overdue by one or more months as of the assignment date on [o], 2004.

      The borrowers in respect of [o] of the mortgage loans in the cut-off date mortgage portfolio (or [o]% of the aggregate current balance of the mortgage loans as of the cut-off date) have agreed to have their monthly mortgage payments to the seller directly debited from their bank accounts.

      [o] mortgage loans in the cut-off date mortgage portfolio (or [o]% of the aggregate current balance of the mortgage loans as of the cut-off date) were fixed rate mortgage loans. The remaining [o] of the mortgage loans in the cut-off date mortgage portfolio (or [o]% of the aggregate current balance of the mortgage loans as of the cut-off date) were standard variable rate mortgage loans, discounted variable rate mortgage loans, "Together", "Together Connections", "Connections" and flexible capped rate mortgage loans, as described below.

      [o] of the mortgage loans in the cut-off date mortgage portfolio (or [o]% of the aggregate current balance of the mortgage loans as of the cut-off date) were flexible mortgage loans, [o]
mortgage loans (or [o]% of the aggregate current balance of the mortgage loans as of the cut-of-date) of which were Together mortgage loans.

Types of property
                              Aggregate   Aggregate            Number
                               current     current               of
                               balance     balance    % of    mortgage  % of
Type of property               ((GBP))      (US$)     total     loans   total
-----------------------      ----------  ----------   -----   --------  -----








                              ----------  ----------   -----   --------  -----
Total
                              ==========  ==========   =====   ========  =====


Expected seasoning of mortgage loans at closing

      The following table shows length of time since the mortgage loans were originated as of the closing date.

                              Aggregate   Aggregate            Number
                               current     current               of
Age of mortgage loans          balance     balance    % of    mortgage  % of
  (months)                     ((GBP))      (US$)     total     loans   total
-----------------------      ----------  ----------   -----   --------  -----















                              ----------  ----------   -----   --------  -----
Total
                              ==========  ==========   =====   ========  =====

      The weighted average seasoning of mortgage loans as of the closing date is expected to be [o] months and the maximum seasoning of mortgage loans as of the closing date is expected to be [o] months. The minimum seasoning of the mortgage loans as of the closing date is expected to be [o] months.

Years to maturity at closing

                              Aggregate   Aggregate            Number
                               current     current               of
Years to maturity              balance     balance    % of    mortgage  % of
  at closing                   ((GBP))      (US$)     total     loans   total
-----------------------      ----------  ----------   -----   --------  -----



                             ----------  ----------   -----   --------  -----
Total
                             ==========  ==========   =====   ========  =====


      The weighted average remaining term of the mortgage loans as of the closing date is expected to be [o] years and the maximum remaining term as of the closing date is expected to be [o] years. The minimum remaining term as of the closing date is expected to be less than one month.


Geographical distribution of mortgaged properties

      The following table shows the spread of mortgaged properties securing the mortgage loans throughout England, Wales and Scotland as of the cut-off date. No properties are situated outside England, Wales and Scotland. The geographical location of a property has no impact upon the seller's lending criteria and credit scoring tests.

                             Aggregate    Aggregate
                              current     current             Number of
                              balance     balance     % of     mortgage   % of
Region                        ((GBP))      (US$)     total     loans     total
-----------------------      ----------  ----------  -----    --------   -----

East Anglia
East Midlands
Greater London
North
North West
Scotland
South East (excluding
London)
South West
Wales
West Midlands
Yorkshire

                             ----------  ----------   -----   --------  -----
Total
                             ==========  ==========   =====   ========  =====


Current loan-to-value ratios

      The following table shows the range of current loan-to-value, or LTV, ratios, which express the outstanding balance of a mortgage loan as at the cut-off date divided by the value of the mortgaged property securing that mortgage loan at the same date. The seller has not revalued any of the mortgaged properties since the date of the origination of the related mortgage loan, other than in respect of a mortgaged property of a related borrower that has remortgaged its property or to which the seller has made a further advance, as described under "- Maximum LTV ratio".


                              Aggregate   Aggregate            Number
                               current     current               of
                               balance     balance    % of    mortgage  % of
 Current LTV                   ((GBP))      (US$)     total     loans   total
-----------------------      ----------  ----------   -----   --------  -----













                              ----------  ----------   -----   --------  -----
Total
                              ==========  ==========   =====   ========  =====


      The weighted average current loan-to-value ratio of the mortgage loans at the cut-off date was [o]%.


Current indexed loan-to-value ratios

      The following table shows the range of current indexed loan-to-value, or LTV, ratios, which express the outstanding balance of a mortgage loan as of the cut-off date divided by the indexed value of the mortgaged property securing that mortgage loan as of the same date (calculated using the Halifax House Price Index).


                              Aggregate   Aggregate            Number
                               current     current               of
                               balance     balance    % of    mortgage  % of
Current indexed LTV            ((GBP))      (US$)     total     loans   total
-----------------------      ----------  ----------   -----   --------  -----










                              ----------  ----------   -----   --------  -----

                              Aggregate   Aggregate            Number
                               current     current               of
                               balance     balance    % of    mortgage  % of
Current indexed LTV            ((GBP))      (US$)     total     loans   total
-----------------------      ----------  ----------   -----   --------  -----

Total
                             ==========  ==========   =====   ========  =====

      The weighted average current indexed loan-to-value ratio of the mortgage loans as of the cut-off date was [o]%.

Outstanding current balances

                              Aggregate   Aggregate            Number
                               current     current               of
 Range of current              balance     balance    % of    mortgage  % of
 Principal balance             ((GBP))      (US$)     total     loans   total
-----------------------      ----------  ----------   -----   --------  -----











                              ----------  ----------   -----   --------  -----
Total
                              ==========  ==========   =====   ========  =====

      The largest mortgage loan had a current balance as of the cut-off date of (GBP)[o] or $[o]. The average current balance as of the cut-off date was approximately (GBP)[o] or $[o].


Mortgage loan products

                              Aggregate   Aggregate            Number
                               current     current               of
                               balance     balance    % of    mortgage  % of
Mortgage loan products         ((GBP))      (US$)     total     loans   total
-----------------------      ----------  ----------   -----   --------  -----








                             ----------  ----------   -----   --------  -----
Total
                             ==========  ==========   =====   ========  =====


Employment status

                              Aggregate   Aggregate            Number
                               current     current               of
                               balance     balance    % of    mortgage  % of
 Employment status             ((GBP))      (US$)     total     loans   total
-----------------------      ----------  ----------   -----   --------  -----

                              Aggregate   Aggregate            Number
                               current     current               of
                               balance     balance    % of    mortgage  % of
 Employment status             ((GBP))      (US$)     total     loans   total
-----------------------      ----------  ----------   -----   --------  -----


                             ----------  ----------   -----   --------  -----
Total
                             ==========  ==========   =====   ========  =====

      Approximately [o]% of the aggregate current balance of the mortgage loans as of the cut-off date were made to borrowers under the seller's fast track program as described under "- Characteristics of the mortgage loans - Lending criteria".


Distribution of fixed rate mortgage loans

      Fixed rate mortgage loans remain at the relevant fixed rate for a period of time as specified in the offer of advance, after which they move to the seller's standard variable rate or some other rate as specified in the offer of advance.

                              Aggregate   Aggregate            Number
                               current     current               of
                               balance     balance    % of    mortgage  % of
 Fixed rate %                  ((GBP))      (US$)     total     loans   total
-----------------------      ----------  ----------   -----   --------  -----




                             ----------  ----------   -----   --------  -----
Total
                             ==========  ==========   =====   ========  =====


Month/year in which fixed rate period ends

                              Aggregate   Aggregate            Number
Month/Year in                  current     current               of
which fixed rate               balance     balance    % of    mortgage  % of
period ends                    ((GBP))      (US$)     total     loans   total
-----------------------      ----------  ----------   -----   --------  -----









                             ----------  ----------   -----   --------  -----
Total
                             ==========  ==========   =====   ========  =====

Repayment terms
                              Aggregate   Aggregate            Number
                               current     current               of
                               balance     balance    % of    mortgage  % of
Type of repayment plan         ((GBP))      (US$)     total     loans   total
-----------------------      ----------  ----------   -----   --------  -----






                             ----------  ----------   -----   --------  -----
Total
                             ==========  ==========   =====   ========  =====

  Certain characteristics of the United Kingdom residential mortgage market


CPR rates

      The quarterly constant payment rate ("CPR") data presented below was calculated by dividing the amount of scheduled and unscheduled repayments of mortgage loans in a quarter by the quarterly balance of mortgage loans outstanding for building societies in the UK. These quarterly scheduled and unscheduled repayment rates were then annualized using standard methodology. You should note that the CPR data presented below and in the accompanying prospectus understates the seller's historical CPR data for mortgage loans originated by the seller (and therefore the expected CPR for mortgage loans included in the mortgages trust) as the data presented below and in the accompanying prospectus is based upon a percentage of the total UK residential mortgage market which has been increasing over time, and as the seller's CPR data (which calculates the amount of scheduled and unscheduled repayments on a monthly basis) includes the effect of product switches, which results in a higher CPR.

      The following table shows the actual annualized CPR experience of the mortgage loans that have been assigned to the mortgages trust between June 2004 and December 2004. For the actual annualized CPR experience of the mortgage loans assigned to the mortgages trust between March 26, 2001 and May 2004, see "Characteristics of the United Kingdom residential mortgage market" in the accompanying prospectus. You should note that the table covers a relatively short period of time and that the actual annualized CPR experience of the seller may differ over time from the data presented below and in the accompanying prospectus. Since the seller may assign new mortgage loans and their related security to the mortgages trustee after the Funding 2 program date, you should note that the actual annualized CPR experience of any new mortgage loans assigned to the mortgages trustee after the closing date may also differ from the data presented below and in the accompanying prospectus.

Month                   Annualized CPR
June 2004                       49.41%
July 2004                       44.04%
August 2004                       [o]%
September 2004                    [o]%
October 2004                      [o]%
November 2004                     [o]%
December 2004                     [o]%

      Over the past 40.5 years, quarterly CPR experienced in respect of residential mortgage loans made by building societies have been between 9.5% and 14.0% for approximately 70.6% of that time. See "Characteristics of United Kingdom residential mortgage market" in the accompanying prospectus.


        Aggregate      Aggregate      Aggregate       Aggregate       Aggregate
         Quarters       quarters       quarters        quarters        quarters
          over 40  CPR   over 40  CPR   over 40  CPR    over 40         over 40
CPR (%)     years   (%)    years   (%)    years   (%)    years  CPR (%)   years
-------  -------- ---- --------- ---- --------- ----  --------  ------ --------
    7.0        0  10.5       18  14.0        6  17.5        1    21.0       0
    7.5        0  11.0       18  14.5        2  18.0        1    21.5       0
    8.0        4  11.5       16  15.0        3  18.5        1    22.0       1
    8.5        1  12.0       19  15.5        2  19.0        1    22.5       2
    9.0        6  12.5       13  16.0        4  19.5        2    23.0       0
    9.5        9  13.0       10  16.5        2  20.0        2    23.5       0
   10.0       10  13.5        4  17.0        1  20.5        1    24.0       0
----------

Source of repayment and outstanding mortgage information: Bank of England

      Over the past 40.5 years, the highest single quarter CPR experienced in respect of residential mortgage loans made by building societies was recorded in September 2002 at a level of 22.41%. The lowest level was 7.94% in June and March of 1974. The highest four quarter rolling average CPR over the same 40.5 year period was 21.13%. The lowest was 8.84%. For the four quarter rolling average CPR between March 1964 and December 2003, see "Characteristics of United Kingdom residential mortgage market" in the accompanying prospectus. The following table sets forth the four quarter rolling CPR since [December 2003].

                                 four
                     CPR for   quarter
                       the     rolling
                     quarter   average
Date                    (%)      (%)
-----------          -------  --------
March 2004           20.00     20.80
June 2004            21.50     21.13
September 2004       [   ]     [   ]
December 2004        [   ]     [   ]
----------

Source of repayment and outstanding mortgage information: Bank of England


      You should also note that the prior two CPR tables and the CPR tables in the accompanying prospectus present the historical CPR experience only of building societies in the UK. During the late 1990's, a number of former building societies (including Northern Rock) converted to stock form UK banks, and the CPR experience of these banks is therefore not included in the foregoing building society CPR data and the CPR data included in the accompanying prospectus. According to the Council of Mortgage Lenders, the four quarter rolling average CPR experience of banks during 1998 was 14.85%, during 1999 was 16.08%, during 2000 was 15.34%, during 2001 was 18.69%, during 2002 was 21.81% and during 2003 was 23.82%.


Repossession rate

      The repossession rate of residential mortgaged properties in the UK has steadily declined since 1991. The repossession rate of residential mortgage properties in the UK between 1982 and 2002 are presented in the section "Characteristics of United Kingdom residential mortgage market" in the accompanying prospectus.

Year          Repossessions (%)
------      -------------------
2003                0.07
2004                [  ]

-----------

Source: Council of Mortgage Lenders


      In January 2004, the Council of Mortgage Lenders published arrears figures for the year ended 2003, which showed that repossessions in the United Kingdom had fallen to a 22-year low. In 2003, the repossession rate in the United Kingdom was 0.07%. No assurance can be given as to whether, or for how long, this downward trend will continue.


Arrears information

      The percentage of mortgage loans in arrears in the UK has steadily declined since 1993. The percentage of mortgage loans in arrears in the UK between 1993 and 2002 are presented in the section "Characteristics of United Kingdom residential mortgage market" in the accompanying prospectus.



                    Arrears    Arrears
                    6-12         12
                    months     months +
Year                 (%)        (%)
-------------      --------   --------
2003                 0.25      0.11
2004                 [  ]      [  ]
----------
Source: Council of Mortgage Lenders


      The arrears table above shows the number of mortgage loans in arrears at the end of the period as a percentage of the total number of mortgage loans outstanding at the end of the period.

House price to earnings ratio

      The following table shows the ratio for any one year of the average annual value of houses (sourced from the DETR/CML Survey of Mortgage Lenders) compared to the average annual salary in the UK as calculated from the weekly earnings in April of the same year of male employees whose earnings were not affected by their absence from work (as recorded by the Department for Education and Employment). While this is a good indication of house affordability, it does not take into account the fact that the majority of households have more than one income to support a mortgage loan. For information relating to house price to earning ratio for the period between 1998 and 2002, see "Characteristics of United Kingdom residential mortgage market" in the accompanying prospectus.


Year                     House price to
                         earnings ratio
-------------------      --------------
2003                          5.64
2004                          [  ]

-----------------
Source: Council of Mortgage Lenders


House price index

      UK residential property prices, as measured by the Nationwide House Price Index and Halifax House Price Index (collectively the "Housing Indices"), have generally followed the UK Retail Price Index over an extended period. Nationwide is a UK building society and Halifax is a UK bank.

      The housing market has been through three economic cycles since 1976. High year to year increases in the Housing Indices occurred in the late 1970s and late 1980s with greatest decrease in the early 1990s. The Housing Indices have generally increased since 1996. The Housing Indices between 1973 and [December 2004] are presented in the section "Characteristics of United Kingdom residential mortgage market" in the accompanying prospectus.

                       UK Retail        Nationwide House      Halifax House
                      Price Index          Price Index         Price Index
                    -----------------  -------------------   ------------------
                             % annual            % annual            % annual
Time in Quarters      Index   change1     Index   change1     Index   change1
----------------    -------  --------  ---------  --------   -------  ---------
2004 Q1               184.5       2.6     279.7      15.6     480.4      16.9
2004 Q2               186.8       3.0     298.7      17.8     508.9      19.2
2004 Q3               [   ]     [   ]     [   ]     [   ]     [   ]     [   ]
2004 Q4               [   ]     [   ]     [   ]     [   ]     [   ]     [   ]
----------------
1 The percentage annual change is calculated in accordance with the following formula: In (x/y) where "x" is equal to the current quarter's index value and "y" is equal to the index value of the previous year's corresponding quarter.
Source: Office for National Statistics, Nationwide, Halifax.


Arrears experience

      The following table summarizes, in respect of Northern Rock's overall mortgage portfolio, Northern Rock's experience administering mortgage loans in arrears and its repossession experience for residential mortgage loans that were originated by the seller. The information set forth below includes information in respect of Northern Rock's experience in administering mortgage loans secured by mortgaged properties located in England, Wales and Scotland.

      The mortgage loans used for statistical purposes in the table below are administered in accordance with Northern Rock's administration policies. You should note the method by which

Northern Rock classifies mortgage loans as being in arrears, which is described under "- Arrears and default procedures", and which is important in helping you to understand Northern Rock's arrears and repossession experience as set forth in the following table.

                                           December 31, 1996(1)                December 31, 1997(1)
                                    --------------------------------     -------------------------------
                                       (GBP)                               (GBP)
                                       (mls)    US$ (mls)         %        (mls)    US$ (mls)         %
Current balance                       10,515         [o]         n/a      12,119         [o]         n/a
Number of mortgage loans             292,222     292,222         n/a     315,184     315,184         n/a
   outstanding
Current balance of loans in
   arrears
   1 to 2 months                       231.3         [o]        2.20       283.4         [o]        2.34
   2 to 3 months                        82.0         [o]        0.78        71.2         [o]        0.59
   3 to 6 months                        93.5         [o]        0.89        78.1         [o]        0.64
   6 to 12 months                       83.5         [o]        0.79        56.3         [o]        0.46
   Over 12 months                       96.9         [o]        0.92        45.1         [o]        0.37
Total current balance of               587.2         [o]        5.58       534.1         [o]        4.41
   mortgage loans in arrears
Number of mortgage loans
   outstanding in arrears
   1 to 2 months                       6,136       6,136        2.10       6,922       6,922        2.20
   2 to 3 months                       2,247       2,247        0.77       1,793       1,793        0.57
   3 to 6 months                       2,485       2,485        0.85       1,911       1,911        0.61
   6 to 12 months                      2,005       2,005        0.69       1,322       1,322        0.42
   Over 12 months                      2,104       2,104        0.72         940         940        0.30
Total number of mortgage loans        14,977      14,977        5.13      12,888      12,888        4.09
   outstanding in arrears
Repossessions during year              1,133       1,133        0.39         956         956        0.30
Amount of mortgage loan losses            14         [o]         n/a          14         [o]         n/a
Mortgage loan losses as % of           0.13%       0.13%         n/a       0.12%       0.12%         n/a
   total current balance


                                           December 31, 1998(1)                December 31, 1999(1)
                                    --------------------------------     -------------------------------
                                       (GBP)                               (GBP)
                                       (mls)    US$ (mls)         %        (mls)    US$ (mls)         %
Current balance                       13,720         [o]         n/a      15,524         [o]         n/a
Number of mortgage loans             327,088     327,088         n/a     338,149     338,149         n/a
   outstanding
Current balance of loans in
   arrears
   1 to 2 months                       244.4         [o]        1.78       247.5         [o]        1.59
   2 to 3 months                       101.8         [o]        0.74        62.5         [o]        0.40
   3 to 6 months                        93.7         [o]        0.68        71.7         [o]        0.46
   6 to 12 months                       51.2         [o]        0.37        36.0         [o]        0.23
   Over 12 months                       37.5         [o]        0.27        21.3         [o]        0.14
Total current balance of               528.6         [o]        3.85       439.0         [o]        2.83
   mortgage loans in arrears
Number of mortgage loans
   outstanding in arrears
   1 to 2 months                       6,040       6,040        1.85       5,428       5,428        1.61
   2 to 3 months                       2,579       2,579        0.79       1,470       1,470        0.43
   3 to 6 months                       2,269       2,269        0.69       1,749       1,749        0.52
   6 to 12 months                      1,174       1,174        0.36         870         870        0.26
   Over 12 months                        756         756        0.23         447         447        0.13
Total number of mortgage loans        12,818      12,818        3.92       9,964       9,964        2.95
   outstanding in arrears
Repossessions during year                875         875        0.27         763         763        0.23
Amount of mortgage loan losses          10.8         [o]         n/a         8.5         [o]         n/a
Mortgage loan losses as % of           0.08%       0.08%         n/a       0.05%       0.05%         n/a
   total current balance


                                           December 31, 2000(1)                December 31, 2001(1)
                                    --------------------------------     -------------------------------
                                       (GBP)                               (GBP)
                                       (mls)    US$ (mls)         %        (mls)    US$ (mls)         %
Current balance                       17,858         [o]         n/a      21,639         [o]         n/a
Number of mortgage loans             367,963     367,963         n/a     414,023     414,023         n/a
   outstanding
Current balance of loans in
   arrears
   1 to 2 months                       218.2         [o]        1.22      231.98         [o]        1.07
   2 to 3 months                        77.1         [o]        0.43       78.08         [o]        0.36
   3 to 6 months                        69.3         [o]        0.39       74.11         [o]        0.34
   6 to 12 months                       34.8         [o]        0.19       36.17         [o]        0.17
   Over 12 months                       13.2         [o]        0.07        9.27         [o]        0.04
Total current balance of               412.6         [o]        2.31      429.60         [o]        1.99
   mortgage loans in arrears
Number of mortgage loans
   outstanding in arrears
   1 to 2 months                       5,104       5,104        1.39       4,861       4,861        1.17
   2 to 3 months                       1,896       1,896        0.52       1,694       1,694        0.41
   3 to 6 months                       1,601       1,601        0.44       1,598       1,598        0.39
   6 to 12 months                        800         800        0.22         736         736        0.18
   Over 12 months                        290         290        0.08         191         191        0.05
Total number of mortgage loans         9,691       9,691        2.63       9,080       9,080        2.19
   outstanding in arrears
Repossessions during year                620         620        0.17         658         658        0.16
Amount of mortgage loan losses             7         [o]         n/a        5.27         [o]         n/a
Mortgage loan losses as % of           0.04%       0.04%         n/a       0.03%       0.03%         n/a
   total current balance

                                           December 31, 2002(1)                December 31, 2003(1)
                                    --------------------------------     -------------------------------
                                       (GBP)                               (GBP)
                                       (mls)    US$ (mls)         %        (mls)    US$ (mls)         %
Current balance                       28,955         [o]         n/a      36,875         [o]         n/a
Number of mortgage loans             489,690     489,690         n/a     531,403     531,403         n/a
   outstanding
Current balance of loans in
   arrears
   1 to 2 months                      271.07         [o]        0.94      349.77         [o]        0.95
   2 to 3 months                      104.94         [o]        0.36      123.18         [o]        0.33
   3 to 6 months                       96.55         [o]        0.33      101.42         [o]        0.28
   6 to 12 months                      32.60         [o]        0.11       36.86         [o]        0.10
   Over 12 months                       7.39         [o]        0.03        5.96         [o]        0.02
Total current balance of              512.55         [o]        1.77      617.19         [o]        1.67
   mortgage loans in arrears
Number of mortgage loans
   outstanding in arrears
   1 to 2 months                       4,557       4,557        0.93       5,260       5,260        0.99
   2 to 3 months                       2,150       2,150        0.44       1,965       1,965        0.37
   3 to 6 months                       1,946       1,946        0.40       1,674       1,674        0.32
   6 to 12 months                        658         658        0.13         634         634        0.12
   Over 12 months                        133         133        0.03         106         106        0.02
Total number of mortgage loans         9,444       9,444        1.93       9,639       9,639        1.81
   outstanding in arrears
Repossessions during year                573         573        0.06         509         509        0.09
Amount of mortgage loan losses          3.72         [o]         n/a        1.00         [o]         n/a
Mortgage loan losses as % of           0.01%       0.01%         n/a       0.00%       0.00%         n/a
   total current balance

                                           June 30, 2004(1)
                                  --------------------------------
                                     (GBP)
                                     (mls)   US$ (mls)        %
Current balance                        [o]         [o]      n/a
Number of mortgage loans               [o]         [o]      n/a
   outstanding
Current balance of loans in
   arrears
   1 to 2 months                       [o]         [o]      [o]
   2 to 3 months                       [o]         [o]      [o]
   3 to 6 months                       [o]         [o]      [o]
   6 to 12 months                      [o]         [o]      [o]
   Over 12 months                      [o]         [o]      [o]
Total current balance of               [o]         [o]      [o]
   mortgage loans in arrears
Number of mortgage loans
   outstanding in arrears
   1 to 2 months                       [o]         [o]      [o]
   2 to 3 months                       [o]         [o]      [o]
   3 to 6 months                       [o]         [o]      [o]
   6 to 12 months                      [o]         [o]      [o]
   Over 12 months                      [o]         [o]      [o]
Total number of mortgage loans         [o]         [o]      [o]
   outstanding in arrears
Repossessions during year              [o]         [o]      [o]
Amount of mortgage loan losses         [o]         [o]      n/a
Mortgage loan losses as % of           [o]%        [o]%     n/a
   total current balance

______________
Provided by Northern Rock plc
(1) Year ended December 31 or six months ended June 30, as applicable

      Repossessions expresses the number of mortgaged properties that the administrator has taken into possession during the period, as a percentage of the number of mortgage loans outstanding at the end of the period.

      In January 2004, the Council of Mortgage Lenders published arrears figures for the year ended 2003, which showed that repossessions in the United Kingdom had fallen to a 22-year low. No assurance can be given as to whether, or for how long, this downward trend will continue. See "Risk factors - The timing and amount of payments on the mortgage loans could be affected by various factors which may adversely affect payments on the notes" in the prospectus.


                            US dollar presentation

      Translations of pounds sterling into US dollars, unless otherwise stated in this prospectus supplement, have been made at the rate of (GBP)[o] = $1.00, which reflects the noon buying rate in the City of New York for cable transfers in sterling per US$1.00 as certified for customs purposes by the Federal Reserve Bank on [o], 2005. Use of this rate does not mean that pound sterling amounts actually represent those US dollar amounts or could be converted into US dollars at that rate at any particular time.

      References throughout this prospectus supplement to "(GBP)", "pounds" or "sterling" are to the lawful currency for the time being of the United Kingdom of Great Britain and Northern Ireland.

      References in this prospectus supplement to "US$", "USD", "$", "US dollars" or "dollars" are to the lawful currency of the United States of America.

                  Sterling/US dollar exchange rate history*

                 [o], 2004
                   through               Years ended December 31
                 [o], 2004       2003         2002         2001        2000
              --------------  ---------   -----------  ----------  ----------
Last(1)                [o]       1.7858       1.6100       1.4546      1.4930
Average(2)             [o]       1.6359       1.5038       1.4407      1.5160
High                   [o]       1.7858       1.6100       1.5038      1.6537
Low                    [o]       1.5541       1.4082       1.3727      1.3977
*
______________
Notes
(1) Last is the closing exchange rate on the last operating business day of each of the years indicated, years commencing from January 1 or the next operating business day.
(2) Average is the average daily exchange rate during the period.



                [o], 2004
                  through
                [o], 2004   [o], 2004     [o], 2004    [o], 2004     [o], 2004
              ------------  ----------    ----------   ----------    ---------
High                  [o]         [o]           [o]         [o]           [o]
Low                   [o]         [o]           [o]         [o]           [o]
*
______________
Source:  Bloomberg

[Include exchange methodology for calculating US dollar equivalents of non-dollar note issuances for purposes of table on p. S-6]

                   [Subject to completion, dated [o], 2005]


The information in this prospectus is not complete and may be amended. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


Granite Master Issuer plc
Issuer


o We may issue from time to time class A, class B, class M, class C and class D notes in one or more series. Each series will consist of one or more classes or sub-classes of notes. One or more series and class of notes may be issued at one time.

o The principal asset from which we will make payments of interest on, and principal of, the notes is a global intercompany loan to an affiliated company called Granite Finance Funding 2 Limited.

o The principal asset from which Granite Finance Funding 2 Limited will make payments on the global intercompany loan is its interest in a pool of UK residential mortgage loans originated by Northern Rock plc and held in a master trust by Granite Finance Trustees Limited.

o Each mortgage loan is secured by a mortgaged property located in England, Wales or Scotland. All of the transaction documents are governed by the laws of England and Wales, Scotland, Jersey or New York.

o Only class A, class B, class M and class C notes will be offered pursuant to this prospectus and related prospectus supplements.

     The notes offered by this prospectus will be solely our obligation. The notes will not be obligations of Northern Rock plc, any of its affiliates or any of the other parties named in this prospectus other than us.

     You should consider the discussion under the "Risk Factors" beginning on page [27] of this prospectus before you purchase any notes.

     Application has been made to the Financial Services Authority in its capacity as competent authority for the purposes of Part VI of the Financial Services and Markets Act 2000 for notes issued during the period of twelve months from the date of this prospectus to be admitted to the official list maintained by the UK Listing Authority. Application has also been made to the London Stock Exchange plc for such notes to be admitted to trading on the London Stock Exchange's market for listed securities.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.





Prospectus dated January [o], 2005

         You should note that Granite Finance Funding Limited, a company of common ownership with us, has an interest in the same trust property (being the pool of UK residential mortgage loans originated by Northern Rock plc) as Granite Finance Funding 2 Limited. Granite Finance Funding Limited has established issuers which have issued notes and used the proceeds thereof to make intercompany loans to Granite Finance Funding Limited, and Granite Finance Funding Limited may establish from time to time new issuers which will issue notes and make new intercompany loans to Granite Finance Funding Limited. The notes issued by these issuers ultimately are, and any new notes issued by such new Funding issuer ultimately will be, secured by the same trust property as the notes issued by us under this prospectus and the related prospectus supplements. References in this document to "Funding" means Granite Finance Funding Limited and references to "Funding 2" means Granite Finance Funding 2 Limited.

         A note is not a deposit and none of the notes, payments under the global intercompany loan or the underlying mortgage loans are insured or guaranteed by any United Kingdom or United States governmental agency or authority.

                          Forward-looking statements

         This prospectus includes forward-looking statements including, but not limited to, statements made under the captions "Risk factors", "The mortgage loans", and "The administrator and the administration agreement". These forward-looking statements can be identified by the use of forward-looking terminology, such as the words "believes", "expects", "may", "intends", "should" or "anticipates", or the negative or other variations of those terms. These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results and performance of the notes, Northern Rock plc or the UK residential mortgage industry to differ materially from any future results or performance expressed or implied in the forward-looking statements. These risks, uncertainties and other factors include, among others: general economic and business conditions in the UK; currency exchange and interest fluctuations; governmental, statutory, regulatory or administrative initiatives affecting Northern Rock plc; changes in business strategy, lending practices or customer relationships; and other factors that may be referred to in this prospectus. Some of the most significant of these risks, uncertainties and other factors are discussed under the caption "Risk factors", and you are encouraged to carefully consider those factors prior to making an investment decision.

             Important notice about information presented in this prospectus and the accompanying prospectus supplement

         We provide information to you about the notes in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series and class of notes, including your series and class, and (b) the accompanying prospectus supplement, which will describe the specific terms of your series and class of notes, including:

         o    the timing of interest and principal payments;

         o    financial and other information about our assets;

         o    information about enhancement for your series or class;

         o    the ratings for your class;

         o    the method for selling the notes; and

         o other terms and conditions not contained herein that are applicable to such series and class.

         This prospectus may be used to offer and sell any series and class of notes only if accompanied by the prospectus supplement for that series and class.

         If the terms of a particular series or class of notes vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement.

         You should rely only on the information provided in this prospectus and the accompanying prospectus supplement including the information incorporated by reference. We have not authorized anyone to provide you with different information.

         We include cross-references in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The Table of Contents in this prospectus and in the accompanying prospectus supplement provide the pages on which these captions are located.

Incorporation by Reference
      The SEC allows us to incorporate by reference the information we file with them about your notes. This means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC about your notes will automatically update and supersede this information.

      You may request a copy of our filings at no cost by writing or telephoning at the following address:

      [                        ]


Where You Can Find More Information
      We will file reports and other information with the SEC about the mortgages trust the property of which ultimately secures your notes. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on their public reference rooms.

                               Table of Contents

Forward-looking statements.....................................................3
Important notice about information presented in this prospectus and the accompanying prospectus supplement.....................................4
Summary of prospectus..........................................................6
Risk factors..................................................................27
Defined terms.................................................................53
The issuer....................................................................54
Use of proceeds...............................................................55
The Northern Rock Group.......................................................56
Funding 2.....................................................................57
The mortgages trustee.........................................................58
Holdings......................................................................59
GPCH Limited..................................................................60
Issuance of notes.............................................................63
The mortgage loans............................................................67
Certain characteristics of United Kingdom residential mortgage market.........92
The administrator and the administration agreement............................97
Assignment of the mortgage loans and related security........................108
The mortgages trust..........................................................119
The global intercompany loan agreement.......................................139
Cashflows....................................................................144
Credit structure.............................................................166
The Funding bridge loan......................................................174
The swap agreements..........................................................176
Cash management for the mortgages trustee and Funding 2......................182
Cash management for the issuer...............................................186
Security for Funding 2's obligations.........................................188
Security for the issuer's obligations........................................194
Description of the trust deed................................................199
The notes....................................................................201
Description of the US notes..................................................207
Material legal aspects of the mortgage loans and the related security........228
Material United Kingdom tax consequences.....................................234
Material United States tax consequences......................................238
Material Jersey (Channel Islands) tax considerations.........................242
ERISA Considerations.........................................................243
Enforcement of foreign judgments in England and Wales........................246
United States legal investment considerations................................247
Experts......................................................................248
Underwriting.................................................................249
Reports to noteholders.......................................................253
Where investors can find more information....................................253
Listing and general information..............................................254
Glossary.....................................................................257

                            Summary of prospectus

         The information in this section is a summary of the principal features of the notes, including a description of the mortgage loans that will generate the income for us to make payments on the notes and the contracts that document the transaction. This summary does not contain all of the information that you should consider before investing in the notes. You should read the entire prospectus carefully, especially the risks of investing in the notes discussed under "Risk factors".


Overview of the transaction

         The following is an overview of the transaction as illustrated by the "Structural diagram of the securitization transaction". The numbers in the diagram refer to the numbered paragraphs in this section.

         (1) On March 26, 2001, the seller assigned the initial mortgage portfolio and the other initial trust property to the mortgages trustee pursuant to the mortgage sale agreement and retained an interest for itself in the trust property. Since March 26, 2001 the seller has assigned (and may in the future, from time to time assign) further mortgage portfolios and the other further trust property to the mortgages trustee pursuant to the mortgage sale agreement, while continuing to retain an interest for itself in the trust property. For a further description of the assignment of the initial mortgage portfolio and the further mortgage portfolios, see "Summary of the notes - Assignment of the mortgage loans". The trust property consists of the mortgage loans in the mortgage portfolio, their related security, any accrued interest on those mortgage loans and other amounts derived from those mortgage loans. The mortgage loans are residential mortgage loans originated by Northern Rock plc and secured over mortgaged properties located in England, Wales and Scotland.

         (2) The mortgages trustee holds the trust property on trust for the benefit of the seller, Funding and Funding 2 pursuant to a mortgages trust deed. The seller, Funding and Funding 2 each have a joint and undivided interest in the trust property, but their entitlement to the proceeds from the trust property is in proportion to their respective shares of the trust property.

         (3) Unless otherwise expressly provided in the mortgages trust deed, the cash manager on behalf of the mortgages trustee distributes interest and principal payments on the mortgage loans and allocates losses in relation to the mortgage loans to the seller, Funding and Funding 2 according to the share that each of them then has in the trust property, expressed as a percentage. These percentages fluctuate as described under "Summary of the notes - The mortgages trust".

         (4) Under the terms of the global intercompany loan agreement, we will make advances (each a loan tranche) to Funding 2 in an amount equal to the gross proceeds of each class of notes issued by us as part of a series. The aggregate of the loan tranches, at any time, will constitute the global intercompany loan. The amount outstanding under the global intercompany loan agreement, may be increased from time to time through additional loan tranches. Funding 2 will apply the proceeds of each loan tranche:

                    o in payment of a contribution to the mortgages trustee to acquire and/or increase its beneficial interest in the trust property pursuant to the mortgages trust deed. Upon receipt of any such contribution from Funding 2, the mortgages trustee will pay these funds:

                         (a) to the seller, as initial consideration for additional mortgage loans to be assigned, from time to time, by the seller to the mortgages trustee;

                         (b) to the seller, as a special distribution to acquire part of the seller share of the trust property (which will have the effect of reducing the seller share); or

                         (c) to Funding as a special distribution, to acquire part of the Funding share of the trust property (which will have the effect of reducing the Funding share)

                    o to fund the Funding 2 reserve fund and/or to make a deposit into the Funding 2 GIC account; or

                    o in payment back to us to refiance an existing loan tranche.

                    From time to time Funding 2 will make deferred contributions to the mortgages trustee pursuant to the mortgages trust deed in respect of the Funding 2 share of the trust property and from such deferred contributions the mortgages trustee will from time to time make corresponding payments of deferred purchase price to the seller.

         (5) In addition to paying certain of its own fees and expenses, Funding 2 will use amounts received from its share in the trust property to meet its obligations to pay interest, principal and fees due to us under the global intercompany loan agreement, to replenish the Funding 2 liquidity reserve fund, if any, and to replenish the Funding 2 reserve fund. Funding 2's obligations to us under the global intercompany loan agreement will be secured under the Funding 2 deed of charge by, among other things, Funding 2's interest in the trust property.

         (6) Our obligations to pay interest on, and principal of, the notes will be funded primarily from the payments of interest and principal received by us from Funding 2 under the global intercompany loan agreement. Our primary asset will be our rights under the global intercompany loan agreement. Neither you nor we will have any direct interest in the trust property, although we will have a security interest under the Funding 2 deed of charge in Funding 2's interest in the trust property. Prior to the enforcement of the issuer security, we may only repay a class of notes (or part thereof) of any series on the relevant payment date if:

                    o we have received principal repayments in respect of the loan tranche that was funded by the issue of such notes; and

                    o following such repayment there is sufficient credit enhancement on that date for each outstanding class of notes, either in the form of lower ranking classes of notes or other forms of credit enhancement.

         (7) Subject to satisfying certain issuance tests, we will issue notes in separate series and classes from time to time. Each series will consist of one or more class of notes and will be offered pursuant to this prospectus and a prospectus supplement setting out the terms of that series. We may issue notes of any class on any date provided there is sufficient credit enhancement on that date, either in the form of lower ranking classes of notes or other forms of credit enhancement. We will use the proceeds of each series and class of notes to fund a new loan tranche [or to fund an increase in the amount outstanding under existing loan tranches.]

         (8) [At any time after the Funding 2 program date and following its entry into certain loan arrangements, Funding 2 will be permitted to borrow funds and advance the same to Funding under a bridge facility for use by Funding for certain agreed purposes. Any such funds will not be advanced to Funding 2 by us.]

         (9) The accounts, reserve funds and swaps, and their function in the transaction structure are described later in this prospectus and in the related prospectus supplement. They are included in the following diagram so that you can refer back to see where they fit into the structure.

                                     Structural diagram of the securitization transaction



  --------------------                                            --------------------
 |                    |    Assignment of                         |                    |
 |                    |    mortgage portfolio (1)                |                    |
 |                    |    (mortgage sale agreement)             |                    |
 |                    |----------------------------------------->|                    |
 |     THE SELLER     |    Contributions in respect of           |      MORTGAGES     |
 |  Northern Rock plc |    beneficial interest in the seller     |        TRUSTEE     |
 |   (administration  |    share of the trust property           |    Granite Finance |
 |     agreement)     |<-----------------------------------------|   Trustees Limited |
 |  (cash management  |    Beneficial interest in the seller     |   (mortgage trust  |
 |     agreement)     |    share of the trust property           |         deed)      |
 |                    |----------------------------------------->|                    |
 |                    |                                          |                    |
 |                    |                                          |                    |
 |                    |                                          |                    |
  --------------------                                            --------------------
                                                                        ^      |
                                                         Contributions  |      |  Beneficial
                                                         in respect of  |      |  interest in the
                                                         beneficial     |      |  Funding 2
                                                         interest in    |      |  share of the
                                                         the Funding 2  |      |  trust property
                                                         share of the   |      |  (2)(4)
                                                         trust property |      |  (mortgage trust
                                                         (4)            |      |  deed)                - - - - - - - - -
                                                                        |      v                      | Funding 2 basis |
                 --------------------                             --------------------                        rate
                |                    |                           |                    | - - - - - - - |     swap (9)    |
                |                    |     Bridge loan (8)       |                    |                - - - - - - - - -
                |                    |                           |                    |
                |                    |<--------------------------|                    |                - - - - - - - - -
                |      FUNDING       |                           |     FUNDING 2      |               |    Funding 2    |
                |  Granite Finance   |     Repayment of          |  Granite Finance   | - - - - - - -    GIC account (9)
                |  Funding Limited   |     Bridge loan (8)       | Funding 2 Limited  |               |                 |
                |                    |                           |                    |                - - - - - - - - -
                |                    |-------------------------->|                    |
                |                    |                           |                    |                - - - - - - - - -
                |                    |                           |                    | - - - - - - - |    Funding 2    |
                |                    |                           |                    |                 reserve fund (9)
                 --------------------                             --------------------                |                 |
                                                                         ^     |                       - - - - - - - - -
                                                         Global          |     |   Principal of, and
                                                         intercompany    |     |   interest on, the
                                                         loan (7)        |     |   global
                                                         (global         |     |   intercompany
                                                         intercompany    |     |   loan (5)(6)
                                                         loan            |     |
                                                         agreement)      |     |
                                                                         |     v
                                                                  --------------------                  - - - - - - - - -
                                                                 |       GMI PLC      |                |                  |
                                                                 |   Granite Master   |----------------    Issuer swaps
                                                                 |     Issuer plc     |                |       (9)        |
                                                                  --------------------                  - - - - - - - - -
                                                                         ^     |
                                                      Note proceeds (7)  |     |       Principal of, and interest
                                                                         |     |       on, the notes (6)
                                                                         |     v
              ---------------------------------------------------------------------------------------------------
             |                         |                          |                        |                     |
             |                         |                          |                        |                     |
     ---------------           ---------------             ---------------          ---------------       ---------------
    |    Class A    |         |    Class B    |           |    Class M    |        |    Class C    |     |    Class D    |
    |     Notes     |         |     Notes     |           |     Notes     |        |     Notes     |     |     Notes     |
     ---------------           ---------------             ---------------          ---------------       ---------------



                                                               9

                                   Diagram of ownership structure
                                ----------------------------------
                               |                                  |
                               |          SHARE TRUSTEE           |
                               |        The Law Debenture         |
                               |   Intermediary Corporation plc   |
                               |                                  |
                                ----------------------------------
                                                 |
                                                 |
                                                 |
                                                 |
                                                 |
                                                 |
                                                 |
                                ----------------------------------
                               |                                  |
                               |             HOLDINGS             |
                               |     Granite Finance Holdings     |
                               |             Limited              |
                               |                                  |
                                ----------------------------------
                                  /      |                |      \
                                 /       |                |       \
                                /        |                |        \
                               /         |                |         \
                              /          |                |          \
                             /           |                |           \
                            /            |                |            \
                           /             |                |             \
                          /              |                |              \
       --------------------    -----------------    ------------------    ------------------
      |                    |  |                 |  |                  |  |                  |
      |                    |  |                 |  |                  |  |                  |
      |                    |  |     POST-       |  |                  |  |                  |
      |      MORTGAGES     |  |   ENFORCEMENT   |  |                  |  |     FUNDING 2    |
      |       TRUSTEE      |  |   CALL OPTION   |  |      FUNDING     |  |  Granite Finance |
      |   Granite Finance  |  |      HOLDER     |  |  Granite Finance |  |     Funding 2    |
      |  Trustees Limited  |  |   GPCH Limited  |  |  Funding Limited |  |      Limited     |
      |                    |  |                 |  |                  |  |                  |
      |                    |  |                 |  |                  |  |                  |
       --------------------    -----------------    ------------------    ------------------
                                                             |                     |       \
                                                             |                     |        \
                                                             |                     |         \
                                                             |                     |          \
                                                             |                     |           \
                                                             |                     |            \
                                                    ------------------    ------------------    ---------------
                                                   |                  |  |                  |  |               |
                                                   |                  |  |      ISSUER      |  |               |
                                                   |     FUNDING      |  |   Granite Master |  |     FUTURE    |
                                                   |     ISSUERS      |  |     Issuer plc   |  |     ISSUER    |
                                                   |                  |  |                  |  |               |
                                                   |                  |  |                  |  |               |
                                                    ------------------    ------------------    ---------------



This diagram illustrates the ownership structure of the principal parties to the transaction:

         o Each of the mortgages trustee, Funding, Funding 2 and the post-enforcement call option holder is a wholly-owned subsidiary of Granite Finance Holdings Limited.

         o    We are a wholly-owned subsidiary of Funding 2.

         o The entire issued share capital of Holdings is held on trust by a professional trust company under the terms of a discretionary trust for the benefit of one or more charities. The professional trust company is not affiliated with the seller. Any profits received by Holdings, after payment of the costs and expenses of Holdings, will be paid for the benefit of the Down's Syndrome North East Association (UK) and for other charitable purposes selected at the discretion of the professional trust company. The payments on your notes will not be affected by this arrangement.

         o Funding 2 may establish an additional issuer or issuers in the future.

The purpose of this diagram is to draw your attention to two facts:

o Firstly, the seller has no ownership interest in any of the entities in the above diagram. As a result, the financial condition of the seller should not directly affect the mortgages trustee, Funding, Funding 2, the Funding issuers, us or, ultimately, investors in the notes, although the seller still has a connection with the transaction for other reasons (such as acting as administrator of the mortgage loans and as Funding 2 basis rate swap provider); and

o Secondly, Funding and Funding 2, which each have a beneficial interest in the mortgages trust, have each established and may establish issuers that have issued and will issue notes which are ultimately secured by the same trust property (primarily consisting of the mortgage portfolio) as the notes offered by us under this prospectus and the related prospectus supplements. Subject to certain exceptions, allocations of the trust property, including receipts of principal and interest, will be made pari passu and pro rata as between Funding and Funding 2.


The issuer
         Granite Master Issuer plc is a public limited company incorporated in England and Wales. Its registered office is at Fifth Floor, 100 Wood Street, London EC2V 7EX. References in this document to "we" or "us" mean the issuer and references to "you" mean potential investors in the notes.

         We are a newly created special purpose company and a wholly-owned subsidiary of Granite Finance Funding 2 Limited. Our purpose is to issue notes from time to time which represent our mortgage-backed obligations and to use the proceeds to lend amounts equal to the proceeds of the notes to Granite Finance Funding 2 Limited. We will not engage in any activities unrelated to this purpose.


Funding 2
         Granite Finance Funding 2 Limited is a newly created private limited company incorporated in England and Wales. Its registered office is at Fifth Floor, 100 Wood Street, London EC2V 7EX.

         Funding 2 is a special purpose company. Funding 2 will borrow money from us pursuant to the terms of the global intercompany loan agreement. Funding 2 will use the money borrowed from us to pay to the mortgages trustee contributions for the Funding 2 share of the trust property pursuant to the mortgages trust deed or to refinance existing loans made by us to Funding 2. Funding, Funding 2 and the seller together are beneficially entitled to all of the trust property in accordance with their respective shares in the trust.


The mortgages trustee
         Granite Finance Trustees Limited is a private limited company incorporated in Jersey, Channel Islands. Its registered office is at 22 Grenville Street, St. Helier, Jersey JE4 8PX.

         The mortgages trustee is a special purpose company. The purpose of the mortgages trustee is to acquire from time to time additional trust property from the seller and to hold all of the trust property on trust for the seller, Funding and Funding 2 under the terms of the mortgages trust deed.

The seller, the administrator, the cash manager, the issuer cash manager and the account bank

         Northern Rock plc is a bank incorporated in England and Wales as a public limited company. It is regulated by the Financial Services Authority. Its registered office is at Northern Rock House, Gosforth, Newcastle upon Tyne NE3 4PL.

         The seller originated each of the mortgage loans which it assigned to the mortgages trustee according to the seller's lending criteria applicable at the time such mortgage loan was offered, which lending criteria were the same as or substantially similar to the criteria described later in this prospectus.

         The seller acts as administrator of the mortgage portfolio under the terms of the administration agreement, pursuant to which it has agreed to continue to perform administrative functions in respect of the mortgage loans on behalf of the mortgages trustee and the beneficiaries, including collecting payments under the mortgage loans and taking steps to recover arrears. The seller may not resign as administrator unless a successor administrator has been appointed. In addition, the administrator may be replaced by a new administrator if it defaults in its obligations under the administration agreement.

         The seller has also been appointed as the cash manager for the mortgages trustee, Funding and Funding 2 to manage their bank accounts, determine the amounts of and arrange payments to be made by them and keep certain records on their behalf.

         The seller has also been appointed as account bank in respect of the Funding 2 GIC account and the mortgages trustee GIC account.

         The seller will also be appointed as the issuer cash manager to manage our bank account, determine the amounts of and arrange payments to be made by us and keep certain records on our behalf.

         Citibank, N.A. will be appointed as account bank to provide banking services to us.

         Lloyds TSB Bank plc has also been appointed as account bank to provide banking services to Funding and Funding 2. Lloyds TSB Bank plc, Jersey International Branch has been appointed as Jersey account bank to provide banking services to the mortgages trustee. Lloyds TSB Bank plc, Jersey International Branch is a branch of Lloyds TSB Bank plc. Its activities currently include currency exchange, fund management, private banking, investment advice and treasury operations. The address of Lloyds TSB Bank plc, Jersey International Branch is 25 New Street, St. Helier, Jersey JE4 8ZE.

         The seller has a continuing interest in the mortgage loans as one of the beneficiaries of the mortgages trust.


The Funding 2 security trustee
         The Bank of New York is the security trustee. Its address is 48th Floor, One Canada Square, London E14 5AL.


The note trustee
         The Bank of New York is the note trustee. Its address is 48th Floor, One Canada Square, London E14 5AL. The note trustee will act as trustee for you under the trust deed.


The paying agents and agent bank
         Citibank, N.A. is the principal paying agent. Its address is 5 Carmelite Street, London EC4Y 0PA. Citibank, N.A. is the US paying agent and its address is 14th Floor Zone 3, 111 Wall Street, New York, New York 10043. The paying agents will make payments on the notes to you.

         Citibank, N.A. is the agent bank. Its address is 5 Carmelite Street, London EC4Y 0PA. The agent bank will calculate the interest rate on the notes.


The registrar and transfer agent
         Citibank, N.A. is the registrar and transfer agent. Its address is 5 Carmelite Street, London EC4Y 0PA. The registrar will maintain a register in respect of the notes. The transfer agent is responsible for administering any transfer of notes.


Swap providers
         The Funding 2 basis rate swap provider is Northern Rock plc. Its registered office is at Northern Rock House, Gosforth, Newcastle upon Tyne NE3 4PL England. The Funding 2 basis rate swap provider has entered into the basis rate swap agreement with Funding 2 and the Funding 2 security trustee. (see "The swap agreements - The Funding 2 basis rate swap")

         Each series and class of notes to be issued by us from time to time may be denominated in different currencies and have a fixed or floating rate of interest (as specified in the relevant prospectus supplement). To hedge certain interest rate, currency and/or other risks in respect of amounts received by us from Funding 2 under the global intercompany loan agreement and amounts payable by us in respect of each series and class of notes, on the closing date for any series and class of notes we may enter into an issuer swap agreement with an issuer swap provider in relation to such series and class of notes. Each prospectus supplement will provide details of any issuer swap agreement in respect of the related series and class of notes including the name of the issuer swap provider (see "The swap agreements - The issuer swaps").


Series of notes
         The notes will be issued in series. Each series will comprise one or more of class A, class B, class M, class C or class D notes issued on a single issue date. A class designation determines the relative seniority for receipt of cash flows. The notes of a particular class and series will all have the same terms. The notes of a particular class in different series will not necessarily have all the same terms. Differences may include principal amount, interest rates, interest rate calculations, currency, scheduled maturity date, final maturity date and ratings. Each series and class of notes will be secured over the same property as the notes offered by this prospectus. The terms of each series and class of notes will be set forth in the related prospectus supplement.

         Some series and classes of notes will be paid ahead of others, regardless of the ranking of the notes. For example, some payments on some series of class B notes, class M notes, class C and class D notes may be paid before some series of class A notes, as described in "-The notes - Payment priority and ranking of the notes" .

         References in this prospectus to a "series" of notes refer to all classes of notes issued on a given day.

         References in this prospectus to a "series and class" of notes refer to a particular class of notes of a given series.

         A class of notes of a given series may comprise one or more sub-classes. Except where otherwise specified, references to a particular "series and class" will refer to all sub-classes within such series and class or class.

         Unless otherwise specified in the related prospectus supplement for the series and class of notes we may only issue such series and class of notes on the satisfaction of certain tests, referred to as "issuance tests", which are set out in "Issuance of notes - issuance". In particular, a note may be issued only if there is sufficient credit enhancement on that date, in the form of outstanding subordinated loan tranches and reserves or other forms of credit enhancement, equal to or greater than the required subordinated amount for each outstanding class of notes. The required subordinated percentage for each class of notes will be specified in the applicable prospectus supplement. The required subordination for a class of notes may, subject to certain conditions, be increased or decreased without noteholder consent.

         We are not required to provide prior notice to, or permit any prior review by you or obtain your consent to issue any notes. There are no restrictions on the timing of any issuance of notes so long as the issuance tests are met.

         Not all series and classes of notes will be registered in the United States under the Securities Act and therefore will not be offered by this prospectus. However, the term "notes", unless otherwise stated, when used in this prospectus includes all of the notes issued by us.


US notes
         Any series of class A, class B, class M or class C notes which is registered in the United States under the Securities Act and offered under this prospectus and a related prospectus supplement.


Status of the notes
         The notes issued from time to time by us will constitute our direct, secured and unconditional obligations and will be secured by the same security.


Ratings on the notes
         Each series and class of US Notes and Reg S notes is expected to be issued with the following ratings by each of Standard & Poor's, Moody's and Fitch.

                             Class A           Class B         Class M       Class C           Class D
Standard & Poor's            [o]               [o]             [o]           [o]               [o]

Moody's                      [o]               [o]             [o]           [o]               [o]

Fitch                        [o]               [o]             [o]           [o]               [o]


         The ratings assigned to each series and class of US Notes and Reg S notes will be set forth in the prospectus supplement for that class and series.


Listing
         Application has been made to the Financial Services Authority in its capacity as competent authority for the purposes of Part VI of the Financial Services and Markets Act 2000 for the notes issued during the period of 12 months from the date of this prospectus to be admitted to the official list maintained by the UK Listing Authority. Application has also been made to the London Stock Exchange plc for each series and class of the notes to be admitted to trading on the London Stock Exchange's market for listed securities.


Denominations
         Notes will be issued in such denominations as may be agreed between [the note trustee, the relevant underwriters and/or dealers (as applicable) and us], subject to minimum and maximum denominations as may be allowed or required from time to time by the relevant central bank or regulatory authority (or equivalent body) or any laws or regulations applicable to the issuer or the relevant specified currency.

Maturities
         Notes will be issued in such maturities as may be specified in the relevant prospectus supplement, subject to compliance with all applicable legal and/or regulatory and/or central bank requirements.


Currencies
         Subject to compliance with all applicable legal and regulatory and central bank requirements a series and class of notes may be denominated in such currency [or currencies] as may be agreed between us [the note trustee, the relevant underwriters and/or dealers (as applicable) and the principal paying agent] and set out in the applicable prospectus supplement.


Issue price
         Each series and class of notes may be issued on a fully paid or partly paid basis and at an issue price which is at par, or at discount from or premium over, par.


Selling Restrictions
         For a description of certain restrictions on offers, sales and deliveries of notes and on the distribution of offering material in the United States of America, the United Kingdom and certain other jurisdictions, see "Underwriting" below and the relevant prospectus supplement.


Registration, clearance and settlement

Redenomination
         If the country of a specified currency becomes, or announces its intention to become, a participating member state, the notes denominated in that currency may be redenominated in euro in accordance with condition 11(f) (Redenomination) if so specified in the relevant prospectus supplement.


Relationship between the notes and the global intercompany loan
         The global intercompany loan will comprise multiple loan tranches. For more information on the global intercompany loan, see "The global intercompany loan". The gross proceeds of each issue of a series and class of notes will fund a single loan tranche. The repayment terms of the loan tranche (for example payment dates and the type of amortisation or redemption) will reflect the terms of the equivalent series and class of notes. Subject to the various swap agreements and the payments to be made to us by the various swap providers as described under "The swap agreements", we will repay the notes from payments made to us by Funding 2 under the global intercompany loan agreement.


Payment priority and ranking of the notes
         Payments of interest and principal on any series of class A notes will rank ahead of payments of interest and principal on any series of class B notes of any series, the class M notes of any series, the class C notes of any series and the class D notes of any series. Payments of interest and principal on any series of class B notes will rank ahead of payments of interest and principal on the class M notes of any series, the class C notes of any series and the class D notes of any series. Payments of interest and principal on any series of class M notes will rank ahead of payments of interest and principal on the class C notes of any series and the class D notes of any series. Payments of interest and principal on any series of class C notes will rank ahead of payments of interest and principal on the class D notes of any series. For more information on the priority of payments to you, see "Cashflows" and see also "Risk factors - Subordination of other note classes may not protect you from all risk of loss".

         Payments of interest and principal on the class A notes of each series rank equally (but subject to the permitted redemption dates of each series of class A notes). Payments of interest and principal on the class B notes of each series rank equally (but subject to the permitted redemption dates of each series of class B notes). Payments of interest and principal on the class M notes of each series rank equally (but subject to the permitted redemption dates of each series of class M notes). Payments of interest and principal on the class C notes of each series rank equally (but subject to the permitted redemption dates of each series of class C notes). Payments of interest and principal on the class D notes of each series rank equally (but subject to the permitted redemption dates of each series of class D notes). The prospectus supplement related to each series and class of notes will set forth the permitted redemption dates for each series and class of notes.

         Investors should note that:

         o notes of different series and classes are intended to receive payment of principal at different times, therefore lower ranking classes of notes may be repaid before higher ranking classes of notes;

         o no notes of any class (other than the class A notes) may be redeemed (in whole or in part) if, following such redemption, the amount of subordination available from all outstanding classes of notes (and other forms of credit enhancement) is less than the required credit enhancement for each class of notes. The "repayment tests", which determine whether any series or class of notes (or any part thereof) may be repaid are set out in "Cashflows - Distribution of Funding 2 available principal receipts prior to the enforcement of the Funding 2 security - Rules for the application of Funding 2 available principle receipts". The failure to redeem such notes on the permitted applicable redemption date for such reason will not constitute a note event of default in respect of such notes;

         o subject to the repayment tests, prior to the enforcement of the issuer security, a series and class of notes will be redeemed on a [permitted redemption date] only to the extent of the amount (if any) repaid on the related loan tranche on such date; and

         o if not redeemed earlier, each series of notes will be redeemed by us on the final maturity date specified in the applicable prospectus supplement.


Interest
         Interest will accrue on each series and class of notes from its date of issuance at the applicable interest rate for that series and class of notes, which may be a fixed, floating or other type of rate as specified in the prospectus supplement related to that series and class of notes. Interest on each series and class of notes will be due and payable on each payment date or as otherwise specified in the related prospectus supplement.


Fixed rate notes
         Fixed interest will be payable on such date or dates as set out in the applicable prospectus supplement and on redemption and will be calculated on the basis of such day count fraction as set out in the applicable prospectus supplement.

Floating rate notes
         Floating rate will bear interest at a rate determined:

         (i) on the same basis as the floating rate under a notional interest rate swap transaction in the relevant specified currency governed by an agreement incorporating the ISDA Definitions; or

         (ii) on the basis of a reference rate appearing on the agreed screen page of a commercial quotation service: or

         (iii)    on such other basis.

         as set out in the applicable prospectus supplement.

         The margin (if any) relating to such floating rate will be set out in the applicable prospectus supplement for each issue of a series and class of floating rate notes.


Index linked notes
         Payments of principal in respect of index linked redemption notes or of interest in respect of index linked interest notes will be calculated by reference to such index and/or formula or to changes in the prices of securities or commodities or to such other factors as set out in the applicable prospectus supplement.


Other provisions in relation to floating rate and index linked interest notes
         Floating rate and index linked interest notes may also have a maximum interest rate, a minimum interest rate or both (as indicated in the applicable prospectus supplement). Interest on floating rate notes and index linked interest notes in respect of each interest period, will be payable on such payment dates, and will be calculated on the basis of such day count fraction as set out in the applicable prospectus supplement.


Dual currency notes
         Payments (whether in respect of principal or interest and whether at maturity or otherwise) in respect of dual currency notes will be made in such currencies, and based on such rates of exchange, as set out in the applicable prospectus supplement.


Zero coupon notes
         Zero coupon notes may be offered and sold at a discount to their nominal amount unless otherwise specified in the applicable prospectus supplement.


Pass-through notes
         Pass-through notes will be redeemable in full on the final maturity date specified in the applicable prospectus supplement. On each payment date, Funding 2 may be permitted to make payments of amounts equal to the pass-through requirement in respect of pass-through loan tranches to us so that we may repay all or part of the pass-through notes prior to their respective final maturity dates.


Controlled amortization notes
         Controlled amortization notes will be redeemable, on each payment date, in controlled amortization installments, the amounts of which will be determined as set forth in the applicable prospectus supplement. On each payment date, Funding 2 will seek to make payments equal to the controlled amortization requirement to us so that we may repay each controlled amortization amount on its controlled amortization date. If there are insufficient funds on a controlled amortization date to repay the relevant controlled amortization loan amount(s) (and to pay the corresponding controlled amortization amount(s)), then we shall be required to pay the shortfall, to the extent we receive funds therefor, on subsequent payment dates.


Scheduled redemption notes
         Scheduled redemption notes will be redeemable, on scheduled redemption dates, in one or more scheduled amortization installments, the amounts of which will be determined as set forth in the applicable prospectus supplement. On each payment date Funding 2 will seek to make payments equal to the scheduled repayment requirement to us so that we may repay each scheduled amortization installment on its scheduled redemption date. If there are insufficient funds on a relevant scheduled repayment date to repay the relevant scheduled repayment loan installment(s) on that date (and to make the corresponding scheduled amortization installment(s)), then we shall be required to pay the shortfall, to the extent we receive funds therefor, on subsequent payment dates.


Bullet redemption notes
         Bullet redemption notes will be redeemable in full on a bullet redemption date. Funding 2 will seek to accumulate funds relating to principal payments on each bullet loan tranche over its cash accumulation period in order to repay such funds as a lump sum payment to us so that we can redeem the corresponding series of bullet notes in full on its bullet redemption date. A cash accumulation period in respect of a bullet loan tranche is the period of time estimated to be the number of months prior to the relevant bullet repayment date necessary for Funding 2 to accumulate enough payments of principal derived from its share of the trust property to repay that bullet loan tranche to us so that we will be able to redeem the corresponding notes in full on the relevant bullet redemption dates. The cash accumulation period will be determined according to a formula described under "Cashflows - Distribution of Funding 2 principal receipts prior to the enforcement of the Funding 2 security". To the extent that there are insufficient funds to redeem a series of bullet redemption notes on the relevant bullet redemption date, then we shall be required to pay the shortfall, to the extent we receive funds therefor, on subsequent payment dates.

         No assurance can be given that Funding 2 will accumulate sufficient funds during the cash accumulation period relating to any bullet loan tranche to enable it to repay the relevant loan tranche to us so that the related series of bullet redemption notes on their bullet redemption date. See "Risk factors - The yield to maturity of the notes may be adversely affected by prepayments or redemptions on the mortgage loans or repurchases of mortgage loans by the seller".


Redemption and Repayment
         If not redeemed earlier, each series of notes will be redeemed by us on the final maturity date specified in the applicable prospectus supplement.

         For more information on the redemption of the notes, including a description of asset trigger events and non-asset trigger events, see "The mortgages trust - Cash management of trust property - principal receipts" and "Cashflows". See also "-Payment priority and ranking of the notes".


Redemption of certain money market notes
         We may repay a series and class of money market notes on their final maturity date using amounts received from a money market note subscriber pursuant to the terms of a money market note subscription agreement. The related prospectus supplement will provide information regarding a series and class of money market notes, the identity of any money market note subscriber and the terms of the money market note subscription agreement.

Certain risks relating to repayment of money market notes by means of a money market note subscriber are described under "Risk Factors - Payments from a money market note subscriber may not be sufficient to repay money market notes"


Acceleration and cross default
         Each series and class of notes will not contain a cross default provision.

         The notes of a series and class will become immediately due and payable upon the service on the issuer by the note trustee of a note acceleration notice. The note trustee becomes entitled to serve a note acceleration notice in respect of a series and class of notes following the occurrence of a note event of default in respect of such notes (and it may do so using its own discretion or on the instructions of the noteholders of the relevant series and class of notes). It may not (whether it is instructed to or otherwise) serve a note acceleration notice in respect of a series and class of notes following the occurrence of a note event of default in respect of a different series and class of notes.

         The service of a note acceleration notice in respect of a series and class of notes will not cross accelerate the notes of any other class in that series or any notes of any other series.

         All notes of any series and any class will become immediately due and payable on the service on the issuer by the note trustee of an issuer enforcement notice. The note trustee becomes entitled to serve an issuer enforcement notice at any after the service of a note acceleration notice (and it may do so using its own discretion or, subject to restrictions in the trust deed and the issuer deed of charge to protect the rights of higher ranking noteholders, on the instructions of the noteholders of a particular class of notes across all series). The note trustee may not serve an issuer enforcement notice on the instructions of the noteholders of a particular series and class of notes (unless such notes are the only issued notes of such class).


For more information of note acceleration notices, issuer enforcement notices and note events of default, see "Description of the US notes - Events of default" and "Description of the US notes - Enforcement of notes".

Optional redemption of the notes for tax and other reasons
         We may redeem a series of notes at their principal amount outstanding in the event of particular tax changes affecting such series or the global intercompany loan which cannot be avoided by us or Funding 2, as the case may be, taking reasonable measures available to us or Funding 2 if (a) we give not more than 60 nor less than 30 days' notice to you and the note trustee in accordance with the terms and conditions of such series, and (b) we have, prior to giving that notice, provided all necessary opinions to the note trustee and certified to the note trustee that, among other things, we will have the necessary funds to pay principal and interest due in respect of such series on the relevant payment date.

         In addition, we may redeem in principally the same manner a series and class of notes outstanding:

         o on the step-up date relating to such series and class of notes (as specified in the applicable prospectus supplement) and on any payment date thereafter. This gives us the option to redeem such series and class on or after the related step-up date for interest; or

         [o if the New Basel Capital Accord (as described in "International Convergence of Capital Measurement and Capital Standards: a Revised Framework" published in June 2004 by the Basel Committee) has been implemented in the United Kingdom, whether by rule of law, recommendation or best practice or by any other regulation, on the first payment date falling after such implementation and any payment date thereafter provided that an issuer enforcement notice has not been served; or]

         o on any payment date on which the aggregate principal amount outstanding of such series and class of notes is less than 10% of the aggregate principal amount outstanding of such series and class as at the applicable closing date; or

         o on any payment date after it has become unlawful for us to make, fund or allow to remain outstanding the global intercompany loan and we have required Funding 2 to prepay the global intercompany loan.

         Any notes that we redeem under these circumstances will be redeemed at their principal amount outstanding together with accrued and unpaid interest on that principal amount.

         For a detailed description of the circumstances in which the notes may be redeemed see "Description of the US notes".


Post-enforcement call option
         The note trustee is required, at the request of a subsidiary of Holdings called GPCH Limited (in its capacity as post-enforcement call option holder), for a nominal consideration, to transfer or procure transfer of all of the notes to the post enforcement call option holder pursuant to the option granted to it by the note trustee (as agent for the noteholders) under the terms of the issuer post-enforcement call option agreement. The post-enforcement call option may only be exercised following the final maturity date of the latest maturing notes or this enforcement of the issuer security. See "GPCH Limited - Post enforcement call option"


Withholding tax
         Payments of interest and principal with respect to any series of notes will be subject to any applicable withholding taxes and we will not be obliged to pay additional amounts in relation thereto. The applicability of any UK withholding tax is discussed under "Material United Kingdom tax consequences".


The Funding 2 program date
         On or about January [o], 2005.

Operative documents concerning the notes
         We will issue each series of notes under the trust deed. The notes will also be subject to a paying agent and agent bank agreement. The security for the notes is provided under the issuer deed of charge among us, the note trustee and our other secured creditors. Operative legal provisions relating to the notes are included in the trust deed, the paying agent and agent bank agreement, the issuer deed of charge, the issuer cash management agreement and the notes themselves.


Governing law
         The notes will be governed by, and construed in accordance with, English law.


The global intercompany loan
         We have entered into the global intercompany loan agreement with Funding 2.

         As described under ["- The notes - Relationship between the notes and the global intercompany loan"], the global intercompany loan will consist of separate loan tranches, each relating to a particular series and class of notes. The loan tranches will comprise AAA tranches, AA tranches, A tranches, BBB tranches and BB tranches reflecting the designated credit rating assigned to each loan tranche. The loan tranche related to each series and class of notes, and the timing of repayment of each such series and class, will be specified in the prospectus supplement relating to such series and class. The terms of each loan tranche will be set forth in the related loan tranche supplement and the global intercompany loan agreement.

         From time to time and subject to certain conditions, we will lend amounts to Funding 2 as separate loan tranches using the proceeds of each issuance of a series and class of notes by us. Funding 2 will use the funds advanced under each such loan tranche to:

     o pay to the mortgages trustee a contribution to acquire and/or increase its beneficial interest in the trust property pursuant to the mortgages trust deed;

     o fund the Funding 2 reserve fund and/or to make a deposit into the Funding 2 GIC account; or

     o   make a payment back to us to refinance an existing loan tranche.

         Funding 2 will repay the global intercompany loan from payments received from the mortgages trustee, as described under "- The mortgages trust". We will make payments of interest on, and principal of, the notes principally from payments of interest and principal made by Funding 2 to us under the global intercompany loan agreement.

         In certain circumstances, the amount we receive from Funding 2 may be increased by the amount standing to the credit of the Funding 2 reserve fund and/or the Funding 2 liquidity reserve fund, if any. In other circumstances (for example, to the extent of amounts recorded on the Funding 2 principal deficiency ledgers) the amount we receive may be decreased.

         During a cash accumulation period for any bullet loan tranche, Funding 2 will continue to make principal repayments on any other loan tranches that are then due and payable, subject to having sufficient funds therefor after meeting its obligations with a higher priority. Such principal repayments may only be made to the extent that (following such principal repayments and the principal repayments on the related series and class of notes) the amount of subordination available from all outstanding classes of notes (and other forms of credit enhancement) and reserves is at least equal to the required credit enhancement for each class of notes then outstanding. In certain circumstances, payment on the controlled amortization loan tranches, scheduled repayment loan tranches and pass-through loan tranches will be deferred. (see "Cashflows - Distribution of Funding 2 available principal receipts - Repayment of loan tranches of each series prior to the occurrence of a trigger event and prior to the service on Funding 2 of a global intercompany loan enforcement notice or the service on the issuer of an issuer enforcement notice").

         Prior to the occurrence of a trigger event or the service of a global intercompany loan enforcement notice on Funding 2 or the service of an issuer enforcement notice on us, Funding 2 is generally required to repay principal on the loan tranches (after repaying amounts owed to the Funding 2 liquidity facility provider, if any, and after replenishing the reserve funds) based on their respective loan tranche ratings. This means that the AAA loan tranches are repaid before the AA loan tranches, which in turn are repaid before the A loan tranches, which in turn are repaid before the BBB loan tranches which in turn are repaid before the BB tranches. There are a number of exceptions to this priority of payments. For further information on such exceptions you should read the "Cashflows" section of this prospectus.

         If a trigger event occurs or a global intercompany loan enforcement notice is served on Funding 2, then principal receipts will be allocated as described in the "Cashflows" section of this prospectus. For a detailed description of Funding 2's payments of interest and principal under the global intercompany loan, see "The global intercompany loan agreement - Payment of interest" and "The global intercompany loan agreement - Repayment of the global intercompany loan".


Redemption of loan tranches
         Whenever Funding 2 is to redeem a loan tranche, it will do so only to the extent that principal receipts it has received from the mortgages trustee and allocated to that loan tranche are sufficient to redeem that loan tranche in accordance with its terms, and only to the extent that following such redemption and the consequential redemption of the related series and class of notes, the amount of subordination available from all outstanding classes of notes (and other forms of credit enhancement) and reserves is greater than or equal to the required credit enhancement for each class of notes (see "Cashflows - Distribution of Funding 2 available principal receipts prior to the enforcement of the Funding 2 security - Rules for application of Funding 2 available principal receipts").

         The circumstances under which we can take action against Funding 2 if it does not make a payment under the global intercompany loan agreement are limited. In particular, it will not be an event of default in respect of the global intercompany loan if Funding 2 does not pay some or all amounts due in respect of the global intercompany loan where Funding 2 does not have the money to make the relevant payment or because the loan tranche that would otherwise be redeemed is required to provide subordination for senior loan tranches. For more information on events of default under the global intercompany loan generally, see "The global intercompany loan agreement".


Issuance of loan tranches
         Upon receipt by us of the proceeds from an issue of a series and class of notes, we will, subject to certain conditions, advance a new loan tranche to Funding 2.

         Neither Funding 2 nor ourselves are required to provide prior notice to, permit any prior review by you or to obtain your consent to the advance of any loan tranche. There are no restrictions on the timing of any loan tranches.

         [Funding 2 may from time to time, without notice to, or the consent of, us or any noteholders, increase the outstanding principal amount of a loan tranche so long as the issuance tests are met.]

         [When issued, the additional loan tranches will be equally and rateably entitled to the benefits of the global intercompany loan agreement as applicable to the previously issued loan tranches of that class without preference, priority or distinction.]


The mortgage loans
         The mortgage loans comprising the mortgage portfolio from time to time have been, and will be originated by the seller. Each mortgage loan (other than a personal secured loan) is secured by a first legal charge over a residential property in England or Wales or a first ranking standard security over a residential property in Scotland. Each personal secured loan will be secured by a legal charge over freehold or leasehold mortgaged properties located in England and Wales or by a standard security over heritable or long leasehold mortgaged properties located in Scotland. The mortgage loans included in the mortgage portfolio consist of several different types with a variety of characteristics relating to, among other things, calculation of interest and repayment of principal. See "The mortgage loans - Characteristics of the mortgage loans for a more detailed description of the mortgage loans offered by the seller and the relevant prospectus supplement for statistical information on the mortgage portfolio.

         All such mortgage loans are originated in accordance with the seller's lending criteria. The seller may, from time to time, change its lending criteria and any other terms applicable to the new mortgage loans or their related security assigned to the mortgages trust after the Funding 2 program date so that all new mortgage loans originated after the date of that change will be subject to the new lending criteria. Notwithstanding any change to the lending criteria or other terms applicable to new mortgage loans, they and their related security may only be assigned to the mortgages trust if those new mortgage loans comply with the seller's representations and warranties set out in the mortgage sale agreement, including a representation that those new mortgage loans were originated in accordance with the seller's lending criteria applicable at the time of their origination. The seller is obliged to repurchase from the mortgage trustee mortgage loans that are in breach of these representations and warranties. See "Assignment of the mortgage loans and the related security"


Assignment of the mortgage loans
         The seller assigned the initial mortgage portfolio to the mortgages trustee on March 26, 2001, and since March 26, 2001 has assigned further mortgage portfolios and other trust property to the mortgages trustee, in each case subject to the terms of the mortgage sale agreement. After the Funding 2 program date, the seller may assign new mortgage loans and their related security to the mortgages trustee in order to increase or maintain the size of the trust property. The seller also may increase the size of the trust property from time to time in connection with, amongst other things, an issue of new notes by the issuer, the proceeds of which are applied ultimately to fund the assignment of the new mortgage loans and their related security to the mortgages trustee as described under "Assignment of the mortgage loans and related security - Assignment of new mortgage loans and their related security".

         The English mortgage loans and their related security are assigned by the seller to the mortgages trustee by way of an English law equitable assignment. The beneficial interests in the Scottish mortgage loans and their related security are transferred by the seller to the mortgages trustee by way of a declaration of trust in favour of the mortgages trustee. In each case this means that the beneficial interest in the mortgage loans and the related security is passed to the mortgages trustee in its capacity as trustee for and on behalf of the beneficiaries of the mortgages trust. However, unless certain events have occurred and certain additional steps have been taken (including the execution and (where necessary) registration of certain transfers and assignations and the giving of notices of the assignment to the relevant borrowers), legal title to the mortgage loans and their related security will remain with the seller. More information on equitable and beneficial assignments is described under "Assignment of the mortgage loans and related security - Transfer of legal title to the mortgages trustee".

         When new mortgage loans are assigned to the mortgages trustee, the amount of the trust property will increase. Depending on the circumstances, the increase in the trust property may result in an increase in the seller share of the trust property, the Funding share and/or the Funding 2 share of the trust property. For a description of how adjustments are made to the seller share of the trust property and the Funding 2 share of the trust property, see "The mortgages trust".


The mortgages trust
         The mortgages trust was established on March 26, 2001 among the mortgages trustee, the seller, Funding and Law Debenture Corporate Services Limited. On the Funding 2 program date Funding 2 became a beneficiary of the mortgages trust. As of the Funding 2 program date, the mortgages trustee holds the trust property on trust for Funding 2, Funding and the seller. Funding 2, Funding and the seller each has a joint and undivided beneficial interest in the trust property. Unless otherwise expressly provided in the mortgages trust deed, payments of interest and principal arising from the mortgage loans in the trust property are allocated to Funding 2, Funding and the seller as described later in this section. The only beneficiaries of the trust are Funding, Funding 2 and the seller.

         The trust property currently consists of, among other things, the mortgage portfolio, including any permitted replacement mortgage loan in respect of any permitted product switch and any income generated by the mortgage loans or their related security on or after the relevant assignment date (excluding third party amounts). In addition, re-draws that have been made under flexible mortgage loans and further draws that have been made under personal secured loans, in each case that were assigned to the mortgages trustee, also form part of the existing trust property. Future re-draws that are made under flexible mortgage loans and further draws that are made under personal secured loans, in each case that were assigned to the mortgages trustee, will also form part of the trust property. The trust property also includes any contribution paid by each beneficiary to the mortgages trustee (until the relevant funds are applied by the mortgages trustee in accordance with the mortgages trust deed) and includes any money in the mortgages trustee transaction account and the mortgages trustee guaranteed investment contract, or GIC, account. The mortgages trustee GIC account is the bank account in which the mortgages trustee holds any cash that is part of the trust property until it is distributed to the beneficiaries.

         The seller is entitled, but not obliged, to purchase any mortgage loans that are the subject of a further advance or any mortgage loans where the applicable borrower takes a personal secured loan. This arrangement may change if the seller decides at a later date to retain these mortgage loans within the trust property and to assign these further advances to the mortgages trustee. Any further advance made to an existing borrower (in respect of a mortgage loan within the mortgages trust) that the seller at a later date decides to assign to the mortgages trustee will be funded solely by the seller, will comply with the applicable conditions to the assignment of new mortgage loans and their related security to the mortgages trust as described in this prospectus, will be secured by the same mortgaged property securing that borrower's mortgage loan, will form part of the trust property, and will increase only the seller share of the trust property, unless at the time of assignment Funding 2 or Funding provides a contribution (excluding any deferred contribution) to the mortgages trustee in respect of that new trust property.

         The seller is solely responsible for funding re-draws under flexible mortgage loans and further draws under personal secured loans. This means that for any cash re-draw under a flexible mortgage loan or further draw under a personal secured loan, the seller will pay the amount of that cash re-draw or further draw to the borrower and both the size of the trust property and the seller share of the trust property will increase by the amount of that cash payment. It also means that for any non-cash re-draw under a flexible mortgage loan, the seller will pay to the mortgages trustee an amount equal to the unpaid interest associated with that non-cash re-draw, and both the size of the trust property and the seller share of the trust property will increase by the amount of that payment.

         The composition of the trust property fluctuates as re-draws under flexible mortgage loans, further draws under personal secured loans, future further advances and new mortgage loans are added to the mortgages trust and as the mortgage loans that are already part of the trust property are repaid or mature, or are purchased by the seller.

         Losses on the mortgage loans generally are allocated to each of Funding, Funding 2 and the seller in accordance with each of Funding's, Funding 2's and the seller's respective percentage share of the trust property calculated on the immediately preceding distribution date (or, in certain circumstances, each of Funding's, Funding 2's and the seller's respective weighted average percentage share of the trust property as calculated on the relevant distribution date). However, certain losses related to re-draws and/or set-off by borrowers may, in limited circumstances, be allocated solely to the seller. In addition, losses in respect of personal secured loans will be allocated first to the seller's share of the trust property (including the minimum seller share) until the seller's share is reduced to zero, and only thereafter to reduce the Funding and Funding 2 shares of the trust property. For a detailed description of how losses on the mortgage loans are allocated to the global intercompany loan of each issuer, see "The global intercompany loan agreement - Allocation of losses".


         Under the terms of the Funding beneficiary deed, Funding, Funding 2, the security trustee and the Funding 2 security trustee have agreed as to, amongst other things, arrangements amongst them in respect of certain commercial decisions (relating to authorizations, consents, waivers, instructions or other acts) to be made from time to time in respect of the transaction documents.

United Kingdom tax status
         Subject to important qualifications and conditions set out under "Material United Kingdom tax consequences", including as to final documentation and assumptions, Sidley Austin Brown & Wood, our UK tax advisers, are of the opinion that:

         [o if and for so long as the notes of any series are listed on a "recognised stock exchange", no UK withholding tax will be required on interest payments to any holder of such notes. If such notes cease to be so listed at the time of the relevant interest payment, UK withholding tax at the current rate of 20% will be imposed on interest paid on such notes. US residents may be able to reclaim this withholding tax under the double taxation treaty between the US and the UK;

         o US persons who are not and have never been either resident or ordinarily resident in the UK and who are not carrying on a trade, profession or vocation through a branch or agency (or, in the case of a noteholder which is a company, which is not carrying on a trade through a permanent establishment) in the UK will not be subject to UK taxation in respect of payments of principal and interest on the notes, except to the extent that any withholding or deduction from interest payments is required, as described in the paragraph above;

         o US resident noteholders will not be liable to UK tax in respect of a disposal of notes provided they are not within the charge to UK corporation tax and (i) are not resident or ordinarily resident in the UK, and (ii) do not carry on a trade, profession or vocation in the UK through a branch or agency in connection with which interest is received or to which such notes are attributable;

         o no UK stamp duty or stamp duty reserve tax is payable on the issue or transfer of any US note;

         o Funding 2 and the issuer generally will be subject to UK corporation tax, currently at a rate of 30%, on the profit reflected in their respective profit and loss accounts as increased by the amounts of any non-deductible expenses or losses. In respect of Funding 2, the profit in the profit and loss account will not exceed 0.01% of the Funding 2 available revenue receipts. In respect of the issuer, the profit in the profit and loss account will not exceed 0.01% of the interest received under the intercompany loan. Any liability to UK corporation tax will be paid out of the available revenue receipts of Funding 2 and the issuer, respectively; and

         o the mortgages trustee will not be liable to UK tax in respect of any income, profit or gain arising under these arrangements. Accordingly, the mortgages trustee will not be liable to UK tax in relation to amounts which it receives on behalf of Funding 2 or the seller under the mortgages trust.]

United States tax status
         [While not free from doubt, in the opinion of Sidley Austin Brown & Wood LLP, our US tax advisers, the [US notes] will be treated as debt for US federal income tax purposes. See "Material United States tax consequences".]

         Our US tax advisers have also provided their opinion that, assuming compliance with the transaction documents, the mortgages trustee acting in its capacity as trustee of the mortgages trust, Funding 2 and the issuer will not be subject to US federal income tax.


Jersey (Channel Islands) tax status
         It is the opinion of Jersey (Channel Islands) tax counsel that the mortgages trustee is resident in Jersey for taxation purposes and will be liable to income tax in Jersey at a rate of 20% in respect of the profits it makes from acting as trustee of the mortgages trust. The mortgages trustee will not be liable for any income tax in Jersey in respect of any income it receives in its capacity as mortgages trustee on behalf of the beneficiaries of the mortgages trust.

         On June 3, 2003, the European Union Council of Economic and Finance Ministers reached political agreement on the adoption of a Code of Conduct on Business Taxation. Although Jersey is not a member of the European Union, the Policy & Resources Committee of the States of Jersey has announced that, in keeping with Jersey's policy of constructive international engagement, it intends to propose legislation to replace the Jersey exempt company regime by the end of 2008 with a general zero rate of corporate tax.


ERISA considerations for investors
         The US notes will be eligible for purchase by employee benefit and other plans subject to Section 406 of ERISA or Section 4975 of the Code and by governmental plans that are subject to any state, local or other federal law of the United States that is substantially similar to Section 406 of ERISA or
Section 4975 of the Code, subject to consideration of the issues described in this prospectus under "ERISA considerations". Each purchaser of any such notes (and all subsequent transferees thereof) will be deemed to have represented and warranted that its purchase, holding and disposition of such notes will not result in a non-exempt prohibited transaction under ERISA or the Code (or in the case of any governmental plan, any substantially similar state, local or other federal law of the United States). In addition, any fiduciary of a plan subject to the fiduciary responsibility provisions of ERISA or similar provisions of state, local or other federal laws of the United States should consult with their counsel to determine whether an investment in the notes satisfies the prudence, investment diversification and other applicable requirements of those provisions.

                                 Risk factors

         This section describes the principal risk factors associated with an investment in the notes. If you are considering purchasing our notes, you should carefully read and think about all the information contained in this document, including the risk factors set out here, prior to making any investment decision.

         The risks and uncertainties described below are not the only ones relating to the notes. Additional risks and uncertainties not presently known to us may also impair your investment. In addition, this prospectus contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.


You cannot rely on any person other than us to make payments on the notes
         We are the only party responsible for making payments on the notes. The notes do not represent an interest in or obligation of, and are not insured or guaranteed by, any of Northern Rock plc, the underwriters, Funding 2, Funding, the mortgages trustee, the security trustee, the note trustee, any swap provider or any of their respective affiliates or any other party to the transaction other than us.


We have a limited amount of resources available to us to make payments on the notes
         Our ability to make payments of interest on, and principal of, the notes and to pay our operating and administrative expenses will depend primarily on funds being received under the global intercompany loan. The payment of interest on, and principal of, each series and class of notes will primarily depend on funds being received under the related loan tranche (and no other loan tranche). In addition, we will rely on the issuer swaps to provide payments on certain series and classes of notes.

         We will not have any other significant sources of funds available to meet our obligations under the notes and/or any other payments ranking in priority to the notes. If the resources described above cannot provide us with sufficient funds to enable us to make required payments on the notes, you may incur a loss of interest and/or principal which would otherwise be due and payable on your notes.


Funding 2 is not required to make payments on the global intercompany loan if it does not have enough money to do so, which could adversely affect payment on the notes
         Funding 2's ability to pay amounts due on loan tranches advanced under the global intercompany loan agreement will depend upon:

         o Funding 2 receiving enough funds from the Funding 2 share of the trust property, including revenue receipts and principal receipts on the mortgage loans included in the mortgages trust on or before each payment date;

         o Funding 2 receiving funds from the Funding 2 basis rate swap provider;

         o Funding 2 receiving funds from the Funding 2 liquidity facility provider (if any); and

         o (in the case of interest due under the global intercompany loan) the amount of funds credited to the Funding 2 reserve fund (as described under "Credit structure - Funding 2 reserve fund") and subject to certain restrictions, the amount of funds credited to the Funding 2 liquidity reserve fund (as described under "Credit structure - Funding 2 liquidity reserve fund").

         According to the terms of the mortgages trust deed, the mortgages trustee is obliged to pay to Funding 2 on each distribution date (a) that portion of revenue receipts on the mortgage loans which is payable to Funding 2 in accordance with the terms of the mortgages trust deed and (b) that portion of principal receipts on the mortgage loans which is payable to Funding 2 in accordance with the terms of the mortgages trust deed.

         On each payment date, however, Funding 2 will only be obliged to pay amounts due to us in respect of any loan tranche under the global intercompany loan agreement to the extent that it has funds available to it after making payments ranking in priority to such loan tranche, such as payments of certain fees and expenses of Funding 2 and loan tranches of a more senior ranking. If Funding 2 does not pay amounts to us in respect of a loan tranche under the global intercompany loan agreement because it does not have sufficient funds available, those amounts will be due but not payable until funds are available to pay those amounts in accordance with the relevant Funding 2 priority of payments. Funding 2's failure to pay those amounts to us when due in such circumstances will not constitute an event of default under the global intercompany loan.

         If there is a shortfall between the amounts payable by Funding 2 to us in respect of a loan tranche under the global intercompany loan agreement and the amounts payable by us on the related series and class of notes, then depending on the other sources of funds available to Funding 2 referred to above, you may not receive the full amount of interest and/or principal which would otherwise be due and payable on those notes.


Our recourse to Funding 2 under the global intercompany loan is limited, which could adversely affect payment on the notes
         If, on the final repayment date of the global intercompany loan, there is a shortfall between the amount required by us to pay all outstanding interest and/or principal in respect of any series and class of notes and the amount available to Funding 2 to pay amounts due under the related loan tranche to fund repayment of such amounts, then Funding 2 shall not be obliged to pay that shortfall to us under the global intercompany loan agreement. Any claim that we may have against Funding 2 in respect of that shortfall will then be extinguished. If there is a shortfall in interest and/or principal payments in respect of a loan tranche under the global intercompany loan agreement, we may not have sufficient funds to make payments on the related series and class of notes and you may incur a loss on interest and/or principal which would otherwise be due and payable on your notes.


Enforcement of the issuer security is the only remedy for a default in our obligations, and the note trustee will not be able to assign its or our rights under the global intercompany loan agreement
         The only remedy for recovering amounts due on the notes is through the enforcement of the issuer security. If Funding 2 does not pay amounts due under the global intercompany loan because it does not have sufficient funds available, those amounts will be deemed to be not due and payable, there will not be an event of default under the global intercompany loan agreement and we will not have recourse to the assets of Funding 2 in that instance. We will only have recourse to the assets of Funding 2 if Funding 2 has also defaulted on its obligations under the global intercompany loan and the Funding 2 security trustee (on our behalf and on behalf of the other Funding 2 secured creditors) has enforced the Funding 2 security.


There may be a conflict between the interests of the holders of the various classes of notes, and the interests of other classes of noteholders may prevail over your interests
         The trust deed, the issuer deed of charge and the terms of the notes will provide that the note trustee is to have regard to the interests of the holders of all the classes of notes.

There may be circumstances, however, where the interests of one class of the noteholders conflict with the interests of another class or classes of the noteholders. In general, the note trustee will give priority to the interests of the holders of the most senior class of notes such that:

         o the note trustee is to have regard only to the interests of the class A noteholders in the event of a conflict between the interests of the class A noteholders on the one hand and the class B noteholders and/or the class M noteholders and/or the class C noteholders and/or class D noteholders on the other hand;

         o (if there are no class A notes outstanding) the note trustee is to have regard only to the interests of the class B noteholders in the event of a conflict between the interests of the class B noteholders on the one hand and the class M noteholders and/or the class C noteholders and/or class D noteholders on the other hand;

         o (if there are no class A notes or class B notes outstanding) the note trustee is to have regard only to the interests of the class M noteholders in the event of a conflict between the interests of the class M noteholders on the one hand and the class C noteholders and/or class D noteholders on the other hand; and

         o (if there are no class A, class B or class M notes outstanding) the note trustee is to have regard only to the interests of the class C noteholders in the event of a conflict between the interests of the class C noteholders on the one hand and the class D noteholders on the other hand.

As new mortgage loans are assigned to the mortgages trustee and as mortgage loans are in certain circumstances removed from the mortgages trust, the characteristics of the trust property may change from those existing at the Funding 2 program date, and those changes may delay or reduce payments on the notes
         We do not guarantee that the characteristics of any new mortgage loans assigned to the mortgages trustee will have the same characteristics as the mortgage loans in the mortgage portfolio as of the Funding 2 program date. In particular, new mortgage loans may have different payment characteristics than the mortgage loans in the mortgage portfolio as of the Funding 2 program date. The ultimate effect of this could be to delay or reduce the payments you receive on your notes or increase the rate of repayment of the notes. However, the new mortgage loans will be required to meet the conditions described under "Assignment of the new mortgage loans and their related security".

         In addition, in order to promote the retention of borrowers, the seller may periodically contact certain borrowers in order to encourage a borrower to review the seller's other mortgage products and to discuss offering that borrower to an alternative Northern Rock mortgage product. The seller also may periodically contact borrowers in the same manner in order to offer to a borrower the opportunity to apply for a further advance or a personal secured loan. The employee of the seller who contacts a borrower will not know whether that borrower's original mortgage loan has been sold to the mortgages trust. However, if the relevant original mortgage loan made to that borrower happens to have been sold to the mortgages trust and that borrower decides to switch mortgage products or take a further advance or a personal secured loan, the seller then has the option of repurchasing that original mortgage loan from the mortgages trust.

         Generally, the borrowers that the seller may periodically contact are those borrowers whose mortgage loans are not in arrears and who are otherwise in good standing. To the extent that these borrowers switch to a different Northern Rock mortgage product or take a further advance or a personal secured loan and their original mortgage loans are purchased by the seller, the percentage of fully performing mortgage loans in the mortgage portfolio may decrease, which could delay or reduce payments you receive on your notes. However, as described above, the seller's decision as to which borrowers to target for new mortgage products and/or further advances and/or personal secured loans and the decision whether to approve a new mortgage product and/or further advance and/or personal secured loan for a particular borrower will be made without regard to whether a borrower's mortgage loan is included in the mortgage portfolio.


The seller may change the lending criteria relating to mortgage loans which are subsequently assigned to the mortgages trustee which could affect the characteristics of the trust property, and which could lead to a delay or a reduction in the payments received on your notes or could increase the rate of repayment of the notes
         Each of the mortgage loans was originated in accordance with the seller's lending criteria applicable at the time of origination, which lending criteria in the case of each mortgage loan included in the mortgage portfolio as of the Funding 2 program date were the same as or substantially similar to the criteria described later in this prospectus under "The mortgage loans - Origination of the mortgage loans - Lending criteria". These lending criteria consider a variety of factors such as a potential borrower's credit history, employment history and status and repayment ability, as well as the value of the property to be mortgaged. In the event of the assignment of any new mortgage loans and new related security to the mortgages trustee, the seller will warrant to the mortgages trustee, Funding 2 and the Funding 2 security trustee that those new mortgage loans and new related security were originated in accordance with the seller's lending criteria applicable at the time of their origination. However, the seller retains the right to revise its lending criteria as determined from time to time, and so the lending criteria applicable to any new mortgage loan at the time of origination may not be the same as those set out in the section "The mortgage loans - Origination of the mortgage loans - Lending criteria".

         If new mortgage loans that have been originated under revised lending criteria are assigned to the mortgages trustee, the characteristics of the trust property could change. This could lead to a delay or a reduction in the payments received on your notes or it could increase the rate of repayment of the notes.


If property values decline payments on the notes could be adversely affected
         The security granted by Funding 2 in respect of the global intercompany loan, which is the principal source of funding for your notes, consists, among other things, of Funding 2's interest in the mortgages trust. Since the value of the mortgage portfolio held by the mortgages trustee may increase or decrease, the value of that security may decrease and will decrease if there is a general decline in property values. We cannot guarantee that the value of a mortgaged property will remain at the same level as on the date of origination of the related mortgage loan. If the residential property market in the United Kingdom experiences an overall decline in property values, the value of the security created by the mortgage loans could be significantly reduced and, ultimately, may result in losses to you if the security is required to be enforced.


The timing and amount of payments on the mortgage loans could be affected by geographic concentration of the mortgage loans
         To the extent that specific geographic regions have experienced or may experience in the future weaker regional economic conditions and housing markets than other regions, a concentration of the mortgage loans in such a region may be expected to exacerbate all of the risks relating to the mortgage loans described in this section. We can predict neither when and where such regional economic declines may occur nor to what extent or for how long such conditions may continue. See "The mortgage loans" in the related prospectus supplement.


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


The timing and amount of payments on the mortgage loans could be affected by various factors which may adversely affect payments on the notes
         Various factors influence mortgage delinquency rates, prepayment rates, repossession frequency and therefore the timing and ultimate payment of interest and repayment of principal. These factors include changes in the national or international economic climate, prevailing mortgage interest rates, regional economic or housing conditions, homeowner mobility, changes in tax laws, inflation, the availability of financing, yields on alternative investments, political developments and government policies.

         The rate of prepayments on the mortgage loans may be increased due to borrowers refinancing their mortgage loans and sales of mortgaged properties by borrowers (either voluntarily or as a result of enforcement action taken), as well as the receipt of proceeds from buildings insurance and life insurance policies. The rate of prepayment of mortgage loans may also be influenced by the presence or absence of early repayment charges.

         Other factors in borrowers' personal or financial circumstances may reduce the ability of borrowers to repay mortgage loans. Loss of earnings, illness, divorce and other similar factors may lead to an increase in delinquencies by and bankruptcies of borrowers, and could ultimately have an adverse impact on the ability of borrowers to repay mortgage loans. In addition, the ability of a borrower to sell a property given as security for a mortgage loan at a price sufficient to repay the amounts outstanding under the mortgage loan will depend upon a number of factors, including the availability of buyers for that property, the value of that property and property values and the property market in general at the time.

         The global intercompany loan is our principal source of income for repayment of the notes. The principal source of income for repayment by Funding 2 of the global intercompany loan is its interest in the mortgage loans held on trust by the mortgages trustee for the benefit of Funding, Funding 2 and the seller. If the timing and payment of the mortgage loans is adversely affected by any of the risks described above, the payments on your notes could be reduced or delayed.


Repurchases of mortgage loans by the seller may have the same effect as prepayments on the mortgage loans
         The purchase by the seller of mortgage loans subject to product switches, further advances or in respect of which personal secured loans are made to the same borrower and secured over the same property or by the repurchase by the seller of mortgage loans for breaches of representations and warranties, then the payment received by the mortgages trustee will have the same effect as a prepayment of such mortgage loan or mortgage loans. Because these factors are not within our control or the control of Funding 2 or the mortgages trustee, we cannot give any assurances as to the level of resulting prepayments that the mortgage portfolio may experience.

         In addition, if a mortgage loan is subject to a product switch or a further advance, the seller may purchase the relevant borrower's mortgage loan or mortgage loans and their related security from the mortgages trustee. If a borrower takes a personal secured loan after the borrower's existing mortgage loan(s) has been assigned to the mortgages trustee, the seller currently intends to purchase from the mortgages trustee the mortgage loan(s) of that borrower (including any personal secured loans and any further draws thereunder in respect of that borrower) that were part of the trust property. In the case of any such purchase, the payment received by the mortgages trustee will have the same effect as a prepayment of such mortgage loan or mortgage loans.

         In order to promote the retention of borrowers, the seller may periodically contact certain borrowers in respect of the seller's total portfolio of outstanding mortgage loans in order to encourage a borrower to review the seller's other mortgage products and to discuss shifting that borrower to an alternative Northern Rock mortgage product. The employee of the seller who contacts a borrower will not know whether that borrower's original mortgage loan has been sold to the mortgages trust. However, if the relevant original mortgage loan made to that borrower happens to have been sold to the mortgages trust and that borrower decides to switch mortgage loan products, the seller's retention policy may ultimately result in that mortgage loan becoming the subject of a product switch which ultimately may result in a prepayment as described in the preceding paragraph. Furthermore, the seller also may periodically contact certain borrowers in respect of the seller's total portfolio of outstanding mortgage loans in order to offer to a borrower the opportunity to apply for a further advance. If the borrower decides to take a further advance and the seller decides to purchase the mortgage loan subject to that further advance, the mortgage loan will be prepaid.

         As the decision by the seller whether to purchase a mortgage loan subject to a product switch or a further advance, or the mortgage loan(s) of a borrower taking a personal secured loan, is not within our control or the control of Funding 2 or the mortgages trustee, we cannot give any assurance as to the level of effective prepayments that the mortgage portfolio may experience as a result.


The inclusion of certain types of mortgage loans may affect the rate of repayment and prepayment of the mortgage loans

         The mortgage portfolio contains flexible mortgage loans. Flexible mortgage loans provide the borrower with a range of options that gives that borrower greater flexibility in the timing and amount of payments made under the mortgage loan. Subject to the terms and conditions of the mortgage loans (which may require in some cases notification to the seller and in other cases the consent of the seller), under a flexible mortgage loan a borrower may "overpay" or prepay principal on any day or make a re-draw in specified circumstances. For a detailed summary of the characteristics of the flexible mortgage loans, see "The mortgage loans - Characteristics of the mortgage loans - Flexible mortgage loans". In addition, certain of the seller's flexible mortgage loan products allow the borrower to make overpayments or repay the entire current balance under the flexible mortgage loan at any time without incurring an early repayment charge. See "The mortgage loans - Characteristics of the mortgage loans - Early repayment charges".

         The inclusion of Together Connections mortgage loans and Connections mortgage loans, which are another type of flexible mortgage loan, in the mortgages trust may also affect the yield to maturity of and the timing of payments on the notes. Application of the Together Connections Benefit, a feature of Together Connections mortgage loans, and Connections Benefit, a feature of Connections mortgage loans, will reduce the principal amount outstanding on a Together Connections mortgage loan and a Connections mortgage loan, respectively. As a result, less of a related borrower's contractual monthly payment (which the borrower is nevertheless obligated to continue making in full) will be required to pay interest, and proportionately more of that contractual monthly payment will be allocated as a repayment of principal. This reallocation may lead to amortization of the related mortgage loan more quickly than would otherwise be the case. For a description of the Together Connections mortgage loans and the Together Connections Benefit and the Connections mortgage loans and the Connections Benefit, see "The mortgage loans - Characteristics of the mortgage loans - Mortgage loan products offered by the seller".

         To the extent that borrowers under flexible mortgage loans consistently prepay principal or to the extent that Together Connections mortgage loans and Connections mortgage loans amortize more quickly than otherwise expected, the timing of payments on your notes may be adversely affected.

The yield to maturity of the notes may be adversely affected by prepayments or redemptions on the mortgage loans or repurchases of mortgage loans by the seller

         The yield to maturity of the notes of each class will depend mostly on (a) the amount and timing of the repayment of principal on the mortgage loans and (b) the price paid by the noteholders of each class of notes. The yield to maturity of the notes of each class may be adversely affected by a higher or lower than anticipated rate of prepayments on the mortgage loans. The rate of prepayment of mortgage loans is influenced by a wide variety of factors, as summarized in the two immediately preceding risk factors.

         Variation in the rate and timing of prepayments of principal on the mortgage loans may affect each class of notes differently depending upon amounts already repaid by Funding 2 to us under the global intercompany loan and whether a trigger event has occurred or the security granted by us under the issuer deed of charge has been enforced. If prepayments on the mortgage loans occur less frequently than anticipated, then the amortization of the notes may take much longer than is presently anticipated and the actual yields on your notes may be lower than you anticipate.

         No assurance can be given that Funding 2 will receive sufficient funds during the cash accumulation period for a bullet loan tranche or prior to the scheduled repayment date for a scheduled repayment loan tranche to enable Funding 2 to repay these loan tranches to us in time for us to redeem the corresponding series and classes of notes on their bullet redemption date or scheduled redemption dates, respectively. The extent to which sufficient funds are received by Funding 2 during a cash accumulation period for a bullet loan tranche or prior to a scheduled repayment date will depend on whether the actual principal prepayment rate of the loans is the same as the assumed principal prepayment rate.

         If Funding 2 does not have sufficient funds to pay the full amount scheduled to be repaid on a bullet loan tranche or scheduled repayment loan tranche and therefore we cannot redeem the corresponding series and classes of notes on their bullet redemption date or scheduled redemption date, respectively, then Funding 2 will be required to pay us only the amount it has actually received in respect of such loan tranches. Accordingly, we will only be obliged to pay the amount of funds we received from Funding 2 to holders of the corresponding notes. Any shortfall on such loan tranches and related notes will be deferred to and paid on subsequent payment dates when Funding 2 has money available to pay such shortfall on the loan tranches to us and we, in turn, have funds to pay the related series and classes of notes. If this happens, holders of affected notes will not receive repayment of principal when expected which may have an adverse effect on the yield to maturity of those notes.

         In addition, during the cash accumulation period for the bullet loan tranches, no payments of principal will be made on other loan tranches unless the quarterly CPR of the mortgage loans is greater than [15]% and certain other conditions are met, as described under "Cashflows - Distribution of Funding 2 available principal receipts prior to the enforcement of the Funding 2 security - Rules for application of Funding 2 available principal receipts".


The occurrence of a non-asset trigger event may accelerate the repayment of certain notes and/or delay the repayment of other notes

         If a non-asset trigger event has occurred, the mortgages trustee will distribute all principal receipts to Funding 2 and Funding until the Funding 2 share percentage and the Funding share percentage of the trust property are each zero. Funding 2 will on each payment date apply these principal receipts to repay the global intercompany loan and each new intercompany loan (if any) equally and in proportion to the outstanding principal balance of the relevant intercompany loan.

         Following the occurrence of a non-asset trigger event, we will apply these principal repayments of the global intercompany loan which are available for payment to noteholders on each payment date to repay the classes of notes in order of seniority, and pro rata in proportion to [the amounts due]; provided that the [class A] notes will be repaid in order of the final maturity date of each series of such class beginning with the earliest such date.

         If a non-asset trigger occurs or the issuer security is enforced, bullet redemption notes and scheduled redemption notes may not be repaid on their bullet redemption dates or scheduled redemption dates, and there is a risk that they may not be repaid by their final maturity dates. In addition, payment of principal of controlled amortization notes will not be limited to their controlled amortization amounts. This may cause certain series and classes of controlled amortization notes to be repaid more rapidly than expected and other series and classes of such notes be repaid more slowly than expected.


Competition in the UK mortgage loan industry could increase the risk of an early redemption of your notes

         The mortgage loan industry in the United Kingdom is highly competitive. Both traditional and new lenders use heavy advertising, targeted marketing, aggressive pricing competition and loyalty schemes in an effort to expand their presence in or to facilitate their entry into the market and compete for customers. For example, certain of the seller's competitors have implemented loyalty discounts for long-time customers to reduce the likelihood that these customers would refinance their mortgage loans with other lenders such as the seller.

         This competitive environment may affect the rate at which the seller originates new mortgage loans and may also affect the level of attrition of the seller's existing borrowers. If the rate at which new mortgage loans are originated declines significantly or if existing borrowers refinance their mortgage loans with lenders other than the seller then the risk of a trigger event occurring increases, which could result in an early redemption of your notes.


If the seller does not purchase fixed rate mortgage loans under which the borrower exercises his or her re-fix option then Funding 2 may need to enter into new hedging arrangements and we may not find a counterparty at the relevant time
         If the seller does not elect within 30 days of the end of the relevant fixed rate period to purchase the relevant mortgage loan from the mortgages trustee if it becomes a re-fixed mortgage loan, then this will necessitate the entry by Funding 2 into further hedging arrangements with an alternative basis rate swap counterparty satisfactory to the rating agencies. Entering into additional hedging arrangements may increase Funding 2's obligations on any payment date which may adversely affect payments on your notes. In addition, we cannot provide assurance that an alternative basis rate swap counterparty will be available at the relevant time.


If the mortgages trustee GIC provider or the Funding 2 GIC provider ceases to satisfy certain criteria, then the mortgages trustee GIC account or the Funding 2 GIC account may have to be transferred to another GIC provider under terms that may not be favourable as those offered by the current GIC provider
         The mortgages trustee GIC provider and the Funding 2 GIC provider are required to satisfy certain criteria (including certain criteria and/or permissions set or required by the FSA from time to time) in order to continue to receive deposits in the mortgages trustee GIC account and the Funding 2 GIC account, respectively. If either the mortgages trustee GIC provider or the Funding 2 GIC provider ceases to satisfy that criteria, then the relevant account may need to be transferred to another entity which does satisfy that criteria. In these circumstances, the stand-by GIC provider or other bank, as applicable, may not offer a

GIC on terms as favourable as those provided by the mortgages trustee GIC provider or the Funding 2 GIC provider.

         The criteria referred to above as of the date of this prospectus include a requirement that the short-term, unguaranteed and unsecured ratings ascribed to the mortgages trustee GIC provider or, as the case may be, the Funding 2 GIC provider are at least "A-1+" (or in the circumstances described below, "A-1") by Standard & Poor's, "F1" by Fitch and "P-1" by Moody's, provided that where the relevant deposit amount is less than 20% of the amount of the Funding share of the trust property, then the short-term, unguaranteed and unsecured rating required to be ascribed by Standard & Poor's to the mortgages trustee GIC provider or, as the case may be, the Funding 2 GIC provider shall be at least "A-1". These criteria are subject to change by the rating agencies.


Termination payments on the Funding 2 basis rate swap may adversely affect the funds available to make payments on the notes
         The amount of revenue receipts that Funding 2 receives will fluctuate according to the interest rates applicable to the mortgage loans in the mortgages trust. However, the amount of interest payable by Funding 2 to us under the global intercompany loan will depend upon [a LIBOR based rate for one-month sterling deposits].

         To hedge its exposure against the possible variance between the foregoing interest rates, Funding 2 entered into the Funding 2 basis rate swap with the Funding 2 basis rate swap provider and the Funding 2 security trustee on the Funding 2 program date (see "The swap agreements - The Funding 2 basis rate swap").

         If the basis rate swap is terminated, Funding 2 may be obliged to pay a termination payment to the Funding 2 basis rate swap provider. The amount of the termination payment will be based on the cost of entering into a replacement swap.

         We cannot give you any assurance that Funding 2 will have the funds available to make that payment or that Funding 2 will have sufficient funds available to make any termination payment under the Funding 2 basis rate swap or to make subsequent payments to us in respect of the relevant series and class of notes. Nor can we give you any assurance that Funding 2 will be able to enter into a replacement swap, or if one is entered into, that the credit rating of the replacement swap provider will be sufficiently high to prevent a downgrading of the then current ratings of the notes by the rating agencies.

         Except where the Funding 2 basis rate swap provider has caused the Funding 2 basis rate swap to terminate by its own default, any termination payment due by Funding 2 will rank equally with payments due on the loan tranches. Any additional amounts required to be paid by Funding 2 following termination of the Funding 2 basis rate swap (including any extra costs incurred (for example, from entering into "spot" interest rate swaps) if Funding 2 cannot immediately enter into a replacement swap), will also rank equally with payments due on the loan tranches.

         Therefore, if Funding 2 is obliged to make a termination payment to the Funding 2 basis rate swap provider or to pay any other additional amount as a result of the termination of the Funding 2 basis rate swap, this may affect the funds which Funding 2 has to make payments on the global intercompany loan and therefore may affect the funds which we have available to make payments on the notes of any class and any series.


Ratings assigned to the notes may be lowered or withdrawn after you purchase the notes, which may lower the market value of the notes
         The ratings assigned to each class of notes address the likelihood of full and timely payment to you of all payments of interest on each payment date under those classes of notes. The ratings also address the likelihood of ultimate repayment of principal on the final maturity date of each class of notes. The expected ratings of a series and class of notes offered by this prospectus will be set out in the prospectus supplement applicable to that series and class of notes. Any rating agency may lower its rating or withdraw its rating if, in the sole judgement of the rating agency, the credit quality of the notes has declined or is in question. If any rating assigned to the notes is lowered or withdrawn, the market value of the notes may be reduced.


Subordination of other note classes may not protect you from all risk of loss
         The class B notes, the class M notes, class C notes and class D notes of any series are subordinated in right of payment of interest to the class A notes of any series. The class M notes, the class C notes and the class d notes of any series are subordinated in right of payment of interest to the B notes of any series. The class C notes and the class D notes of any series are subordinated in right of payment of interest to the class M notes of any series. The class D notes of any series are subordinated in right of payment of interest to the class C notes of any series.

         The class B notes, the class M notes, the class C notes and the class D notes of any series are subordinated in right of payment of principal to the class A notes of any series. The class M notes, the class C notes and the class D notes of any series are subordinated in right of payment of principal to the class B notes of any series. The class C notes and the class D notes of each series are subordinated in right of payment of principal to the class M notes of each series. The class D notes of any series are subordinated in right of payment of principal to the class C notes and any series.

         You should be aware, however, that not all classes of notes are scheduled to receive payments of principal on each payment date. Despite the principal priority of payments described above, subject to there being no trigger event and no enforcement of the Funding 2 security and/or the issuer security, lower ranking classes of notes may nevertheless be repaid principal before higher ranking classes of notes. Payments of principal are expected to be made to each class of notes in amounts up to the amounts set forth under "Cashflows - Distribution of issuer available principal receipts prior to enforcement of the issuer security and/or occurrence of a trigger event".

         There is no assurance that these subordination rules will protect the class A noteholders from all risks of loss, the class B noteholders from all risk of loss, the class M noteholders from all risk of loss, or the class C noteholders from all risk of loss. If the losses allocated to the class D notes, the class C notes, the class M notes and the class B notes, as evidenced on each of the class D, class C, class M and class B principal deficiency subledgers, respectively, plus any other debits to each of the class D, class C, class M and class B principal deficiency subledgers, as the case may be, are in an aggregate amount equal to the aggregate outstanding principal balances of the class D notes, the class C notes, the class M notes and the class B notes, then losses on the mortgage loans will thereafter be allocated to the class A notes at which point there will be an asset trigger event. If the losses allocated to the class D, the class C notes and the class M notes, as evidenced on each of the class D, the class C and class M principal deficiency subledgers, respectively, plus any other debits to each of the class D, the class C and class M principal deficiency subledgers, as the case may be, are in an aggregate amount equal to the aggregate outstanding principal balances of the class D and class C notes and the class M notes, then losses on the mortgage loans will thereafter be allocated to the class B notes. Similarly, if the losses allocated to the class D notes and the class C notes as evidenced on the class D and the class C principal deficiency subledger plus any other debits to each of the class D and the class C principal deficiency subledgers are in an aggregate amount equal to the aggregate outstanding principal balance of the class D and the class C notes, then losses on the mortgage loans will thereafter be allocated to the class M notes. Finally, if the losses allocated to the class D notes as evidenced on the class D principal deficiency subledger plus any other debits to the class D principal deficiency subledger are in an amount equal to the aggregate outstanding principal balance of the class D notes, then loss on the mortgage loans will thereafter be allocated to the class C notes.


The required subordination for a class of notes may be changed
         We may change the required subordinated amount for any class of notes, or the method of calculating the required subordinated amount for such class, at any time without the consent of any noteholders if certain conditions are met, including confirmation from each rating agency that has rated any outstanding notes that such change will not cause a reduction, qualification or withdrawal of its then-current rating of any outstanding notes.

         In certain circumstances some of the conditions for issuance of notes may be waived

         If we obtain confirmation from each rating agency that has rated any outstanding notes that the issuance of a new series and class of notes will not cause a reduction, qualification or withdrawal of its then-current rating of any outstanding notes rated by that rating agency, then some of the conditions of issuance described under "Issuance of new notes" may be waived.


Payments of class B, class M, class C and class D notes may be delayed or reduced because of subordination provisions
         If on any payment date on which a payment of principal is due on any series of class B, class M, class C or class D notes at a time when there is insufficient subordination for more senior classes of notes and we are unable to issue additional notes of such class B, class M class C or class D notes or obtain acceptable alternative forms of credit enhancement, such subordinated class of notes will not be entitled to receive payments of principal until all outstanding classes of notes have their required level of subordination. See "Cashflows - Rules for application of Funding 2 available principal receipts"


Issuance of additional notes may affect the timing and amounts of payments to you
         We expect to issue notes from time to time. New notes may be issued without notice to existing noteholders and without their consent, and may have different terms from outstanding notes. For a description of the conditions that must be meet before the issuer can issue new notes, see "Issuance of new notes".

         The issuance of new notes could adversely affect the timing and amount of payments on outstanding notes. For example, if notes of the same class as your notes issued after your notes have a higher interest rate than your notes, this could result in a reduction in the available funds used to pay interest on your notes. Also when new notes are issued, the voting rights of your notes will be diluted.


You may not be able to sell the notes
         There currently is no secondary market for the notes. The underwriters expect, but are not obliged, to make a market in the notes. If no secondary market develops, you may not be able to sell the notes prior to maturity. We cannot offer any assurance that a secondary market will develop or, if one does develop, that it will continue.


You may be subject to exchange rate and interest rate risks
         Repayments of principal and payments of interest on a series and class of notes may be made in a currency other than sterling but the global intercompany loan made by us to Funding 2 and repayments of principal and payments of interest by Funding 2 to us under the global intercompany loan will be in sterling. In addition interest due and payable by Funding 2 to us under the global intercompany loan will be calculated pursuant to a margin over [one month sterling LIBOR] but interest due and payable on a series and class of notes may be calculated on a fixed, floating or other type of calculation basis (as set out in the applicable prospectus supplement).

         To hedge our currency exchange rate exposure and/or interest rate exposure in such cases, on the closing date for a series and class of notes we will, where applicable, enter into appropriate currency and/or interest rate swaps for such notes with an issuer swap provider as specified in the related prospectus supplement (see "The swap agreements - The issuer swaps").

         If we fail to make timely payments of amounts due under an issuer swap, then we will have defaulted under that issuer swap. Each issuer swap provider is obliged only between sterling and the currency in which such notes are denominated to make payments under an issuer swap as long as we make payments under it. If such issuer swap provider is not obliged to make payments of, or if it defaults in its obligations to make payments of, amounts equal to the full amount to be paid to us on the payment dates under the issuer swap (which are the same dates as the payment dates under the notes), we will be exposed to changes in the exchange rates between sterling and the currency in which such notes are denominated and in the associated interest rates on these currencies. Unless a replacement currency swap is entered into, we may have insufficient funds to make payments due on the notes of any class and any series.

         In addition, some of the mortgage loans carry variable rates of interest, some of the mortgage loans pay interest at a fixed rate or rates of interest and some of the flexible mortgage loans pay interest at variable rates of interest no higher than the rate offered by a basket of UK mortgage lenders or pay interest at a rate which tracks the Bank of England base rate. However, these interest rates on the mortgage loans which will fund the interest payable under the global intercompany loan will not necessarily match the floating and/or fixed rates on the notes. If the Funding 2 basis rate swap provider defaults in its obligation to make payments under the Funding 2 basis rate swap, Funding 2 will be exposed to the variance between the rates of interest payable on the mortgage loans and the rate of interest payable on the global intercompany loan. Unless a replacement swap is entered into, Funding 2 may have insufficient funds to make payments due on the global intercompany loan which may affect the funds we will have available to make payments due on the notes of any class and any series.


Termination payments on the issuer swaps may adversely affect the funds available to make payments on the notes
         If any of the issuer swaps terminate, we may be obliged to pay a termination payment to the relevant issuer swap provider. The amount of the termination payment will be based on the cost of entering into a replacement issuer swap. Under the global intercompany loan agreement, Funding 2 will be required to pay us an amount required by us to pay any termination payment due by us to the relevant issuer swap provider. Funding 2 will also be obliged to pay us any extra amounts which we may be required to pay to enter into a replacement swap.

         We cannot give you any assurance that Funding 2 will have the funds available to make that payment or that we will have sufficient funds available to make any termination payment under any of the issuer swaps or to make subsequent payments to you in respect of the relevant series and class of notes. Nor can we give you any assurance that we will be able to enter into a replacement swap, or if one is entered into, that the credit rating of the replacement issuer swap provider will be sufficiently high to prevent a downgrading of the then current ratings of the notes by the rating agencies.

         Except where the relevant issuer swap provider has caused the relevant issuer swap to terminate by its own default, any termination payment due by us will rank equally with payments due on the notes. Any additional amounts required to be paid by us following termination of the relevant issuer swap (including any extra costs incurred (for example, from entering into "spot" currency or interest rate swaps if we cannot immediately enter into a replacement swap), will also rank equally with payments due on the notes.

         Therefore, if we are obliged to make a termination payment to the relevant issuer swap provider or to pay any other additional amount as a result of the termination of the relevant issuer swap, this may affect the funds which we have available to make payments on the notes of any class and any series.


If the Bank of England base rate falls below a certain level, we could suffer a revenue shortfall which could adversely affect our payments on the notes
         The seller guarantees that for variable rate mortgage loans that are eligible to be charged at the seller's standard variable rate (including fixed rate mortgage loans which become variable after the fixed period), during the period in which the seller may impose an early repayment charge, the actual gross interest rate that the seller charges will be the lower of:

         (a)  the seller's standard variable rate; or

         (b) the Bank of England base rate plus a margin which is determined by Northern Rock.

         If the Bank of England base rate plus the appropriate margin (as described above) falls to a level below the seller's standard variable rate it is possible that there would be a shortfall of income on the mortgage loans and that, as a result, either or both of Funding 2 and we would suffer a revenue shortfall.


If borrowers become entitled to the loyalty discount offered by the seller, we could suffer a revenue shortfall which could adversely affect our payments on the notes
         The seller currently offers a loyalty discount on each mortgage loan (other than a Together mortgage loan, a Together Connections mortgage loan and a CAT standard mortgage loan) which currently provides for a reduction of 0.25% (although the seller may in the future allow for a discount of between 0.25% and 0.75%) of the applicable interest rate on that mortgage loan once the borrower has held that mortgage loan for at least seven years, subject to certain conditions. If the loyalty discount becomes applicable to a significant number of borrowers it is possible that there would be a shortfall of income on the mortgage loans and that, as a result, either or both of Funding 2 and we would suffer a revenue shortfall.


We rely on third parties and you may be adversely affected if they fail to perform their obligations
         We are a party to contracts with a number of other third parties that have agreed to perform services in relation to the notes. For example, the issuer swap providers will agree to provide their respective swaps, the corporate services provider has agreed to provide corporate services and the paying agents and the agent bank have agreed to provide payment and calculation services in connection with the notes. In the event that any relevant third party was to fail to perform its obligations under the respective agreements to which it is a party, you may be adversely affected.


Excess revenue receipts may not be sufficient to replenish principal that has been used to pay interest, which may result in your notes not being repaid in full
         If, on any payment date, revenue receipts available to us are insufficient to enable us to pay interest on the notes and our other expenses ranking in priority to interest due on notes, then we may use principal receipts from the global intercompany loan to make up that revenue shortfall.

         During the term of the transaction, however, it is expected that these principal deficiencies will be recouped from subsequent excess issuer available revenue receipts. However, if subsequent excess issuer available revenue receipts are insufficient to recoup those principal deficiencies, then you may receive later than anticipated, or you may not receive in full, repayment of the principal amount outstanding on your notes.

         For more information on principal deficiencies, see "Credit structure
- Principal deficiency ledger".


The seller share and the Funding share of the trust property do not provide credit enhancement for the notes
         Subject to certain exceptions as described under "The mortgages trust
- Adjustments to trust property" and " - Losses", any losses from mortgage loans included in the trust property will be allocated to Funding, Funding 2 and the seller on each distribution date in proportion to the then current Funding share percentage, the then current Funding 2 share and the then current seller share percentage of the trust property.

         The seller share and the Funding share of the trust property do not provide credit enhancement for the Funding 2 share of the trust property. Losses on the mortgage loans in the trust property are generally allocated proportionately among the seller, Funding and Funding 2 depending on their respective percentage shares (or, in certain circumstances, their weighted average percentage shares) of the trust property.


We will only have recourse to the seller if there is a breach of warranty by the seller, and otherwise the seller's assets will not be available to us as a source of funds to make payments on the notes
         After a global intercompany loan enforcement notice under the global intercompany loan is given (as described under "Security for Funding 2's obligations"), the Funding 2 security trustee may sell the Funding 2 share of the trust property. There is no assurance that a buyer would be found or that such a sale would realize enough money to repay amounts due and payable under the global intercompany loan agreement, the previous global intercompany loan agreements and any new global intercompany loan agreements.

         We will not, and Funding 2 and the mortgages trustee will not, have any recourse to the seller of the mortgage loans, other than in respect of a breach of warranty under the mortgage sale agreement.

         We will not, and the mortgages trustee, Funding 2 and the Funding 2 security trustee will not, undertake any investigations, searches or other actions on any mortgage loan or its related security and we and each of them will rely instead on the warranties given in the mortgage sale agreement by the seller.

         If any of the warranties made by the seller is materially untrue on the date on which a mortgage loan (including any personal secured loan) is assigned to the mortgages trustee, then, in the first instance, the seller will be required to remedy the breach within 28 days of the seller becoming aware of the same or of receipt by it of a notice from the mortgages trustee.

         If the seller fails to remedy the breach within 28 days, then the seller will be required to repurchase from the mortgages trustee (i) the relevant mortgage loan and its related security and (ii) any other mortgage loans (including any personal secured loans) of the relevant borrower and their related security that are included in the trust property, in each case at their current balance as of the date of completion of such repurchase together with all interest (whether due or accrued but not due) and arrears of interest payable thereon to the date of repurchase. There can be no assurance that the seller will have the financial resources to repurchase the mortgage loan or mortgage loans and their related security. However, if the seller does not repurchase those mortgage loans and their related security when required, then the seller share of the trust property will be deemed to be reduced by an amount equal to the principal amount outstanding of those mortgage loans together with any arrears of interest and accrued and unpaid interest and expenses.

         Other than as described here, none of the mortgages trustee, Funding 2, you, or we will have any recourse to the assets of the seller.


There can be no assurance that a borrower will repay principal at the end of the term on an interest-only loan (with or without a capital repayment vehicle) or a combination loan
         Each mortgage loan in the cut-off date mortgage portfolio was advanced on one of the following bases:

         o Repayment basis, with principal and interest repaid on a monthly basis through the mortgage term; or

         o An interest-only basis with or without a capital repayment vehicle; or

         o A combination basis, that is, a combination of the repayment and interest-only arrangements where only part of the principal will be repaid by way of monthly payments.

         Neither the interest-only mortgage loans nor the interest-only portion of any combination mortgage loan includes scheduled amortization of principal. Instead the principal must be repaid by the borrower in a lump sum at maturity of the mortgage loan.

         For interest-only mortgage loans with a capital repayment vehicle or a combination loan with a capital repayment vehicle the borrower is recommended to put in place an investment plan or other repayment mechanism forecast to provide sufficient funds to repay the principal due at the end of the term.

         The ability of a borrower to repay the principal on an interest-only mortgage loan or the final payment of principal on a combination mortgage loan at maturity depends on such borrower's responsibility to ensure that sufficient funds are available from an investment plan or another source, such as ISAs, pension policies, personal equity plans or endowment policies, as well as the financial condition of the borrower, tax laws and general economic conditions at the time. However, there can be no assurance that there will be sufficient funds from any investment plan to repay the principal or (in the case of a combination loan) the part of the principal that it is designed to cover.

         The seller does not (and in certain circumstances cannot) take security over investment plans. Consequently, in the case of a borrower in poor financial condition the investment plan will be an asset available to meet the claims of other creditors. The seller also recommends the borrower to take out term life insurance cover in relation to the mortgage loan, although the seller again does not take security over such policies.

         In the case of interest-only mortgage loans, there can be no assurance that the borrower will have the funds required to repay the principal at the end of the term. If a borrower cannot repay the mortgage loan and a loss occurs on the mortgage loan, then this may affect payments on the notes if that loss cannot be cured by the application of excess issuer available revenue receipts.

There may be risks associated with the fact that the mortgages trustee has no legal title to the mortgage loans and their related security which may adversely affect payments on the notes
         The assignment by the seller to the mortgages trustee of the benefit of the English mortgage loans and their related security in the mortgage portfolio as at the Funding 2 program date took effect in equity only (and any assignment of the benefit of the English mortgage loans and their related security in the future will take effect in equity only). The sale and assignment by the seller to the mortgages trustee of the Scottish mortgage loans and their related security in the mortgage portfolio as at the Funding 2 program date were given effect by a declaration of trust by the seller by which the beneficial interests in such Scottish mortgage loans and their related security were transferred to the mortgages trustee (and any sale of Scottish mortgage loans and their related security in the future will be given effect by further declaration of trust). In each case this means that legal title to the mortgage loans and their related security in the trust property remains with the seller, but the mortgages trustee has all the other rights and benefits relating to ownership of each mortgage loan and its related security (which rights and benefits are subject to the trust in favor of the beneficiaries). The mortgages trustee has the right to demand the seller to give it legal title to the mortgage loans and the related security in the circumstances described under "Assignment of the mortgage loans and their related security - Transfer of legal title to the mortgages trustee" and until then the mortgages trustee will not apply to H.M. Land Registry or H.M. Land Charges Registry to register or record its equitable interest in the English mortgages, and cannot in any event apply to the Registers of Scotland to register or record its beneficial interest in the Scottish mortgages. For more information on the Scottish mortgage loans and their related security, see "The mortgage loans - Scottish mortgage loans" and "Material legal aspects of the mortgage loans - Scottish mortgages". In addition, except in the limited circumstances set out in "Assignment of the mortgage loans and related security - Transfer of legal title to the mortgages trustee", the seller will not give notice of the assignment of the mortgage loans and related security to any borrower.

         At any time during which the mortgages trustee does not hold the legal title to the mortgage loans and their related security or has not notified its interest in the mortgage loans and their related security to the borrowers, there are risks, as follows:

         o firstly, if the seller wrongly sold to another person a mortgage loan and that mortgage loan has already been assigned to the mortgages trustee, and that person acted in good faith and did not have notice of the interests of the mortgages trustee or the beneficiaries in the mortgage loan and that person notified the borrower of that sale to it of the mortgage loan and its related security or registered its interest in that mortgage, then she or he might obtain good title to the mortgage loan, free from the interests of the mortgages trustee and the beneficiaries. If this occurred then the mortgages trustee would not have good title to the affected mortgage loan and its related security and it would not be entitled to payments by a borrower in respect of such a mortgage loan. This may affect our ability to repay the notes;

         o secondly, the rights of the mortgages trustee and the beneficiaries may be subject to the rights of the borrowers against the seller, such as the rights of setoff (see in particular "- There are risks in relation to flexible mortgage loans and personal secured loans which may adversely affect the funds available to pay the notes") which occur in relation to transactions or deposits made between certain borrowers and the seller and the rights of borrowers to redeem their mortgages by repaying the mortgage loan directly to the seller. If these rights were exercised, the mortgages trustee may receive less money than anticipated from the mortgage loans, which may affect our ability to repay the notes; and

         o finally, the mortgages trustee would not be able to enforce any borrower's obligations under a mortgage loan or mortgage itself but would have to join the seller as a party to any legal proceedings.

              However, once notice has been given to a borrower of the transfer of the related mortgage loan and its related security to the mortgages trustee, any independent set-off rights which that borrower has against the seller will crystallize, further rights of independent set-off would cease to accrue from that date and no new rights of independent set-off could be asserted following that notice. Set-off rights arising under transaction set-off (which are set-off claims arising out of a transaction connected with the mortgage loan) will not be affected by that notice.

         Additionally, if a borrower exercises any set-off rights then an amount equal to the amount set off will reduce the total amount of the seller share of the trust property only. For more information on the risks of transaction set-off, see "- There are risks in relation to flexible mortgage loans and personal secured loans which may adversely affect the funds available to pay the notes".


There are risks in relation to flexible mortgage loans and personal secured loans which may adversely affect the funds available to pay the notes
         As described under "- There may be risks associated with the fact that the mortgages trustee has no legal title to the mortgage loans and their related security, which may adversely affect payments on the notes", the seller has made an equitable assignment of (or, in the case of the Scottish mortgage loans, a transfer of the beneficial interest in) the relevant mortgage loans and mortgages to the mortgages trustee, with legal title being retained by the seller. Therefore, the rights of the mortgages trustee may be subject to the direct rights of the borrowers against the seller, including rights of set-off existing prior to notification to the borrowers of the assignment of the mortgage loans and the mortgages. Such set-off rights (including analogous rights in Scotland) may occur if the seller fails to advance a cash re-draw to a borrower under a flexible mortgage loan or a further draw to a borrower under a personal secured loan when the borrower is entitled to such cash re-draw or further draw.

         If the seller fails to advance the cash re-draw or further draw in accordance with the relevant mortgage loan, then the relevant borrower may argue that it is entitled to set off any damages claim (or the exercise of analogous rights in Scotland) arising from the seller's breach of contract against the seller's (and, as equitable assignee of or holder of the beneficial interest in the mortgage loans and the mortgages, the mortgages trustee's) claim for payment of principal and/or interest under the flexible mortgage loan or personal secured loan as and when it becomes due. In addition, a borrower under a personal secured loan may attempt to set off any such damages claim (or the exercise of analogous rights in Scotland) against the seller's claim for payment of principal and/or interest under any other mortgage loan which the borrower has with the seller. Such set-off claims will constitute transaction set-off as described in the immediately preceding risk factor.

         The amount of the claim in respect of a cash re-draw or further draw will, in many cases, be the cost to the borrower of finding an alternative source of funds (although in the case of Scottish mortgage loans which are personal secured loans it is possible, though regarded as unlikely, that the borrower's rights of set-off could extend to the full amount of the relevant further draw). The borrower may obtain a mortgage loan elsewhere in which case the damages would be equal to any difference in the borrowing costs together with any consequential losses, namely the associated costs of obtaining alternative funds (for example, legal fees and survey fees). If the borrower is unable to obtain an alternative mortgage loan, he or she may have a claim in respect of other losses arising from the seller's breach of contract where there are special circumstances communicated by the borrower to the seller at the time the borrower entered into the mortgage or which otherwise were reasonably foreseeable.

         A borrower may also attempt to set off against his or her mortgage payments an amount greater than the amount of his or her damages claim (or the exercise of analogous rights in Scotland). In that case, the administrator will be entitled to take enforcement proceedings against the borrower although the period of non-payment by the borrower is likely to continue until a judgement is obtained.

         The exercise of set-off rights by borrowers would reduce the incoming cash flow to the mortgages trustee during such exercise. However, the amounts set off will be applied to reduce the seller share of the trust property only.

         Further, there may be circumstances in which:

         o a borrower may seek to argue that certain re-draws are unenforceable by virtue of non-compliance with the CCA;

         o a borrower may seek to argue that personal secured loans may be unenforceable or unenforceable without a court order because of non-compliance with the CCA; or

         o certain re-draws or further draws may rank behind liens created by a borrower after the date upon which the borrower entered into its mortgage with the seller.

         The minimum seller share has been sized in an amount expected to cover these risks, although there is no assurance that it will. If the minimum seller share is not sufficient in this respect then there is a risk that you may not receive all amounts due on the notes or that payments may not be made when due.


If the administrator is removed, there is no guarantee that a substitute administrator would be found, which could delay collection of payments on the mortgage loans and ultimately could adversely affect payments on the notes
         The seller has been appointed by the mortgages trustee and the beneficiaries as administrator to service the mortgage loans. If the administrator breaches the terms of the administration agreement, then the mortgages trustee, [Funding, Funding 2, the security trustee and the Funding 2 security trustee] will be entitled to terminate the appointment of the administrator and to appoint a substitute administrator.

         There can be no assurance that a substitute administrator would be found who would be willing and able to service the mortgage loans on the terms of the administration agreement. In addition, as described under the third risk factor immediately succeeding this risk factor, any substitute administrator will be required to be authorized under the FSMA in order to administer mortgage loans that constitute regulated mortgage contracts. The ability of a substitute administrator fully to perform the required services would depend, among other things, on the information, software and records available at the time of the appointment. Any delay or inability to appoint a substitute administrator may affect payments on the mortgage loans and hence our ability to make payments when due on the notes.

         You should note that the administrator has no obligation itself to advance payments that borrowers fail to make in a timely fashion.


The mortgages trustee may not receive the benefit of claims made on the buildings insurance which could adversely affect payments on the notes
         The practice of the seller in relation to buildings insurance is described under "The mortgage loans - Buildings insurance policies". As described in that section, we cannot provide assurance that the mortgages trustee will always receive the benefit of any claims made under any applicable insurance contracts or that the amount received in the case of a successful claim will be sufficient to reinstate the property. This could reduce the principal receipts received by Funding 2 according to the Funding 2 share and could adversely affect our ability to make payments on the notes. You should note that buildings insurance is normally renewed annually.


The mortgages trustee is not required to maintain mortgage indemnity insurance with the current insurer, and the seller is not required to maintain the current level of mortgage indemnity insurance coverage for new mortgage loans that it originates in the future, which may adversely affect the funds available to pay the notes
         The mortgages trustee is not required to maintain a mortgage indemnity policy with the current insurer. The mortgages trustee has the discretion to contract for mortgage indemnity guarantee protection from any insurer then providing mortgage indemnity insurance policies or not at all, subject to prior agreement with the rating agencies and their confirmation that this will not affect the then current ratings of the notes.

         In addition, the seller is not required to maintain the same level of coverage under mortgage indemnity insurance policies for mortgage loans that it may originate in the future and assign to the mortgages trust. See "The mortgage loans - Buildings insurance policies - MIG Policies".


Possible regulatory changes by the Office of Fair Trading, the Financial Services Authority and any other regulatory authorities may have an impact on the seller, the issuer, the mortgage loans and/or personal secured loans and may adversely affect our ability to make payments when due on the notes
         In the United Kingdom, the Office of Fair Trading ("OFT") is responsible for the issue of licenses under and the enforcement of the CCA, related consumer credit regulations and other consumer protection legislation. The OFT may review businesses and operations, provide guidelines to follow and take actions when necessary with regard to the mortgage market in the United Kingdom.

Regulation of Mortgage lending in the United Kingdom under the FSMA

         Mortgage lending in the United Kingdom became a regulated activity under the FSMA on October 31, 2004 ("N(m)")

         The FSMA applies to a "regulated mortgage contract". A mortgage loan contract will be a regulated mortgage contract under the FSMA, if it is originated after N(m) or originated prior to N(m) but varied after N(m) such that a new contract is entered into and if, at the time it is entered into:
(a) the borrower is an individual or trustee, (b) the contract provides for the obligation of the borrower to repay to be secured by a first legal mortgage on land (other than timeshare accommodation) in the UK, and (c) at least 40% of that land is used, or is intended to be used, as or in connection with a dwelling by the borrower or (in the case of credit provided to trustees) by an individual who is a beneficiary of the trust, or by a related person. Therefore, the FSMA will not apply to a mortgage contract that is secured by a second or subsequent charge or is provided to a corporate body. The CCA will continue to apply, if applicable, to mortgage loans post N(m) where the mortgage loan does not satisfy the definition of a regulated mortgage contract.

         From N(m), subject to any exemption, persons carrying on any specified regulated mortgage-related activities by way of business must, be authorized by the Financial Services Authority (the "FSA") under the FSMA. The specified activities currently are (a) entering into a regulated mortgage contract as lender, (b) administering a regulated mortgage contract (administrating in this context means notifying borrowers of changes in mortgage payments and/or collecting payments due under the mortgage loan), (c) advising on regulated mortgage contracts, and (d) arranging regulated mortgage contracts. Agreeing to carry on any of these activities is a regulated activity. If requirements as to, inter alia, authorization of lenders and brokers are not complied with, a regulated mortgage contract may be unenforceable against the borrower except with the approval of a court.

         The regime under the FSMA regulating financial promotions covers the content and manner of promotion of regulated mortgage products, and by whom such promotion can be issued or approved.

         An unauthorized person who carries on a regulated mortgage-related activity of administering or advising in respect of a regulated mortgage contract that has been validly entered into may commit an offense, although this will not render the contract unenforceable against the borrower. We do not need to be an authorised person under the FSMA in order to acquire legal or beneficial title to a regulated mortgage contract. We will not carry on the regulated activity of administering in relation to regulated mortgage contracts, where such contracts are administered pursuant to an administration agreement by an entity having the required FSA authorization and permission. If such administration agreement terminates, however, we will have a period of not more than one month in which to arrange for mortgage administration to be carried out by a replacement administrator having the required FSA authorization and permission. In addition, from N(m) no variations have or will be made to the mortgage loans and no re-draws or further advances have or will be made under the mortgage loans, where this would result in us arranging, advising on, administering or entering into a regulated mortgage contract or agreeing to carry on any of these activities, if we would be required to be authorized under the FSMA to do so.

         Prior to N(m), self-regulation of mortgage business in the UK was under the Mortgage Code (the "CML Code") issued by the Council of Mortgage Lenders (the "CML"). The seller subscribes to the CML Code and since N(m), as an authorised person is subject to the FSA requirements in its Mortgages:
Conduct of Business Source Book ("MCoB"). MCoB sets out various requirements that a regulated mortgage lender must comply with when carrying on regulated mortgage-related activities, in particular, MCoB sets out requirements as to pre-application disclosures at offer stage, disclosures at start of contract and responsible lending. A failure to comply with MCoB, by a regulated mortgage lender, would not make the regulated mortgage contract unenforceable or void as against the borrower or constitute an offence by the regulated mortgage lender. A borrower which is a private person may have a right of action against the regulated mortgage lender where the borrower has suffered a loss as a result of the contravention. Membership of the CML and compliance with the CML Code are voluntary. The CML Code sets out a minimum standard of good mortgage business practice, from marketing to lending procedures and dealing with borrowers experiencing financial difficulties. Since April 30, 1998, lender-subscribers to the CML Code may not accept mortgage business introduced by intermediaries who were not registered with (before November 1, 2000) the Mortgage Code Register of Intermediaries or (on and after November 1, 2000) the Mortgage Code Compliance Board.

         In March 2001, the European Commission published a Recommendation to member states urging their lenders to subscribe to the code issued by the European Mortgage Federation. On July 26, 2001 the CML decided to subscribe to the code collectively on behalf of its members. Lenders had until September 30, 2002 to implement the code, an important element of which is provision to consumers of a "European Standardised Information Sheet" (an "ESIS") similar to the pre-application illustration required by the FSA. Following postponement of the regulation by the FSA of mortgage business from August 2002 to N(m), UK lenders generally could not begin to provide ESISs to consumers until N(m). The CML has discussed this with the European Commission and the European Mortgage Federation. While compliance with the code is voluntary, if the code is not effective, the European Commission is likely to see further pressure from consumer bodies to issue a Directive on mortgage credit or to extend its proposal for a Directive on consumer credit (as to which, see the paragraph below) to all mortgage credit.

         In September 2002, the European Commission published a proposal for a directive of the European Parliament and of the Council on the harmonization of the laws, regulations and administrative provisions of the member states concerning credit for consumers and surety agreements entered into by consumers. In its original form, the proposal requires specified requirements to be met and restrictions observed in respect of certain mortgage loan products, including new credit agreements for further drawings under certain flexible mortgages and for further advances and amortization tables for repayment mortgages. If the proposal comes into force in its original form, mortgage loans which do not comply with these requirements and restrictions may be subject to penalties, potentially including loss of interest and charges by the mortgagee coupled with continuation of the right of repayment in installments by the borrower. Significantly, in its original form the proposal provides that it does not apply retrospectively (subject to certain exceptions including in respect of new drawings or further advances made in respect of existing agreements) and does not apply to residential mortgage loans except those which include an equity release component. There has been significant opposition from the European Parliament to the original form of the proposed directive. On April 20, 2004, the European Parliament voted on its first reading the proposed directive and has made over 150 amendments. In particular, these amendments provide that (subject to certain exceptions) loans not exceeding (Euro)100,000 will be regulated, but that the proposed directive will not apply to any loan secured by a mortgage on land or to any loan originated before national implementing legislation comes into force.

         The European Commission will now re-draft the proposed directive in light of the European Parliament resolution. There are differences in opinion as to the extent to which mortgage loans should be included in the scope of the proposed directive, and the directive may be substantially further amended before it is ultimately brought into effect.

         In any event the proposed directive is unlikely to come into force before 2006 as the co-decision procedures of the European Parliament and of the Council, from the publication of the proposal to the coming into force of the new consumer credit directive, are likely to take at least two years and member states will then have a further two years in which to bring national implementing legislation regulations and administrative provisions into force. The UK Department of Trade and Industry (the "DTI") is currently in consultation with consumer and industry organizations in relation to this proposal. As a result of the above, the form and the effect of the ultimately implemented directive on our ability to make payments when due on the notes cannot be fully determined at this stage.

         Currently, a credit agreement is regulated by the CCA where: (a) the borrower is or includes an individual, (b) the amount of "credit" as defined in the CCA does not exceed the financial limit, which is (GBP)25,000 for credit agreements made on or after May 1, 1998, or lower amounts for credit agreements made before that date, and (c) the credit agreement is not an exempt agreement as specified in or under section 16 of the CCA (for example, certain types of credit to finance the purchase of, or alterations to, homes or business premises). Some of the personal secured loans in the mortgage portfolio might be wholly or partly regulated or treated as such by the CCA. Any such personal secured loan has to comply with requirements under the CCA as to content, layout and execution of the personal secured loan agreement. If it does not comply, then to the extent that it is regulated or to be treated as such:

         (a) the personal secured loan is unenforceable if the form to be signed by the borrower is not signed by the borrower or omits or mis-states a "prescribed term"; or

         (b) in other cases, the personal secured loan is unenforceable without a court order and, in exercising its discretion whether to make the order, the court will take into account any prejudice suffered by the borrower and any culpability by the seller.

         If a court order is necessary to enforce some or part of a personal secured loan in the mortgage portfolio to the extent that it is regulated, then in dealing with such an application, the court has the power, if it appears just to do so, to amend the personal secured loan agreement or to impose conditions upon its performance or to make a time order (for example, giving extra time for arrears to be cleared). The CCA contains anti-avoidance provisions. The seller does not believe that these provisions would apply to the mortgage loans, and has represented that no mortgage loan (apart from a personal secured loan) is wholly or partly regulated by the CCA or to be treated as such.

         In November 2002, the DTI announced its intention that a credit agreement will be regulated by the CCA where, for credit agreements made after this change is implemented: (a) the borrower is or includes an individual, save for partnerships of four or more partners, (b) irrespective of the amount of credit (although in July 2003, the DTI announced its intention that the financial limit will remain for certain business-to-business lending), and (c) the credit agreement is not an exempt agreement. If this change is implemented, then any new loan or further advance made after this time, other than a regulated mortgage contract under the FSMA or an exempt agreement under the CCA, will be regulated by the CCA. Such loan or further advance will have to comply with requirements as to the form and content of the credit agreement and, in certain cases, new requirements for pre-contract disclosure of key information. If it does not comply, it will be unenforceable against the borrower. A consumer credit white paper was published by the DTI in December 2003. The white paper was accompanied by a consultation on draft regulations detailing the changes proposed for consumer credit advertising, the form and content of credit agreements, pre-contract disclosure requirements, the early settlement of credit agreements and facilitating the conclusion of credit agreements over the internet.

         Following the consultation process, in June 2004 finalized regulations were laid before Parliament governing consumer credit advertising; the form and content of credit agreements; requirements for pre-contract disclosure; and the rebate of interest charges to which a borrower will be entitled on early settlement. The new regulations relating to advertising are due to come into effect on October 31, 2004. The regulations relating to form and content of credit agreements are due to come into effect on May 31, 2005, or August 31, 2005 for agreements that have been presented, sent or made available to the borrower but have not been executed before May 31, 2005. Regulations on pre-contract disclosure are due to take effect from May 31, 2005. The regulations on early settlement introduce revised formulae for calculating the minimum rebate of interest to which the borrower is entitled on an early settlement, which are anticipated to be more favourable to the borrower than the existing formulae. The new formulae come into force on May 31, 2005 for all agreements entered into on or after that date. For all agreements existing on May 31, 2005, the new formulae will apply from May 31, 2007 for all such agreements which were originally for a term of 10 years or less, and from May 31, 2010 for all such agreements which were originally for a term of more than 10 years.

         The FSA has announced that, to avoid dual regulation from N(m), all mortgages regulated by the FSA will not be covered by the CCA. This carve-out only affects mortgages entered into or varied such that a new contract is formed on or after N(m). Before that date, the CCA will continue to be the relevant legislation. For the avoidance of doubt, a mortgage securing a regulated mortgage contract that would (except for the carve-out) be regulated under the CCA or treated as such will, however, be enforceable on an order of the court only pursuant to section 126 of the CCA, notwithstanding regulation under the FSMA.

         No assurance can be given that additional regulations from the OFT, the FSA or any other regulatory authority will not arise with regard to the mortgage market in the United Kingdom generally, the seller's particular sector in that market or specifically in relation to the seller. Any such action or developments, in particular, but not limited to, the cost of compliance, may have a material adverse effect on the seller, us and/or the servicer and their respective businesses and operations. This may adversely affect our ability to make payments in full when due on the notes.

Regulations in the United Kingdom could lead to some terms of the mortgage loans and personal secured loans being unenforceable, which may adversely affect payments on the notes
         In the United Kingdom, the Unfair Terms in Consumer Contracts Regulations 1994 applied to all of the mortgage loans that were entered into between July 1, 1995 and September 30, 1999. These regulations were revoked and re-enacted by the Unfair Terms in Consumer Contracts Regulations 1999 ("UTCCR") on October 1, 1999, which apply to all the mortgage loans as of that date. The UTCCR generally provide that:

         o a borrower may challenge a term in an agreement on the basis that it is an "unfair" term within the regulations and therefore not binding on the borrower; and

         o the OFT and any "qualifying body" (as defined in the regulations, such as the FSA) may seek to prevent a business from relying on unfair terms.

         This will not generally affect "core terms" which set out the main subject matter of the contract, such as the borrower's obligation to repay principal. However, it may affect terms that are not considered to be core terms, such as the right of the lender to vary the interest rate. For example, if a term permitting a lender to vary the interest rate is found to be unfair, the borrower will not be liable to pay the increased rate or, to the extent that she or he has paid it, will be able, as against the lender or the mortgages trustee, to claim repayment of the extra interest amounts paid or to set off the amount of such claim against the amount owing by the borrower under the mortgage loan. Any such non-recovery, claim or set-off ultimately may adversely affect our ability to make payments on the notes such that the payments on your notes could be reduced or delayed.

         On February 24, 2000, the OFT issued a guidance note on what the OFT considers to be fair and unfair terms for interest variation in mortgage contracts. Where the interest variation term does not provide for precise and immediate tracking of an external rate outside the lender's control, and if the borrower is locked in, for example by an early repayment charge that is considered to be a penalty, the term is likely to be regarded as unfair under the UTCCR unless the lender (i) notifies the borrower in writing at least 30 days before the rate change and (ii) permits the borrower to repay the whole loan during the next three months after the rate change, without paying the early repayment charge. The seller has reviewed the guidance note and has concluded that its compliance with it will have no material adverse effect on the mortgage loans or its business. The guidance note has been withdrawn from the OFT website. The FSA has agreed with the OFT to take responsibility for the enforcement of the UTCCR in regulated mortgage contracts. The guidance note is currently under review by the OFT and the FSA, but there is no indication as to when this review is likely to be concluded or what changes, if any may arise from it.

         In August 2002 the Law Commission for England and Wales and the Scottish Law Commission published a Joint Consultation Paper proposing changes to the UTCCR, including harmonizing provisions of the UTCCR and the Unfair Contract Terms Act 1977, applying the UTCCR to business-to-business contracts and revising the UTCCR to make it "clearer and more accessible". The closing date for comments on this consultation was November 8, 2002 and a final report (together with a Bill) is expected in 2004. No assurances can be given that changes to the UTCCR, if implemented, will not have an adverse effect on the seller, us and/or the administrator.

         Under the FSMA, the Financial Ombudsman Service (the "Ombudsman") is required to make decisions on (among other things) complaints relating to the terms in agreements on the basis of what, in the Ombudsman's opinion, would be fair and reasonable in all circumstances of the case, taking into account (among other things) law and guidance. Complaints brought before the Ombudsman for consideration must be decided on a case-by-case basis, with reference to the particular facts of any individual case. Each case would first be adjudicated by an adjudicator. Either party to the case may appeal against the adjudication. In the event of an appeal, the case proceeds to a final decision by the

Ombudsman. The Ombudsman may make a money award to a borrower, which may adversely affect the value at which mortgage loans could be realized and accordingly our ability to make payments in full when due on the notes.


The mortgages trustee's entitlement to be indemnified for liabilities undertaken during the enforcement process may adversely affect the funds available to Funding 2 to pay amounts due under the global intercompany loan, which may in turn adversely affect the funds available to pay the notes
         In order to enforce a power of sale in respect of a mortgaged property, the relevant mortgagee (which may be Northern Rock, the mortgages trustee or any receiver appointed by the security trustee) must first obtain possession of the mortgaged property unless the property is vacant. Possession is usually obtained by way of a court order although this can be a lengthy process and the mortgagee must assume certain risks. Each of the mortgages trustee and the Funding 2 security trustee and any receiver appointed by it is entitled to be indemnified to its satisfaction against personal liabilities which it could incur if it were to become a mortgagee in possession before it is obliged to seek possession, provided that it is always understood that the security trustee is never obliged to enter into possession of the mortgaged property.


The European Union directive on the Taxation of Savings Income may prevent you from receiving interest on the notes in full
         The European Union has adopted a Directive regarding the taxation of savings income. Subject to a number of important conditions being met, it is proposed that member states will be required from July 1, 2005, to provide to the tax authorities of other member states details of payments of interest and other similar income paid by a person to an individual in another member state, except that Austria, Belgium and Luxembourg will instead impose a withholding system for a transitional period unless during such period they elect otherwise.


Tax payable by Funding 2 and us may adversely affect our ability to make payments on the notes


         As explained under "Material United Kingdom tax consequences", both Funding 2 and we will generally be subject to UK corporation tax, currently at a rate of 30%, on the profit reflected in their respective profit and loss accounts as increased by the amount of any expenses which are not deductible for the purposes of UK corporation tax. If the tax payable by Funding 2 or us is greater than expected because, for example, expenses or losses which are not so deductible are greater than expected, the funds available to make payments on your notes could be materially reduced and this could have a material adverse effect on our ability to make payments on the notes.


If the United Kingdom joins the European Monetary Union prior to the maturity of the notes, we cannot assure you that this would not adversely affect payments on your notes
         It is possible that prior to the maturity of the notes the United Kingdom may become a participating member state in the European economic and monetary union and the euro may become the lawful currency of the United Kingdom. In that event, (a) all amounts payable in respect of any notes denominated in sterling may become payable in euro; (b) applicable provisions of law may allow or require us to re-denominate such notes into euro and take additional measures in respect of such notes; and (c) the introduction of the euro as the lawful currency of the United Kingdom may result in the disappearance of published or displayed rates for deposits in sterling used to determine the rates of interest on such notes or changes in the way those rates are calculated, quoted and published or displayed. The introduction of the euro could also be accompanied by a volatile interest rate environment which could adversely affect a borrower's ability to repay its loan as well as adversely affect investors. It cannot be said with certainty what effect, if any, adoption of the euro by the United Kingdom will have on investors in the notes.


Your interests may be adversely affected by a change of law in relation to UK withholding tax
         In the event that amounts due under the notes are subject to withholding tax, we will not be obliged to pay additional amounts in relation thereto. The applicability of any UK withholding tax under current English law is discussed under "Material United Kingdom tax consequences".


Proposed changes to the Basel Capital Accord and the risk weighted asset framework may result in changes to the risk-weighting of your notes
         In June 1999, the Basel Committee on Banking Supervision (the "Basel Committee") issued proposals for reform of the 1988 Capital Accord and proposed a new capital adequacy framework which places enhanced emphasis on market discipline. Following an extensive consultation period on its proposals, the Basel Committee announced on May 11, 2004 that it had achieved consensus on the framework of the "New Basel Capital Accord" as "International Conveyance of Capital Measurement and Capital Standards: A Revised Framework". The text of the New Basel Capital Accord was published on June 26, 2004. This text will serve as the basis for national and super national rule-making and approval processes to continue and for banking organizations to complete their preparation for the implementation of the New Basel Capital Accord. The Basel Committee confirmed that it is currently intended that the various approaches under the framework be implemented in stages, some from year-end 2006, and the most advanced at year-end 2007. The New Basel Capital Accord proposals could affect risk weighting of the notes in respect of certain investors if those investors are regulated in a manner which will be affected by the proposals. Consequently, you should consult your own advisers as to the consequences to and effect on you of the potential application of the New Basel Capital Accord proposals. We cannot predict the precise effects of potential changes which might result from the adoption of the New Basel Capital Accord.


You will not receive physical notes, which may cause delays in distributions and hamper your ability to pledge or resell the notes
         Unless the global note certificates are exchanged for individual note certificates, which will only occur under a limited set of circumstances, your beneficial ownership of the notes will only be registered in book-entry form with DTC, Euroclear or Clearstream, Luxembourg. The lack of physical notes could, among other things:

         o result in payment delays on the notes because we will be sending distributions on the notes to DTC instead of directly to you;

         o make it difficult for you to pledge or otherwise grant security over the notes if physical notes are required by the party demanding the pledge or other security; and

         o hinder your ability to resell the notes because some investors may be unwilling or unable to buy notes that are not in physical form.

If you have a claim against us it may be necessary for you to bring suit against us in England to enforce your rights
         We have agreed to submit to the non-exclusive jurisdiction of the courts of England, and it may be necessary for you to bring a suit in England to enforce your rights against us.

Provisions of the Insolvency Act 2000 could delay enforcement of your rights in the event of our insolvency or an insolvency of Funding 2
         The Insolvency Act 2000 amended the Insolvency Act 1986 to provide that certain "small" companies (which are defined by reference to certain tests relating to a company's balance sheet, turnover and number of employees) will be able to seek protection from their creditors for a period of up to 28 days with the option for creditors to extend the moratorium for a further two months. The position as to whether or not a company is a "small" company may change from period to period and consequently no assurance can be given that we or Funding 2 will, at any given time, be determined to be a "small" company. The Secretary of State for Trade and Industry may by regulation modify the eligibility requirements for "small" companies and can make different provisions for different cases. No assurance can be given that any such modification or different provisions will not be detrimental to the interests of noteholders.

         However, the Insolvency Act 1986 (Amendment) (No.3) Regulations 2002 (Statutory Instrument 2002 No. 1990) provides for an exception to the "small" companies moratorium provisions if the company is party to an arrangement which is or forms part of a capital market arrangement under which (i) a party has incurred, or when the arrangement was entered into was expected to incur, a debt of at least (GBP)10 million under the arrangement and (ii) the arrangement involves the issue of a capital market investment. We believe that we will fall within this exception and that the moratorium provisions will not apply to us. However, we take the view that the exception will not cover Funding 2 and there is therefore a risk that it may be the subject of a "small" companies moratorium under the Insolvency Act 2000. It should be borne in mind that the moratorium merely delays the enforcement of security whilst the moratorium is in effect (a maximum of three months), it does not void or in any way negate the security itself.

                                 Defined terms

         We have provided an index of defined terms at the end of this prospectus under "Glossary". Terms used in this prospectus have the meaning set out in the glossary unless they are defined where they first appear in this prospectus. For purposes of this prospectus, the term "borrower" has the meaning set out in the glossary, but generally means a person or persons who have borrowed money under a mortgage loan.

         References to "the issuer", "we" or "us" refer to Granite Master Issuer plc. References to "the notes" refer to any of the notes, including the "US notes", that we are issuing under this prospectus and the related prospectus supplements.

         References to a "series" of notes refer to all classes of notes issued on a given day.

         References to a "series and class" of notes refer to a particular class of notes of a given series.

                                  The issuer


Introduction
         The issuer was incorporated in England and Wales as a public company limited by shares under the Companies Act 1985 on 5 October, 2004 with registered number 5250668. The registered office of the issuer is at Fifth Floor, 100 Wood Street, London EC2V 7EX. The issuer is wholly owned by Funding 2 (see "Funding 2").

         The issuer is organized as a special purpose company and will be mostly passive. The issuer has no subsidiaries. The seller does not own directly or indirectly any of the share capital of Funding 2 or the issuer.

         The principal objects of the issuer are set out in its memorandum of association and permit the issuer, among other things, to lend money and give credit, secured or unsecured, to borrow or raise money and to grant security over its property for the performance of its obligations or the payment of money.

         The issuer was established to raise capital by the issue of notes and to use the net proceeds of such issuance to make the global intercompany loan to Funding 2 in accordance with the global intercompany loan agreement entered into between Funding 2 and the issuer.

         Since its incorporation, the issuer has not engaged in any material activities other than those incidental to its registration as a public company under the Companies Act 1985, the authorization and issue of the notes, the matters contemplated in this prospectus, the authorization of the other transaction documents referred to in this prospectus or in connection with the issue of the notes and other matters which are incidental or ancillary to those activities. The issuer has no employees.

                                Use of proceeds

     The gross proceeds from each issue of notes will (after exchanging, where applicable, the proceeds of the notes for sterling, calculated by reference to the applicable [specified currency exchange rate]) be used by the issuer to make available loan tranches to Funding 2 pursuant to the terms of the global intercompany loan agreement. Funding 2 will use the gross proceeds of each loan tranche to:

     o make an initial contribution to the mortgages trustee, which the mortgages trustee will use to pay to the seller the initial purchase price in respect of any new mortgage portfolio which is assigned to the mortgages trustee;

     o make a further contribution to the mortgages trustee, which the mortgages trustee will use to pay a special distribution to the seller or to Funding; and/or

     o fund the Funding 2 reserve fund and/or make a deposit into the Funding 2 GIC account;

     o if an existing series and class of notes (or any part thereof) is being refinanced by such issue of notes, to repay the loan tranche(s) (or any part thereof) relating to the series and class of notes being so refinanced.

                            The Northern Rock Group


The seller
         The seller was incorporated as a public limited liability company in England and Wales on October 30, 1996 with registered number 03273685. The seller is regulated by the Financial Services Authority. The seller was originally a building society and was converted October 1, 1997 from a mutual form UK building society to a stock form UK bank listed on the London Stock Exchange plc and authorized under the FSMA.

         The registered office of the seller is at Northern Rock House, Gosforth, Newcastle upon Tyne NE3 4PL.

         At [June 30, 2004], the seller was the [ninth] largest UK quoted bank by market capitalization. It is a specialized mortgage lender whose core business is the provision of residential mortgages funded in both the retail and wholesale markets. It also provides a range of other services, mainly related to its core activities.

         At [June 30, 2004], the seller and its principal subsidiaries (the "Group") had total assets under management of approximately (GBP)[o] billion and employed approximately [o] employees. At the date of this prospectus, Northern Rock has a long-term rating of "A" by Standard & Poor's, "A1" by Moody's and "A+" by Fitch. The seller's ordinary shares are listed on the London Stock Exchange plc.


Mortgage business
         The seller is one of the major mortgage lenders in the UK in terms of mortgage loans outstanding. In the UK mortgage market, the seller's net mortgage lending during 2002 and 2003 and for the six months ended [June 30, 2004] (i.e., new mortgage lending during the year/period net of capital repayments and acquisitions) was (GBP)6.7 billion, (GBP)8.5 billion and
(GBP)[o] billion, respectively, and gross mortgage lending during 2002 and 2003 and for the six months ended [June 30, 2004] (i.e., solely on the basis of new mortgage lending during the year/period) was (GBP)12.6 billion,
(GBP)17.3 billion and (GBP)[o] billion, respectively.


Subsidiaries of the seller
         The seller currently has the following two principal subsidiaries:

         o    Northern Rock Mortgage Indemnity Company Limited
         Northern Rock Mortgage Indemnity Company Limited, or NORMIC, is a limited liability company incorporated in Guernsey on July 15, 1994 with registered number 28379. NORMIC's core business is the provision of mortgage indemnity insurance. NORMIC provides mortgage indemnity insurance to the seller.

         o    Northern Rock (Guernsey) Limited
         Northern Rock (Guernsey) Limited, or NRG, is a limited liability company incorporated in Guernsey on November 17, 1995 with registered number 30224. NRG is a wholly owned subsidiary of the seller and engages in retail deposit taking.

         The issuer believes that additional information relating to Northern Rock, in its capacity as Funding 2 basis rate swap provider and administrator, is not material to an investor's decision to purchase the notes.

                                   Funding 2


Introduction

         Funding 2 was incorporated in England and Wales as a private limited company on 4 October, 2004 with registered number 05249387. The registered office of Funding 2 is at Fifth Floor, 100 Wood Street, London EC2V 7EX. Funding 2 is wholly owned by Holdings.

         Funding 2 is organized as a special purpose company and will be mostly passive. Funding 2 has no subsidiaries other than the issuer although, subject to certain conditions, Funding 2 may establish new issuers from time to time.

         Since its incorporation, Funding 2 has not engaged in any material activities other than those incidental to establishing the issuer, authorising the transaction documents referred to in this prospectus, and other matters which are incidental or ancillary to those activities. Funding 2 has no employees.

                             The mortgages trustee


Introduction
         The mortgages trustee was incorporated as a private limited company in Jersey, Channel Islands on February 14, 2001 with registered number 79309. The registered office of the mortgages trustee is at 22 Grenville Street, St. Helier, Jersey JE4 8PX, Channel Islands. The mortgages trustee is wholly owned by Holdings. The mortgages trustee is organized as a special purpose company and is mostly passive. The mortgages trustee has no subsidiaries. The seller does not own directly or indirectly any of the share capital of Holdings or the mortgages trustee.

         Since its incorporation, the mortgages trustee has not engaged in any material activities other than those incidental to the settlement of the trust property on the mortgages trustee or relating to the issue of notes by the Funding issuers and us, the authorization of the transaction documents referred to in this prospectus to which it is or will be a party, and other matters which are incidental or ancillary to those activities.

                                   Holdings

Introduction
         Holdings was incorporated as a private limited company in England and Wales on December 14, 2000 with registered number 4127787. The registered office of Holdings is at Fifth Floor, 100 Wood Street, London EC2V 7EX.

         Holdings is wholly owned by The Law Debenture Intermediary Corporation p.l.c. under the terms of a trust for the benefit of charitable institutions. Holdings is organized as a special purpose company and is mostly passive.

         The principal objects of Holdings are as set out in its memorandum of association and are, among other things, to acquire and hold, by way of investments or otherwise and to deal in or exploit in such manner as may from time to time be considered expedient, all or any of the shares, stocks, debenture stocks, debentures or other interests of or in any company (including the mortgages trustee, Funding, Funding 2 and the post-enforcement call option holder).

                                 GPCH Limited

Introduction
         GPCH Limited, the post-enforcement call option holder, was incorporated as a private limited company in England and Wales on December 15, 2000 with registered number 4128437. The registered office of the post-enforcement call option holder is at Fifth Floor, 100 Wood Street, London EC2V 7EX.

         GPCH Limited is wholly owned by Holdings.

         The post-enforcement call option holder is organized as a special purpose company and is mostly passive. The post-enforcement call option holder has no subsidiaries. The seller does not own directly or indirectly any of the share capital of Holdings or the post-enforcement call option holder.

         The principal objects of the post-enforcement call option holder are as set out in its memorandum of association and are, among other things, to hold bonds, notes, obligations and securities issued or guaranteed by any company and any options or rights in respect of them.

         Since its incorporation, the post-enforcement call option holder has not engaged in any material activities other than those activities incidental or relating to the issue of the notes by the Funding issuers and the authorizing of the transaction documents referred to in this prospectus and other matters which are incidental to those activities. The post-enforcement call option holder has no employees.

Post-enforcement call option
         The post-enforcement call option agreement will be entered into between us, the note trustee (as agent for the noteholders) and by a subsidiary of Holdings called GPCH Limited. The terms of the option will require, upon exercise of the option granted to GPCH Limited by the note trustee, the transfer to GPCH Limited of all (but not some only) of the notes. The option may be exercised upon the earlier of (1) within 20 days following the final maturity date of the latest maturing notes, the note trustee certifying that there is no further amount outstanding under the related global intercompany loan, and (2) the enforcement by the note trustee of the security granted by us under the issuer deed of charge as certified by the note trustee (following the note trustee's determination that there are no further assets available to pay amounts due and owing to the noteholders). If the earlier of the foregoing two events is the enforcement of the security under the issuer deed of charge, the option may only be exercised if the note trustee has determined that there is not enough money to pay all amounts due to the noteholders and has distributed to the noteholders their respective shares of the remaining proceeds. The noteholders will be bound by the terms of the notes to transfer the notes to GPCH Limited in these circumstances. The noteholders will not be paid more than a nominal sum for that transfer.

         As the post-enforcement call option may only be exercised in the two situations described above, the economic position of the noteholders will not be further disadvantaged. In addition, exercise of the post-enforcement call option and delivery by the noteholders of the notes to GPCH Limited will not extinguish any other rights or claims that these noteholders may have against us other than the rights to payment of interest and repayment of principal under the notes.


Fees
         The table below sets out the on-going fees to be paid by the issuer, Funding 2 and the mortgages trustee to transaction parties.

Type of fee                        Amount of fee           Priority in cashflow        Frequency
--------------------------------   ----------------------  -------------------------   ----------------------
Administration fee                 0.08% per year of the   Ahead of all revenue        Each distribution date
                                   Funding 2 share of      amounts payable to
                                   trust property          Funding 2 by the
                                                           mortgages trustee

Funding 2 cash management fee      (GBP)[o] each year      Ahead of all revenue        Each payment date
                                                           amounts payable by
                                                           Funding 2 and allocable
                                                           to the issuer

Issuer cash management fee         (GBP)[o] each year      Ahead of all interest       Each payment date
                                                           payments on the notes

Corporate expenses of mortgages    Estimated (GBP)[o]      Ahead of all revenue        Each payment date
trustee                            each year               amounts payable to
                                                           Funding 2 by the
                                                           mortgages trustee

Corporate expenses of Funding 2    Estimated (GBP)[o]      Ahead of all revenue        Each payment date
                                   each year               amounts payable by
                                                           Funding 2 and allocable
                                                           to the issuer

Corporate expenses of issuer       Estimated (GBP)[o]      Ahead of all interest       Each payment date
                                   each year               payments on the notes

Fee payable by Funding 2 to        Estimated (GBP)[o]      In respect of the           Each payment date
security trustee, by issuer to     each year               security trustee, ahead
the note trustee and by issuer                             of all revenue amounts
to the principal paying agent,                             payable by Funding 2 and
paying agent, transfer agent,                              allocable to the issuer,


                                      61


registrar and agent bank                                   and in respect of the
                                                           note trustee and the
                                                           agents, ahead of all
                                                           interest payments on the
                                                           notes

         Each of the above fees is inclusive of value added tax ("VAT"), which is currently assessed at 17.5%. The VAT-exclusive amount of the fees will be subject to adjustment if the applicable rate of VAT changes so that the actual amount of each fee (inclusive of VAT and regardless of the VAT rate assessed) will be the amount as set out above.

                               Issuance of notes

         The notes will be issued pursuant to the trust deed. The following summary and the information set out in "Description of the trust deed", "The notes" and "Description of the US notes" summarize the material terms of the notes and the trust deed. These summaries do not purport to be complete and are subject to the provisions of the trust deed and the terms and conditions of the notes.


General
         The notes will be issued in series. Each series will comprise of one or more class A, class B, class M, class C or class D notes issued on a single issue date. A class designation determines the relative seniority for receipt of cash flows. The notes of a particular class and series will all have the same terms. The notes of a particular class in different series will not necessarily have all the same terms. Differences may include principal amount, interest rates, interest rate calculations, currency, scheduled maturity date, final maturity date and ratings. Each series and class of notes will be secured over the same property as the notes offered by this prospectus. The terms of each series of notes will be set forth in the related prospectus supplement.


Issuance
         We may issue new series and classes of notes and advance new loan tranches to Funding 2 from time to time without obtaining the consent of existing noteholders. As a general matter we may only issue a new series and class of notes if sufficient subordination is provided for that new series and class of notes by one or more existing subordinate classes of notes and/or the Funding 2 reserve fund. The required subordinated percentage, which is used to calculate the required subordination for each class of notes, will be set forth in the applicable prospectus supplement for each series of that class of notes. Similarly, the Funding 2 reserve required amount will be specified in each prospectus supplement. The conditions and tests (including the required levels of subordination) necessary to issue a series and class of notes, or the "issuance tests", include the following:


All classes of notes
         On the closing date of any series and class of notes:

         o there is no debit balance on the principal deficiency ledger (in respect of any loan tranche);

         o [no note event of default shall have occurred which is continuing or will occur as a consequence of such issuance;]

         o [no note acceleration notice or note enforcement notice has been served on the issuer by the note trustee;]

         o [no global intercompany loan enforcement notice has been served on Funding 2 by the Funding 2 security trustee;]

         o    [the Funding 2 reserve fund is fully funded;]

         o [each of the applicable transaction documents has been executed by the relevant parties to those documents;]

         o [the issuer has delivered a solvency certificate to the note trustee in form and substance satisfactory to the note trustee;]


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         o    [the rating agencies have provided written confirmation that their ratings of the outstanding notes will not be adversely affected as a consequence of such issuance;]

         o    [other]

AND,

For the class A notes of any series, on the closing date for that series of notes and after giving effect to the issuance of that series of notes, the class A available subordinated amount must be equal to or greater than the class A required subordinated amount.

The "class A required subordinated amount" is calculated, on any date, as the product of:

                                    A x B

         where:

         A    = the class A required subordination percentage as specified in the prospectus supplement for such series of class A notes; and

         B    = the principal amount outstanding of all notes on such date
                (after giving effect to any payments of principal to be made on the notes on such date).

The "class A available subordinated amount" is calculated, on any date, as the sum of (a) the aggregate of the principal amounts outstanding of the class B notes of all series, the class M notes of all series, the class C notes of all series and the class D notes of all series (after giving effect to payments of principal being made on the notes on such date); and (b) the Funding 2 target reserve amount.

For the class B notes of any series, on the closing date for that series of notes and after giving effect to the issuance of that series of notes, the class B available subordinated amount must be equal to or greater than the class B required subordinated amount.

The "class B required subordinated amount" is calculated, on any date, as the product of:

                                    A x B

         where:

         A    = the class B required subordination percentage as specified in the prospectus supplement for such series of class B notes; and

         B    = the principal amount outstanding of all notes on such date
                (after giving effect to any payments of principal to be made on the notes on such date).

The "class B available subordinated amount" is calculated, on any date, as the sum of (a) the aggregate of the principal amounts outstanding of the class M notes of all series, the class C notes of all series and the class D notes of all series (after giving effect to payments of principal being made on the notes on such date); and (b) the Funding 2 target reserve amount.

For the class M notes of any series, on the closing date for that series of notes and after giving effect to the issuance of that series of notes, the class M available subordinated amount must be equal to or greater than the class M required subordinated amount.


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


The "class M required subordinated amount" is calculated, on any date, as the product of:

                                    A x B

         where:

         A    = the class M required subordination percentage as specified in the prospectus supplement for such series of class M notes; and

         B    = the principal amount outstanding of all notes on such date
                (after giving effect to any payments of principal to be made on the notes on such date).

The "class M available subordinated amount" is calculated, on any date, as the sum of (a) the aggregate of the principal amounts outstanding of the class C notes of all series and the class D notes of all series (after giving effect to payments of principal being made on the notes on such date); and (b) the Funding 2 target reserve amount.

For the class C notes of any series, on the closing date for that series of notes and after giving effect to the issuance of that series of notes, the class C available subordinated amount must be equal to or greater than the class C required subordinated amount.

The "class C required subordinated amount" is calculated as the product of:

                                    A x B

         where:

         A    = the class C required subordination percentage as specified in the prospectus supplement for such series of class C notes; and

         B    = the principal amount outstanding of all notes on such date
                (after giving effect to any payments of principal to be made on the notes on such date).

The "class C available subordinated amount" is calculated, on any date, as the sum of (a) the aggregate of the principal amounts outstanding of the class D notes of all series (after giving effect to payments of principal being made on the notes on such date); and (b) the Funding 2 target reserve amount.

For the class D notes of any series, on the closing date for that series of notes and after giving effect to the issuance of that series of notes, the amount standing to the credit of the Funding 2 reserve ledger, after giving effect to any debits and credits made to the Funding 2 reserve ledger on such date, is at least equal to the then Funding 2 target reserve amount.

The Funding 2 target reserve percentage will be specified in each prospectus supplement.

[The Funding 2 target reserve amount, on any date, is the product of (a) Funding 2 target reserve percentage and (b) the then principal amount outstanding of the global intercompany loan (including the balances of any loan tranches issued on such date). The Funding 2 reserve required amount is calculated as (i) the Funding 2 target reserve amount less (ii) excess spread. [Excess spread is calculated, on any date, as (1) the weighted average yield on the mortgage loans in the mortgage trust at such date, together with new mortgage loans (if any) to be assigned to the mortgages trustee on such date and taking into account the margins on the basis rate swaps as at such date less (2) the weighted average yield of the outstanding notes at such date,


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including any notes issued on such date and taking into account the margins on the issuer swaps as at such date.]

         We may change the required subordinated amount for any class of notes or the method of computing the required subordinated amount, at any time without the consent of any noteholders so long as the we have:

         o received confirmation from each rating agency that has rated any outstanding notes that the change will not result in the reduction, qualification or withdrawal of its then current rating of any outstanding notes; and

         o an opinion of counsel that for US federal income tax purposes (i) the change will not adversely affect the tax characterization as debt of any outstanding series and class of notes that were characterized as debt at the time of their issuance, (ii) following the change, we will not be treated as an association, or publicly traded partnership, taxable as a corporation, and (iii) such change will not cause or constitute an event in which gain or loss would be recognized by any holder of such notes.

         If we obtain confirmation from each rating agency that has rated any outstanding notes that the issuance of a new series and class of notes will not cause a reduction, qualification or withdrawal of the ratings of any outstanding notes rated by that rating agency, then some of the conditions to issuance described above may be waived.

         We may also at any time adjust the Funding 2 target reserve percentage and the calculation of the Funding 2 reserve required amount provided we obtain confirmation from each rating agency that has rated any outstanding notes that such adjustments will not cause a reduction, qualification or withdrawal of the ratings of any outstanding notes by that rating agency.




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                              The mortgage loans


Summary of mortgage portfolio
         Each prospectus supplement issued in connection with the issuance of a series and class of notes will contain tables summarising information in relation to the applicable cut-off date mortgage portfolio. The tables will contain information in relation to various criteria as of the applicable cut-off date. Tables will indicate, amongst other things, composition by [type of property, seasoning, period to maturity, geographical distribution, indexed loan-to-value ratios, outstanding current balance, mortgage loan products and repayment terms] as well as other information that may be described from time to time.

         Each prospectus supplement relating to the issuance of a series and class of notes also will contain tables summarizing certain characteristics of the United Kingdom mortgage market. Tables will provide historical information on, amongst other things, repossession rates, arrears, house price to earnings ratios as well as other information that may be described from time to time. These tables should be read in conjunction with the additional historical information on certain aspects of the United Kingdom residential mortgage market appearing in "Certain characteristics of the United Kingdom residential mortgage market".


Introduction
         The housing market in the UK primarily consists of owner-occupied housing. The remainder of dwellings are in some form of public, private landlord or social ownership. The mortgage market, in which mortgage loans are provided for the purchase of a property and secured on that property, is the primary source of household borrowings in the UK.

         In describing the characteristics of the mortgage loans, references in this prospectus to:

         o "initial mortgage portfolio" means the portfolio of mortgage loans, their related security, accrued interest and other amounts derived from such mortgage loans that the seller assigned to the mortgages trustee on March 26, 2001;

         o "further mortgage portfolios" means the portfolios of further mortgage loans, their related security, accrued interest and other amounts derived from such further mortgage loans that the seller has assigned to the mortgages trustee after March 26, 2001;

         o "additional mortgage portfolio" means the portfolio of additional mortgage loans, their related security, accrued interest and other amounts derived from such additional mortgage loans that the seller, as of any cut-off date, anticipates assigning to the mortgages trustee;

         o "cut-off date mortgage portfolio" means, as of any cut-off date, the initial mortgage portfolio and the further mortgage portfolios (taking account of, among other things, amortization of mortgage loans in that portfolio and the addition and/or removal of any mortgage loans to or from that portfolio since March 26, 2001) combined with any additional mortgage portfolio; and

         o "mortgage portfolio" means, as of any date of determination, the initial mortgage portfolio and the further mortgage portfolios assigned to the mortgages trustee prior to such date of determination, taking account of, among other things, amortization of mortgage loans in that portfolio and the addition and/or removal of any mortgage loans to or from that portfolio since the last such assignment.

         The following is a description of some of the characteristics of the mortgage loans currently or previously offered by the seller and includes details of mortgage loan types, the underwriting process, lending criteria and selected statistical information. Each mortgage


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loan in the mortgage portfolio incorporated one or more of the features referred to in this section. The seller will not assign to the mortgages trust any mortgage loan that was in arrears at any time during the 12 months prior to the assignment date, and will not assign to the mortgages trust any mortgage loan that is a non-performing mortgage loan.

         Each borrower may have more than one mortgage loan incorporating different features, but all mortgage loans secured on the same mortgaged property will be incorporated in a single account with the seller which is called the mortgage account. Each mortgage loan (other than a personal secured loan) is secured by a first legal charge over a residential property in England or Wales (an "English mortgage") or a first ranking standard security over a residential property in Scotland (a "Scottish mortgage"). Each personal secured loan will be secured by a legal charge over freehold or leasehold mortgaged properties located in England and Wales or by a standard security over heritable or long leasehold mortgaged properties located in Scotland. The priority of the legal charge or (in Scotland) standard security securing a personal secured loan will rank below the first priority legal charge or standard security securing the related borrower's existing mortgage loan. A "mortgage" means an English mortgage or, as applicable, a Scottish mortgage. Each mortgage loan secured over a property located in England and Wales (an "English mortgage loan") is subject to the laws of England and Wales and each mortgage loan secured over a property located in Scotland (a "Scottish mortgage loan") is subject to the laws of Scotland.


Characteristics of the mortgage loans

Mortgage loan products offered by the seller
         The seller offers a variety of fixed rate, variable rate and hybrid mortgage loan products to borrowers. The seller may assign to the mortgages trustee any of the following of its mortgage loan products, which in each case may comprise one or more of the following:

         o "fixed rate mortgage loans": mortgage loans subject to a fixed interest rate for a specified period of time and at the expiration of that period are generally subject to the seller's standard variable rate.

         o "standard variable rate mortgage loans": mortgage loans subject to the seller's standard variable rate for the life of the mortgage loan.

         o "Together mortgage loans": flexible mortgage loans, which are offered in various product types: Together flexible, Together variable, Together fixed, Together fixed for life, Together discount tracker and Together stepped tracker. These products allow the borrower to obtain a mortgage loan, an unsecured loan and, in some cases, a credit card, each with a variable or a fixed interest rate, depending on the product type, and which in certain circumstances permit the borrower to make authorized underpayments and take payment holidays (collectively referred to in this prospectus as "non-cash re-draws"), receive cash re-draws and make overpayments.

         o "Together Connections mortgage loans": flexible mortgage loans, which are offered in two product types: Together Connections variable and Together Connections fixed. These products have the same basic features as a Together mortgage loan, but also allow the borrower to link the mortgage loan with certain deposit and/or current accounts that are held with the seller. If a borrower elects to take the Together Connections Benefit (as defined below), the seller will only charge interest on the difference between the total of the outstanding balances on the Together Connections mortgage loan and certain deposit/current accounts held with the seller (the "combined debit balance") and the average monthly cleared credit balance in that borrower's linked deposit account or accounts (the


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


              "combined credit balance"). Despite the foregoing, the borrower is nevertheless obligated to make their contractual monthly payment of principal (if any) and interest in full. The "Together Connections Benefit" is the difference between (1) the contractual monthly payment due on the combined debit balance and (2) the proportion of the payment made on the amount by which the outstanding combined debit balance exceeds the average cleared credit balance in that borrower's linked deposit account or accounts in respect of each month or any part of a month. Where the customer has elected to take Together Connections Benefit, calculations will be made and applied with effect from the first day of the month following the month during which the combined debit balance exceeded such credit balance. Unless the borrower specifies otherwise, the Together Connections Benefit will be apportioned pro rata between the mortgage loan and the unsecured loan in accordance with their respective contractual monthly payments. Any Together Connections Benefit is used to reduce the principal amount outstanding on the mortgage loan and related unsecured loan as described above. The application of the Together Connections Benefit may lead to amortization of the related mortgage loan more quickly than would otherwise be the case, as a higher proportion of the contractual monthly payment could be allocated towards the repayment of principal of the mortgage loan. See "Risk factors - The inclusion of flexible mortgage loans may affect the yield to maturity of and the timing of payments on the notes". The borrower is not permitted to make a cash redraw of the principal amounts that have been repaid as a result of the application of the Together Connections Benefit. Alternatively, customers that have linked their mortgage loan to one or more deposit accounts may simply opt to be paid interest periodically on deposits held in their linked accounts at the same interest rate that is used to calculate interest on their mortgage loan. This option is referred to as "Together Connections Interest".

              The connection between a borrower's mortgage loan and unsecured loan and any linked account or account of the borrower may be ended (1) by the seller giving the borrower three months notice in writing at any time or (2) immediately by the seller giving the borrower notice in writing at any time where there are serious grounds for ending the connection with immediate effect. The connection between a borrower's mortgage loan and unsecured loan and any linked account or account of the borrower will be ended automatically where the average combined cleared credit balance for the month exceeds the combined debit balance in any month.

         o "Connections mortgage loans": flexible mortgage loans, which allow the borrower to obtain a mortgage loan with either a variable or fixed rate, depending on the product type, and which, in certain circumstances, permit the borrower to make authorized underpayments and take payment holidays (collectively referred to in this prospectus as "non cash re-draws"), receive cash re-draws and make overpayments. Connections mortgage loans have the same basic features as Together Connections mortgage loans but without the facility for an unsecured loan or credit card. The "Connections debit balance" will equal the total outstanding balance on the Connections mortgage loan. In addition, the "Connections combined credit balance" will comprise the average monthly cleared credit balance in the borrower's linked Save Direct deposit account (a deposit account operated by a dedicated savings division of the seller) and/or current account with the seller. "Connections Benefit" and "Connections Interest" are calculated in the same way as "Together Connections Benefit" and


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


              "Together Connections Interest" taking into account the amended definitions of "Connections debit balance" and "Connections combined credit balance" as outlined above. For the purposes of calculating Connections Interest, only the average cleared balance in the deposit account will apply.

         o "CAT standard mortgage loans": flexible mortgage loans, which can offer either a variable rate equal to the Bank of England base rate plus an additional fixed percentage or can offer initially a fixed rate for a specified period of time followed by a variable rate equal to the Bank of England base rate plus an additional fixed percentage, and which in some cases permit the borrower to make non-cash re-draws and receive cash re-draws.

         o "capped rate mortgage loans": mortgage loans subject to a maximum rate of interest and charge interest at the lesser of the seller's standard variable rate or the specified capped rate.

         o "flexible capped rate mortgage loans": flexible mortgage loans with the same basic features as a Together mortgage loan (other than allowing the borrower to obtain a credit card and unsecured loan) which are subject to a maximum rate of interest for a specified period of time, and at the expiration of that period are generally subject to the seller's standard variable rate.

         o "flexible discount rate mortgage loans": flexible mortgage loans which allow the borrower to pay interest at a specified discount to the seller's standard variable rate for a specified period of time or for the life of the mortgage loan.

         o "flexible fixed rate mortgage loans": flexible mortgage loans with the same basic features as a Together mortgage loan (other than allowing the borrower to obtain a credit card and unsecured loan) which are subject to a fixed rate of interest for a specified period of time, and at the expiration of that period are generally subject to the seller's standard variable rate.

         o "discount rate mortgage loans": mortgage loans which allow the borrower to pay interest at a specified discount to the seller's standard variable rate for a specified period of time or for the life of the loan.

         o "tracker rate mortgage loans": mortgage loans subject to a variable rate of interest that is linked to the Bank of England base rate plus an additional fixed percentage.

         o "flexible tracker rate mortgage loans": flexible mortgage loans with the same basic features as a Together mortgage loan (other than allowing the borrower to obtain a credit card and unsecured loan) which are subject to a variable rate of interest that is linked to the Bank of England base rate plus an additional fixed percentage.

         o "cashback mortgage loans": mortgage loans which provide a specified lump sum payment to the borrower at the time that the mortgage loan is advanced to the borrower. The cashback mortgage loan product is sometimes combined with another product (although the seller currently does not combine the cashback feature with Together mortgage loans, Together Connections mortgage loans, Connections mortgage loans and CAT standard mortgage loans). For example, a borrower may have a fixed rate and cashback mortgage loan, or a discounted and cashback mortgage loan.

         o "personal secured loans": mortgage loans having a fixed or variable interest rate the proceeds of which may be used by the borrower for unrestricted purposes and which are offered to borrowers who have existing mortgage loans with the seller. A personal secured loan is secured on the same property that secures the borrower's existing mortgage loan. A personal secured loan is, however, secured by means of a separate second mortgage and is governed by


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              separate terms and conditions documented either as a regulated agreement subject to the CCA or as an unregulated agreement based on the amount of the personal secured loan or the purposes for which it is used. Some personal secured loans permit the borrower to draw additional amounts in aggregate up to the fixed amount of credit extended under the terms of the mortgage conditions at the inception of such personal secured loan. Such draws under a personal secured loan are collectively referred to as "further draws".

Repayment terms
         Borrowers typically make payments of interest on, and repay principal of, their mortgage loans using one of the following methods:

         o "repayment": the borrower makes monthly payments of both interest and principal so that, when the mortgage loan matures, the borrower will have repaid the full amount of the principal of the mortgage loan.

         o "interest-only" (with a repayment vehicle): the borrower makes monthly payments of interest but not of principal; when the mortgage loan matures, the entire principal amount of the mortgage loan is still outstanding and the borrower must repay that amount in one lump sum. The borrower arranges a separate investment plan which will be administered by a separate organization, which plan provides a lump sum payment to coincide with the end of the mortgage term. Although these investment plans are forecast to provide sufficient sums to repay the principal balance of the mortgage loan upon its maturity, to the extent that the lump sum payment is insufficient to pay the principal amount owing, the borrower will be liable for making up any shortfall. These types of plans include:

         o "endowment": the borrower makes regular payments to a life assurance company which invests the premiums; the endowment policy is intended to repay the mortgage loan at maturity;

         o "pension policy": the borrower makes regular payments to a personal pension plan; upon retirement, or plan maturity, the borrower will receive a tax-free lump sum which is intended to repay the mortgage loan;

         o "individual savings accounts" or "ISAs": the borrower makes contributions to a tax-free ISA account; once the value of the ISA equals or exceeds the outstanding mortgage debt, the borrower may use those amounts to repay the mortgage loan at any time thereafter or may wait to repay the mortgage loan upon its maturity;

         o "personal equity plans" or "PEPs": similarly to ISAs, the borrower makes contributions to a tax-free PEP account and uses these amounts to repay the mortgage loan. Although PEPs have been discontinued in the United Kingdom, some mortgage loans with PEP repayment vehicles may be included in the mortgage portfolio; and

         o "unit trusts": the borrower makes regular payments to a unit trust, and the accumulated unit trust is used to repay the mortgage loan by the end of its term.

         o "interest-only" (without a repayment vehicle): similar to the interest-only mortgage loans described above, where the borrower makes monthly payments of interest but not of principal and when the mortgage loan matures, the entire principal amount of the mortgage loan is due. However, the borrower has no formal repayment vehicle in place to repay the mortgage loan in full.

         o "combination repayment and interest-only" (with or without a repayment vehicle): this situation most often occurs when the borrower had an interest-only mortgage loan with a repayment vehicle on a prior mortgaged property, and after selling that mortgaged property the borrower purchased a property with a


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


              mortgage loan issued by the seller, where the subsequent home was either more expensive than the prior home or the borrower took out a larger mortgage loan or further advance. The borrower used the existing interest-only repayment vehicle for the new mortgage loan or further advance issued by the seller and made up the difference between the anticipated maturity value of the interest-only repayment vehicle and the higher mortgage loan value with a repayment mortgage.

         The required monthly payment in connection with repayment mortgage loans or interest-only mortgage loans may vary from month to month for various reasons, including changes in interest rates. See "- Origination of the mortgage loans - Maximum LTV ratio" for the maximum LTV ratio for the mortgage loans described above.

         The seller does not (and in some cases cannot) take security over investment plans. See "Risk factors - There can be no assurance that a borrower will repay principal at the end of a term on an interest-only loan (with or without a capital repayment vehicle) or a combination loan".


Capital payments, overpayments and underpayments on non-flexible mortgage loans
         Subject to certain conditions, if a borrower makes a monthly payment on a mortgage loan (other than a flexible mortgage loan) that is greater by
(GBP)200 or more than the amount due for that month, and the borrower notifies the seller that the overpayment is intended to reduce the capital balance of the related mortgage loan (a "capital payment"), then the current balance of the mortgage loan will be immediately reduced, and the capital balance of the mortgage loan will be reduced from the last day of the month in which the capital payment occurs. As interest on the mortgage loans accrues on the capital balance thereof from time to time, any capital payment will affect the amount of interest payable by the borrower from the first day of the month following the month in which the capital payment was made by the borrower. Capital payments may be subject to early repayment charges, as described under "- Early repayment charges", and may only be made in certain minimum amounts and only if the relevant borrower's account is not in arrears at the time of the capital payment.

         If the borrower makes a monthly payment on a mortgage loan (other than a flexible mortgage loan) that is greater than the amount due for that month, but the borrower (1) does not specify that the additional payment is intended to reduce the capital balance of the related mortgage loan, (2) does not specify any intention or (3) specifies that the payment is intended to repay the capital balance but the additional payment is less than (GBP)200, that overpayment initially will only reduce the current balance of the related mortgage loan and not the capital balance. Any overpayment will be held by the cash manager in the mortgages trustee GIC account and recorded on an overpayments ledger and will not reduce the capital balance of the related mortgage loan until the annual date at the end of each calendar year on which the capital balances of the mortgage loans (other than flexible mortgage loans as described below) are reconciled with the current balances of such mortgage loans. The capital balances of such mortgage loans will only be reduced on such annual date in an amount equal to the aggregate amount of the overpayments made in that calendar year less any amounts that the borrower has underpaid (or has overpaid in error, which amounts may be refunded to the borrower) during the same calendar year of the overpayment. These credits and debits will be recorded on the overpayments ledger during each calendar year. Any underpayments or refunds may be made only up to the net amount of the overpayment standing to the credit of the overpayments ledger during the same calendar year as the underpayment. As interest on the mortgage loans accrues on the capital balance thereof from time to time, an overpayment may only have an effect on the interest accruing on that mortgage loan after the annual date that the current balance and the capital balance of the mortgage loan is reconciled.


                                      72
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         If a borrower under a mortgage loan (other than a flexible mortgage loan) makes a monthly payment which is less than the required monthly payment (an "underpayment"), the current balance of that mortgage loan will remain higher than the expected scheduled current balance, although the capital balance of that mortgage loan will remain unchanged until the annual reconciliation of the current balance and capital balance. As overpayments on non-flexible mortgage loans will be held in the overpayments ledger throughout the calendar year in which the overpayment was made, amounts standing to the credit of the overpayments ledger will be used to fund underpayments that the borrower has made during that same calendar year. See "The mortgages trust - Overpayments". If a borrower makes an unauthorized underpayment but has not made any prior overpayments within that same calendar year, those underpayments are treated by the seller as arrears.

         At the end of a calendar year, if a borrower under a mortgage loan (other than a flexible mortgage loan) has a current balance which is less than its capital balance (because of any overpayments made in that same calendar year which were not used to fund an underpayment), the seller will decrease the capital balance on that borrower's mortgage loan to equal the current balance on that borrower's mortgage loan. The borrower then will no longer be able to fund underpayments with amounts overpaid in the prior calendar year. Conversely, if at the end of a calendar year a borrower under a mortgage loan (other than a flexible mortgage loan) has a current balance which is greater than its capital balance (because of any underpayments which were not funded by overpayments made in that same calendar year), the seller will increase the capital balance on that borrower's mortgage loan to equal the current balance on that borrower's mortgage loan. Notwithstanding the year-end reconciliation of the related capital balance and current balance, the borrower will still be considered in arrears for the amount of the underpayment.

         For a description of the treatment of overpayments and underpayments under the seller's current flexible mortgage loan products, see "- Flexible mortgage loans".


Early repayment charges
         Borrowers under the seller's non-flexible mortgage products that have received a benefit in the form of a cashback, capped, discounted or fixed rate mortgage loan may be required to pay an early repayment charge if (a) in any one calendar year in addition to the scheduled monthly payments they repay more than a specified percentage of the initial amount of the mortgage loan, or (b) generally if they make a product switch or a permitted product switch, in each case before a date specified in the offer of advance. Although a borrower under the seller's flexible capped rate mortgage loan, flexible fixed rate mortgage loan, flexible discount rate mortgage loan, Together fixed mortgage loan, Together Connections fixed mortgage loan or Connections fixed mortgage loan may make overpayments or capital payments at any time without incurring any early repayment charge, that borrower will be subject to an early repayment charge for the remaining period of time during which the fixed or capped rate, as the case may be, on the mortgage loan applies (except in the case of flexible fixed rate mortgage loans with an extended early repayment charge period), to the extent that the borrower repays the entire current balance under that mortgage loan during such period. Borrowers under the seller's Connections Base Rate Tracker mortgage loans will be subject to an early repayment charge which is currently three (3) years from completion, to the extent that the borrower repays the entire current balance under that mortgage loan during such period. Borrowers under the seller's flexible fixed rate mortgage loans with an extended early repayment charge period will be subject to an early repayment charge for the remaining period of time during which the fixed rate on the mortgage loan applies plus an additional period of one year to the extent that the borrower repays the entire current balance under that mortgage loan during such period. Borrowers under the seller's Together variable, Together Connections variable and CAT standard mortgage loans are not subject to early repayment charges regardless of whether they make an overpayment or they repay the entire current balance under the relevant mortgage loan.


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         Any early repayment charge will equal a percentage of the amount repaid in excess of the specified percentage limit (except for an early repayment in full, where the early repayment charge will equal a varying percentage of the entire amount repaid). The seller retains absolute discretion to waive or enforce early repayment charges in accordance with the seller's policy from time to time. Under the terms of the mortgage sale agreement, the amount of any early repayment charges which may become payable on any mortgage loans that have been assigned to the mortgages trustee will be paid by the mortgages trustee to the seller as deferred purchase price.

         Cashback mortgage loans offered by the seller provide the borrower with a cash payment that the seller makes to the borrower upon completion of the mortgage loan. The cash payment depends upon the terms of the offer of advance, but is usually calculated as a percentage of the amount borrowed. If a borrower with a cashback mortgage loan makes an unscheduled principal repayment or executes a product switch or a permitted product switch (as described under "- Product switches") in either case before a date specified in the offer of advance, then the borrower must repay to the seller some or all of the cash payment made by the seller.

         All of the seller's mortgage loan products allow for the borrower to avoid early repayment charges and, if applicable, avoid repaying to the seller any of the cash payment described above, by "porting" the existing mortgage loan to a new mortgaged property, provided that (1) the new mortgage loan is equal to or greater than the existing mortgage loan and (2) the borrower receives from the seller substantially the same mortgage loan product. The new mortgage loan preserves the borrower's status in that mortgage loan product.

         A prepayment of the entire outstanding balance of a mortgage loan discharges the related mortgage. Any prepayment in full must be made together with all accrued interest, arrears of interest, any unpaid charges and any early repayment charges.


Interest payments and setting of interest rates
         Interest on each mortgage loan accrues on the capital balance of that mortgage loan from time to time. Interest is payable by the borrower monthly in advance. Interest on the mortgage loans in the cut-off date mortgage portfolio may be computed on a daily, monthly or annual basis. Each mortgage loan in the cut-off date mortgage portfolio accrues interest at any time at a fixed or a variable rate.

         Fixed rate mortgage loans provide that the borrower pays interest on such mortgage loan at a fixed rate of interest for the period specified in the offer of advance. At the end of that period, the interest rate reverts to the seller's standard variable rate. However, under the terms of certain fixed rate loans, the borrower may exercise a one-time option within three months of the end of the initial fixed rate period to "re-fix" the interest rate for a further specified period of time at a new fixed rate that the seller is offering to existing borrowers at that time. Any exercise of an option to "re-fix" shall constitute a product switch and shall be dealt with as described under "- Product switches".

         The rate of interest set by the seller for variable rate mortgage loans is the "seller's standard variable rate". Interest accrues on these mortgage loans at a rate equal to the seller's standard variable rate, or, for a specified period of time, at a set margin above or below the seller's standard variable rate. The seller's standard variable rate is not directly linked to interest rates in the financial markets although, in general, the seller's standard variable rate follows movements in the markets. The seller's standard variable rate for existing and/or new borrowers, as at each cut-off date, will be specified in each prospectus supplement.

         The seller's "base rate pledge" guarantees that for some variable rate mortgage loans, and for fixed rate mortgage loans upon conversion from a fixed rate to the seller's


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standard variable rate, the actual gross interest rate that the seller charges will be the lower of:

         o    the seller's standard variable rate; or

         o the Bank of England base rate plus a margin which is determined by Northern Rock.


         This base rate pledge only applies, however, during the period, if any, in which the borrower is subject to an early repayment charge as described under "- Early repayment charges".

         If the Bank of England's base rate falls to a level of [2.49]% below the seller's standard variable rate it is possible that a revenue shortfall would occur. See "Risk factors - If the Bank of England base rate falls below a certain level, we could suffer a revenue shortfall".

         Mortgage loans may combine one or more of the features listed in this section. For mortgage loans with an interest rate that lasts for a limited period of time specified in the offer of advance, after the expiration of that period the interest rate adjusts to some other interest rate type or else it reverts to, or remains at, the seller's standard variable rate. The features that may apply to a particular mortgage loan are specified in the offer of advance (and as the seller may vary from time to time).

         Each mortgage loan (other than a Together mortgage loan, a Together Connections mortgage loan and a CAT standard mortgage loan) currently provides for a loyalty discount reduction of 0.25% (although the seller may in the future allow for a discount of between 0.25% and 0.75%) of the applicable interest rate once the borrower has held the mortgage loan for at least seven years, subject to certain conditions.

         Except in limited circumstances as set out in "The administrator and the administration agreement - The administration agreement - Undertakings by the administrator", the administrator on behalf of the mortgages trustee, Funding, Funding 2 the security trustee and the Funding 2 security trustee is responsible for setting the variable mortgage rate on the mortgage loans in the mortgage portfolio as well as on any new mortgage loans that are assigned to the mortgages trustee. The mortgage conditions applicable to all of the variable rate mortgage loans provide that the seller and its successors may vary the variable mortgage rate only for certain reasons which are specified in the mortgage conditions. These reasons may include:

         o where there has been, or the lender reasonably expects there to be in the near future, a general trend to increase rates on mortgages;

         o where the lender for good commercial reasons needs to fund an increase in the interest rate or rates payable to depositors;

         o where the lender wishes to adjust its interest rate structure to maintain a prudent level of profitability;

         o where there has been, or the lender reasonably expects there to be in the near future, a general increase in the risk of shortfalls on the accounts of mortgage borrowers; and

         o where the lender's administrative costs have increased or are likely to increase in the near future.

         The term "lender" in the above five bullet points means the seller and its successors.

         The rate that the borrower is required to pay under the variable rate mortgage loans must not be greater than either the seller's standard variable rate or a set margin above or below the seller's standard variable rate. The seller has given the mortgages trustee, Funding, Funding 2, the administrator, the security trustee and the Funding 2 security trustee


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


the power to set the seller's standard variable rate and other applicable discretionary rates or margins, but that power may only be exercised in limited circumstances.

         In maintaining, determining or setting the variable mortgage rate for mortgage loans within the mortgages trust, the administrator will apply the factors set out here and has undertaken to maintain, determine or set the standard variable rate and other applicable discretionary rates or margins at rates which are not higher than the seller's equivalent rates from time to time.


Flexible mortgage loans
         The "Together" mortgage loans, the "Together Connections" mortgage loans, the "Connections" mortgage loans, the flexible capped rate mortgage loans, the flexible fixed rate mortgage loans, the flexible discount rate mortgage loans, the flexible tracker rate mortgage loans and the "CAT standard" mortgage loans (collectively, the "flexible mortgage loans") are subject to a range of options selected by the borrower that give the borrower greater flexibility in the timing and amount of payments made under the mortgage loan as well as access to re-draws under the mortgage loan. A mortgage loan that has one or more of these features may be called a flexible mortgage loan. The seller anticipates that an increasing percentage of the mortgage loans that it originates will offer the flexible features described below. As a result, mortgage loans assigned to the mortgages trustee in the future may contain a higher proportion of flexible mortgage loans than are in the cut-off date mortgage portfolio. In addition to the flexible mortgage loans that the seller currently offers, the seller in the future may offer flexible mortgage loans that the seller also may assign to the mortgages trustee that have different features than those described below.

         Unlike non-flexible mortgage loans for which separate current balances and capital balances are only reconciled annually (see "- Capital payments, overpayments and underpayments on non-flexible mortgage loans"), the flexible mortgage loans that the seller currently offers have separate current balances and capital balances which are reconciled on a daily basis.

         The following options currently are available to a borrower following the issue of a flexible mortgage loan:

         o Overpayments. A borrower may make overpayments or may repay the entire current balance under its Together, Together Connections, Connections and CAT standard mortgage loan at any time without incurring any early repayment charges. Although a borrower may make overpayments under its flexible capped rate mortgage loan, flexible fixed rate mortgage loan, flexible tracker rate mortgage loan, Together fixed mortgage loan, Together Connections fixed mortgage loan, Connections Base Rate Tracker mortgage loan or Connections fixed mortgage loan at any time without incurring any early repayment charge, that borrower will be subject to an early repayment charge for the remaining period of time during which the fixed, tracker or capped rate, as the case may be, on the mortgage loan applies (except in the case of a Connections Base Rate Tracker mortgage loan which has a variable early repayment charge period of approximately three years from completion), to the extent that the borrower repays the entire current balance under that mortgage loan. Any overpayments immediately reduce the current balance of the flexible mortgage loan from the day the seller receives payment. Any overpayment on a flexible mortgage loan will result in the immediate reduction in the amount of interest payable by the relevant borrower.

         o Authorized Underpayments. A borrower may use certain amounts that it has previously overpaid to the seller to fund future underpayments under its mortgage loan (an "authorized underpayment"). If a borrower makes an authorized underpayment under its mortgage loan, the current balance of that mortgage loan


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               will be increased at the end of the month in which the
               authorized underpayment has been made and there will be an immediate effect on the amount of interest payable by the borrower. An authorized underpayment is also called a "non-cash re-draw" for the purposes of this prospectus. A borrower under a flexible mortgage loan may offset authorized underpayments up to the aggregate amount of any overpayments previously made (but not yet used to fund an authorized underpayment or redrawn in cash by the borrower) during the lifetime of the mortgage loan. Any authorized underpayment will be funded solely by the seller in an amount equal to the unpaid interest associated with that authorized underpayment. However, any such amounts funded by the seller in connection with an authorized underpayment will form part of the mortgage portfolio and thereby increase the seller share of the trust property.

          o    Unauthorized Underpayments. Any underpayment made by a borrower
               (a) which cannot be funded by prior overpayments and (b) where the borrower is not entitled to a payment holiday (an "unauthorized underpayment"), if any, will be treated by the seller as arrears.

          o Payment Holidays. A borrower that has made nine consecutive scheduled monthly payments (or an equivalent sum of payments) on its flexible mortgage loan may apply for a one month payment holiday even if that borrower has not made prior overpayments. A borrower may apply for this payment holiday facility once in each rolling twelve-month period and may accumulate the right to take up to a maximum of three monthly payment holidays in any one calendar year if the borrower has not used the payment holiday facility in a given three-year period. In addition, a flexible mortgage loan borrower may apply for up to a six-month payment holiday in certain limited cases (generally, where the borrower can demonstrate an extenuating circumstance). The mortgage loan will continue to accrue interest and other charges during any payment holiday and accrued interest will be added to the current balance of the related mortgage loans which will increase the amount of interest payable by the borrower. Any payment holiday will be funded solely by the seller in an amount equal to the unpaid interest associated with that payment holiday. However, any such amounts funded by the seller in connection with a payment holiday will form part of the mortgage portfolio and thereby increase the seller share of the trust property. A payment holiday is also called a "non-cash re-draw" for the purposes of this prospectus.

          o Cash re-draws. A borrower may request a cash re-draw of overpayments that the borrower has made on its flexible mortgage loan by requesting that the seller refund some or all of such overpayments in cash, provided that the aggregate amount of all overpayments not yet used to fund an authorized underpayment or otherwise re-drawn in cash by the borrower from the period commencing with the origination of the mortgage loan to the date of the cash re-draw is equal to or greater than
               (GBP)500, and that the amount of such cash re-draw is equal to or greater than (GBP)500. If the aggregate amount of all overpayments for such period is less than (GBP)500, any borrower wishing to make a cash re-draw in these amounts may instead make an authorized underpayment of the scheduled monthly payment, but is not entitled to a cash re-draw. Notwithstanding the foregoing, a borrower under a Together Connections Benefit mortgage loan or Connections mortgage loan is not permitted to make a cash re-draw of the principal amounts that have been repaid as a result of the application of the Together Connections Benefit or Connections Benefit. Any cash re-draw on a flexible mortgage loan will result in the immediate increase in the related current balance and will increase the amount of interest payable by the borrower. Any cash re-draws will be funded solely by the seller, but will form part of the mortgage portfolio and thereby increase the seller share of the trust property.


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         Under the mortgage conditions, a borrower must receive permission from the seller to make an authorized underpayment or take a payment holiday on a flexible mortgage loan. However, the seller occasionally waives the requirement that the borrower first seeks the seller's permission. The seller, however, retains the discretion whether to grant a cash redraw or to provide a further advance (as described under "- Further advances" below) to a borrower on a flexible mortgage loan, and also maintains discretion in some cases to grant a payment holiday to a borrower, depending on the facts associated with the borrower's request. Despite the foregoing means by which the seller describes and treats authorized underpayments, payment holidays and cash re-draws, each re-draw technically would be a "further advance" as used in the Law of Property Act 1925 (which applies only in England and Wales and which has no statutory or common law equivalent in Scotland).

         For a description of the treatment of overpayments and underpayments in respect of the seller's current non-flexible loan products, see "- Capital payments, overpayments and underpayments on non-flexible mortgage loans".

         In addition to the features described above, the flexible mortgage loans that the seller currently offers under the Together and Together Connections programs may be linked to an unsecured credit facility and a credit card which are made available to a borrower. In 2002, the seller also began offering a linked unsecured credit facility to borrowers under the flexible capped rate mortgage loan, flexible tracker rate mortgage loan and flexible fixed rate mortgage loan products and in 2003 under the flexible discount rate mortgage loans. The unsecured credit facility is a line of credit available to be drawn down by the borrower over and above the amount of the mortgage loan. Amounts drawn under the credit facility (or the credit card in respect of Together and Together Connections mortgage loans) are not secured by a mortgage on the borrower's property. These flexible mortgage loans that offer borrowers a linked unsecured credit facility allow a borrower to make one monthly payment of amounts due under the mortgage loan and under the unsecured credit facility, to the extent the borrower has made a drawing under the unsecured credit facility (any linked credit card payments under the Together and Together Connections programs will be made separately). The seller applies the borrower's regular monthly payments and any overpayments received on a flexible mortgage loan in proportion to the contractual monthly payment due on the mortgage loan and the amount due on the unsecured credit facility, unless the borrower specifies otherwise.

         The amount of a flexible mortgage loan is agreed at origination. Amounts available under the unsecured credit facility (currently a maximum of (GBP)30,000 for Together and Together Connections mortgage loans and
(GBP)10,000 for flexible capped rate, flexible tracker rate and flexible fixed rate mortgage loans) and any credit card (in respect of Together and Together Connections mortgage loans) are not secured by the mortgaged property, and the seller will not assign to the mortgages trustee amounts due under the unsecured credit facility or any credit card. This means that only the secured mortgage loan is assigned to the mortgages trustee.

         The seller has originated several types of Together mortgage loans (referred to collectively in this prospectus as "Together" mortgage loans):

     (1) "Together variable" mortgage loans. The interest rate on Together variable mortgage loans offered at any time is set periodically (a) for approximately the first two years of the mortgage loan, at a rate which is below the average standard variable rate offered by a basket of mortgage lenders in the UK or a rate which tracks the Bank of England base rate and (b) after that initial approximate two-year period, at a variable rate which is below the seller's standard variable rate for the seller's then-existing borrowers.

     (2) "Together flexible" mortgage loans. The interest rate on Together flexible mortgage loans is set periodically (a) for approximately the first two years of the mortgage loan, at a rate equal to or lower than the seller's standard variable rate and (b) after that


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         initial period, at a variable rate equal to the lower of (i) the
         Bank of England base rate plus a margin or (ii) the seller's then current standard variable rate.

     (3) "Together fixed for life" mortgage loans. The interest rate on Together fixed for life mortgage loans is fixed by the seller, which rate will remain for the life of the mortgage loan.

     (4) "Together fixed" mortgage loans. The initial interest rate on Together fixed mortgage loans is fixed by the seller. After the initial interest rate period, the interest rate will be set periodically at a variable rate equal to the lower of (i) the Bank of England base rate plus a margin or (ii) the seller's then current standard variable rate.

     (5) "Together discount tracker" mortgage loans. The initial interest rate on the Together discount tracker mortgage loans is a variable rate and is linked to the Bank of England base rate. The interest rate on the Together discount tracker mortgage loans is discounted for approximately the first two years of the mortgage loan and thereafter tracks the Bank of England base rate plus a margin.

     (6) "Together stepped tracker" mortgage loans. The interest rate on Together stepped tracker mortgage loans is a fixed rate which steps up after a period of time (currently one or two years) before becoming linked to the Bank of England base rate.

         The seller also began originating Together Connections variable mortgage loans (referred to in this prospectus as "Together Connections variable" mortgage loans) in May 2001 and Together Connections fixed mortgage loans (referred to in this prospectus as "Together Connections fixed" mortgage loans) in August 2002 (Together Connections variable mortgage loans and Together Connections fixed mortgage loans are together referred to in this prospectus as "Together Connections" mortgage loans). Together Connections mortgage loans generally share the same characteristics as Together mortgage loans, but have the additional feature of allowing the borrower to link the mortgage loan with one or more deposit accounts that are held with the seller, as described above under "- Mortgage loan products offered by the seller". The interest rate on Together Connections mortgage loans depends on the LTV ratio of the particular mortgage loan.

         The seller began originating Connections mortgage loans in November 2002. Connections mortgage loans have similar features to Together Connections mortgage loans but allow the customer to connect the mortgage loan with a current account and/or a Save Direct deposit account as described above under "- Mortgage loan products offered by the seller". Connections mortgage loans do not allow the customer to have an unsecured facility.

         Generally, a prospective borrower applying for a currently offered flexible mortgage loan may borrow up to a maximum of 95% of the lower of the original property value or the purchase price of the mortgaged property. The seller requires a lower LTV ratio where the valuation or purchase price is over (GBP)250,000. In the case of a remortgage, the seller calculates the maximum amount of the loan available by using the then current valuation of the mortgaged property. A borrower may repay amounts owed under a currently offered flexible mortgage loan under any of the repayment terms described above under "- Repayment terms". The current term over which a borrower may repay its flexible mortgage loan (other than a Together mortgage loan, a Together Connections mortgage loan or a Connections mortgage loan) is up to 35 years, and the current term over which a borrower may repay its Together mortgage loan, Together Connections mortgage loan or Connections mortgage loan is up to 30 years.

         The seller currently reviews monthly the interest rate on its variable rate flexible mortgage loans. In addition, the seller will recalculate accrued interest on flexible mortgage loans to take account of the exercise of any overpayment or re-draw, so that (a) interest on


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any re-draw is charged from the date of the redraw, and (b) borrowers are given the benefit of any overpayment from the date on which the overpayment is paid.

         In addition to the conditions described above, the re-draw options for borrowers with flexible mortgage loans may cease to be available, at the seller's sole discretion, if an event of default (as set out in the applicable terms and conditions) occurs.


Personal secured loans
         Personal secured loans are offered to borrowers who have an existing mortgage loan with the seller. The proceeds of a personal secured loan may be used for any purpose and such loan is secured by a legal charge or (in Scotland) a standard security on the same property that secures the borrower's existing mortgage loan. The priority of the legal charge or (in Scotland) standard security securing a personal secured loan will rank below the first priority legal charge or standard security securing the related borrower's existing mortgage loan. A borrower may have more than one personal secured loan. A personal secured loan may be in an amount up to (GBP)25,000. If the borrower's existing mortgage loan is not a flexible mortgage loan then the borrower may be eligible for a "flexi plan loan" which is a personal secured loan under which a fixed amount of credit (up to (GBP)25,000) is extended. The borrower may draw down the flexi plan loan in increments up to the amount of credit granted. Draws after the initial advance of funds under a flexi plan loan are referred to as further draws. Flexi plan loans bear interest at the standard variable rate whereas all other personal secured loans bear interest at either the standard variable rate or a fixed rate. For personal secured loans that are not flexi plan loans, the borrower may elect the interest rate applicable to the borrower's existing mortgage loan during the period, if any, when an incentive rate of interest applies to that existing mortgage loan. The seller will not assign to the mortgages trustee the mortgage loans of a borrower where the combined LTV of the personal secured loan(s) and the other mortgage loan secured on the same property that secures the personal secured loan(s) is greater than 95%.


Further advances
         An existing borrower may apply to the seller for a further amount to be lent to him or her under his or her mortgage loan, which amount will be secured by the same mortgaged property as the mortgage loan. Any such application may result from a solicitation made by the seller, as the seller may periodically contact borrowers in respect of the seller's total portfolio of mortgage loans in order to offer to a borrower the opportunity to apply for a further advance. Any further advance approved by the seller and made to an existing borrower will be added to the outstanding principal balance of that borrower's mortgage loan at the time of the advance under the same terms and conditions as the existing mortgage loan. The aggregate of the outstanding amount of the mortgage loan and the further advance may be greater than the original amount of the mortgage loan.

         In determining whether to make a further advance, the seller will use its lending criteria applicable to further advances at that time in determining, in its sole discretion, whether to approve the application. The seller will calculate a new LTV ratio by dividing the aggregate of the outstanding amount of the mortgage loan and the further advance by the revised valuation of the mortgaged property. Where the aggregate of the initial advance and the further advance is greater than 95% of the indexed value of the mortgaged property, the seller will reassess the property's value, by instructing a valuer, who may physically inspect the property. The seller will not assign to the mortgages trust any mortgage loan where the LTV ratio at the time of origination or further advance is in excess of 95% (excluding capitalized fees and/or charges).

         None of the mortgage loans in any cut-off date mortgage portfolio will oblige the seller to make further advances. However, the seller may make further advances on some mortgage loans in an additional mortgage portfolio prior to their assignment to the mortgages


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


trustee. The administrator is required under the administration agreement not to issue an offer for a further advance to any borrower in respect of a mortgage loan which has been assigned to the mortgages trustee unless the seller has elected to purchase that mortgage loan in accordance with the terms of the mortgage sale agreement, although this requirement may change if the seller decides at a later date to retain those mortgage loans within the trust property and to assign such further advances to the mortgages trustee. See "Risk factors - The yield to maturity of the notes may be adversely affected by prepayment or redemptions on the mortgage or repurchases of mortgage loans by the seller" and "Assignment of the mortgage loans and related security".


Product switches
         From time to time borrowers may request or the seller may offer, in limited circumstances, a variation in the mortgage conditions applicable to the borrower's mortgage loan. In addition, in order to promote the retention of borrowers, the seller may periodically contact certain borrowers in respect of the seller's total portfolio of outstanding mortgage loans in order to encourage a borrower to review the seller's other mortgage products and to discuss shifting that borrower to an alternative mortgage product. Any such variation, including a change in product type (other than a variation described as a permitted product switch), is called a "product switch". The administrator is required under the administration agreement not to issue an offer for a product switch to any borrower in respect of a mortgage loan which has been assigned to the mortgages trustee unless the seller has elected to purchase that mortgage loan in accordance with the terms of the mortgage sale agreement. However, some fixed rate mortgage loans permit the borrower to exercise a one-time option within three months of the end of the initial fixed rate period to "re-fix" the interest rate at a new fixed rate that the seller is offering existing borrowers at that time. Although this re-fixing of the borrower's fixed rate mortgage loan is considered by the seller as a product switch, these mortgage loans may or may not be purchased by the seller from the mortgages trustee. See "Risk factors - The yield to maturity of the notes may be adversely affected by prepayment or redemptions on the mortgage or repurchases of mortgage loans by the seller" and "Assignment of the mortgage loans and related security".


Arrears capitalization
         From time to time, where a borrower has demonstrated a regular payment history following previous arrears, the seller may capitalize any outstanding amounts in arrears. In those circumstances, the seller will set the arrears tracking balance to zero and the related mortgage loan will no longer be considered to be in arrears. The outstanding balance will be required to be repaid over the remaining term of such mortgage loan. See "The administrator and the administration agreement - Arrears and default procedures".


Origination of the mortgage loans
         The seller currently derives its mortgage lending business from the following sources:

          o intermediaries that range from mortgage clubs to small independent mortgage advisors;

          o    its branch network throughout the United Kingdom;

          o    its website; and

          o Northern Rock Direct, a centralized telephone-based lending operation.


         In each case, the seller performs all the evaluations of the borrower and determines whether a mortgage loan will be offered. The seller has adopted the Council of Mortgage Lenders' Code of Mortgage Lending Practice, which is a voluntary code observed by most banks, building societies and other residential mortgage lenders in the UK. The seller became authorized to conduct mortgage lending business under the FSMA on N(m) and is subject to the requirements of MCoB. MCoB sets out, among other things, what information loan applicants should be provided with before committing to a mortgage loan, including the repayment method and repayment period, the financial consequences of early repayment, the type of interest rate, insurance requirements, costs and fees associated with the mortgage loan and when an applicant's account details can be given to credit reference agencies. MCoB, like the CML Code also mandates that the lender, among other things, act fairly and reasonably with its borrowers and assist borrowers in choosing a mortgage that fits the needs of the relevant borrower. See "Risk factors - Possible regulatory changes by the Office of Fair Trading, the Financial Services Authority and any other regulatory authority may have an impact on the seller, the issuer and/or the mortgage loans and may adversely affect our ability to make payments when due on the notes".


Underwriting
         The decision to offer a mortgage loan to a potential borrower is made by one of the seller's underwriters and/or mandate holders located in its mortgage service centers or head office in Gosforth, who may liaise with the intermediaries. Each underwriter and/or mandate holder must pass the seller's formal training program to gain the authority to approve mortgage loans. The seller has established various levels of authority for its underwriters who approve mortgage loan applications. The levels are differentiated by, among other things, degree of risk, value of the property and LTV ratio in the relevant application. An underwriter wishing to move to the next level of authority must first take and pass a further training course. The seller also monitors the quality of underwriting decisions on a regular basis.

         The decision to offer a mortgage loan to a potential borrower also may be made by one of the seller's mandate holders located in a regional mortgage service center or the seller's head office. "Mandate holders" are employees of the seller who are not underwriters but who have participated in a formal training program, and who have been given a mandate by the seller to approve a mortgage loan for which the potential borrower has attained a specified minimum credit score on the seller's initial credit review.

         The seller continually reviews the way in which it conducts its mortgage origination business in order to ensure that it remains up-to-date and cost effective in a competitive market. The seller may therefore change its origination processes from time to time. However, the seller will retain exclusive control over the underwriting polices and lending criteria to be applied to the origination of each mortgage loan. The seller's underwriting and processing of mortgage loans are independent from the process by which the seller's mortgage loans are originated.


Lending criteria
         Each mortgage loan was originated according to the seller's lending criteria applicable at the time the mortgage loan was offered, which lending criteria in the case of each mortgage loan included in the mortgage portfolio as of the Funding 2 program date were the same as or substantially similar to the criteria described in this section. New mortgage loans may only be included in the mortgage portfolio if they are originated in accordance with the lending criteria applicable at the time the mortgage loan is offered and if the conditions contained in "Assignment of the mortgage loans and related security - Assignment of new mortgage loans and their related security" have been satisfied. However, the seller retains the right to revise its lending criteria from time to time, so the criteria applicable to new mortgage loans may not be the same as those currently used.

         To obtain a mortgage loan, each prospective borrower completes an application form which includes information about the applicant's income, current employment details, bank account information, if any, current mortgage information, if any, and certain other personal information. The seller completes a credit reference agency search in all cases against each applicant at their current address and, if necessary, former addresses, which gives details of public information including any county court judgements and details of any bankruptcy. Some of the factors currently used in making a lending decision are as follows:

(1) Employment details

         The seller operates the following policy in respect of the verification of a prospective borrower's income details. Under this policy, the seller categorizes prospective borrowers as either "employed" or "self-employed". Proof of income for employed prospective borrowers applying for mortgage loans in an amount less than (GBP)500,000 may be established by:

         o last three monthly bank statements and/or three monthly payslips from the six month period prior to the date of the loan application; and

         o a form P60 or accountants' certificate certifying the borrower's income.

         Proof of income for self-employed prospective borrowers may be established by:

         o a letter from the prospective borrower's accountant in acceptable form; or

         o acceptable confirmation of self-employment which might include any of a tax return, accountant's letter or a trade invoice, together with a certificate from the prospective borrower as to income.

         In May 2001 the seller introduced its fast track program to prospective borrowers for certain mortgage loan products. If a mortgage loan is judged appropriate for the fast track program, income is accepted as stated by the prospective borrower without further proof once positive identification of the borrower is provided and the borrower has passed the seller's credit scoring test. The seller does, nevertheless, reserve the right to request income verification from prospective borrowers. In order to qualify, the prospective borrower must have attained a specified minimum credit score on the seller's initial credit review. From May 2001 through January 2002, a prospective borrower eligible for the fast track program must have had a property value of at least (GBP)150,000, applied for a mortgage loan with an LTV ratio no greater than 60% and must have had a valuation made on the mortgaged property. From January 2002 to August 2002, a prospective borrower eligible for the fast track program must have had a property value of at least
(GBP)100,000, applied for a mortgage loan with an LTV ratio no greater than 75% and must have had a valuation made on the mortgaged property. From August 2002, a prospective borrower eligible for the fast track program must have a property value of at least (GBP)100,000, applied for a mortgage loan with an LTV ratio no greater than 80% and must have a valuation made on the mortgaged property. From July 2003, a prospective borrower eligible for the fast track program must have a property value of at least (GBP)100,000, be applying for a mortgage loan with an LTV ratio no greater than 85% and must have a valuation made on the mortgaged property. An existing borrower may also be eligible for the fast track program in respect of a further advance under a mortgage loan provided that the LTV ratio of the combined mortgage loan and further advance does not exceed 95% and that prior to the request for a further advance the mortgage loan was not subject to the seller's fast track program procedure. Further, an existing borrower may also be eligible for the fast track program if the borrower is moving from one property (for which the seller is the mortgagee) to another property and either (a) the borrower has had a mortgage loan with the seller for at least two years prior to the date on which the borrower applies for the new mortgage loan and the LTV ratio for the new mortgage loan is no greater than 80%, or (b) the amount of the new mortgage loan is equal to or less than the amount of the original mortgage loan, and the borrower's personal circumstances (for example, income and employment) have not changed since the date of the original mortgage loan. In all cases, the seller reserves the right to obtain proof of income references. Together mortgage loans and Together Connections mortgage loans are excluded from the seller's fast track program. As of March 2004 the seller no longer originates mortgage loans under the fast track program.

         Since March 2004 the seller has adopted a new set of procedures under which verification of a borrower's income is not required in certain circumstances. For mortgage loans with an LTV ratio of 85% or less (80% or less for mortgage loans greater than (GBP)500,000) a borrower receiving a medium to high credit score does not need to provide proof of income. First time buyers, borrowers employed less than six months and borrowers of Together mortgage loans and Together Connections mortgage loans are ineligible for a non-verified mortgage loan. In addition, mortgage loans for non owner-occupied properties must have an LTV ratio no greater than 70% to qualify as a non-verified mortgage loan. Notwithstanding these procedures, the seller retains the right to require proof of income or other credit-related information in any case it deems necessary.

(2) Valuation

         The seller requires that a valuation of the property be obtained either from its in-house valuation department or from an independent firm of professional valuers selected from a panel of approved valuers. The seller retains details of professional indemnity insurance held by panel valuers. The person underwriting the mortgage loan and/or the valuation team reviews the valuation of each property securing the mortgage loans. For more information on the valuation process and criteria used for a further advance, including the use of desktop valuations, see "- Characteristics of the mortgage loans - Further advances".

(3) Property types

         The seller applies the criteria set out below in determining the eligibility of properties to serve as security for mortgage loans. Under these criteria, eligible property types include freehold and leasehold houses, leasehold flats and mixed commercial and residential use properties where there is a separate entrance for the residential part of the property. In the case of a mortgage loan secured by a leasehold property, the seller requires that the unexpired term of the lease be at least 30 years from the end of the agreed mortgage loan term.

         The seller may consider some property types that do not meet its usual lending criteria on a case-by-case basis. However, some property types will not be considered for the purposes of providing security for a mortgage loan. The types of property falling within this category comprise freehold flats in England or Wales, shared ownership or shared equity schemes and properties of non-standard construction of a type considered to be defective.

(4) Loan amount

         Generally, the maximum loan amount is (GBP)1,000,000, but this may vary according to the application in question. The amount borrowed may exceed this limit in exceptional cases. The seller has represented and warranted in the mortgage sale agreement that, as of the date of assignment, no mortgage loan in the mortgage portfolio has a current balance greater than
(GBP)500,000.

(5) Term

         Each mortgage loan must have an initial term of between 7 and 30 years (in the case of a Together mortgage loan, a Together Connections mortgage loan and a Connections mortgage loan) or between 7 and 35 years in the case of all other mortgage loans.

(6) Age of applicant

         The first named borrower in respect of a Together mortgage loan or a Together Connections mortgage loan must be aged 21 or over. All borrowers in respect of all other mortgage loans must be aged 18 or over. There are no maximum age limits.

(7) Status of applicant(s)

         The maximum loan amount of the mortgage loan(s) under a mortgage account is determined by a number of factors, including the applicant's income. In determining income, the seller includes basic salary along with performance or profit-related pay, allowances, mortgage subsidies, pensions, annuities, overtime, bonus and commission. The seller will deduct the annual cost of existing commitments of twelve months or more from the applicant's gross income. Positive proof of the applicant's identity and address is obtained in all cases.

         In cases where an applicant requests that the seller takes a secondary income into account, the seller will consider the sustainability of the applicant's work hours, the similarity of the jobs and/or skills, the commuting time and distance between jobs, the length of employment at both positions and whether the salary is consistent with the type of employment. The seller will determine, after assessing the above factors, if it is appropriate to use both incomes. If so, a portion of the secondary income will be used as part of the normal income calculation.

         Where there are two applicants, the seller adds joint incomes together for the purposes of calculating the applicants' total income. In determining the loan amount available to the applicants the seller may use the higher of the joint income multiplied by the appropriate income multiple or the highest of the two incomes multiplied by the appropriate income multiple plus the lower income. The seller may at its discretion consider the income of one additional applicant as well, but only at a maximum income multiple of 1.

         The seller may exercise discretion within its lending criteria in applying those factors that are used to determine the maximum amount an applicant can borrow. Accordingly, these parameters may vary for some mortgage loans. The seller may take the following into account when applying discretion: credit score result, existing customer relationship, LTV and total income needed to support the mortgage loan.

(8) Credit history

     (a) Credit search

         A credit search is carried out in respect of all applicants. Applications may be declined where an adverse credit history (for example, county court judgement (or the Scottish equivalent), default or bankruptcy notice) is revealed.

     (b) Existing lender's reference

         In some cases the seller may seek a reference from any existing and/or previous lender. Any reference must satisfy the seller that the account has been properly conducted and that no history of material arrears exists. The seller may substitute the reference with the bureau record obtained as a result of the credit search.

(9) Scorecard

         The seller uses some of the criteria described here and various other criteria to produce an overall score for the application that reflects the statistical analysis of the risk of advancing the mortgage loan. The scorecard has been developed using the seller's own data and experience of its own mortgage accounts. The lending policies and processes are determined centrally to ensure consistency in the management and monitoring of credit risk exposure. Full use is made of software technology in credit scoring new applications. Credit scoring applies statistical analysis to publicly available data and customer-provided data to assess the likelihood of an account going into arrears. The seller also uses behavioural scoring, which uses customer data on existing accounts to make further lending decisions and to prioritize action in case of arrears.

         The seller reserves the right to decline an application that has achieved a passing score. The seller does have an appeals process if an applicant believes that his/her application has been unfairly declined. It is the seller's policy to allow only authorised individuals to exercise discretion in granting variances from the scorecard.


Seller's discretion to lend outside of its lending criteria
         On a case-by-case basis, and within approved limits as detailed in the seller's lending criteria, the seller may have determined that, based upon compensating factors, a prospective borrower that did not strictly qualify under its lending criteria at that time warranted an underwriting exception. The seller may take into account compensating factors including, but not limited to, a low LTV ratio, stable employment and time in residence at the applicant's current residence. New mortgage loans and further advances (made prior to their assignment to the mortgages trustee or if the seller decides at a later date to retain such mortgage loans subject to further advances within the mortgages trust, after their assignment to the mortgages trustee) that the seller has originated under lending criteria that are different than the lending criteria set out here may be assigned to the mortgages trustee.


Maximum LTV ratio
         The maximum LTV ratio permitted for prospective borrowers applying for mortgage loans secured by mortgaged properties valued up to (GBP)250,000 is 95% of the lower of the purchase price or valuation of the mortgaged property determined by the relevant valuation. The maximum LTV ratio permitted for prospective borrowers applying for mortgage loans secured by mortgaged properties valued up to (GBP)1,000,000 is 90% of the lower of the purchase price or valuation of the mortgaged property determined by the relevant valuation. The maximum LTV ratio permitted for prospective borrowers applying for mortgage loans secured by mortgaged properties valued over (GBP)1,000,000 is 85% of the lower of the purchase price or valuation of the mortgaged property determined by the relevant valuation. The maximum LTV ratio for prospective borrowers applying for mortgage loans secured by the seller's currently offered flexible mortgage loans is as described under "- Characteristics of the mortgage loans - Flexible mortgage loans".

         In the case of a purchase of a mortgaged property, the seller will determine the current market value of that mortgaged property (which will be used to determine the maximum amount of the mortgage loan permitted to be made by the seller) to be the lower of:

         o the valuation made by an independent valuer from the panel of valuers appointed by the seller or an employee valuer of the seller; or

         o the purchase price for the mortgaged property paid by the prospective borrower.

         If a borrower or a prospective borrower has applied to remortgage its current mortgaged property, the seller will determine the current market value of the mortgaged property (for the purpose of determining the maximum amount of the loan available) by using the then current valuation of the mortgaged property as determined using the process described under "- Lending criteria -
(2) Valuation".

         If the borrower has applied for a further advance or a personal secured loan, the seller will determine the current market value of the mortgaged property by using either an indexed valuation figure provided by a UK pricing index, a desktop valuation by an employee valuer of the seller or the then current valuation of the mortgaged property as determined using the process described under "- Lending criteria - (2) Valuation".

Buildings insurance policies

Insurance on the property
         A borrower is required to arrange for insurance on the mortgaged property for an amount equal to the full rebuilding cost of the property. The borrower may either purchase the insurance through an insurer arranged by the seller (a "seller arranged insurer"), or the borrower or landlord (for a leasehold property) may arrange for the insurance independently. Where borrower or landlord-arranged insurance fails or (without the knowledge of the seller) no insurance is arranged, a contingency insurance policy exists to protect the seller (but not the borrower) up to the amount of the seller's insurable interest in the property (subject to aggregate limits of indemnity) and the seller can make a claim under the contingency insurance policy. The policy has a (GBP)50,000 deductible in the aggregate in any one period of insurance.


Seller arranged buildings insurance policies
         The solicitor, licensed or qualified conveyancer acting for the seller is required to ensure that buildings insurance cover is taken out by the relevant borrower prior to the completion of each mortgage loan. If a borrower asks the seller to arrange insurance on its behalf, a policy will be issued by a seller arranged insurer, which currently is AXA General Insurance Ltd., a member of the AXA Group of Companies ("AXA"). AXA's registered number is 141 885 and its address is 107 Cheapside, London EC2V 6DU. The policy will provide the borrower with rebuilding insurance up to an amount equal to the actual rebuilding cost. Standard policy conditions apply, which are renegotiated periodically by the seller with the seller arranged insurer. Under seller arranged insurance policies, the seller will assign its rights under those policies to the mortgages trustee. Amounts paid under the insurance policy are generally utilized to fund the reinstatement of the property or are otherwise paid to the seller to reduce the amount of the mortgage loan(s).

         In the administration agreement, the seller, acting in its capacity as administrator, has agreed to deal with claims under the seller arranged insurance policies in accordance with its normal procedures and also has agreed to make and enforce claims and to hold the proceeds of claims on trust for the mortgages trustee or as the mortgages trustee may direct.


Borrower or landlord-arranged buildings insurance policies and the contingency insurance policy
         If a borrower elects not to take up a seller arranged insurance policy, or if a borrower who originally had a seller arranged insurance policy confirms that he or she no longer requires such insurance, that borrower is sent an "alternative insurance requirements" form. The borrower is required to acknowledge that it is responsible for arranging an alternative insurance policy which covers the rebuilding cost of the property and to request joint insured status for the seller.

         Once an alternative insurance requirements form has been dispatched, it is assumed that the borrower is making arrangements in accordance with those requirements. If it transpires that the borrower has not complied with those requirements and if the property is damaged while uninsured or partially insured because of under insurance, the seller is entitled to make a claim under the contingency insurance policy provided the seller has no prior knowledge of the deficiency. The contingency insurance policy is an insurance policy currently provided to the seller by AXA that insures the seller against loss relating to mortgaged properties where borrowers have failed to make their own property insurance arrangements. The contingency insurance policy provides cover for the mortgages trustee. The administrator will make claims in accordance with the contingency insurance policy and hold the proceeds of claims on trust for the mortgages trustee or as the mortgages trustee may direct.

         In the case of leasehold properties where the lease requires the landlord to insure the property, provision is made to deal with the insurance in the mortgage conditions or the "General Instructions to Solicitors" or other comparable or successor instructions or guidelines. Again, if it transpires that the property is not insured and is damaged, the seller can claim under the contingency insurance policy.

         If a borrower who originally had seller arranged insurance fails to pay a premium, but does not notify the seller that it wishes to make alternative arrangements, it is assumed that the borrower requires seller arranged insurance to continue and no alternative insurance requirements form is sent to that borrower. The unpaid premium is added to the balance of the relevant mortgage loan.

         The seller may not be insured under any insurance policy which is not arranged by the seller, and it may not have the benefit of any security over such policies. The mortgages trustee therefore may not have an interest in policies that were not arranged through the seller. See "Risk factors - The mortgages trustee may not receive the benefit of claims made on the buildings insurance".


Properties in possession policy
         If the seller takes possession of a property from a borrower in default, the seller has coverage through a properties in possession policy from AXA. The policy provides the seller with rebuilding insurance up to an amount equal to the actual rebuilding cost. The seller will assign its rights under this policy to the mortgages trustee for any mortgage loan which is in a mortgage portfolio and is a property in possession. Amounts paid under the properties in possession policy are generally utilized to fund the reinstatement of the property or are otherwise paid to the seller to reduce the amount of the mortgage loan. This policy is subject to a (GBP)50,000 deductible in the aggregate in any one period of insurance.


MIG policies
         A mortgage indemnity guarantee, or MIG, policy is an agreement between a lender and an insurance company to underwrite the amount of each relevant mortgage loan which exceeds a specified LTV ratio. Although since January 1, 2003 the seller is no longer required to take out a MIG policy with respect to any mortgage loan originated on or after January 1, 2003, each mortgage loan originated prior to January 1, 2003, that had an LTV ratio in excess of 75% contains a condition that the seller take out mortgage indemnity insurance with Northern Rock Mortgage Indemnity Company Limited ("NORMIC"). However, under the terms of these MIG policies, the MIG coverage for a mortgage loan will be cancelled in the event a further advance is granted with respect to such mortgage loan on or after January 1, 2003.

         This insurance is intended to provide only limited cover in the event of losses being incurred in excess of the relevant LTV ratio following repossession and sale of a mortgaged property from a borrower, and is further limited in that such insurance is subject to certain caps on claims that may be made under the MIG policy by the seller and/or its relevant subsidiary. Firstly, each mortgage loan that is subject to a MIG policy is subject to a cap on claims made in respect of that mortgage loan, regardless of whether or not that mortgage loan is included in the mortgage portfolio. In addition, all mortgage loans that were originated in any one year and that are subject to a MIG policy are also subject to an aggregate cap on claims that can be made in respect of that group of mortgage loans. However, the aggregate cap in respect of mortgage loans originated in any one year is proportioned between mortgage loans that are included in the mortgage portfolio and mortgage loans that are not included in the mortgage portfolio. As each proportionate aggregate cap is applicable either to mortgage loans included in the mortgage portfolio or mortgage loans that are not included in the mortgage portfolio, any losses on mortgage loans outside of the mortgage portfolio will not reduce the amount of MIG coverage remaining on those mortgage loans included in the mortgage portfolio which continue to have MIG coverage. The MIG policy will not cover all losses suffered in relation to the mortgage loans which continue to have MIG coverage and each such mortgage loan is only covered for a ten year period following completion of the mortgage loan or further advance. In addition, the mortgages trustee is not required to maintain a mortgage indemnity policy with the current insurer, and the seller is not required to maintain the same level of coverage under the mortgage indemnity insurance policies for mortgage loans that it may originate in the future and assign to the mortgages trust. See "Risk factors - The mortgages trustee is not required to maintain mortgage indemnity insurance with the current insurer, and the seller is not required to maintain the same level of mortgage indemnity insurance coverage for new mortgage loans that it originates in the future, which may adversely affect the funds available to pay the notes".

         The insured under each MIG policy is the seller and/or its relevant subsidiary. The related borrower has no interest in this policy. The seller will formally assign its interest in each MIG policy to the mortgages trustee to the extent that it relates to the mortgage loans from time to time comprised in the mortgage portfolio. Practically speaking, this will have little effect on the way in which claims are made and paid under the policies as they will continue to be administered by the seller acting in its capacity as administrator. To the extent that claims relate to mortgage loans in the mortgage portfolio, their proceeds will be paid by the seller into the mortgages trustee transaction account and all other claims will be paid into the seller's account.

         NORMIC is a Guernsey limited liability company and a wholly-owned insurance subsidiary of the seller. NORMIC's registered number in Guernsey is 28379, and its address is P.O. Box 384, The Albany, South Esplanade, St. Peter Port, Guernsey, Channel Islands. NORMIC does not have a public credit rating by any of Moody's, Standard & Poor's or Fitch. The seller does not guarantee the liabilities of NORMIC and is under no legal obligation to support NORMIC in the discharge of those liabilities. The seller however, contingently liable to NORMIC to pay up any unpaid amount in respect of the seller's shareholding in NORMIC. The unpaid share capital is immaterial in relation to NORMIC's overall exposure.

         The seller has warranted that each of the mortgage indemnity policies relating to a mortgaged property is in force and all premiums thereon have been paid. The seller also has warranted that, so far as the seller is aware, there has been no breach of any term of the mortgage indemnity policies which would entitle the relevant insurer to avoid the same. Management of the seller believes that financial information relating to NORMIC is not material to an investor's decision to purchase the notes.


Scottish mortgage loans
         A portion of the mortgage loans in the mortgage portfolio are, and in any additional mortgage portfolio may be, secured over properties in Scotland. Under Scots law, the only means of creating a fixed charge or security over heritable or long leasehold property is the statutorily prescribed standard security. In relation to the Scottish mortgage loans, references in this prospectus to a "mortgage" are to be read as references to such standard security and references to a "mortgagee" are to be read as references to the security holder (under Scots law, termed the "heritable creditor").

         In practice, the seller has advanced and intends to advance mortgage loans on a similar basis both in England and Wales and in Scotland. While there are certain differences in law and procedure in connection with the enforcement and realization of Scottish mortgages, the seller does not consider that these differences make Scottish mortgages significantly different from or less effective than the English mortgages. For further information on Scottish mortgages, see "Material legal aspects of the mortgage loans and the related security - Scottish mortgages".

     Certain characteristics of United Kingdom residential mortgage market

CPR rates
         The following table sets out the quarterly CPR rates experienced in respect of residential mortgage loans by building societies since 1964. The prospectus supplement for each issuance of notes will contain information updating the historical CPR rates with data available as at the date of such prospectus supplement.

                                             four quarter                                            four quarter
                              CPR for the         rolling                              CPR for the        rolling
Date                          quarter (%)     average (%)  Date                        quarter (%)    average (%)
---------------------------   -----------    ------------  -----------------------     -----------   ------------
March 1964                          11.29           12.27  June 1964                         12.30          12.41
September 1964                      12.68           12.41  December 1964                     12.82          12.27
March 1965                          11.12           12.23  June 1965                         10.80          11.86
September 1965                      10.66           11.35  December 1965                     11.51          11.02
March 1966                          10.45           10.85  June 1966                         11.39          11.00
September 1966                      11.71           11.27  December 1966                     10.60          11.04
March 1967                           9.49           10.80  June 1967                         10.95          10.69
September 1967                      11.65           10.67  December 1967                     11.51          10.90
March 1968                          10.18           11.07  June 1968                         10.57          10.98
September 1968                      10.91           10.79  December 1968                     10.24          10.48
March 1969                           9.15           10.22  June 1969                         10.23          10.13
September 1969                      10.65           10.07  December 1969                     10.01          10.01
March 1970                           8.92            9.95  June 1970                         10.68          10.06
September 1970                      11.60           10.30  December 1970                     11.46          10.66
March 1971                           9.33           10.76  June 1971                         11.44          10.96
September 1971                      12.17           11.10  December 1971                     12.30          11.31
March 1972                          10.72           11.66  June 1972                         11.81          11.75
September 1972                      12.24           11.77  December 1972                     11.74          11.63
March 1973                          10.11           11.48  June 1973                         10.54          11.16
September 1973                      11.06           10.86  December 1973                     10.55          10.56
March 1974                           7.94           10.02  June 1974                          7.94           9.37
September 1974                       9.58            9.01  December 1974                     10.83           9.07
March 1975                           9.96            9.58  June 1975                         12.23          10.65
September 1975                      12.76           11.44  December 1975                     12.21          11.79
March 1976                          10.10           11.82  June 1976                         11.48          11.64
September 1976                      11.86           11.41  December 1976                     11.70          11.28
March 1977                           8.00           10.76  June 1977                          9.84          10.35
September 1977                      12.13           10.42  December 1977                     12.66          10.66
March 1978                          11.30           11.48  June 1978                         12.19          12.07
September 1978                      11.71           11.97  December 1978                     11.19          11.60
March 1979                           9.33           11.11  June 1979                         10.12          10.59
September 1979                      11.36           10.50  December 1979                     11.07          10.47
March 1980                           8.03           10.15  June 1980                          8.66           9.78
September 1980                       9.87            9.41  December 1980                     10.48           9.26
March 1981                           9.97            9.75  June 1981                         11.78          10.53
September 1981                      12.53           11.19  December 1981                     11.82          11.53
March 1982                           9.63           11.44  June 1982                         12.91          11.72
September 1982                      13.96           12.08  December 1982                     14.20          12.68
March 1983                          12.55           13.41  June 1983                         12.76          13.37
September 1983                      12.48           13.00  December 1983                     11.86          12.41
March 1984                          10.40           11.88  June 1984                         12.13          11.72
September 1984                      12.40           11.70  December 1984                     11.87          11.70
March 1985                          10.02           11.61  June 1985                         11.67          11.49
September 1985                      13.46           11.76  December 1985                     13.68          12.21
March 1986                          11.06           12.47  June 1986                         15.53          13.43
September 1986                      17.52           14.45  December 1986                     15.60          14.93
March 1987                          10.57           14.81  June 1987                         14.89          14.65
September 1987                      16.79           14.46  December 1987                     16.18          14.61
March 1988                          13.55           15.35  June 1988                         16.03          15.64


                                      92


                                             four quarter                                            four quarter
                              CPR for the         rolling                              CPR for the        rolling
Date                          quarter (%)     average (%)  Date                        quarter (%)    average (%)
---------------------------   -----------    ------------  -----------------------     -----------   ------------
September 1988                      18.23           16.00  December 1988                     12.60          15.10
March 1989                           8.85           13.93  June 1989                         13.04          13.18
September 1989                      11.53           11.51  December 1989                     10.38          10.95
March 1990                           8.91           10.97  June 1990                          9.37          10.05
September 1990                       9.66            9.58  December 1990                     10.58           9.63
March 1991                           9.07            9.67  June 1991                         10.69          10.00
September 1991                      11.57           10.48  December 1991                     10.24          10.39
March 1992                           9.14           10.41  June 1992                          9.12          10.02
September 1992                       9.75            9.56  December 1992                      7.96           8.99
March 1993                           8.53            8.84  June 1993                          9.97           9.05
September 1993                      10.65            9.28  December 1993                     10.01           9.79
March 1994                           8.97            9.90  June 1994                         10.48          10.03
September 1994                      11.05           10.13  December 1994                     10.68          10.30
March 1995                           9.15           10.34  June 1995                         10.51          10.35
September 1995                      11.76           10.53  December 1995                     11.61          10.76
March 1996                          10.14           11.01  June 1996                         11.32          11.21
September 1996                      13.20           11.57  December 1996                     12.58          11.81
March 1997                           9.75           11.71  June 1997                         15.05          12.65
September 1997                      12.18           12.39  December 1997                     11.17          12.04
March 1998                          10.16           12.14  June 1998                         12.05          11.39
September 1998                      13.79           11.79  December 1998                     13.42          12.36
March 1999                          11.14           12.60  June 1999                         14.39          13.19
September 1999                      15.58           13.63  December 1999                     14.94          14.01
March 2000                          13.82           14.68  June 2000                         13.87          14.55
September 2000                      14.90           14.38  December 2000                     15.57          14.54
March 2001                          15.49           14.95  June 2001                         17.39          15.84
September 2001                      19.17           16.91  December 2001                     19.04          17.77
March 2002                          18.70           18.58  June 2002                         19.91          19.21
September 2002                      22.41           20.02  December 2002                     22.16          20.80
March 2003                          19.52           21.00  June 2003                         20.19          21.07
September 2003                      21.66           20.88  December 2003                     21.34          20.67
March 2004                            [o]             [o]  June 2004                           [o]            [o]

----------

Source of repayment and outstanding mortgage information: Bank of England


House price index
         UK residential property prices, as measured by the Nationwide House Price Index and Halifax House Price Index (collectively the "Housing Indices"), have generally followed the UK Retail Price Index over an extended period. Nationwide is a UK building society and Halifax is a UK bank.

         The housing market has been through three economic cycles since 1976. High year to year increases in the Housing Indices occurred in the late 1970s and late 1980s with greatest decrease in the early 1990s. The Housing Indices have generally increased since 1996.

         The following table sets out the quarterly housing price indices experienced in respect of residential mortgage loans by building societies since 1964. The prospectus supplement for each issuance of notes will contain information updating the historical housing price indices with data available as at the date of such prospectus supplement.

                                   UK Retail                  Nationwide House              Halifax House
                                  Price Index                   Price Index                  Price Index
                            -----------------------       ----------------------      ------------------------
                                           % annual                     % annual                      % annual
Time in Quarters                 Index    change/1/            Index   change/1/           Index     change/1/
-----------------------     ----------   ----------       ----------  ----------      ----------    ---------
1973 Q4                         N/A            N/A          19.5            N/A            N/A            N/A


                                      93


                                   UK Retail                  Nationwide House              Halifax House
                                  Price Index                   Price Index                  Price Index
                            -----------------------       ----------------------      ------------------------
                                           % annual                     % annual                      % annual
Time in Quarters                 Index    change/1/            Index   change/1/           Index     change/1/
-----------------------     ----------   ----------       ----------  ----------      ----------    ---------
1974 Q1                         N/A            N/A          19.8            N/A            N/A            N/A
1974 Q2                         N/A            N/A          20.0            N/A            N/A            N/A
1974 Q3                         N/A            N/A          20.2            N/A            N/A            N/A
1974 Q4                         N/A            N/A          20.4            4.4            N/A            N/A
1975 Q1                        31.5            N/A          20.7            4.5            N/A            N/A
1975 Q2                        34.8            N/A          21.4            6.8            N/A            N/A
1975 Q3                        35.6            N/A          21.9            7.9            N/A            N/A
1975 Q4                        37.0            N/A          22.5           10.1            N/A            N/A
1976 Q1                        38.2           19.3          23.0           10.3            N/A            N/A
1976 Q2                        39.5           12.7          23.4            9.0            N/A            N/A
1976 Q3                        40.7           13.4          23.9            8.9            N/A            N/A
1976 Q4                        42.6           14.1          24.4            7.8            N/A            N/A
1977 Q1                        44.6           15.5          24.8            7.4            N/A            N/A
1977 Q2                        46.5           16.3          25.3            7.8            N/A            N/A
1977 Q3                        47.1           14.6          25.9            7.8            N/A            N/A
1977 Q4                        47.8           11.5          26.2            7.4            N/A            N/A
1978 Q1                        48.6            8.6          27.6           10.8            N/A            N/A
1978 Q2                        50.0            7.3          28.9           13.3            N/A            N/A
1978 Q3                        50.8            7.6          31.7           20.4            N/A            N/A
1978 Q4                        51.8            8.0          33.6           24.6            N/A            N/A
1979 Q1                        53.4            9.4          35.5           25.3            N/A            N/A
1979 Q2                        55.7           10.8          38.1           27.5            N/A            N/A
1979 Q3                        59.1           15.1          40.9           25.3            N/A            N/A
1979 Q4                        60.7           15.9          43.8           26.7            N/A            N/A
1980 Q1                        63.9           18.0          45.2           24.3            N/A            N/A
1980 Q2                        67.4           19.1          46.6           20.2            N/A            N/A
1980 Q3                        68.5           14.8          47.1           14.3            N/A            N/A
1980 Q4                        69.9           14.1          46.9            6.7            N/A            N/A
1981 Q1                        72.0           11.9          47.3            4.5            N/A            N/A
1981 Q2                        75.0           10.7          48.1            3.2            N/A            N/A
1981 Q3                        76.3           10.8          48.3            2.3            N/A            N/A
1981 Q4                        78.3           11.3          47.5            1.3            N/A            N/A
1982 Q1                        79.4            9.8          48.2            1.9            N/A            N/A
1982 Q2                        81.9            8.8          49.2            2.4            N/A            N/A
1982 Q3                        81.9            7.1          49.8            3.2            N/A            N/A
1982 Q4                        82.5            5.2          51.0            7.2            N/A            N/A
1983 Q1                        83.1            4.6          52.5            8.4           97.1            N/A
1983 Q2                        84.8            3.5          54.6           10.4           99.4            N/A
1983 Q3                        86.1            5.0          56.2           12.1          101.5            N/A
1983 Q4                        86.9            5.2          57.1           11.2          102.3            N/A
1984 Q1                        87.5            5.2          59.2           12.0          104.1            7.0
1984 Q2                        89.2            5.1          61.5           11.9          106.0            6.4
1984 Q3                        90.1            4.5          62.3           10.4          108.4            6.6
1984 Q4                        90.9            4.5          64.9           12.8          111.0            8.2
1985 Q1                        92.8            5.9          66.2           11.2          113.5            8.6
1985 Q2                        95.4            6.7          68.2           10.3          115.4            8.5
1985 Q3                        95.4            5.7          69.2           10.5          116.8            7.5
1985 Q4                        96.1            5.6          70.7            8.5          120.6            8.3
1986 Q1                        96.7            4.1          71.1            7.1          124.0            8.8
1986 Q2                        97.8            2.5          73.8            8.0          128.1           10.4
1986 Q3                        98.3            3.0          76.3            9.7          132.2           12.4
1986 Q4                        99.6            3.6          79.0           11.1          136.8           12.6
1987 Q1                       100.6            4.0          81.6           13.7          142.3           13.8
1987 Q2                       101.9            4.1          85.8           15.0          146.7           13.6
1987 Q3                       102.4            4.1          88.6           15.0          151.5           13.6
1987 Q4                       103.3            3.6          88.5           11.4          158.0           14.4
1988 Q1                       104.1            3.4          90.0            9.8          167.0           16.0


                                      94


                                   UK Retail                  Nationwide House              Halifax House
                                  Price Index                   Price Index                  Price Index
                            -----------------------       ----------------------      ------------------------
                                           % annual                     % annual                      % annual
Time in Quarters                 Index    change/1/            Index   change/1/           Index     change/1/
-----------------------     ----------   ----------       ----------  ----------      ----------    ---------
1988 Q2                       106.6            4.5          97.6           13.0          179.4           20.1
1988 Q3                       108.4            5.7         108.4           20.1          197.4           26.5
1988 Q4                       110.3            6.6         114.2           25.5          211.8           29.3
1989 Q1                       112.3            7.6         118.8           27.8          220.7           27.9
1989 Q2                       115.4            7.9         124.2           24.1          226.1           23.1
1989 Q3                       116.6            7.3         125.2           14.4          225.5           13.3
1989 Q4                       118.8            7.4         122.7            7.2          222.5            4.9
1990 Q1                       121.4            7.8         118.9            0.1          223.7            1.4
1990 Q2                       126.7            9.3         117.7           -5.4          223.3           -1.2
1990 Q3                       129.3           10.3         114.2           -9.2          222.7           -1.2
1990 Q4                       129.9            8.9         109.6          -11.3          223.0            0.2
1991 Q1                       131.4            7.9         108.8           -8.8          223.1           -0.3
1991 Q2                       134.1            5.7         110.6           -6.2          221.9           -0.6
1991 Q3                       134.6            4.0         109.5           -4.2          219.5           -1.4
1991 Q4                       135.7            4.4         107.0           -2.4          217.7           -2.4
1992 Q1                       136.7            4.0         104.1           -4.4          213.2           -4.5
1992 Q2                       139.3            3.8         105.1           -5.1          208.8           -6.1
1992 Q3                       139.4            3.5         104.2           -5.0          206.9           -5.9
1992 Q4                       139.2            2.5         100.1           -6.7          199.5           -8.7
1993 Q1                       139.3            1.9         100.0           -4.0          199.6           -6.6
1993 Q2                       141.0            1.2         103.6           -1.4          201.7           -3.5
1993 Q3                       141.9            1.8         103.2           -1.0          202.6           -2.1
1993 Q4                       141.9            1.9         101.8            1.7          203.5            2.0
1994 Q1                       142.5            2.3         102.4            2.4          204.6            2.5
1994 Q2                       144.7            2.6         102.5           -1.1          202.9            0.6
1994 Q3                       145.0            2.2         103.2            0.0          202.7            0.0
1994 Q4                       146.0            2.8         104.0            2.1          201.9           -0.8
1995 Q1                       147.5            3.4         101.9           -0.5          201.8           -1.4
1995 Q2                       149.8            3.5         103.0            0.5          199.3           -1.8
1995 Q3                       150.6            3.8         102.4           -0.8          197.8           -2.4
1995 Q4                       150.7            3.2         101.6           -2.3          199.2           -1.3
1996 Q1                       151.5            2.7         102.5            0.6          202.1            0.1
1996 Q2                       153.0            2.1         105.8            2.7          206.7            3.6
1996 Q3                       153.8            2.1         107.7            5.1          208.8            5.4
1996 Q4                       154.4            2.4         110.1            8.0          213.9            7.1
1997 Q1                       155.4            2.5         111.3            8.3          216.7            7.0
1997 Q2                       157.5            2.9         116.5            9.6          220.2            6.3
1997 Q3                       159.3            3.5         121.2           11.8          222.6            6.4
1997 Q4                       160.0            3.6         123.3           11.4          225.4            5.2
1998 Q1                       160.8            3.4         125.5           12.0          228.4            5.3
1998 Q2                       163.4            3.7         130.1           11.0          232.1            5.3
1998 Q3                       164.4            3.2         132.4            8.8          234.8            5.3
1998 Q4                       164.4            2.7         132.3            7.0          237.2            5.1
1999 Q1                       164.1            2.0         134.6            7.0          238.6            4.4
1999 Q2                       165.6            1.3         139.7            7.1          245.5            5.6
1999 Q3                       166.2            1.1         144.4            8.6          255.5            8.4
1999 Q4                       167.3            1.7         148.9           11.8          264.1           10.7
2000 Q1                       168.4            2.6         155.0           14.1          273.1           13.5
2000 Q2                       171.1            3.3         162.0           14.8          272.8           10.5
2000 Q3                       171.7            3.3         161.5           11.2          275.9            7.7
2000 Q4                       172.2            2.9         162.8            9.0          278.6            5.3
2001 Q1                       172.2            2.2         167.5            7.8          281.7            3.1
2001 Q2                       174.4            1.9         174.8            7.6          293.2            7.2
2001 Q3                       174.6            1.7         181.6           11.8          302.4            9.2
2001 Q4                       173.4            0.7         184.6           12.5          311.8           11.3
2002 Q1                       174.5            1.3         190.2           12.7          327.3           15.0
2002 Q2                       176.2            1.0         206.5           16.6          343.7           15.9


                                      95

                                   UK Retail                  Nationwide House              Halifax House
                                  Price Index                   Price Index                  Price Index
                            -----------------------       ----------------------      ------------------------
                                           % annual                     % annual                      % annual
Time in Quarters                 Index    change/1/            Index   change/1/           Index     change/1/
-----------------------     ----------   ----------       ----------  ----------      ----------    ---------
2002 Q3                       177.6            1.7         221.1           19.7          366.1           19.1
2002 Q4                       178.5            2.9         231.3           22.6          392.1           22.9
2003 Q1                       179.9            3.0         239.3           22.9          405.6           21.4
2003 Q2                       181.3            2.9         250.1           19.2          419.8           20.0
2003 Q3                       182.5            2.7         258.9           15.8          435.3           17.3
2003 Q4                       183.5            2.8         267.1           14.4          455.2           14.9
2004 Q1                         [o]            [o]           [o]            [o]            [o]            [o]
2004 Q2                         [o]            [o]           [o]            [o]            [o]            [o]



__________________________
1 The percentage annual change is calculated in accordance with the following formula: In (x/y) where "x" is equal to the current quarter's index value and "y" is equal to the index value of the previous year's corresponding quarter.
Source: Office for National Statistics, Nationwide, Halifax.

              The administrator and the administration agreement

The administrator

         The mortgages trustee, the seller, Funding and Funding 2 have appointed Northern Rock plc under the terms of the administration agreement as the initial administrator of the mortgage loans. The administrator performs the day-to-day servicing of the mortgage loans through its retail branches, mortgage service centers and telephone banking and operations centers. The administrator will continue to administer other mortgage loans in addition to those mortgage loans included in the mortgage portfolio. The administrator's registered office is Northern Rock House, Gosforth, Newcastle upon Tyne NE3 4PL, United Kingdom.

         This section describes the administrator's procedures in relation to mortgage loans generally. A description of the administrator's obligations under the administration agreement follows in the next section. The administrator is continually reviewing the way in which it conducts its mortgage loan administration business in order to ensure that it remains up-to-date and cost effective in a competitive market, and the administrator may therefore change its administration processes from time to time.


Administration of mortgage loans
         Administration procedures include monitoring compliance with and administering the mortgage loan features and facilities applicable to the mortgage loans, responding to customer inquiries and management of mortgage loans in arrears. See "- The administration agreement".

         Under the terms and conditions of the mortgage loans, borrowers generally must pay the monthly payment required under the terms and conditions of the mortgage loans on each monthly payment due date. Interest accrues in accordance with the terms and conditions of each mortgage loan and is collected from borrowers monthly.

         In the case of variable rate mortgage loans, the administrator determines the standard variable rate from time to time. In the case of variable rate mortgage loans which are assigned to the mortgages trustee, except in certain limited circumstances, the administrator will continue to determine the standard variable rate applicable to such mortgage loans on behalf of the mortgages trustee, Funding and/or the security trustee. The administrator will take all necessary steps under the mortgage loans to notify borrowers of any change in the interest rates applicable to the mortgage loans (whether or not due to a change in the standard variable rate) and will continue to notify borrowers of any such change under the terms of the administration agreement.

         Payments of interest and, in the case of repayment mortgage loans, principal, are payable monthly in advance. Where a borrower defaults in the payment of interest and/or principal under a mortgage loan, the administrator will follow the usual arrears procedures described under "- Arrears and default procedures" below.


Arrears and default procedures
         The administrator collects all payments due under or in connection with mortgage loans in accordance with its administration procedures in force from time to time, but having regard to the circumstances of the relevant borrower in each case. In accordance with standard market practice in the UK mortgage loan servicing business, the administrator identifies a mortgage loan as being "in arrears" when, on any due date, the overdue amounts which were due on previous due dates equal, in the aggregate, one or more full monthly payments. In making an arrears determination, the administrator calculates as of the date of determination the difference between:

         o the sum of all monthly payments that were due and payable by a borrower on any due date up to that date of determination (less the aggregate amount of all authorized underpayments made by such borrower up to such date of determination); and

         o the sum of all payments actually made by that borrower up to that date of determination.


         The administrator will determine that a mortgage loan is in arrears if the result arrived at by dividing that difference (if any) by the amount of the required monthly payment equals or exceeds 1. A mortgage loan will continue to be in arrears for each calendar month in which the result of the foregoing arrears calculation equals or exceeds 1, which result means that the borrower has missed payments that in the aggregate equal or exceed one monthly payment, and subsequent payments by that borrower (if any) have not reduced the amount of missed payments to less than one monthly payment. As the administrator determines its arrears classification based upon the number of full monthly payments that have been missed by a borrower, a borrower that has missed payments that in the aggregate equal or exceed 2 monthly payments (but for which the aggregate of missed payments is less than 3 monthly payments) would be classified by the administrator as being between 2-3 months in arrears, and so on. For example, suppose a borrower has made four monthly payments (either in consecutive months or throughout any period of time) each in an amount less than the required monthly amount, and the difference, for the purposes of arrears calculation, between the sum of the payments due and payable by that borrower and the sum of the payments actually made by that borrower (that difference then divided by that borrower's required monthly payment) is less than 1. The administrator would not classify that borrower as being in arrears. However, if that borrower makes another payment (for the purposes of our example, on the payment date in January of a particular year) that is less than the required monthly amount and which deficient payment, when aggregated with that borrower's prior deficient payments, results in the foregoing arrears calculation equalling or exceeding 1, that borrower will be classified as being one month in arrears as of February 1 of that same year. Furthermore, if the result of the foregoing arrears calculation continues to equal or exceed 1 (but remains less than 2) until March 1 of that same year, that borrower will continue to be classified as being one month in arrears during that time period. The administrator will not classify the borrower as being two months in arrears until the beginning of the month following the monthly payment date in which the result of the arrears calculation equals or exceeds 2.

         This formula that the administrator uses to determine arrears means that there may be mortgage loans in the mortgage portfolio on which borrowers have paid less than the monthly payment due, but which have not been classified as being in arrears, as the aggregate of the amount of deficient payments does not equal or exceed one monthly payment. This also means that there may be a significant period of time between the due date on which a borrower pays less than the monthly payment due on that due date and the date that the aggregate amount of those deficient payments equals or exceeds one monthly payment, at which time the administrator will classify that mortgage loan as being in arrears. In addition, there may be a significant period of time between the classification of a borrower as being, for example, one month in arrears, and (assuming the borrower continues to make deficient monthly payments) the time at which those deficient payments in the aggregate result in the administrator classifying the borrower as being two months in arrears.

         The arrears are reported at each calendar month end. After the arrears are first reported the borrower is contacted and asked for payment of the arrears. The administrator will continue to contact the borrower asking for payment of the arrears. The administrator classifies a mortgage loan that is in arrears as "non-performing" if the related borrower has not made any payment within any of the three consecutive calendar months prior to the date of determination.

         In the case of any flexible and non-flexible mortgage loan and subject to the terms and conditions of the mortgage loan arrears are capitalized upon receipt of three consecutive full monthly payments.

         In seeking to control and manage arrears, the administrator from time to time enters into arrangements with borrowers regarding the arrears, including:

         o arrangements to make each monthly payment as it falls due plus an additional amount to pay the arrears over a period of time;

         o arrangements to pay only a portion of each monthly payment as it falls due; and

         o a deferment for a period of time of all payments, including interest and principal or parts of any of them.

         The administrator may vary any of these arrangements from time to time at its discretion, the primary aim being to rehabilitate the borrower and recover the arrears.

         Legal proceedings do not usually commence until the arrears are equal to at least three times the monthly payment then due. However, in many cases legal proceedings may commence later than this. Once legal proceedings have commenced, the administrator may send further letters to the borrower encouraging the borrower to enter into discussions to pay the arrears. The administrator may still enter into an arrangement with a borrower at any time prior to a court hearing, or it may adjourn a court hearing. If the administrator applies to the court for an order for possession following a default of the borrower, the court has discretion as to whether it will grant the order requiring the borrower to vacate the mortgaged property, and discretion as to the terms upon which the order is granted. If after the possession order has been granted the borrower does not voluntarily vacate the property, then the administrator will be required to request a warrant for execution by a court officer of the possession order. On average, the equivalent of 12 monthly payments may have been missed prior to the administrator obtaining possession, assuming no prior mortgage or the imposition of defenses. Where a court order for possession is deferred to allow time for payment and the borrower subsequently defaults in making the payment, the administrator may take any action it considers appropriate, including entering into an arrangement with the borrower. In all cases, the administrator has a duty of care to the borrower to act reasonably.

         The administrator has discretion to deviate from these arrears procedures. In particular, the administrator may deviate from these procedures where a borrower suffers from a mental or physical infirmity, is deceased or where the borrower is otherwise prevented from making payment due to causes beyond the borrower's control. This is the case for both sole and joint borrowers.

         After the administrator has been granted possession, the administrator may take any action it considers appropriate, subject to any fiduciary duties which the administrator may owe to the borrower, including but not limited to:

         o securing, maintaining or protecting the property and putting it into a suitable condition for sale;

         o creating (other than in Scotland) any estate or interest on the property, including a leasehold; o disposing of the property (in whole or in parts) or of any interest in the property, by auction, private sale or otherwise, for a price it considers appropriate; and

         o    letting the property for any period of time.

         Subject as provided above, the administrator has discretion as to the timing of any of these actions, including whether to postpone the action for any period of time. The administrator may also carry out works on the property as it considers appropriate, including the demolition of the whole or any part of it.


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         The period between the administrator obtaining possession and sale of a mortgaged property is generally between three and nine months. However, you should note that the administrator's ability to exercise its power of sale in respect of a mortgaged property is dependent upon mandatory legal restrictions as to notice requirements. In addition, there may be factors outside the administrator's control, such as whether the borrower contests the sale and the market conditions at the time of sale, that may affect the length of time between the administrator's decision to exercise its power of sale and final completion of the sale.

         The administrator will apply the net proceeds of sale of the mortgaged property against the sums owed by the borrower to the extent necessary to discharge the mortgage including any accumulated fees and interest. Where those proceeds are insufficient to cover all amounts owing under the mortgage loan, the administrator will make a claim under the MIG policy, if appropriate. Where the funds arising from application of these procedures are insufficient to pay all amounts owing in respect of a mortgage loan, the funds are applied first in paying principal, and secondly in paying interest and costs.

         At this point the administrator will close the borrower's account. However, the borrower remains liable for any deficit remaining after the mortgaged property is sold but before the proceeds of any MIG insurance are applied. The administrator may pursue the borrower to the extent of any deficiency resulting from the sale if the administrator deems it appropriate to do so.

         These arrears and security enforcement procedures may change over time as a result of a change in the administrator's business practices, legislative or regulatory changes or business codes of practice.


Arrears experience

         Each prospectus supplement relating to the issuance of a series and class of notes will contain tables summarizing, in respect of the seller's overall mortgage portfolio, then up-to-date information on the seller's experience administering mortgage loans in arrears and its repossession experience for residential mortgage loans originated by the seller. The tables will include information in respect of the seller's experience in administering mortgage loans secured by mortgaged properties located in England, Wales and Scotland.

         There can be no assurance that the arrears and repossession experience with respect to the mortgage loans comprising the trust property will correspond to the experience of the administrator's overall mortgage portfolio. Moreover, if the property market experiences an overall decline in property values so that the value of the properties in the trust falls below the current balances of the mortgage loans comprising the overall pool, the actual rates of arrears and repossessions could be significantly higher than those previously experienced by the administrator. In addition, other adverse economic conditions, whether or not they affect property values, may nonetheless affect the timely payment by borrowers of principal and interest and, accordingly, the rates of arrears, repossessions and losses with respect to the mortgage loans in the trust property. You should note that the United Kingdom experienced relatively low and stable interest rates during the periods covered in the preceding tables. If interest rates were to rise, it is likely that the rate of arrears and repossessions likewise would rise.

         Northern Rock's level of mortgage arrears has been on a downward trend since the recession in the UK in the early 1990s. Between June 1996 and December 2000, interest rate increases, and the reduction (and ultimate elimination) of benefits offered by the Mortgage Interest Relief At Source scheme, have contributed to slowing that downward trend.


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         House price inflation has indirectly contributed to the improved arrears situation by enabling borrowers to sell at a profit if they encounter financial hardship. Recently, house price inflation has broken through its historical upward trend line and is expected to moderate. If it does not, then there is potential for a boom-bust situation similar to that which occurred in the period from 1988 to 1990, where housing prices rose substantially faster than inflation as housing turnover increased to record levels. At that time, the UK economy grew rapidly, which led to falling unemployment and relatively high rates of real income growth. These fed into higher demand for housing and house prices rose rapidly. Demand was further increased by changes in taxation legislation with regard to tax relief on mortgage payments in 1988. When monetary policy was tightened subsequently (in terms of both "locking in" sterling to the European Exchange Rate Mechanism and higher interest rates), the pace of economic activity first slowed and then turned into recession. Rising unemployment combined with high interest rates led to a fall in housing demand and increased default rates and repossessions. The ability of borrowers to refinance was limited as house prices began to fall and many were in a position of negative equity (borrowings greater than the resale value of the property) in relation to their mortgage.

         The performance of Northern Rock's new business and the arrears profiles are monitored monthly against various triggers. Whenever arrears rise and a trigger is exceeded the cause is reviewed and acted upon. In a continuing effort to reduce the level of mortgage arrears and to improve collection performance, Northern Rock has developed behavioral scoring systems to target differing groups of customers in arrears according to risk.

         For statistical information on the levels of arrears experience for the mortgage loans in the administrator's mortgage portfolio see the prospectus supplement for the notes you are considering an investment in.


The administration agreement
         The following section describes, in summary, the material terms of the administration agreement. The description does not purport to be complete and is subject to the provisions of the administration agreement, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.


Appointment
         On March 26, 2001, each of the mortgages trustee, Funding and the seller appointed Northern Rock under the administration agreement to be their agent to exercise their respective rights, powers and discretions in relation to the mortgage loans and their related security and to perform their respective duties in relation to the mortgage loans and their related security. On the Funding 2 program date, Funding 2 became a party to the administration agreement and appointed Northern Rock to exercise its rights, power and discretions in relation to the mortgage loans and their related security and to perform its duties in relation to the mortgage loans and their related security. The Funding 2 security trustee also became party to the administration agreement on the Funding 2 program date and has consented to the appointment. The administrator will continue to administer mortgage loans which have not been assigned to the mortgages trustee. The administrator has agreed to administer the mortgage loans assigned to the mortgages trustee in the same manner as it administers mortgage loans which have not been assigned to the mortgages trustee but remain on the books of the seller.

         Subject to the provisions of the administration agreement, the mortgage loans, the mortgages and the transaction documents, the administrator has the power to do or cause to be done any and all things which it reasonably considers necessary, convenient or incidental to the administration of the mortgage loans and their related security or the exercise of such rights, powers and discretions.


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         The administrator has agreed to comply with any reasonable directions, orders and instructions which any of the mortgages trustee, [Funding, Funding 2] or the seller may from time to time give to it in accordance with the provisions of the administration agreement (and, in the event of any conflict, those of the mortgages trustee shall prevail).

         The administrator has agreed to administer and service the mortgage loans and their related security in accordance with:

         o    the terms and conditions of the mortgage loans and the mortgages;

         o the administrator's administration procedures. The administrator's administration procedures are the administration, arrears and enforcement policies and procedures from time to time pursuant to which the administrator administers and enforces mortgage loans and their related security which are beneficially owned by the seller; and

         o    the terms and provisions of the administration agreement.

Undertakings by the administrator
         Under the administration agreement, the administrator has undertaken, among other things:

     (A) to determine and set the interest rates applicable to the mortgage loans which have been assigned to the mortgages trustee including the standard variable rate, except in the limited circumstances set out in the administration agreement when the mortgages trustee, [Funding, Funding 2 and/or the security trustee and/or the Funding 2 security trustee] will be entitled to do so. The administrator may not at any time, without the prior consent of the mortgages trustee, [Funding, Funding 2 and the security trustee and/or the Funding 2 security trustee], set or maintain the standard variable rate and other discretionary rates or margins for mortgage loans which form part of the mortgages trust at rates which are higher than the then prevailing rates for mortgage loans which are beneficially owned by the seller outside the mortgages trust;

     (B) to determine on each payment date, having regard to the aggregate of:

         (1) the income which Funding and Funding 2 would expect to receive during the next succeeding interest period;

         (2) the standard variable rate for mortgage loans forming part of the mortgages trust and the variable mortgage rates in respect of such mortgage loans which the administrator proposes to set under the administration agreement; and

         (3) all other resources available to Funding and Funding 2 including (in the case of Funding 2) the Funding 2 reserve fund, the Funding 2 liquidity reserve fund, if any; and

         whether:

              (i) Funding would receive an amount of income during that loan interest period which is less than the amount which is the aggregate of (a) the amount of interest which will be payable by Funding in order to fund (whether by payment to a swap provider or otherwise) the amount of interest payable in respect of the class A notes of the Funding issuers and all amounts ranking higher in priority to such amounts on the payment date falling at the end of that loan interest period and (b) all other amounts payable by Funding which rank equally with or in priority to interest due on the intercompany loan in respect of interest which is payable on the class A notes of the Funding issuers; and


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              (ii)  Funding 2 would receive an amount of income during that loan interest period which is less than the amount which is the aggregate of (a) the amount of interest which will be payable by Funding 2 in order to fund (whether by payment to a swap provider or otherwise) the amount of interest payable in respect of the class A notes of the issuer and all amounts ranking higher in priority to such amounts on the payment date falling at the end of that loan interest period and (b) all other amounts payable by Funding 2 which rank equally with or in priority to interest due on the global intercompany loan in respect of interest which is payable by the issuer on the class A notes.

         If the administrator determines that there will be a revenue shortfall in the foregoing amounts, it will give written notice to the mortgages trustee, [Funding, Funding 2, the security trustee and the Funding 2 security trustee], within one London business day of such determination, of the amount of the revenue shortfall and recommend the standard variable rate and the other discretionary rates or margins which would, in the administrator's opinion, need to be set in relation to the mortgage loans within the mortgages trust in order for no revenue shortfall to arise, having regard to the obligations of Funding 2 and/or Funding, as applicable. If the mortgages trustee, [Funding, Funding 2 and/or the security trustee and/or the Funding 2 security trustee] notify the administrator that, having regard to the obligations of Funding and Funding 2, the standard variable rate and the other discretionary rates or margins for mortgage loans within the mortgages trust should be increased, the administrator will take all steps which are necessary including publishing any notice required under the mortgage conditions to effect such increase in those rates or margins. The mortgages trustee, [Funding, Funding 2 and/or the security trustee and/or the Funding 2 security trustee] may terminate the authority of the administrator to set the standard variable rate and the other discretionary rates or margins applicable to mortgage loans included in the mortgages trust in certain limited circumstances set out in the administration agreement including upon the occurrence of any administrator termination event (as described below), in which case the mortgages trustee shall set such standard variable rate and the other discretionary rates or margins;

     (C) except as provided in relation to re-fixed mortgage loans, not to issue to any borrower an offer for a further advance or a product switch without having received confirmation that the seller has elected to purchase the relevant mortgage loan(s) together with its related security from the mortgages trustee in accordance with the terms of the mortgage sale agreement;

     (D) sixty days prior to the end of the relevant fixed rate period in respect of any fixed rate mortgage loan included in the mortgages trust and on behalf of the mortgages trustee, to offer to re-sell to the seller all fixed rate mortgage loans which become "re-fixed" during the three month period immediately following the end of the then current fixed rate period. Where any "re-fix" takes place this will constitute a product switch as described above and if the seller does not purchase such mortgage loans and their related security, the administrator will take all steps to set the existing borrowers' re-fix rate at the higher of the rate recommended by the administrator (having regard to the obligations of Funding and Funding 2), the rate notified to it by the mortgages trustee [,Funding and Funding 2] and the rates notified to it by the trustee or trustees of any other securitizations of the seller which include fixed rate mortgage loans;

     (E) to take all steps necessary under the mortgage conditions and applicable law to notify borrowers of each change in interest rates, whether due to a change in the standard variable rate (including any such change effected at the request of the mortgages trustee, Funding, Funding 2, the security trustee and/or the Funding 2


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         security trustee) or as a consequence of the mortgage conditions. The administrator will also notify the mortgages trustee, Funding, Funding 2, the security trustee and the Funding 2 security trustee of any change in the standard variable rate;

     (F) to maintain such records as are necessary to enforce each mortgage loan and its related security and to keep and maintain, on a loan by loan basis, records and accounts on behalf of the mortgages trustee in relation to the mortgage loans;

     (G) to keep or cause to be kept the mortgage loan files and title deeds in safe custody and to the order of the mortgages trustee, [Funding, Funding 2, the security trustee and/or the Funding 2 security trustee] and in such a manner that they are readily identifiable and accessible;

     (H) to provide the mortgages trustee, [Funding, Funding 2, the security trustee and/or the Funding 2 security trustee] and their agents with access to the title deeds and mortgage loan files at all reasonable times;

     (I) to assist the cash manager in the preparation of a quarterly report substantially in the form set out in the cash management agreement on, among other things, arrears. The administrator will regularly give to the mortgages trustee and the beneficiaries written details of mortgage loans that are in arrears;

     (J) to take all reasonable steps to collect and recover payments due under or in respect of the mortgage loans and the related security, including instituting proceedings and enforcing any relevant mortgage loan, mortgage or any other related security in accordance with the seller's administration procedures but having regard to the circumstances of the relevant borrower in each case; and

     (K) to not knowingly fail to comply with any legal requirements in the performance of its obligations under the administration agreement.


Collection of payments
         The administrator has undertaken to ensure that all payments due under the mortgage loans which are included in the trust property will be made by the relevant borrower by direct debit or, if such payment is late or borrowers choose not to pay by direct debit, by check or other means into accounts in the name of the administrator held with Barclays Bank plc, City Group Office, Percy Street, Newcastle upon Tyne NE99 1JP and Lloyds TSB Bank plc, City Office, Bailey Drive, Gillingham Business Park, Kent ME8 0LS (each a "collection bank") and other accounts (each a "collection account") which the administrator may utilize from time to time in accordance with the collection bank agreement and the administration agreement, all of which will be held on trust by the seller.

         The administrator has agreed to use its reasonable endeavors to credit any monthly payment made by a borrower to the relevant collection account within the following time limits:

         o in the case of direct debit payment, by close of business on the London business day which immediately follows the day on which such amounts are received;

         o in the case of standing order, by close of business on the second London business day following the day on which such amounts are received;

         o in the case of payment by cash, transfer payment from another account of the seller or check where reference to the relevant borrower is provided or payment made by way of paying-in book, by close of business on the London business day which immediately follows the day on which such amounts are received; and

         o in the case of any payment by check where a reference to the relevant borrower is not provided, by close of business on the next London business day after notification from the relevant collection bank of the identity of the borrower,


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


provided, however, that in any event the administrator has agreed to credit monthly payments made by a borrower to the relevant collection account within three London business days of receiving that monthly payment.

         Payments from borrowers under mortgage loans originated by the seller which are not intended to be assigned to the mortgages trustee are also paid into and flow through the collection accounts.

         Amounts paid into the collection accounts are held on trust by the administrator for the relevant beneficiaries including the mortgages trustee. The trusts in favor of the mortgages trustee are in respect of all amounts credited to the collection accounts which represent receipts in respect of mortgage loans which are assigned to the mortgages trustee and included in the trust property.

         The collection accounts are operated by the administrator in accordance with the collection bank agreement. Under the collection bank agreement, until the collection banks receive notice that, amongst other things, a global intercompany loan enforcement notice has been served or that the appointment of the administrator has been terminated, each collection bank has agreed to operate the collection accounts in accordance with the instructions of the administrator. If the short term, unsecured, unguaranteed and unsubordinated debt obligations of Barclays Bank plc or Lloyds TSB Bank plc are not rated at least "A-1+" by Standard & Poor's, "P-1" by Moody's and "F1+" by Fitch, the administrator will arrange for the transfer of the credit balance on such accounts to another bank which has the required ratings. The long term and short term, unsecured, unguaranteed and unsubordinated debt obligations of Barclays Bank plc and Lloyds TSB Bank plc are rated as of the cut-off date "AA" and "A-1+" and "AA" and "A-1+", respectively, by Standard & Poor's, "Aa1" and "P-1" and "Aaa" and "P-1", respectively, by Moody's and "AA+" and "F1+" and "AA+" and "F1+", respectively, by Fitch. Amounts standing to the credit of the collection accounts that represent amounts collected in respect of mortgage loans that have been assigned to the mortgages trust are transferred by the administrator to the mortgages trustee transaction account every three London business days.

         Amounts standing to the credit of the mortgages trustee transaction account are transferred (subject to retaining a minimum balance of (GBP)1 in such account) on a weekly basis by the cash manager to the mortgages trustee GIC account or, at the cash manager's option, invested in authorized investments, provided that the yield on those authorized investments expressed as an annual percentage rate of return is not less than the interest rate on the mortgages trustee GIC account at the time the investment decision is made. Any amounts invested in authorized investments, including the interest accrued on such amounts, are transferred to the mortgages trustee GIC account on the related distribution date.

         In the case of monthly payments which are made by direct debit, the administrator initially credits the applicable collection account with the full amount of the direct debit. If an unpaid direct debit is returned in circumstances where the administrator has credited to the mortgages trustee transaction account the amount of the monthly payment, the administrator is permitted to reclaim from the mortgages trustee transaction account the corresponding amounts previously credited.

         Any amount standing to the credit of the mortgages trustee GIC account accrues interest at a margin below LIBOR for three-month sterling deposits.


Redemption
         Under the administration agreement, the administrator is responsible for handling the procedures connected with the redemption of mortgage loans and is authorized to release the relevant title deeds to the person or persons entitled thereto upon redemption.


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Fees
         The administrator is entitled to receive a fee for servicing the mortgage loans. On each distribution date the mortgages trustee pays to the administrator an administration fee of 0.08% per annum (inclusive of VAT) on the amount of the Funding share and the Funding 2 share of the trust property as determined on that distribution date in respect of the then current trust calculation period, but only to the extent that the mortgages trustee has sufficient funds to pay such amount in accordance with the mortgages trust allocation of revenue receipts. The unpaid balance (if any) is carried forward until the next succeeding distribution date and, if not paid before such time, is payable on the later of (i) latest occurring final repayment date of the Funding intercompany loans, or on their earlier repayment in full by Funding or (ii) the final repayment date of the global intercompany loan, or on its earlier repayment in full by Funding 2. The administration agreement also provides for the administrator to be reimbursed for all reasonable out-of-pocket expenses and charges properly incurred by the administrator in the performance of its services under the administration agreement.


Removal or resignation of the administrator
         The appointment of the administrator may be terminated by the mortgages trustee, [Funding, Funding 2 the security trustee or the Funding 2 security trustee] immediately upon written notice to the administrator, on the occurrence of certain events (each an "administrator termination event") including:

         o the administrator fails to pay any amount due and payable by it and such failure is not remedied for a period of 5 London business days after the administrator becomes aware of the default;

         o subject as provided further in the transaction documents, the administrator fails to comply with any of its other material obligations under the administration agreement which in the opinion of the [security trustee/Funding 2 security trustee] is materially prejudicial to the interests of the holders of the notes, and such failure is not remedied for a period of 20 days after the administrator becomes aware of the default;

         o if at any time required under any UK mortgage regulatory regime the administrator fails to obtain or maintain the necessary license or regulatory approval enabling it to continue administering mortgage loans; or

         o the occurrence of an insolvency event in relation to the administrator.

         Upon termination of the administrator, the [security trustee/Funding 2 security trustee] will agree to use its reasonable endeavors to appoint a substitute administrator.

         In addition, subject to the fulfillment of certain conditions including, without limitation, that a substitute administrator has been appointed by the mortgages trustee, [Funding, Funding 2, the security trustee and the, Funding 2, security trustee] (and in the event of failure to agree, by the [security trustee/Funding 2 security trustee]), the administrator may voluntarily resign by giving not less than 12 months' notice of termination to the mortgages trustee, [Funding, Funding 2] and the seller.

         Any such substitute administrator (whether appointed upon a termination of the appointment of, or the resignation of, the administrator) is required to:

         o if possible, have experience administering mortgage loans secured on residential mortgaged properties in England, Wales and Scotland; and

         o enter into an agreement on substantially the same terms as the provisions of the administration agreement.

         In addition, the then current ratings (if any) of the notes, the previous notes or any new notes may not adversely be affected as a result of the appointment of the substitute


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administrator, unless otherwise agreed by an extraordinary resolution of the holders of the relevant class of notes.

         Forthwith upon termination of the appointment of the administrator, the administrator must deliver the title deeds, the mortgage loan files and all books of account and other records maintained by the administrator relating to the mortgage loans and/or the related security to, or at the direction of, the mortgages trustee.

         The administration agreement will terminate automatically upon a termination of the mortgages trust when neither Funding nor Funding 2 has any interest in the trust property.


Delegation by the administrator
         The administrator may, in some circumstances including with the prior written consent of the mortgages trustee, [Funding and Funding 2 and after consultation with the security trustee and the Funding 2 security trustee], delegate or subcontract the performance of any of its obligations or duties under the administration agreement. Upon the appointment of any such delegate or sub-contractor the administrator will nevertheless remain responsible for the performance of those duties to Funding, Funding 2, the mortgages trustee and the security trustee and the Funding 2 security trustee.


Delegation by the Funding 2 security trustee to an authorized third party
         Subject as provided in the transaction documents, the Funding 2 security trustee is entitled pursuant to the administration agreement to delegate certain of its functions and rights under the transaction documents to one or more authorized third parties whom the rating agencies have previously confirmed in writing to the Funding 2 security trustee and the issuer will not result in the ratings on the notes being downgraded, qualified or withdrawn. The Funding 2 security trustee is obliged to use reasonable endeavors to procure the appointment of an authorized third party and in the event of any such appointment is not required to monitor or supervise the third party's performance and is not responsible for any act or omission of such third party or for any loss caused thereby.


Governing law
         The administration agreement is governed by English law.


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             Assignment of the mortgage loans and related security

         The following section describes, in summary, the material terms of the mortgage sale agreement. The description does not purport to be complete and is subject to the provisions of the mortgage sale agreement, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.


The mortgage sale agreement
         Under the mortgage sale agreement dated March 26, 2001 entered into between the seller, the mortgages trustee, the security trustee and Funding, the seller assigned the initial mortgage portfolio together with all related security to the mortgages trustee. The mortgage sale agreement has been amended and restated on certain dates subsequent to the initial closing date, and the seller has assigned further mortgage portfolios with all related security to the mortgages trustee pursuant to such amended and restated mortgage sale agreement. On the Funding 2 program date, Funding 2 became a party to the amended and restated mortgage sale agreement. In addition to providing for the assignment of the initial mortgage portfolio and the further mortgage portfolios and related security, the mortgage sale agreement also sets out or provides for the following:

         o the representations and warranties given by the seller in relation to the mortgage loans and the related security (and the representations and warranties to be given by the seller as of each assignment date in relation to any new mortgage loans and the related security assigned to the mortgages trustee on that assignment date);

         o the assignment of other mortgage loans and their related security to the mortgages trust;

         o (i) the purchase of mortgage loans together with their related security which are subject to a product switch or in respect of which a further advance is made or where the borrower takes a personal secured loan or (ii) the repurchase of mortgage loans together with their related security where the seller has breached any of its representations and warranties in respect of such mortgage loans or their related security (the repurchase to include all mortgage loans of a borrower included in the trust property, including personal secured loans, if such a breach occurs in respect of any mortgage loan of such borrower);

         o the making of re-draws in respect of flexible mortgage loans contained in the trust property; and

         o the circumstances for the transfer of legal title to the mortgage loans to the mortgages trustee.

         In relation to Scottish mortgage loans, the mortgage sale agreement provides for the transfer and assignment of the beneficial interest in such mortgage loans and their related security to be effected by a declaration of trust by the seller in favour of the mortgages trustee and for the transfer and assignment of the beneficial interest in any other Scottish mortgage loans and their related security to be effected by further declarations of trust (and in relation to Scottish mortgage loans, references in this prospectus to the "assignment" of mortgage loans are to be read as references to the transfer of the beneficial interest therein by the making of such declarations of trust and the terms "assign" and "assigned" shall in that context be construed accordingly) (see "-Transfer of legal title to the mortgages trustee").


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Representations and warranties
         The mortgage sale agreement contains representations and warranties given by the seller to the mortgages trustee, Funding , Funding 2, the security trustee and the Funding 2 security trustee in relation to each mortgage loan assigned, or to be assigned, to the mortgages trustee pursuant to that agreement (except as otherwise provided below). None of the mortgages trustee, Funding, Funding 2, the security trustee, the Funding 2 security trustee or the issuer have carried out or will carry out any searches, inquiries or independent investigations of the type which a prudent purchaser or mortgagee would normally be expected to carry out. Each is relying entirely on the seller's representations and warranties under the mortgage sale agreement. The seller's material warranties under the mortgage sale agreement include, among others, substantially the following:

         o subject to completion of any registration which may be pending at H.M. Land Registry or the Registers of Scotland, the seller is the absolute legal and beneficial owner of the mortgage loans, the related security and all property to be sold by the seller pursuant to the mortgage sale agreement;

         o each related mortgage secures the repayment of all advances, interest, costs and expenses payable by the relevant borrower to the seller under the relevant mortgage loan in priority to any other charges registered against the relevant property;

         o subject to completion of any registration which may be pending at H.M. Land Registry (in England and Wales) or the Registers of Scotland (in Scotland), each mortgage (other than a mortgage in respect of a personal secured loan) either constitutes, or will constitute, following registration at H.M. Land Registry or the Registers of Scotland, (in England and Wales) a first ranking charge by way of legal mortgage or (in Scotland) a first ranking standard security over the relevant mortgaged property;

         o each relevant mortgaged property is located in England, Wales or Scotland;

         o prior to making each mortgage loan, the seller instructed or required to be instructed on its behalf solicitors to carry out all investigations, searches and other actions in relation to the relevant mortgaged property that would have been undertaken by the seller acting in accordance with standards consistent with those of a reasonable and prudent mortgage lender, lending to borrowers in England and Wales or Scotland, as applicable, when advancing money in an amount equal to such advance to an individual to be secured on a mortgaged property of the kind permitted under the lending criteria;

         o the seller's lending criteria are consistent with the criteria that would be used by a reasonable and prudent mortgage lender;

         o in relation to each mortgage loan, the borrower has a good and marketable title to the relevant mortgaged property;

         o prior to making a mortgage loan, an independent valuer from the panel of valuers appointed by the seller or an employee valuer of the seller valued the relevant mortgaged property, and the results of such valuation would be acceptable to a reasonable and prudent mortgage lender;

         o prior to making a mortgage loan, the nature and amount of such mortgage loan, the circumstances of the relevant borrower and nature of the relevant mortgaged property satisfied the lending criteria in force at that time in all material respects;

         o no payment of interest (or in the case of repayment mortgage loans, principal and interest) equivalent to an amount in excess of one month's installment at the applicable rate in respect of a mortgage loan was at any time during the 12 months before the relevant closing or assignment date, as the case may be, in arrears;


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         o    so far as the seller is aware, no borrower is in material
              breach of its mortgage loan;

         o the first payment due has been paid by the relevant borrower in respect of each mortgage loan and each mortgage loan is fully performing;

         o each insurance contract arranged by the seller in respect of any mortgaged property is in full force and effect and all premiums due on or before the date of the mortgage sale agreement have been paid in full and the seller is not aware of any circumstances giving the insurer under any such insurance contract the right to avoid or terminate such policy in so far as it relates to the mortgaged properties or the mortgage loans;

         o where the lending criteria required that a mortgage loan was covered by a MIG insurance contract with NORMIC, that mortgage loan is covered by such an insurance contract;

         o the seller has procured that full and proper accounts, books and records have been kept showing clearly all material transactions, payments, receipts and proceedings relating to that mortgage loan and its mortgage;

         o each borrower is a natural person, and no borrower is, as of the assignment date, an employee or an officer of the seller;

         o all formal approvals, consents and other steps necessary to permit a legal or an equitable or beneficial transfer or a transfer of the servicing away from the seller of the mortgage loans and their related mortgages to be sold under the mortgage sale agreement have been obtained or taken and there is no requirement in order for such transfer to be effective to notify the borrower before, on or after any such equitable or beneficial transfer or before any legal transfer of the mortgage loans and their related mortgages;

         o in relation to any cashback mortgage loan, the seller paid to the relevant borrower the full amount of the cashback payment either upon completion of the relevant mortgage loan or, if subsequent to completion, prior to the assignment of such mortgage loan to the mortgages trustee;

         o    no mortgage loan has a current balance of more than (GBP)500,000;

         o in respect of any mortgage loan where the borrower also has a personal secured loan or in respect of any personal secured loan, the combined LTV of the maximum amount of credit provided under such personal secured loan and other mortgage loans secured on the same property is not greater than 95 per cent.;

         o each mortgage loan was originated by the seller in sterling and is denominated in sterling (or was originated and is denominated in euro at any time when the euro has been adopted as the lawful currency of the UK) and is currently repayable in sterling.

         Notwithstanding the foregoing, the above representations and warranties in respect of each mortgage loan will not apply in their entirety to personal secured loans.


Repurchase by the seller
         The seller has agreed in the mortgage sale agreement to repurchase any mortgage loan together with its related security in the circumstances described below.

         If a mortgage loan (including any personal secured loan) its related security does not materially comply on the date of its assignment with the representations and warranties given by the seller under the mortgage sale agreement and the seller does not remedy such breach within 28 days of receiving written notice of such breach from any of the mortgages trustee, [Funding, Funding 2, the security trustee or the Funding 2


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security trustee], then, at the direction of [Funding, Funding 2, the security trustee or the Funding 2 security trustee], the seller must repurchase from the mortgages trustee (i) the relevant mortgage loan and its related security and (ii) any other mortgage loans (including any personal secured loans) of the relevant borrower and their related security that are included in the trust property.

         For so long as the seller is the administrator it must notify the mortgages trustee, [Funding, Funding 2, the security trustee and the Funding 2 security trustee] of any material breach of a warranty as soon as the administrator becomes aware of such breach.

         The repurchase price payable upon the repurchase of any mortgage loan and its related security is an amount (not less than zero) equal to the current balance on such mortgage loan as of the date of completion of such repurchase plus all unpaid interest (including all accrued interest and arrears of interest) and expenses payable thereon to the date of repurchase. If the seller fails to pay the consideration due for any repurchase or otherwise fails to complete such repurchase in accordance with the terms of the mortgage sale agreement, then the seller share of the trust property shall be deemed to be reduced by an amount equal to that consideration. If on any date on which the seller is obliged to repurchase any mortgage loan or mortgage loans pursuant to the mortgage sale agreement, the seller assigns new mortgage loans together with their related security to the mortgages trustee in accordance with the terms of the mortgage sale agreement (as described below), the seller shall be entitled to set-off against the repurchase price payable by it on such repurchase the amount of any initial purchase price payable for any such new mortgage loans and shall pay or be paid a net amount.


Product switches, further advances and personal secured loans
         Except as described below with respect to re-fixed mortgage loans, under the mortgage sale agreement, the mortgages trustee has agreed not to (and has agreed to procure that the administrator does not) issue to a borrower an offer for a further advance or a product switch without having received confirmation from the seller that it has elected to purchase the relevant mortgage loan together with its related security in accordance with the terms of the mortgage sale agreement. Upon receipt of such confirmation the mortgages trustee (or the administrator on behalf of the mortgages trustee) may then issue an offer for a further advance or a product switch and accept the mortgage documentation duly completed by the borrower. The mortgages trustee may not itself make any further advance or product switch (other than in relation to a re-fixed mortgage loan).

         A mortgage loan will be subject to a "product switch" if there is any variation of the financial terms and conditions of the mortgage loan other than:

         o a variation in the financial terms and conditions of the mortgage loan involving a permitted product switch (as described below);

         o    a change between interest-only and repayment mortgage loans;

         o    a transfer of equity;

         o a release of a party to a mortgage loan or a release of part of the land subject to the mortgage;

         o any variation agreed with borrowers to control or manage arrears on a mortgage loan;

         o any variation which extends the maturity date of the mortgage loan unless, while the global intercompany loan is outstanding, it is extended beyond January 2044;

         o    any variation imposed by statute; and

         o any variation of the interest rate payable where that rate is offered to the borrowers of more than 10% by current balance of the mortgage loans in the trust property in any interest period.


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         A "permitted product switch" is a variation in the financial terms and conditions of a mortgage loan in which a borrower exchanges its then current mortgage loan product for a different mortgage loan product offered by the seller, provided that the related borrower has made at least one monthly payment on its then current mortgage loan product, and provided further that the new mortgage loan for which the prior mortgage loan is to be exchanged is a permitted replacement mortgage loan. A "permitted replacement mortgage loan" is a mortgage loan:

         o    that is subject to a variable rate of interest; and

         o    that has a maturity date prior to January 2039.

         In addition, each of the conditions for the assignment of new mortgage loans and their related security as set forth under "- Assignment of new mortgage loans and their related security" must be satisfied in order for a permitted product switch to occur, provided that conditions (a), (c), (k),
(n) and (o) in that section will only be required to have been satisfied on the date of the most recent assignment of mortgage loans to the mortgages trust. The purchase obligations of the seller set forth under "- Repurchase by the seller" will continue to apply to any permitted replacement mortgage loan.

         A mortgage loan will be subject to a "further advance", for the purposes of this prospectus, if an existing borrower requests further monies to be advanced to him or her under a mortgage loan either in circumstances which do not amount to a re-draw under a flexible loan or where such mortgage loan is not a flexible mortgage loan, and in either case such request is granted.

         Except as provided below with respect to re-fixed mortgage loans, if the administrator and the mortgages trustee are notified or are otherwise aware that a borrower has requested a further advance or a product switch and the mortgages trustee has received confirmation of the seller's election to purchase the mortgage loan and its related security, the mortgages trustee shall at any time upon notice from the seller assign to the seller and the seller shall purchase such mortgage loan together with its related security in accordance with the mortgage sale agreement at a price not less than the current balance on such mortgage loan as of the date of completion of such purchase plus all unpaid interest (including all accrued interest and arrears of interest) and expenses payable on such mortgage loan to the date of purchase.

         In the case of fixed rate mortgage loans, a borrower may have the right, under the terms of such fixed rate mortgage loan, to elect to "re-fix" such fixed rate mortgage loan at the applicable fixed rate then being offered to the seller's existing borrowers for the applicable requested period within three months following the end of the fixed rate period. Sixty days prior to the end of the relevant fixed rate period, the mortgages trustee may offer to re-sell to the seller all fixed rate mortgage loans which become "re-fixed" during the three month period immediately following the end of the then current fixed rate period. The seller may accept this offer by payment to the mortgages trustee on the date on which the relevant mortgage loan becomes a re-fixed mortgage loan of the purchase price payable for that re-fixed mortgage loan as described below.

         If such fixed rate mortgage loan becomes re-fixed during the relevant three month period and the seller pays the purchase price for that re-fixed mortgage loan, the mortgages trustee shall assign to the seller and the seller shall purchase such re-fixed mortgage loan and its related security in accordance with the mortgage sale agreement. The price payable on such purchase shall be at least equal to the current balance on the relevant mortgage loan as at the date of completion of the purchase plus all unpaid interest (including all accrued interest and arrears of interest) and expenses in respect of such mortgage loan.

         If the seller does not pay to the mortgages trustee the purchase price to purchase any mortgage loan which becomes re-fixed during such three month period, the administrator may agree to a borrower's request to re-fix any such mortgage loan if required


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by the terms of the mortgage. In any event the seller has agreed under the mortgage sale agreement to set the existing borrowers' re-fix rate for the three month period immediately following expiry of the relevant fixed rate period at a rate not less than that notified from time to time to the seller by the mortgages trustee, Funding, Funding 2 or the administrator as being required by the mortgages trustee, Funding or Funding 2.

         Amongst other things, upon a fixed rate mortgage loan becoming re-fixed as stated above without having been purchased by the seller:

         (1) the notional amount of the Funding 2 basis rate swap will automatically be reduced by the current balance of such re-fixed mortgage loan;

         (2) Funding 2 will be obliged to enter into a new hedging arrangement in respect of such mortgage loans with either an existing swap counterparty, in which case such hedging will be fixed at such fixed rate as such swap counterparty, on the basis of fixed rates being offered in the swap market, determines to be the fixed rate applicable to the relevant fixed rate period of the relevant mortgage loans (which may be different from the fixed rate being offered to the seller's existing borrowers) or at Funding 2's option, another counterparty whose rating will not affect the then current ratings of the notes; and

         (3) if required, the seller will set the existing borrowers' re-fix rate at the rate notified to it by the mortgages trustee, [Funding, Funding 2] or the administrator as being required by the mortgages trustee, [Funding or Funding 2].

         The seller currently intends to purchase from the mortgages trustee mortgage loans that become subject to further advances. If a borrower takes a personal secured loan after that borrower's existing mortgage loan has been assigned to the mortgages trustee, the seller currently intends to purchase that borrower's existing mortgage loan and any personal secured loan previously assigned to the mortgages trustee. However, in the future these mortgage loans may remain within (and the further advances or such personal secured loans may be assigned to and form part of) the trust property.


Re-draws under flexible mortgage loans
         Only the seller is responsible for funding all future re-draws in respect of flexible mortgage loans contained in the trust property. The seller share of the trust property increases by the amount of any re-draw.


Further draws under personal secured loans
         Only the seller is responsible for funding all further draws in respect of personal secured loans contained in the trust property. The seller share of the trust property increases by the amount of any further draw.


Assignment of new mortgage loans and their related security
         The seller is entitled under the terms of the mortgage sale agreement to assign new mortgage loans and their related security to the mortgages trustee subject to the fulfillment of certain conditions (which may be varied or waived by the mortgages trustee with the prior approval of the rating agencies or their confirmation that there will be no adverse effect on the previous notes) on or as at the relevant assignment date, including the following:

     (a) the aggregate arrears of interest in respect of all the mortgage loans in the mortgages trust, as a percentage of the aggregate gross interest due on all mortgage loans during the previous 12 months, does not exceed 2% or such other percentage as is then acceptable to the then current rating agencies at such time ("arrears of interest" for the purpose of this clause, in respect of a mortgage loan on any date, shall mean the aggregate amount overdue on that date, but only where such


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         aggregate amount overdue equals or exceeds an amount equal to the monthly payment then due on the mortgage loan and such amount has been overdue for an entire calendar month);

     (b) the long term, unsecured, unsubordinated and unguaranteed debt obligations of the seller are rated no lower than "A3" by Moody's and "A-" by Fitch (at the time of and immediately following the assignment of the new mortgage loans to the mortgages trustee);

     (c) on the relevant assignment date, the aggregate current balance of the mortgage loans in the mortgages trust which are then in arrears for at least 3 months is less than 4% of the aggregate current balance of all mortgage loans in the mortgages trust on such date, unless the rating agencies have confirmed that the then current ratings of the notes will not be adversely affected;

     (d) the seller originated the new mortgage loans in accordance with its lending criteria in force at the time of origination of the relevant mortgage loan or with material variations from such lending criteria provided that the then current rating agencies have been notified of any such material variation;

     (e) no new mortgage loan has on the relevant assignment date an aggregate amount in arrears which is greater than the amount of the monthly payment then due;

     (f) the rating agencies have not provided written confirmation to the mortgages trustee, the security trustee and the issuer that the assignment to the mortgages trustee of new mortgage loans on the assignment date will adversely affect the then current ratings of the existing notes of the issuer (provided that at a time when a the issuer issues new notes the rating agencies will have provided written confirmation that the then current ratings of the existing notes have not been downgraded or otherwise adversely affected);

     (g) the aggregate current balance of new mortgage loans transferred in any one interest period does not exceed 10% of the aggregate current balance of the mortgage loans in the mortgages trust as at the beginning of that interest period;

     (h) the Funding 2 reserve fund is fully funded on the relevant assignment date up to the relevant required amount (or, if the Funding 2 reserve fund is not so fully funded on such relevant assignment date, no payments have been made from the Funding 2 reserve fund);

     (i) no global intercompany loan enforcement notice has been served in respect of the global intercompany loan;

     (j) the assignment of new mortgage loans does not result in the product of the weighted average repossession frequency ("WAFF") and the weighted average loss severity ("WALS") for the mortgage loans in the mortgages trust after such purchase, calculated on such assignment date in the same way as for the initial mortgage portfolio (or as agreed by the administrator and the rating agencies from time to time), exceeding the product of the WAFF and WALS for the mortgage loans in the mortgages trust calculated on the most recent preceding closing date, plus 0.35% [include Fitch tests];

     (k) new mortgages loans may only be assigned to the mortgages trustee if (to the extent necessary) the issuer has entered into appropriate hedging arrangements in respect of such mortgage loans;

     (l) no event of default under the transaction documents shall have occurred which is continuing at the relevant assignment date;

     (m) the weighted average yield on the mortgage loans in the mortgages trust together with the new mortgage loans to be assigned to the mortgages trustee on the relevant


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         assignment date is not less than LIBOR for three-month sterling deposits plus 0.50%, taking into account the weighted average yield on the mortgage loans and the margins on the basis rate swaps as at the relevant assignment date;

     (n) the assignment of new mortgage loans on the relevant assignment date does not result in the weighted average LTV ratio of the mortgage loans and the new mortgage loans, after application of the LTV test on the relevant assignment date, exceeding the LTV ratio (based on the LTV test), as determined in relation to the mortgage loans in the mortgages trust on the most recent preceding closing date, plus 0.25%;

     (o) each new mortgage loan has a maturity date prior to January 2044;

     (p) the related borrower under each new mortgage loan has made at least one monthly payment;

     (q) for so long as any notes issued by the issuer have a final maturity date earlier than January [2041] are outstanding, the assignment of new mortgage loans to the mortgages trustee may only occur if, following such assignment, the aggregate number of repayment mortgage loans in the mortgage portfolio is greater than or equal to 25% of the aggregate number of mortgage loans in the mortgage portfolio;

     (r) the rating agencies have provided written confirmation that the then current ratings on the notes would not be adversely affected by the assignment to the mortgages trustee of a new mortgage loan in respect of a mortgage loan product having characteristics and/or features that differ materially from the characteristics and/or features of the mortgage loans in the initial mortgage portfolio; and

     (s) each new mortgage loan and its related security must comply at the relevant assignment date with the representations and warranties set out in the mortgage sale agreement, which are described earlier in this section under "- Representations and Warranties";

         PROVIDED THAT, if an initial purchase price for the new mortgage loans is payable to the seller by the mortgages trustee on the relevant assignment date, only the conditions set out in paragraphs (e), (f), (i), (k),
(l), (m), (o), (p), (q), (r) and (s) are required to be satisfied to effect an assignment of the new mortgage loans.

     In addition, no assignment of new mortgage loans may occur after [the earlier to occur of]:

         o a step-up date in respect of the notes of any Funding issuer, if the option to redeem such notes on that step-up date pursuant to the terms and conditions of such notes is not exercised; or

         o the date falling 12 months after the occurrence of a step-up date in respect of the notes of the issuer, if the option to redeem such notes by such date pursuant to the terms and conditions of such notes is not exercised.

         Any new mortgage loans and related security so assigned will be held by the mortgages trustee on trust for Funding, Funding 2 and the seller in accordance with the terms of the mortgages trust deed.

         The mortgage sale agreement provides that the seller may not assign new mortgage loans to the mortgages trustee during any trust calculation period prior to the distribution date occurring in that trust calculation period, and that the seller may only make one assignment of new mortgage loans to the mortgages trustee during any trust calculation period.

         To the extent that Funding or Funding 2 makes an initial contribution on an assignment date to increase the Funding share or the Funding 2 share of the trust property,


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the consideration for the assignment of the new mortgage
loans and their related security to the mortgages trustee will consist of:

         o the payment by the mortgages trustee to the seller of the initial purchase price for the assignment to the mortgages trustee of the new mortgage loans. The initial purchase price will be paid by the mortgages trustee out of funds received by the mortgages trustee in respect of the initial contribution of Funding for the Funding share of the new trust property or the initial contribution of Funding 2 for the Funding 2 share of the new trust property, as the case may be, pursuant to the mortgages trust deed, which initial contribution will be funded out of the proceeds of any new loan tranche paid by the issuer to Funding 2 (or, in the case of Funding, the proceeds of an intercompany loan from a new Funding issuer);

         o the covenant of the mortgages trustee to pay or procure the payment to the seller of amounts of deferred purchase price in accordance with the provisions of the mortgage sale agreement and the mortgages trust deed, which payment also satisfies the obligation of Funding or Funding 2, as the case may be, to make deferred contributions to the mortgages trustee for the Funding share or Funding 2 share of the trust property, as the case may be. Amounts of deferred purchase price will be payable to the seller to the extent of available funds only after paying or providing for prior ranking claims and only out of excess income to which Funding or Funding 2, as applicable, is entitled in accordance with and subject to the priority of payments set out in "The mortgages trust - Mortgages trust allocation of revenue receipts"; and/or

         o the covenant of the mortgages trustee to hold the trust property on trust for Funding (as to the Funding share), Funding 2 (as to the Funding 2 share) and the seller (as to the seller share of the trust property) in accordance with the terms of the mortgages trust deed.

         In the mortgage sale agreement, the seller has undertaken to use reasonable efforts to assign to the mortgages trustee, and the mortgages trustee has undertaken to use reasonable efforts to acquire from the seller and hold in accordance with the terms of the mortgages trust deed, until the earlier of the payment date falling in [July 2010] (or such later date as may be notified by [Funding or Funding 2]) and the occurrence of a trigger event, sufficient new mortgage loans and their related security so that the overcollateralization test is not breached on three consecutive distribution dates. However, the seller shall not be obliged to assign to the mortgages trustee, and the mortgages trustee shall not be obliged to acquire, new mortgage loans and their related security if, in the opinion of the seller, such assignment would adversely affect the business of the seller. If Funding 2 enters into a new global intercompany loan or Funding enters into a new Funding intercompany loan, then the period during which the seller covenants to use reasonable efforts to maintain the aggregate current balance of mortgage loans in the mortgages trust at a certain level prior to a trigger event may be extended.

         The overcollateralization test shall be calculated on each distribution date and shall be breached on any distribution date where the aggregate current balance of mortgage loans in the mortgage portfolio on such distribution date is less than an amount equal to the product of 1.05 and the principal amount outstanding of all notes of all issuers on such distribution date provided that where the notes outstanding are controlled amortization notes, the principal amount outstanding of such notes will be calculated on a straight-line basis by applying the appropriate constant payment rate applicable to each series of notes on a monthly, rather than quarterly, basis.


Transfer of legal title to the mortgages trustee
         The English mortgage loans in the mortgage portfolio and their related security have been assigned to the mortgages trustee by way of equitable assignment. The transfer by


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the seller to the mortgages trustee of the beneficial interest in the Scottish mortgage loans in the mortgage portfolio and their related security has been given effect by a declaration of trust by the seller. In each case this means that legal title to the mortgage loans and their related security will remain with the seller until such time as certain additional steps have been taken including the giving of notices of the assignment to the borrowers.

         In relation to mortgages of registered land in England and Wales and any land in Scotland, until such time as transfers and assignations of such mortgages in favor of the mortgages trustee have been completed and registered at H.M. Land Registry and the Registers of Scotland (as applicable), the assignment of the mortgages to the mortgages trustee takes effect in equity (in England and Wales only) and transfers beneficial title only (in England, Wales and Scotland). In the case of mortgages of unregistered land in England and Wales, in order for legal title to pass to the mortgages trustee, conveyances of the relevant mortgages would have to be completed in favor of the mortgages trustee.

         Under the mortgage sale agreement none of the seller, the mortgages trustee, [Funding, Funding 2, the security trustee or the Funding 2 security trustee] will require notification of such assignments to the borrowers or the execution and completion of such transfers, assignations and conveyances in favor of the mortgages trustee or the registration of such transfers in order to effect the transfer of legal title to the mortgage loans and their related security (including, where appropriate, their registration), except in the limited circumstances described below.

         The execution of transfers and assignations of the mortgages to the mortgages trustee and the notifications of assignments of mortgage loans to the borrowers will be required to be completed within 20 business days of receipt of written notice from the mortgages trustee, [Funding, Funding 2, the security trustee and/or the Funding 2 security trustee] upon the occurrence of any of, amongst other things:

         o the valid service of a global intercompany loan enforcement notice or [(unless the sole reason for service of any issuer enforcement notice is default by an issuer swap provider)] an issuer enforcement notice;

         o unless otherwise agreed by the rating agencies, the termination of the seller's role as administrator under the administration agreement and failure of any substitute administrator to assume the duties of the administrator;

         o the seller being required, by an order of a court of competent jurisdiction, or by a change in law occurring after the initial closing date, or by a regulatory authority or organization whose members include mortgage lenders of which the seller is a member or with whose instructions it is customary for the seller to comply, to perfect the transfer of legal title to the mortgage loans and related security in favor of the mortgages trustee;

         o the security under the Funding 2 deed of charge or any material part of such security being in jeopardy and it being necessary to perfect the transfer of legal title to the mortgage loans in favor of the mortgages trustee in order to reduce such jeopardy materially;

         o    the occurrence of an insolvency event in relation to the seller;
              or

         o notice in writing from the seller to the mortgages trustee, Funding and Funding 2 (with a copy to the security trustee and the Funding 2 security trustee) requesting such transfer.

         If the seller ceases to have a long term unsecured, unsubordinated and unguaranteed credit rating by Standard & Poor's of at least "BBB-", by Moody's of at least "Baa3" and by Fitch of at least "BBB-" (unless Standard & Poor's, Moody's and Fitch confirm that the then current ratings of the notes will not be adversely affected) the seller will be obliged to give notice only of the transfer of the equitable and beneficial interest in


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the mortgage loans to the borrowers but will not be required to complete any other steps necessary to perfect legal title to the mortgage loans in favor of the mortgages trustee.


Title deeds
         The title deeds and mortgage loan files relating to the mortgage loans are currently held by or to the order of the seller or by solicitors acting for the seller in connection with the creation of the mortgage loans and their related security. Under the administration agreement the administrator has undertaken that all the title deeds and mortgage loan files at any time in its possession or under its control or held to its order relating to the mortgage loans which are at any time assigned to the mortgages trustee will be held to the order of the mortgages trustee. The administrator will keep, or cause to be kept, the title deeds and mortgage loan files relating to each mortgage loan and each mortgaged property in safe custody and shall not part with possession, custody or control of them except in the limited circumstances specified in the administration agreement.


Governing law
         The mortgage sale agreement is governed by English law (other than certain aspects relating to the Scottish mortgage loans and their related security which are governed by Scots law).


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                              The mortgages trust

         The following section contains a summary of the material terms of the mortgages trust deed. The summary does not purport to be complete and is subject to the provisions of the mortgages trust deed, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.


General legal structure
         The mortgages trust was formed on March 26 2001 as a trust under English law with the mortgages trustee as trustee for the benefit of the seller and Funding as beneficiaries. On the Funding 2 program date, Funding 2 was added as a further beneficiary of the mortgages trust. This section describes the material terms of the mortgages trust, including how money is distributed from the mortgages trust to Funding, Funding 2 and the seller.

         Under the terms of the mortgages trust deed, as of the Funding 2 program date, the mortgages trustee has agreed to hold all of the trust property on trust absolutely for Funding (as to the Funding share), Funding 2 (as to the Funding 2 share) and for the seller (as to the seller share). The "trust property" consists of:

         o the sum of (GBP)100 settled by Law Debenture Corporate Services Limited on trust on the date of the mortgages trust deed;

         o the mortgage portfolio, including the mortgage loans and their related security, the rights under any MIG policies and the other seller arranged insurance policies;

         o any new mortgage portfolio that is assigned to the mortgages trustee by the seller after the Funding 2 program date, including the mortgage loans and their related security, the rights under any MIG policies and the other seller arranged insurance policies;

         o any permitted replacement mortgage loan and its related security (including the rights under any related MIG policy and other seller arranged insurance policies) relating to any permitted product switch effected in relation to any mortgage loan and assigned to the mortgages trustee in accordance with the mortgage sale agreement and thereby included in the trust property;

         o any interest and principal paid by borrowers on their mortgage loans on or after the relevant assignment date;

         o any other amounts received under the mortgage loans and related security on or after the relevant assignment date excluding third party amounts;

         o any re-draws under flexible mortgage loans included in the trust property;

         o any further draws under personal secured loans included in the trust property;

         o any further advances made by the seller to existing borrowers which are assigned to the trust in accordance with the mortgage sale agreement;

         o any contribution paid by Funding, [Funding 2] or the seller to the mortgages trustee for application in accordance with the terms of the mortgages trust but only up to the time of such application;

         o amounts on deposit (and interest earned on such amounts) in the mortgages trustee transaction account and the mortgages trustee GIC account; and

         o the proceeds of sale of any mortgage loan and its related security pursuant to the mortgage sale agreement or other proceeds of sale of any trust property;

         less


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         o    any actual losses in relation to the mortgage loans and any actual reductions occurring in respect of the mortgage loans as described in paragraph (1) in "- Adjustments to trust property" below; and

         o distributions of principal made from time to time to the beneficiaries of the mortgages trust.

         In the case of Scottish mortgage loans and their related security, the interest of the mortgages trustee therein comprises its beneficial interest under the relevant declaration of trust over such Scottish mortgage loans and their related security, as described under "Assignment of the mortgage loans and related security - the mortgage sale agreement".

         In addition, the outstanding principal balances of any Together Connections mortgage loans and Connections mortgage loans included in the trust property (and therefore the aggregate amount of the trust property) will be reduced from time to time by the amount of any Together Connections Benefit and Connections Benefit applied to those Together Connections mortgage loans or Connections mortgage loans, respectively, as described under "The mortgage loans - Characteristics of the mortgage loans - Mortgage loan products offered by the seller".

         Funding 2 is not entitled to particular mortgage loans and their related security separately from Funding and/or the seller. Instead, each of the beneficiaries has an undivided interest in all of the mortgage loans and their related security constituting the trust property.

         The beneficial interest of Funding, Funding 2 and the seller, referred to as the Funding share, the Funding 2 share and the seller share respectively will represent pro rata interests in the trust property.


Fluctuation of the seller share/Funding share/Funding 2 share of the trust property
         The Funding share, the Funding 2 share and the seller share of the trust property fluctuate depending on a number of factors including:

         o the allocation of principal receipts from the mortgage loans to Funding, Funding 2 and/or the seller on each distribution date;

         o     losses arising on the mortgage loans;

         o the assignment of new mortgage loans and their related security to the mortgages trustee;

         o any of the beneficiaries increasing its beneficial interest in, and hence its share of, the trust property by making contributions (excluding, in the case of Funding and Funding 2 any deferred contribution) to the mortgages trustee in accordance with the mortgages trust deed;

         o a borrower making a re-draw under a flexible mortgage loan; o a borrower making a further draw under a personal secured loan; o the capitalization of arrears in respect of any mortgage loan;

         o the seller making a further advance to an existing borrower. Although the seller does not currently intend either to assign to the mortgages trustee further advances made in respect of a mortgage loan following the assignment of that mortgage loan to the mortgages trustee or to retain mortgage loans subject to such further advances within the mortgages trust, it may do so in the future; and

         [o the mortgages trustee making a [special distribution] to any beneficiary on a distribution date.]

         Neither the Funding share, nor the Funding 2 share of the trust property may be reduced below zero. The seller will not be entitled to receive principal receipts which would


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reduce the seller share of the trust property to an amount less than the minimum seller share unless and until both the Funding share and the Funding 2 share of the trust property have been reduced to zero or following the occurrence of an asset trigger event.

         Funding 2 will use the proceeds of loan tranches advanced to it by the issuer (less any amount utilised to fund the Funding 2 reserve fund) to make contributions to the mortgages trustee or to refinance an existing loan tranche. Any such contribution made by Funding 2 to the mortgages trustee will fall into one of two categories:

         o an "initial contribution", which is to fund the payment to the seller by the mortgages trustee of (and is equal to) the initial purchase price in respect of any new mortgage portfolio assigned to the mortgages trustee; and

         o a "further contribution" which is consideration payable by Funding 2 to the mortgages trustee to increase the Funding 2 share of the trust property in accordance with the terms of the mortgages trust deed (excluding any initial contribution or deferred contribution) and which will be applied by the mortgages trustee in making a special distribution to the seller (which will reduce the seller share of the trust property) or to Funding (which will reduce the Funding share of the trust property).

         The cash manager will recalculate the Funding share, the Funding 2 share and the seller share:

         o    on each distribution date;

         o on any date on which Funding and/or Funding 2 makes a contribution (excluding any deferred consideration) to the mortgages trustee in connection with the purchase of an increased beneficial interest in the trust property by Funding and/or Funding 2, respectively, on which date the mortgages trustee will also pay to the seller an initial consideration equal to the amount of such further contribution or pay to the seller and/or Funding a special distribution equal to the amount of the further contribution (each such date, a "contribution date"); and

         o on the date of each assignment of any new mortgage portfolio to the mortgages trustee (each such date, an "assignment date").

         The reason for the recalculation on a contribution date or an assignment date is to determine the percentage shares of each beneficiary in the trust property which will reflect additional contributions to the mortgages trust by Funding or Funding 2 and the assignment of the new mortgage loans to the trust property.

         When the cash manager recalculates the share and the share percentage of each beneficiary on a distribution date, that recalculation will apply for the then current trust calculation period. However, if during that trust calculation period the seller assigns a new mortgage portfolio to the mortgages trustee and/or if Funding or Funding 2 makes a contribution (excluding any deferred contribution) to the mortgages trustee, the recalculation made by the cash manager on that distribution date will only apply from the beginning of that then current trust calculation period to (but excluding) that assignment date or contribution date, as applicable. The new recalculation made by the cash manager on that relevant assignment date or contribution date will apply from (and including) that assignment date or contribution date (as applicable) to the end of that then current trust calculation period. The portion of a trust calculation period that is less than a full trust calculation period is called an "interim calculation period".

         The percentage shares that each of the beneficiaries have in the trust property will determine their entitlement to interest and principal receipts from the mortgage loans in the trust property and also the allocation of losses arising on the mortgage loans for each trust calculation period or interim calculation period, as applicable. The method for determining those new percentage shares is set out in the next three sections.


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Funding 2 share of trust property (distribution date recalculation)
         On each distribution date (also referred to in this section as the "relevant distribution date") the interest of Funding 2 in the trust property will be recalculated for the then current trust calculation period or related interim calculation period, as applicable, in accordance with the following formula:

         o The current Funding 2 share of the trust property will be an amount equal to:

                                    A-B-C+D

         o The current Funding 2 share percentage of the trust property will be an amount equal to:

                                    A-B-C+D
                                    -------x 100
                                       G

         expressed as a percentage and rounded upwards to five decimal places,

         where,

         A = the amount of the Funding 2 share of the trust property as determined on the later of the distribution date, or the assignment date or contribution date (if any), immediately preceding the relevant distribution date;

         B = the amount of any principal receipts on the mortgage loans distributed to Funding 2 on the relevant distribution date (as described under "- Mortgages trust allocation and distribution of mortgages trustee principal receipts prior to the occurrence of a trigger event" and "- Mortgages trust allocation and distribution of mortgages trustee principal receipts after the occurrence of a trigger event");

         C = the amount of losses sustained on the mortgage loans during the immediately preceding trust calculation period and the amount of any reductions occurring in respect of the mortgage loans as described in paragraphs (1) to (5) in "- Adjustments to trust property" below, in each case allocated to Funding 2 in the trust calculation period ending on the relevant distribution date;

         E = the amount of any capitalized arrears which have been allocated to Funding 2 in the immediately preceding trust calculation period; and

         G = the amount of the mortgages trustee retained principal receipts (if any) plus the aggregate current balance of all of the mortgage loans in the trust property as at the last day of the immediately preceding trust calculation period after making the distributions, allocations and additions referred to in "B", "C" and "D" above (or, if applicable, on the relevant assignment date or contribution date) and after taking account of the following (being "trust property calculation adjustments"):

               (i) any distribution of principal receipts to the seller, Funding 2 and Funding,

              (ii) the amount of any losses or capitalized arrears allocated to the seller, Funding 2 and Funding,

              (iii) the adjustments referred to in paragraphs (1) to (5) in "-
                    Adjustments to trust property" below,

               (iv) the amount of any other additions to or removals from the trust property (including any additions to the trust property resulting from re-draws and further draws made by borrowers but excluding the addition of mortgage loans on an assignment date and any initial contributions or further contributions made by Funding or Funding 2), and


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               (v)  any reduction in the outstanding principal balances of
                    Together Connections mortgage loans and Connections mortgage loans resulting from borrowers being allocated a portion of the related Together Connections Benefit and Connections Benefit, respectively, under such mortgage loans.


Funding 2 share of trust property (assignment date and contribution date recalculation)
         On each assignment date or contribution date (also referred to in this section as the "relevant recalculation date"), the interest of Funding 2 in the trust property will be recalculated for the related interim calculation period, for the sole purposes of calculating the distributions to be made from the trust property and determining the amount of losses to be allocated to Funding 2 on the immediately succeeding distribution date, in accordance with the following formula:

         o The current Funding 2 share of the trust property will be an amount equal to:

                                    A+E+F

         o The current Funding 2 share percentage of the trust property will be an amount equal to:

                                     A+E+F
                                     -----x 100
                                       H

         where,

         A = the amount of the Funding 2 share of the trust property as determined on the distribution date immediately preceding the relevant recalculation date;

         E = the amount of any initial contribution paid by Funding 2 to the mortgages trustee on that recalculation date in respect of the Funding 2 share of any new trust property;

         F = the amount of any further contribution paid by Funding 2 to the mortgages trustee on that relevant recalculation date to increase Funding 2's beneficial interest in the trust property; and

         H = the amount of the mortgages trustee retained principal receipts (if any) plus the aggregate current balance of all of the mortgage loans in the trust property as at the immediately preceding distribution date (after making the distributions, allocations and additions on that preceding distribution date) plus the aggregate current balance of the new mortgage loans assigned to the mortgages trustee on that relevant recalculation date and after taking account of trust property calculation adjustments.


Adjustments to trust property
         If any of the following events occurs during a trust calculation period, then the aggregate current balance of the mortgage loans in the trust property will be reduced or deemed to be reduced for the purposes of making the trust property calculation adjustments:

         (1) any borrower exercises a right of set-off so that the amount of principal and interest owing under a mortgage loan is reduced but no corresponding payment is received by the mortgages trustee. In this event, the aggregate current balance of the mortgage loans in the trust property will be reduced by an amount equal to the amount of such set-off; and/or

         (2) a mortgage loan or its related security is (i) in breach of the loan warranties contained in the mortgage sale agreement or (ii) the subject of a product switch,


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              further advance or the subject of an offer by the seller to the borrower of a personal secured loan in respect of which the seller has elected to purchase the relevant mortgage loan or mortgage loans and their related security, and in the case of
              (i) above the seller fails to repurchase and in the case of
              (ii) above the seller fails to purchase, the mortgage loan or mortgage loans under the relevant mortgage account and their related security (including any personal secured loans and any further draws made thereunder secured over the same property) as required by the terms of the mortgage sale agreement. In this event, the aggregate current balance of the mortgage loans in the trust property will be deemed to be reduced, for the purposes of making the trust property calculation adjustments, by an amount equal to the current balance of the relevant mortgage loan or mortgage loans under the relevant mortgage account (together with arrears of interest and accrued interest); and/or

         (3) the security trustee and/or the Funding 2 security trustee are notified that a flexible mortgage loan or part thereof has been determined by a court judgment on the point or a determination by a relevant regulatory authority (whether or not in relation to an analogous flexible mortgage loan product of another UK mortgage lender):

              (a) to be unenforceable; and/or

              (b) not to fall within the first ranking charge by way of legal mortgage or first ranking standard security over the relevant mortgaged property, in which event, the aggregate current balance of the mortgage loans in the trust property will be deemed to be reduced, for the purposes of making the trust property calculation adjustments, by an amount equal to that portion of the current balance of the flexible mortgage loan which is so determined to be unenforceable or not to fall within the first ranking charge by way of legal mortgage or first ranking standard security over the relevant mortgaged property; and/or

         (4) (i) in respect of breaches of the loan warranties contained in the mortgage sale agreement, the seller would be required to repurchase a mortgage loan and its related security and (ii) in respect of a mortgage loan subject to a product switch, further advance or in respect of which the seller has offered to the borrower a personal secured loan, the seller elects to purchase the relevant mortgage loan and its related security (including any personal secured loans and any further draws made thereunder secured over the same property), in each case as required by the terms of the mortgage sale agreement, but the mortgage loan is not capable of being repurchased or purchased, as applicable. In this event, the aggregate current balance of the mortgage loans in the trust property will be deemed to be reduced, for the purposes of making the trust property calculation adjustments, by an amount equal to the current balance of the relevant mortgage loan (together with arrears of interest and accrued interest); and/or

         (5) the seller breaches any other material warranty under the mortgage sale agreement and/or (for so long as the seller is the administrator) the administration agreement, which will also be grounds for terminating the appointment of the administrator. In this event, the aggregate current balance of the mortgage loans in the trust property will be deemed to be reduced by an amount equal to the resulting loss incurred by Funding, Funding 2 and the seller.

         The reductions set out in paragraphs (1) to (5) (as well as any resulting loss in respect thereof) and any losses arising in respect of any personal secured loans will be made on the relevant date on which the cash manager makes the relevant trust property calculation adjustments first to the seller's share (including the minimum seller share) of the trust property only, and thereafter will be made to the Funding and Funding 2 shares of the


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trust property. Any subsequent recoveries on mortgage loans which have been subject to a setoff or in respect of which the seller share of the trust property has otherwise been reduced or deemed reduced pursuant to paragraphs
(1) to (5) above or any recovery in respect of any personal secured loan will constitute a revenue receipt under the relevant mortgage loan. Such revenue receipt will belong to Funding and Funding 2 (but only if and to the extent that the related reductions were applied against Funding's and Funding 2's shares of the trust property) and thereafter will belong to the seller (and to the extent received by the mortgages trustee will be returned to the seller).

         The trust property (and the seller share of the trust property) will also be adjusted to account for the allocation of any Together Connections Benefit to a Together Connections mortgage loan and any Connections Benefit to a Connections mortgage loan, as described below under "- Additions to, and reductions from, the trust property" and "- Increasing and decreasing the seller share of the trust property".


Funding share of the trust property
         The Funding share of the trust property is calculable and recalculable in an identical manner to that set out above for the Funding 2 share except that references to Funding 2 are to be read as references to Funding.


Weighted average Funding 2 share percentage and weighted average Funding share percentage
         On any distribution date with respect to which (i) the seller had assigned new mortgage loans to the mortgages trustee during the immediately preceding trust calculation period, or (ii) Funding or Funding 2 had made a contribution (excluding any deferred contribution) to the mortgages trustee in connection with the purchase of an increased beneficial interest in the trust property by Funding or Funding 2 during the immediately preceding trust calculation period, the cash manager will calculate (for the sole purpose of making the distributions to be made on that distribution date) the weighted average of the current Funding share percentages and Funding 2 share percentages that were calculated previously in respect of each interim calculation period occurring in that immediately preceding trust calculation period. The calculation will be based on the relative lengths of the foregoing interim calculation periods. The calculation will be based on the relative lengths of the foregoing interim calculation periods. The "weighted average Funding 2 share percentage" for any such distribution date will be equal to, in respect of the distribution or allocation (as applicable) of each of revenue receipts, principal receipts and losses to be made on that distribution date, the formula set forth below:

                                 (AxB) + (CxD)

         where,

              A = the related current Funding 2 share percentage for interim calculation period 1;

              B = the number of days in interim calculation period 1 divided by the number of days in the trust calculation period;

              C = the related Funding 2 share percentage for interim
                  calculation period 2; and

              D = the number of days in interim calculation period 2 divided by the number of days in the trust calculation period;

         The "weighted average Funding share percentage" for any such distribution date is calculable in an identical manner to that set out above for the weighted average Funding 2 share percentage except that references to Funding 2 are to be read as references to Funding.


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Seller share of trust property (distribution date recalculation)
         On each relevant distribution date, the current seller share of the trust property will be recalculated for the then current trust calculation period or related interim calculation period, as applicable, in accordance with the following formula:

         o the aggregate amount of the trust property as at the relevant distribution date minus the sum of the current Funding share and the current Funding 2 share,

         On each relevant distribution date, the current seller share percentage of the trust property will be recalculated for the then current trust calculation period or related interim calculation period, as applicable, in accordance with the following formula:

         o 100% minus the sum of the current Funding share percentage and the current Funding 2 share percentage,

Seller share of trust property (assignment date and contribution date recalculation)

              On each relevant recalculation date, the current seller share of the trust property will be recalculated for the related interim calculation period in accordance with the following formula:

         o the aggregate amount of the trust property as at the relevant recalculation date minus the sum of the current Funding share and the current Funding 2 share,

         On each relevant recalculation date, the current seller share percentage of the trust property will be recalculated for the related interim calculation period in accordance with the following formula:

         o 100% minus the sum of the current Funding share percentage and the current Funding 2 share percentage,

Weighted average seller share percentage
         On any distribution date with respect to which (i) the seller had assigned new mortgage loans to the mortgages trustee during the immediately preceding trust calculation period, or (ii) Funding or Funding 2 have made a further contribution to the mortgages trustee in connection with the purchase of an increased beneficial interest in the trust property by Funding or Funding 2 during the immediately preceding trust calculation period, the cash manager will calculate (for the sole purpose of making the distributions to be made on that distribution date) the weighted average of the current seller share percentages that were calculated previously in respect of each interim calculation period occurring in that immediately preceding trust calculation period and will be a percentage equal to, in respect of the distribution of each of revenue receipts, principal receipts and losses to be made on that distribution date, 100% minus the sum of the weighted average Funding share percentage and the weighted average Funding 2 share percentage.


Minimum seller share
         The seller share of the trust property includes an amount known as the "minimum seller share". The amount of the minimum seller share will fluctuate depending on changes to the characteristics of the mortgage loans in the trust property. The seller will not be entitled to receive principal receipts which would reduce the seller share of the trust property to an amount less than the minimum seller share unless and until both the Funding share and the Funding 2 share of the trust property have been reduced to zero or following the occurrence of an asset trigger event. The minimum seller share will be the amount determined on each distribution date in accordance with the following formula:

                                 W + X + Y + Z

         where,


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         W    = 100% of the sum of the average cleared credit balance of all applicable accounts linked to Together Connections mortgage loans and Connections mortgage loans in respect of each calendar month or part of any such calendar month;

         X = 2.0% of the aggregate current balance of mortgage loans in the trust property;

         Y  = the product of: p x q x r where:

              p = 8.0%;

              q = the sum of (i) the "flexible cash re-draw capacity", being an amount equal to the difference between (1) the maximum amount of cash re-draws that borrowers may make under flexible mortgage loans included in the trust property (whether or not drawn) as at the last day of the immediately preceding trust calculation period and (2) the aggregate current balance of cash re-draws which form part of the trust property as at the last day of the immediately preceding trust calculation period; and (ii) the "further draw capacity" being an amount equal to the difference between (1) the maximum amount of credit extended to borrowers under personal secured loans which are flexi-plan loans included in the trust property as at the last day of the immediately preceding trust calculation period and (2) the aggregate current balance of personal secured loans which are flexi-plan loans which form part of the trust property as at the last day of the immediately preceding trust calculation period; and

              r = 3.0; and

         Z = the aggregate current balance of (1) re-draws and (2) personal secured loans in the trust property as at the last day of the immediately preceding trust calculation period.

         The purpose of "W" is to mitigate the risks relating to borrowers holding deposits in Northern Rock bank accounts that are linked to Together Connections mortgage loans and Connections mortgage loans, and the purpose of "X" is to mitigate the risks relating to borrowers holding deposits in Northern Rock bank accounts that are not linked to Together Connections mortgage loans and Connections mortgage loans (see "Risk factors - There may be risks associated with the fact that the mortgages trustee has no legal title to the mortgage loans and their related security, which may adversely affect payments on the notes"). The purpose of the calculation in "Y" is to mitigate the risk of the seller failing to fund a re-draw under a flexible mortgage loan or a further draw under a personal secured loan in the trust property. The purpose of "Z" is to mitigate enforceability and priority risks relating to (a) re-draws under the flexible mortgage loans and (b) further draws under personal secured loans in the trust property.


Cash management of trust property - revenue receipts
         Under the cash management agreement, the cash manager is responsible for distributing revenue receipts on behalf of the mortgages trustee on each distribution date in accordance with the order of priority described in the following section. For further information on the role of the cash manager, see "Cash management for the mortgages trustee and Funding".


Mortgages trust allocation of revenue receipts
         "Mortgages trustee available revenue receipts" are calculated by the cash manager on each distribution date and are an amount equal to the sum of (in each case in the period prior to the end of the immediately preceding trust calculation period):


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         o    revenue receipts on the mortgage loans (which shall include, in respect of any non-flexible mortgage loan only, the amount of any overpayment made by the borrower in respect of such mortgage loan as is equal to the amount of any underpayment of interest made by such borrower in respect of such mortgage loan in the immediately preceding trust calculation period provided that such underpayment of interest is made prior to December 31 in the year in which such overpayment is received from the borrower);

         o interest payable to the mortgages trustee on the mortgages trustee transaction account and the mortgages trustee GIC account; and

         o payments made by the seller to the mortgages trustee to fund any non- cash redraw in respect of any flexible mortgage loan;

         less

         o amounts due to third parties (also known as "third party amounts") including:

              (1) payments of insurance premiums, if any, due to the seller in respect of any seller arranged insurance policy and/or to the MIG provider to the extent not paid or payable by the seller (or to the extent such insurance premiums have been paid by the seller in respect of any further advance which is not purchased by the seller to reimburse the seller);

              (2) amounts under an unpaid direct debit which are repaid by the administrator to the bank making such payment if such bank is unable to recoup that amount itself from its customer's account;

              (3) other charges which are due to the seller; and/or

              (4) recoveries in respect of amounts deducted from mortgage loans as described in paragraphs (1) to (5) under "- Adjustments to trust property" above, which will belong to and be paid to Funding, Funding 2 and/or the seller as described therein, which amounts may be paid daily from monies on deposit in the mortgages trustee transaction account or the mortgages trustee GIC account; and

         o amounts distributed on each previous distribution date in accordance with the mortgages trust allocation of revenue receipts.

         On each distribution date, the cash manager will apply mortgages trustee available revenue receipts in the following order of priority (the "mortgages trust allocation of revenue receipts"):

         (A) first, in no order of priority between them but in proportion to the respective amounts due, to pay amounts due to:

              (1) the mortgages trustee under the provisions of the mortgages trust deed;

              (2) to third parties from the mortgages trustee in respect of the mortgages trust but only if:

                  (a) payment is not due as a result of a breach by the mortgages trustee of the documents to which it is a party; and/or

                  (b) payment has not already been provided for elsewhere;

         (B) second, in payment of amounts (inclusive of VAT) due to the administrator or the cash manager or to become due to the administrator or the cash manager prior to the next following distribution date under the provisions of the administration agreement or the cash management agreement, as the case may be; and

         (C) third, in no order of priority between them but in proportion to the respective amounts due:


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              (1) to the seller in an amount determined by multiplying the total amount of the remaining mortgages trustee available revenue receipts by the seller share percentage of the trust property;

              (2) (a) in no order of priority between them but in proportion to the respective amounts due:

                  (i) to Funding in an amount equal to the lesser of:

                      (x) that portion of mortgages trustee available revenue receipts required to be applied by Funding pursuant to the payment priorities in the Funding deed of charge, prior to the enforcement of the Funding security up to and including the provision for payment to the Funding reserve ledger on such distribution date or following the enforcement of the Funding security (save for certain exclusions set out in the mortgages trust deed); and

                      (y) an amount determined by multiplying the total amount of the remaining mortgages trustee available revenue receipts by the Funding share percentage of the trust property;

                 (ii) to Funding 2 in an amount equal to the lesser of:

                      (x) the aggregate of the amounts to be applied on the immediately succeeding payment date as set forth under the Funding 2 pre-enforcement revenue priority of payments through and including item (S) thereof or, as the case may be, the Funding 2 post-enforcement priority of payments (but excluding any principal amount due under the global intercompany loan (save that, for the avoidance of doubt, such exclusion shall not apply in respect of any Funding 2 available revenue receipts which are applied by Funding 2 to credit the principal deficiency subledger and thereby reduce the principal payable under the related loan tranche) and any amount of deferred contribution under item [(M)] of the Funding 2 post-enforcement priority of payments), less all other amounts (not derived from the distribution of mortgages trustee available revenue receipts under the mortgages trust) which will constitute Funding 2 available revenue receipts on the immediately succeeding payment date, such amount not to be less than zero, and

                      (y) an amount determined by multiplying the total amount of the remaining mortgages trustee available revenue receipts by the Funding 2 share percentage of the trust property; and

         (b) in no order of priority between them to Funding and Funding 2, to the extent not already paid pursuant to (C) above, up to the amounts set forth in (2)(a)(i)(x) and (2)(a)(ii)(x) above, respectively; provided, that if remaining mortgages trustee available revenue receipts are insufficient on such distribution date to satisfy in full the amounts set forth in such sections above, then to Funding and Funding 2 pro rata, based on the proportion that the Funding share or the Funding 2 share (as applicable) of the trust property bears to the aggregate of the Funding share and the Funding 2 share of the trust property and the remaining mortgages trustee available revenue receipts will continue to be allocated on such distribution date in accordance with this item 2(b) until such receipts are fully allocated;

         (c) in no order of priority between them but in proportion to the respective amounts due:


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              (i) to Funding an amount equal to that portion of mortgages trustee available revenue receipts equal to the amount required to be applied by Funding pursuant to the payment priorities in the Funding deed of charge prior to the enforcement of the [Funding security] following the provision for payments to the Funding reserve ledger or following the enforcement of the Funding security (save for certain exclusions set out in the mortgages trust deed);

             (ii) to Funding 2 in an amount equal to the aggregate of the amounts to be applied on the immediately succeeding payment date as set forth under the Funding 2 pre-enforcement revenue priority of payments following item [(S)] thereof or, as the case may be, the Funding 2 post-enforcement priority of payments (but excluding any principal amount due under the global intercompany loan (save that, for the avoidance of doubt, such exclusion shall not apply in respect of any Funding 2 available revenue receipts which are applied by Funding 2 to credit the principal deficiency subledger and thereby reduce the principal payable under the related loan tranche) and any amount of deferred contribution under item [(X)] of the Funding 2 pre-enforcement revenue priority of payments and/or item [(M)] of the Funding 2 post-enforcement priority of payments), less all other amounts (not derived from the distribution of mortgages trustee available revenue receipts under the mortgages trust) which will constitute Funding 2 available revenue receipts on the immediately succeeding payment date, such amount not to be less than zero, provided, that if remaining mortgages trustee available revenue receipts are insufficient on such distribution date to satisfy in full the amounts set forth in 2(c)(i) and 2(c)(ii) above, then to Funding and Funding 2 pro rata, based on the proportion that the Funding share or the Funding 2 share (as applicable) of the trust property bears to the aggregate of the Funding share and the Funding 2 share of the trust property and the remaining mortgages trustee revenue receipts will continue to be allocated on such distribution date in accordance with this item 2(c) until such receipts are fully allocated.

         (D) fourth, to allocate the seller an amount equal to YY - ZZ, where "YY" is the amount of the mortgages trustee available revenue receipts and "ZZ" is the amount of such mortgages trustee available revenue receipts applied and/or allocated under (A) through (C) above; and

         provided that, if an assignment date or a contribution date has occurred during the trust calculation period immediately preceding that distribution date, then the cash manager will use (i) the weighted average seller share percentage (instead of the seller share percentage) in determining the amount of mortgages trustee available revenue receipts to distribute to the seller on that distribution date, (ii) the weighted average Funding 2 share percentage (instead of the Funding 2 share percentage) in determining the amount of mortgages trustee available revenue receipts to distribute to Funding 2 on that distribution date and (iii) the weighted average Funding share percentage (as calculated pursuant to the mortgages trust deed) in determining the amount of mortgages trustee available revenue receipts to distribute to Funding on that distribution date.

         Amounts due to the mortgages trustee and the administrator will include VAT, if applicable, payable under United Kingdom tax law. At the date of this prospectus, VAT is calculated at the rate of 17.5% of the amount to be paid. Payment of VAT will reduce the amounts ultimately available to pay interest on the notes.


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Cash management of trust property - principal receipts
         Under the cash management agreement, the cash manager is also responsible for distributing principal receipts on behalf of the mortgages trustee on each distribution date in accordance with the order of priority described in the next two following sections. To understand how the cash manager will distribute principal receipts on the mortgage loans on each distribution date (the "mortgages trustee principal priority of payments") you need to understand the definitions set out below.

         The "final repayment date" means, in respect of the global intercompany loan, the payment date in [o] 2055.

         A "trigger event" means an asset trigger event and/or a non-asset trigger event.

         An "asset trigger event" is the event that occurs when an amount is debited to the AAA principal deficiency subledger. For more information on the principal deficiency ledger, see "Credit structure".

         A "non-asset trigger event" means any of the following events:

         o    an insolvency event occurs in relation to the seller;

         o the seller's role as administrator is terminated and a new administrator is not appointed within 60 days; or

         o on the distribution date immediately succeeding a seller share event distribution date, the current seller share is equal to or less than the minimum seller share (determined using the amounts of the current seller share and minimum seller share that would exist after making the distributions of mortgages trustee principal receipts due on that distribution date on the basis that the cash manager assumes that those mortgages trustee principal receipts are distributed in the manner described under "- Mortgages trustee allocation and distribution of mortgages trustee principal receipts prior to the occurrence of a trigger event").

         A "seller share event" will occur if, on a distribution date, (i) the result of the calculation of the current seller share on that distribution date would be equal to or less than the minimum seller share for such distribution date (determined using the amounts of the current seller share and minimum seller share that would exist after making the distributions of mortgages trustee principal receipts due on that distribution date on the basis that the cash manager assumes that those mortgages trustee principal receipts are distributed in the manner described under "- Mortgages trustee allocation and distribution of mortgages trustee principal receipts prior to the occurrence of a trigger event"), and (ii) a seller share event has not occurred on the immediately preceding distribution date).

         A "seller share event distribution date" is a distribution date on which a seller share event occurs.


Mortgages trust allocation and distribution of mortgages trustee principal receipts prior to the occurrence of a trigger event
         Prior to the occurrence of a trigger event (and whether or not there has been any enforcement of the Funding 2 security or the issuer security) the cash manager on behalf of the mortgages trustee will allocate and distribute mortgages trustee principal receipts on each distribution date (or, in respect of any initial consideration or [special distribution], on any contribution date) as follows:

         (A) first, to the seller the amount of any initial consideration [or special distribution] which is then allocable and payable to the seller in accordance with the mortgages trust deed;


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         (B)  second, to Funding the amount of any special distribution which is then allocable and payable to Funding in accordance with the mortgages trust deed;

         (C) third, in no order of priority between them but in proportion to the respective amounts due:

              (1) to Funding in an amount equal to the lesser of:

                  (a) the amount of mortgage trustee principal receipts required to be applied by Funding under the terms of the Funding intercompany loans as determined pursuant to the mortgages trust deed; and

                  (b) an amount determined by multiplying the total amount of remaining mortgages trustee principal receipts by the Funding share percentage of the trust property;

              (2) to Funding 2 in an amount equal to the lesser of:

                  (a) if Funding 2 has a repayment requirement on that distribution date (as to which, see "Cashflows - Funding allocation of mortgages trustee available principal receipts"), the amount of such repayment requirement; and

                  (b) an amount determined by multiplying the total amount of remaining mortgage trustee principal receipts by the Funding 2 share percentage of the trust property;

         (D) fourth, in no order between them but in proportion to the respective amounts due to Funding and Funding 2, to the extent not already paid pursuant to (C) above, up to the amounts set forth in (C)(1)(a) and (C)(2)(a) above, respectively, provided, that if remaining mortgages trustee principal receipts are insufficient on such distribution date to fully satisfy the amounts set forth in (C)(i)(a) and (B)(2)(a) above, then to Funding and Funding 2 pro rata according to their respective shares of the trust property as determined pursuant to the mortgages trust deed; and

         (E) fifth, to allocate to the seller the amount equal to AA - BB, where "AA" is the amount of mortgages trustee principal receipts and "BB" is the amount of such mortgages trustee principal receipts applied and/or allocated under (A) through (D) above;

         provided that, if an assignment date or a contribution date has occurred during the trust calculation period immediately preceding that distribution date, then the cash manager will use (i) the weighted average Funding 2 share percentage (instead of the Funding 2 share percentage) in determining the amount of mortgages trustee principal receipts to distribute to Funding 2 on that distribution date and (ii) the weighted average Funding share percentage (as calculated pursuant to the mortgages trust deed) in determining the amount of mortgages trustee principal receipts to distribute to Funding on that distribution date.

         PROVIDED THAT in relation to (A) through (D) above the following rules shall apply:

         (1) If the notes have become immediately due and payable as a result of the service of an issuer enforcement notice or if the global intercompany loan has become immediately due and payable as a result of the service of a global intercompany loan enforcement notice, principal payments in respect of the global intercompany loan may be made in excess of any bullet repayment loan amount, scheduled repayment loan amount or controlled amortization loan amount and paragraph (C)(2)(a) above shall no longer apply and, except following a non-asset trigger event, the amount of principal receipts to be distributed to Funding 2


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              on that distribution date may not exceed the amount determined under paragraph (C)(2)(b) above.

         (2) If a series and class of notes have become immediately due and payable as a result of the service of an issuer enforcement notice or if the global intercompany loan has become immediately due and payable as a result of the service of a global intercompany loan enforcement notice, then for the purpose of calculating the amount under paragraph (C)(2)(b) above, that amount will be reduced to the extent of any remaining amounts standing to the credit of the Funding 2 reserve ledger and/or the Funding 2 liquidity reserve ledger (if any) which are to be utilized on the immediately succeeding payment date to repay principal on the global intercompany loan, but only to the extent that those amounts would not otherwise be payable on that global intercompany loan on that payment date.

         (3) The amount of mortgages trustee principal receipts payable to Funding 2 on a distribution date will be reduced in proportion to the aggregate of mortgages trustee available revenue receipts allocable to Funding 2 on such distribution date which are to be applied on the immediately succeeding payment date in reduction of deficiencies recorded on the principal deficiency ledger, but only to the extent that the mortgages trustee available revenue receipts which are to be so applied on that payment date would not otherwise be payable as principal of the relevant notes on that payment date.

         (4) On a seller share event distribution date, the cash manager shall deposit all mortgages trustee principal receipts remaining after (D) above (the "mortgages trustee retained principal receipts") in the mortgages trustee GIC account and make a corresponding credit to the principal ledger.

         (5) Neither the Funding 2 share nor the Funding share may be reduced below zero.

         (6) Funding 2 will not be entitled to receive and the cash manager shall procure that Funding 2 does not receive any amount of principal receipts from the mortgages trustee on a distribution date (except for that part of any repayment requirement constituting the cash accumulation requirement) which is not required by Funding 2 to repay principal falling due on any loan tranche on the immediately succeeding payment date in order to fund payments of principal falling due on any notes on that payment date.

         (7) The mortgages trustee will not distribute any overpayment (other than a capital payment) in respect of any non-flexible mortgage loans until the first distribution date following December 31 of the year in which such overpayment is received; provided that if a borrower has made an underpayment of principal on such non-flexible mortgage loan following the overpayment then the mortgages trustee will distribute principal in an amount up to the amount of such underpayment (but not exceeding the amount of the overpayment previously made) on the next-occurring distribution date.


Mortgages trust allocation and distribution of mortgages trustee principal receipts on or after the occurrence of a trigger event
         On each distribution date on or after the occurrence of a non-asset trigger event and until the occurrence of an asset trigger event, the cash manager will allocate and distribute all mortgages trustee principal receipts to Funding and to Funding 2, pro rata according to their respective shares of the trust property until the Funding share and the Funding 2 share of the trust property are zero. Following the occurrence of a non-asset trigger event, the notes will be subject to prepayment risk (that is, they may be repaid earlier than expected). See "Risk factors - The occurrence of a non-asset trigger event may accelerate the repayment of certain notes and/or delay the repayment of other notes".


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


         On each distribution date on or after the occurrence of an asset trigger event, the cash manager will allocate and distribute all mortgages trustee principal receipts as follows:

         (A) if the immediately preceding distribution date was a seller share event distribution date, all of the mortgages trustee retained principal receipts to Funding 2 and Funding pro rata according to their respective shares of the trust property as determined pursuant to the mortgages trust deed; and then

         (B) with no order of priority between them but in proportion to the respective amounts due to Funding, Funding 2, and the seller according to the Funding share percentage of the trust property, the Funding 2 share percentage of the trust property and the seller share percentage of the trust property, respectively, until the Funding share and Funding 2 share of the trust property are zero, even though those payments may reduce the seller share of the trust property to an amount less than the minimum seller share. Notwithstanding the foregoing, if an assignment date or a contribution date has occurred during the trust calculation period immediately preceding any such distribution date, the cash manager will apply all mortgages trustee principal receipts remaining after (A) above among Funding, Funding 2, and the seller in no order of priority between them but in proportion to the weighted average Funding share percentage, the weighted average Funding 2 share percentage (as calculated pursuant to the mortgage trust deed) and weighted average seller share percentage, each in respect of mortgages trustee principal receipts, for that distribution date until the Funding share and Funding 2 share of the trust property is zero.

         Following the occurrence of an asset trigger event, certain series and classes of notes will be subject to prepayment risk (that is, they may be repaid earlier than expected) and other series and classes of notes will be subject to extension risk (that is, they may be repaid later than expected). See "Risk factors - The occurrence of an asset trigger event or enforcement of the issuer security may accelerate the repayment of certain notes and/or delay the repayment of other notes".


Overpayments
         An overpayment in respect of any non-flexible mortgage loan which does not constitute a capital payment in respect of any mortgage loan will not become available for distribution to the beneficiaries as principal receipts until the first distribution date following December 31 of the year in which such overpayment is received, save to the extent that any such overpayment by a borrower is applied in reduction of an underpayment by such borrower in respect of such mortgage loan prior to such date. Any such overpayment shall be retained in the mortgages trustee GIC account and the cash manager will maintain a separate ledger to record its receipt and subsequent payment from time to time. Where any such overpayment has been made in error the administrator will be authorized to refund the amount of such overpayment to the relevant borrower at any time prior to December 31 of the year in which such overpayment was made.

         An overpayment in respect of any flexible mortgage loan will not be retained by the mortgages trustee but will be distributed to the beneficiaries on the immediately succeeding distribution date as principal receipts.


Losses
         All losses arising on the mortgage loans (other than any personal secured loans) will, save as otherwise provided, be applied in reducing proportionately the Funding share of the trust property, the Funding 2 share of the trust property and the seller share of the trust property. Save as otherwise provided, the Funding 2 share of losses will be determined on any distribution date by multiplying the amount of losses in the immediately preceding trust


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calculation period by the Funding 2 share percentage (as determined on the immediately preceding distribution date) until the Funding 2 share of the trust property is zero. However, if an assignment date or a contribution date has occurred during the trust calculation period immediately preceding a distribution date, then the amount of losses shall be multiplied by the weighted average Funding 2 share percentage (as calculated on that distribution date) in respect of losses rather than the current Funding 2 share percentage. The remainder of the losses shall be allocated to Funding and to the seller.

         Losses arising on any personal secured loans in the trust property will be applied first to reduce the seller's share of the trust property (including the minimum seller share) until the seller's share is reduced to zero, and only thereafter to reduce the Funding share and the Funding 2 share of the trust property (on a pro rata basis).

         For a description of how losses on the mortgage loans that have been allocated to Funding 2 on any date will be allocated to the loan tranches of the global intercompany loan, see "The global intercompany loan agreement - Allocation of losses".


Disposal of trust property
         The trust property is held on trust for the benefit of Funding, Funding 2 and the seller. Subject as provided otherwise in the mortgages trust deed and the other transaction documents, the mortgages trustee will not be entitled to dispose of the trust property or create any security interest over the trust property.

         If an event of default occurs under the global intercompany loan agreement (a "global intercompany loan event of default") and the Funding 2 security trustee enforces the security granted by Funding 2 over its assets under the Funding 2 deed of charge and/or the second priority Funding 2 deed of charge, including its share of the trust property, then the Funding 2 security trustee will be entitled, among other things, to sell the Funding 2 share of the trust property. For further information on the security granted by Funding 2 over its assets, see "Security for Funding 2's obligations".


Additions to, and reductions from, the trust property
         The trust property may be increased from time to time by the assignment of new mortgage loans and their related security to the mortgages trustee. The mortgages trustee will hold the new mortgage loans and their related security on trust for Funding, Funding 2 and the seller according to the terms of the mortgages trust deed. For further information on the assignment of new mortgage loans and their related security to the mortgages trustee, see "Assignment of the mortgage loans and related security".

         If a borrower makes a re-draw under a flexible mortgage loan included in the mortgages trust, then the seller will be solely responsible for funding that re-draw. As a result, the size of the trust property and the seller share of the trust property will increase by, in the case of a cash re-draw, the principal amount of such cash re-draw and, in the case of a non-cash re-draw, the amount of any further contribution made by the seller to the mortgages trustee of the unpaid interest element in respect of such non-cash re-draw. However, if an insolvency event occurs in respect of the seller, then the seller may continue to make payments to the mortgages trustee in an amount equal to the unpaid interest element in respect of such non-cash re-draw in the same manner and for the same purposes as described above, but it is not obliged to do so.

         If at any time the administrator agrees to a further advance being made under a mortgage loan included in the mortgages trust, then the seller will be solely responsible for funding that further advance. If at some future date the seller decides to assign such further advance to the mortgages trustee or not purchase the mortgage loan that is subject to such further advance from the mortgages trustee, the trust property and the seller share of the trust property will increase by the principal amount of the further advance made by the seller.


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         In addition to the reductions or deemed reductions to the trust property described above under "- Adjustments to trust property", the application of any Together Connections Benefit in relation to Together Connections mortgage loans and any Connections Benefit in relation to Connections mortgage loans included in the mortgages trust will also reduce the size of the trust property (and, as described below under "- Increasing and decreasing the seller share of the trust property", the seller share of the trust property only). This will occur because the outstanding principal balances of any Together Connections mortgage loans and Connections mortgage loans included in the trust property (and therefore the aggregate amount of the trust property) will be reduced from time to time by the amount of any Together Connections Benefit applied to those Together Connections mortgage loans and any Connections Benefit applied to those Connections mortgage loans, as described under "The mortgage loans - Characteristics of the mortgage loans
- Mortgage loan products offered by the seller".


Arrears
         The aggregate current balance of the mortgage loans in the mortgages trust will be increased at any time by the amount in which the mortgage loans that have been assigned to the mortgages trust are in arrears and those arrears have been capitalized. Such increase shall be allocated to Funding, Funding 2 and the seller at any time in proportion to their respective percentage shares in the trust property as determined in respect of the trust calculation period or interim calculation period, as the case may be, in which the arrears occur.


Increasing and decreasing the seller share of the trust property
         If a borrower makes a non-cash re-draw in respect of any flexible mortgage loan under the mortgages trust deed the seller as beneficiary has agreed under the mortgages trust to fund such non-cash re-draw in the mortgages trust by making a further contribution to the mortgages trustee of an amount equal to the unpaid interest element in respect of such non-cash re-draw. Accordingly, the size of the trust property and the seller share of the trust property will increase by an amount equal to the further contribution made by the seller. Any such payment received by the mortgages trustee will be treated as revenue receipts in the mortgages trust and will be distributed on the immediately succeeding distribution date among the beneficiaries in accordance with the mortgages trust allocation of revenue receipts.

         The seller will also fund cash re-draws in respect of flexible mortgage loans and further draws under personal secured loans held in the mortgages trust by payment of the amount of the cash re-draw or further draw to the relevant borrower. Accordingly, the size of the trust property and the seller share of the trust property will automatically increase by the amount of any cash re-draw or further draw so made.

         In addition to the reductions or deemed reductions to the seller share of the trust property described above under "- Adjustments to trust property", the application of any Together Connections Benefit in relation to Together Connections mortgage loans and any Connections Benefit in relation to Connections mortgage loans included in the mortgages trust that reduces the size of the trust property will also reduce the seller share of the trust property. This will occur because the outstanding principal balances of any Together Connections mortgage loans and Connections mortgage loans included in the trust property (and therefore the aggregate amount of the trust property) will be reduced from time to time by the amount of any Together Connections Benefit applied to those Together Connections mortgage loans and any Connections Benefit applied to those Connections mortgage loans, as described under "The mortgage loans - Characteristics of the mortgage loans - Mortgage loan products offered by the seller". The amount of any such reduction will be applied against the seller share of the trust property only.


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Increasing the Funding 2 share of the trust property
         If Funding 2 enters into a new loan tranche, then it may apply the proceeds of that loan tranche as an initial contribution or a further contribution to the mortgages trust to increase its beneficial interest in, and the Funding 2 share of, the trust property. Funding 2 will be permitted to do this only if it meets certain conditions, including among others:

         o that no global intercompany loan enforcement notice has been served under any global intercompany loan;

         o that as at the most recent payment date no deficiency was recorded on the principal deficiency ledger;

         o that no event of default under the transaction documents shall have occurred which is continuing;

         o that the rating agencies have not confirmed in writing to the security trustee, the Funding 2 security trustee or the issuer that the proposed increase in the Funding 2 share would adversely affect the then current ratings by the rating agencies of the existing notes of the issuer and of the Funding issuers; and

         o that, as of the last day of the immediately preceding trust calculation period, the aggregate current balance of mortgage loans in the mortgages trust which were then in arrears for at least 3 months is less than 4% of the aggregate current balance of all mortgage loans in the mortgages trust as of such date, unless the rating agencies have confirmed that the then current ratings of the notes will not be adversely affected.

         Under the mortgages trust deed, Funding, Funding 2 and the seller have agreed that principal receipts held by the mortgages trustee on any date in respect of any initial contribution or further contribution paid by Funding 2 to the mortgages trustee on that date will be allocated and paid by the mortgages trustee to the seller as initial consideration or to the seller or Funding as a special distribution from the mortgages trust on such date whether or not such date is a distribution date. The payment of any such initial consideration or special distribution will reduce the seller share or the Funding share of the trust property, as applicable.


Termination of the mortgages trust
         The mortgages trust will terminate on the date on which there is no remaining trust property or, if earlier, such date as may be requested in writing by the seller to the mortgages trustee being on or after the date on which the global intercompany loan has been repaid in full or there is no further claim under the global intercompany loan or both the Funding share and the Funding 2 share of the trust property have been reduced to zero or such other date which may be agreed between the mortgages trustee, Funding, Funding 2 and the seller so long as all amounts due from Funding and Funding 2 to their respective secured creditors have been repaid in full.


Retirement of mortgages trustee
         The mortgages trustee is not entitled to retire or otherwise terminate its appointment. The seller, Funding and Funding 2 cannot replace the mortgages trustee.


Governing law
         The mortgages trust deed is governed by English law.


[The Funding beneficiary deed
         Under the terms of the Funding beneficiary deed, Funding, Funding 2, the security trustee and the Funding 2 security trustee have agreed as to, amongst other


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things, arrangements amongst them in respect of certain commercial decisions
(relating to authorizations, consents, waivers, instructions or other acts) to be made from time to time in respect of the transaction documents. The Funding beneficiary deed is governed by English law.]


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                    The global intercompany loan agreement

         The following section describes, the material terms of the global intercompany loan agreement. The description does not purport to be complete and is subject to the provisions of the global intercompany loan agreement, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

The facility
         Under the terms of the global intercompany loan agreement the issuer will lend to Funding 2, from time to time on the relevant closing date for each series and class of notes an aggregate amount in sterling equal to the proceeds of the issue of such notes. Each such advance of funds will be a separate loan tranche under the global intercompany loan. Each loan tranche will relate to a particular series and class of notes. The loan tranche supplement will set forth the terms of each loan tranche. For this purpose, the proceeds of notes in a specified currency other than sterling will be converted into sterling at the relevant currency swap rate. Funding 2 will then use the proceeds of each loan tranche to:
         o make contributions (excluding deferred contributions) to the mortgages trustee to acquire and/or increase its beneficial interest in the trust property pursuant to the mortgages trust deed;

         o fund the Funding 2 reserve fund or to make a deposit into the Funding 2 GIC account; or

         o    make a payment back to us to refinance an existing loan tranche.

         Upon receipt of a contribution from Funding 2 which constitutes an initial contribution, the mortgages trustee will pay such funds to the seller as initial consideration, which will reduce the seller share of the trust property. Upon receipt of a contribution from Funding 2 which constitutes a further contribution, the mortgages trustee will pay such funds to the seller and/or Funding as a special distribution, which will reduce the seller share and/or the Funding share (as applicable) of the trust property. The global intercompany loan agreement is governed by English law.
         [Each loan tranche will constitute a separate debt due from Funding 2 to the issuer.]


Loan tranche ratings assigned to the loan tranches
         The designated loan tranche ratings of the AAA loan tranches reflect the ratings expected to be assigned to any class A notes, by the rating agencies on the relevant closing date except that money market classes will have different short-term ratings. The designated loan tranche ratings of the AA loan tranches reflect the rating expected to be assigned to any class B notes by the rating agencies on the relevant closing date. The designated loan tranche ratings of the A loan tranches reflect the rating expected to be assigned to any class M notes by the rating agencies on the loan tranches on the relevant closing date. The designated ratings of the BBB loan tranches reflect the rating expected to be assigned to any class C notes by the rating agencies on the relevant closing date. The designated loan tranche ratings of the BB, loan tranches reflect the rating expected to be assigned to any class D notes by the rating agencies on the relevant closing date. If, after any closing date, the rating agencies subsequently change the ratings assigned to a series and class of notes, then this will not affect the loan tranche ratings of the loan tranches under the global intercompany loan.


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Issuance of loan tranches
         We may advance loan tranches to Funding 2 and issue corresponding series and classes of notes from time to time without obtaining the consent of existing noteholders. We will not be obliged to advance loan tranches to Funding 2 unless on the applicable closing date certain conditions have been met, including:

         (a) the related series and class of notes has been issued and the proceeds have been received by us or on our behalf;

         (b) [one or more deeds of accession relating to the Funding 2 deed of charge have been executed by the parties to the Funding 2 deed of charge];

         (c) each of the applicable transaction documents has been executed by the relevant parties to those documents; and

         (d) Funding 2 has delivered a solvency certificate to the security trustee in form and substance satisfactory to the security trustee;

Representations, warranties and covenants
         Under the global intercompany loan agreement, Funding 2 will make standard representations and warranties to the issuer.

         In addition to standard covenants, Funding 2 will give the following undertakings:

         o it will not create or permit to subsist any security interest over or in respect of any of its assets (unless arising by operation of law) other than as provided for pursuant to the transaction documents;

         o it will not sell, assign, transfer, lease or otherwise dispose of or grant any option over all or any of its assets, properties or undertakings or any interest, estate, right, title or benefit to or in such assets, properties or undertakings other than as provided for pursuant to the transaction documents;

         o it will not enter into any amalgamation, demerger, merger or reconstruction, nor acquire any assets or business nor make any investments other than as contemplated in the transaction documents;

         o except as provided or contemplated under the transaction documents it will not incur any indebtedness or give any guarantee or indemnity in respect of any obligation of any other person;

         o it will not pay any dividend or make any other distribution in respect of any of its shares other than in accordance with the Funding 2 deed of charge, or issue any new shares or alter any rights attaching to its issued shares as at the date of the intercompany loan agreement;

         o it will not carry on any business or engage in any activity other than as contemplated by the transaction documents or which is not incidental to or necessary in connection with any of the activities in which the transaction documents provide or envisage that Funding 2 will engage; and

         o save for the issuer (and any other issuer created in the future), it will not have any subsidiaries or subsidiary undertakings as defined in the Companies Act 1985 (as amended).

Payment of interest
         Payment of interest and fees on each loan tranche of the global intercompany loan will be made only from and to the extent of distributions received by Funding 2 in respect of the Funding 2 share of the trust property in respect of revenue receipts on the dates and in the priorities set forth in "Cashflows - Distribution of Funding 2 available revenue/receipts" and in the applicable loan tranche supplement.


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         The interest rates applicable to the loan tranches from time to time will be determined by reference to LIBOR for [one]-month sterling deposits (other than, in each case, in respect of the first interest period) plus or minus, in each case, a margin which will differ for each separate loan tranche. LIBOR for an interest period will be determined on the relevant interest determination date.

         Subject as provided above and to the limited recourse provisions described below, in addition, on each payment date or as and when required Funding 2 will pay an additional fee to the issuer. This fee will be equal to the amount required by the issuer to pay or provide for all other amounts (but excluding interest and principal due on the notes and tax that can be met out of the issuer's profits) if any, falling due on that payment date as set forth in the items under "Cashflows - Distribution of issuer available revenue receipts prior to enforcement of the issuer security" or in the relevant items under such other issuer priority of payments as may apply on that payment date.

Repayment of the global intercompany loan
         Payment of principal on the global intercompany loan on any payment date will be made only from and to the extent of distributions received by Funding 2 in respect of the Funding 2 share of the trust property in respect of principal receipts on the dates and in the priorities set forth in "Cashflows - Distribution of Funding 2 available principal receipts" and in the applicable prospectus supplement.

Due and payable dates of loan tranches

         The loan tranche supplement for each loan tranche will set forth (i) the bullet repayment dates, (ii) the scheduled repayment dates, (iii) the dates and amounts for payment of controlled amortization amounts and (iv) the first payment date on which a series and class of original pass-through notes is scheduled to be paid, as applicable. A loan tranche will become "due and payable" on the earlier to occur of:

         (1)      any date set out in the prospectus supplement;

         (2)      the date upon which a trigger event occurs;

         (3) the date upon which an issuer enforcement notice is served on the issuer under the issuer deed of charge;

         (4) the date upon which a [note acceleration notice] in relation to the related series and class of notes is served on the issuer under the [issuer deed of charge];

         (5) the date upon which a global intercompany loan enforcement notice is served on Funding 2 under the Funding 2 deed of charge; and

         (6) the date upon which a step-up date, if any, occurs in relation to the relevant loan tranche.

         In each case, when a loan tranche becomes due and payable, it shall continue to be due and payable until it is fully repaid. If there are insufficient funds available to repay a loan tranche on a Funding 2 payment date upon which that loan tranche is due and payable, then the shortfall will be repaid on subsequent Funding 2 payment dates from Funding 2 available principal receipts until that loan tranche is fully repaid.

         Funding 2 may, as a general matter, make a repayment on a loan tranche if, following such payment, each tier of loan tranches retains its required amount of subordination. This general requirement is expressed in the "repayment tests" set out in part B of Rule (1) in "Cashflows - Distribution of Funding 2 available principal receipts prior to the enforcement of the Funding 2 security - Rules for application of Funding 2


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principal receipts" below, which must be satisfied in respect of any payment of principal on a loan tranche:


Limited recourse
         Funding 2 will only be obliged to pay amounts to the issuer in respect of any loan tranche under the global intercompany loan agreement to the extent it has funds to do so after making payments ranking in priority to amounts due on such loan tranches (including amounts due on loan tranches of a more senior ranking).

         If on the final repayment date of a loan tranche, there is a shortfall between the amount of interest and/or principal due on that loan tranche and the amount available to Funding 2 to make that payment, then that shortfall shall not be due and payable to the issuer until the time (if ever) when Funding 2 has enough money available to pay the shortfall on that loan tranche (after making any other payments due that rank higher in priority to that loan tranche).

         If, on the final repayment date of the global intercompany loan there is a shortfall between the amount required to pay all outstanding interest and/or principal on any AA loan tranches, any A loan tranches, any BBB loan tranches and/or any BB loan tranches and the amount available to Funding 2 to make those payments, then the shortfall shall be deemed to be not due and payable under the global intercompany loan agreement and any claim that the issuer may have against Funding 2 in respect of that shortfall will be extinguished.

         If, on the final repayment date of the global intercompany loan, there is a shortfall between the amount required to pay all interest on and/or principal of the then outstanding loan tranches and the amount available to Funding 2 to pay amounts due under the global intercompany loan in respect thereof, then Funding 2 will not be obliged to pay that shortfall to the issuer under the global intercompany loan agreement and any claim that the issuer may have against Funding 2 in respect of that shortfall will be extinguished.

         Following enforcement of the Funding 2 security and distribution of the proceeds in accordance with the terms of the Funding 2 deed of charge all outstanding claims of the issuer will be extinguished.

Global Intercompany loan events of default
         The global intercompany loan agreement will contain events of default (each, a "global intercompany loan event of default") including, among others, the following events:
         o Funding 2 does not pay any amount payable under the global intercompany loan agreement for a period of 5 London business days after such amount has become due and payable in accordance with the terms of the global intercompany loan agreement (subject always to the limited recourse provisions set out in the global intercompany loan agreement); or

         o Funding 2 does not comply in any material respect with any of its obligations under the transaction documents (except for its payment obligations under the global intercompany loan agreement) and, if capable of remedy, such non-compliance is not remedied within 20 London business days of Funding 2 becoming aware of it or of receiving notice from the Funding 2 security trustee requiring it to be remedied; or

         o a representation or warranty of Funding 2 made or repeated in connection with any of the transaction documents is incorrect in any material respect when made or deemed to be made or repeated; or

         o    an insolvency event occurs in relation to Funding 2; or

         o it is, or becomes, unlawful for Funding 2 to perform its obligations under any of the transaction documents; or


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         o    the Funding 2 deed of charge is no longer binding or enforceable against Funding 2 or is no longer effective to create the security intended to be created by it.

         If a global intercompany loan event of default occurs and is continuing under the global intercompany loan agreement then the Funding 2 security trustee may, by delivery of an intercompany loan enforcement notice to Funding 2, declare the global intercompany loan to be immediately due and payable and/or declare the global intercompany loan to be due and payable on demand of the Funding 2 security trustee.

         You should be aware that the non-payment by Funding 2 of any amount due under the global intercompany loan agreement in circumstances where Funding 2 does not have sufficient funds available to make the relevant payment to the issuer or where the repayment tests are not satisfied will not be an intercompany loan event of default. Our ability to repay each series and class of notes will depend, among other things, upon payments received by the issuer from Funding 2 under the related loan tranches pursuant to the global intercompany loan agreement. See "Risk factors - Funding 2 is not required to make payments on the global intercompany loan if it does not have enough money to do so, which could adversely affect the payment on the notes" and "- Our recourse to Funding 2 under the global intercompany loan is limited, which could adversely affect the payment on the notes".

Funding 2's bank accounts
         Funding 2 currently maintains the "Funding 2 GIC account" in its name with Northern Rock. A separate "Funding 2 reserve ledger" is maintained to record amounts standing to the credit of the Funding 2 reserve fund from time to time. Among other things, Funding 2 may use amounts credited to the Funding 2 reserve ledger from time to time to [pay the start-up costs in connection with the issuance of new notes and to cover losses and shortfalls of the issuer as part of fees payable under the global intercompany loan agreement]. See "Credit Structure - Funding 2 reserve fund".

         On each distribution date the Funding 2 share of each of the mortgages trustee available revenue receipts and mortgages trustee available principal receipts payable to Funding 2 under the mortgages trust will be initially deposited in the Funding 2 GIC account. On each distribution date any balance remaining in the cash accumulation ledger will be initially deposited in the Funding 2 GIC account. On each payment date, amounts required to meet Funding 2's obligations to its various creditors will, with the consent of the security trustee, be transferred from the Funding 2 GIC account to the "Funding 2 transaction account" and applied by the cash manager in accordance with the relevant Funding 2 priority of payments. Amounts representing Funding 2's profits will be retained in the Funding 2 transaction account.

         The Funding 2 GIC account referred to above will be maintained with Northern Rock but may be required to be transferred to the stand-by GIC provider or other bank in certain circumstances, including if the short-term, unguaranteed and unsecured ratings ascribed to Northern Rock fall below "A-1+" (or in the circumstances described below, "A-1") by Standard & Poor's, "F1" by Fitch and "P-1" by Moody's, provided that where the relevant deposit amount is less than 20% of the amount of the Funding 2 share of the trust property, then the short-term, unguaranteed and unsecured rating required to be ascribed to Northern Rock by Standard & Poor's shall be at least "A-1".


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                                   Cashflows


Distributions of Funding 2 available revenue receipts prior to the enforcement of the Funding 2 security

Definition of Funding 2 available revenue receipts
         "Funding 2 available revenue receipts" in respect of any payment date will be calculated by the cash manager on the distribution date immediately preceding such payment date and will be an amount equal to the sum of:

         (1) all mortgages trustee available revenue receipts distributed to Funding 2 during the interest period ending on the relevant payment date;

         (2) other net income of Funding 2 including all amounts of interest received on the Funding 2 GIC account and the Funding 2 transaction account, and/or all income from authorized investments, on each distribution date during the interest period ending on such payment date, in each case to be received on or prior to such payment date; and

         (3) [amounts received from the Funding 2 basis rate swap provider under the Funding 2 basis rate swap agreement (excluding swap collateral excluded amounts) and any early termination amounts (other than such early termination amounts applied or to be applied by Funding 2 in the purchase of one or more replacement hedge transactions) recovered by Funding 2 under the Funding 2 basis rate swap agreement);

         (4) [(only to the extent required after making the calculation set out in rule (2) of "Rules for application of Funding 2 available revenue receipts") the aggregate of amounts standing to the credit of the Funding 2 principal ledger or the cash accumulation ledger (as applicable) which are to be applied on the relevant payment date to pay items (H), (J), (M), (O), and
              (Q) of the Funding 2 pre-enforcement revenue priority of payments;]

         (5) the amount standing to the credit of the Funding 2 reserve ledger, subject to any limits or conditions on the purposes for which the Funding 2 reserve fund may be utilized; and

         (6) the amount standing to the credit of the Funding 2 liquidity reserve fund, if any subject to any limits or conditions on the purposes for which the Funding 2 liquidity reserve fund may be utilized.

         (7) in so far as is needed, any amount available to be drawn under the Funding 2 liquidity facility (if any) for the payment of interest and expenses.

         The limits and conditions on the utilization of the Funding 2 reserve fund and the Funding 2 liquidity reserve fund, if any, are described under "Credit structure - Funding 2 reserve fund" and "- Funding 2 liquidity reserve fund"


Rules for application of Funding 2 available revenue receipts
         The Funding 2 deed of charge sets out certain rules for the application by Funding 2, or the cash manager on its behalf, of Funding 2 available revenue receipts on each payment date. The principal rules are as follows:

         (1) If on any payment date any Funding 2 available revenue receipts are applied by Funding 2 in reducing any deficiency recorded on the principal deficiency subledger of any tier of loan tranches (but only to the extent of any deficiency


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              which has arisen as a result of losses on the mortgage loans allocated by Funding 2 to that principal deficiency subledger but not as a result of any other principal deficiency of any other tier of loan tranche), then the Funding 2 available revenue receipts, so applied shall constitute repayments of principal under the relevant tier of loan tranches and shall reduce the outstanding principal balance of those loan tranches accordingly.

         (2) To the extent that, on any payment date Funding 2 available revenue receipts will be insufficient to pay items [(H), (J),
              (M), (O) and (Q)] of the Funding 2 pre-enforcement revenue priority of payments, then the cash manager shall provide for that deficit by applying amounts standing to the credit of [(a) first,] the Funding 2 principal ledger and (b) second, any amounts standing to the credit of the cash accumulation ledger as applicable. Funding 2 principal receipts may not be used to pay interest on any loan tranche if such payment would create or increase a principal deficiency in respect of a higher ranking tier of loan tranches.


Distribution of Funding 2 available revenue receipts prior to enforcement of the Funding 2 security
         This section sets out the order of priority of payments of Funding 2 available revenue receipts as at the Funding 2 program date.

         On each payment date or, in respect of amounts due to third parties by Funding 2 under item (B), when due, prior to enforcement of the Funding 2 security, the cash manager will, subject to the rules for application of Funding 2 available revenue receipts, apply Funding 2 available revenue receipts, in the following order of priority (the "Funding 2 pre-enforcement revenue priority of payments"):

     (A) first, to pay amounts due to the security trustee (together with interest and (to the extent not already inclusive) VAT on those amounts) and to provide for any amounts due or to become due during the following interest period to the Funding 2 security trustee, under the Funding 2 deed of charge or any other transaction document;

     (B) second, to pay amounts due to the issuer in respect of the issuer's obligations specified in items (A) through (D) of the issuer pre-enforcement revenue priority of payments or, as the case may be, items (A) through (C) of the issuer post-enforcement priority of payment, as described under "- Distribution of issuer available revenue receipts prior to the enforcement of the issuer security" and
         - "Distribution of issuer available principal receipts and issuer available revenue receipts following enforcement of the issuer security";

     (C) third, to pay amounts due to any third party creditors of Funding 2 (other than those referred to later in this order of priority of payments or in the Funding 2 pre-enforcement principal priority of payments) of which the cash manager has notice prior to the relevant payment date, which amounts have been incurred without breach by Funding 2 of the transaction documents to which it is a party (and for which payment has not been provided for elsewhere) and to provide for any such amounts expected to become due and payable by Funding 2 during the following interest period and to pay or discharge any liability of Funding 2 for corporation tax on any chargeable income or gain of Funding 2;

     (D) fourth, to pay amounts due to the Funding 2 liquidity facility provider under the Funding 2 liquidity facility agreement, if any, (except for amounts drawn thereunder to repay principal due on the bullet [repayment notes] and any Funding 2 liquidity facility subordinated amounts);

     (E) fifth, towards payment of amounts due to the cash manager under the cash management agreement (together with (to the extent not already inclusive) VAT on those amounts);


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     (F) sixth, in no order of priority among them, but in proportion to the respective amounts due, towards payment of amounts, if any, due to
         (i) the account bank under the terms of the bank account agreement,
         (ii) the stand-by account bank under the terms of the stand-by bank account agreement and (iii) the corporate services provider under the terms of the corporate services agreement;

     (G) seventh, towards payment of all amounts (including such part of any termination payment) due to the Funding 2 basis rate swap provider under the Funding 2 basis rate swap agreement including any termination payment but excluding any Funding 2 basis rate swap excluded termination amount);

     (H) eighth, in no order of priority among them but in proportion to the respective amounts due, towards payment of interest due and payable on the AAA loan tranches;

     (I) ninth, towards a credit to the AAA principal deficiency subledger in an amount sufficient to eliminate any debit on that ledger;

     (J) tenth, in no order of priority among them but in proportion to the respective amounts due, towards payment of interest due and payable on the AA loan tranches;

     (K) eleventh, after taking account of the replenishment of the Funding 2 liquidity reserve fund on that payment date from Funding 2 available principal receipts, replenishing the Funding 2 liquidity reserve fund, if any, established in respect of the issuer up to the Funding 2 liquidity reserve required amount [but only to the extent that there are class [o] notes outstanding on such payment date];

     (L) twelfth, towards a credit to the AA principal deficiency subledger in an amount sufficient to eliminate any debit on that ledger;

     (M) thirteenth, in no order of priority among them but in proportion to the respective amounts due, towards payment of interest due and payable on the A loan tranches;

     (N) fourteenth, towards a credit to the A principal deficiency subledger in an amount sufficient to eliminate any debit on that ledger;

     (O) fifteenth, in no order of priority among them but in proportion to the respective amounts due, towards payment of interest due and payable on the BBB loan tranches;

     (P) sixteenth, towards a credit to the BBB principal deficiency subledger in an amount sufficient to eliminate any debit on that ledger;

     (Q) seventeenth, in no order of priority among them but in proportion to the respective amounts due, towards payment of interest due and payable on the BB loan tranches;

     (R) eighteenth, towards a credit to the BB principal deficiency subledger in an amount sufficient to eliminate any debit on that ledger;

     (S) nineteenth, after taking account any replenishment of the Funding 2 reserve fund on that payment date from Funding 2 available principal receipts, to credit the Funding 2 reserve ledger [up to an amount no less than the Funding 2 reserve required amount and no greater than the Funding 2 target reserve amount] (each as defined in "Credit structure - Funding 2 reserve fund") or if a Funding 2 step-up trigger event has occurred, to credit the Funding 2 reserve ledger with such additional amount as set out in "Credit structure - Funding 2 reserve fund";

     (T) [twentieth, to the issuer in respect of its obligations (if any) to make a termination payment to any issuer swap provider (but excluding any [issuer swap excluded termination amount]);

     (U) twenty-first, in no order of priority among them but in proportion to the amounts due, to pay amounts due (without double counting) to:


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         o    the issuer in respect of its obligations (if any) to pay any issuer swap provider following a swap provider default;

         o the Funding 2 liquidity facility provider, if any, any Funding 2 liquidity facility subordinated amounts due under the Funding 2 liquidity facility agreement;

         o the Funding 2 basis rate swap provider following a swap provider default.

     (V) twenty-second, in no order of priority among them but in proportion to the amounts due, towards payment of interest and principal amounts due to the start-up loan provider(s) under the start-up loan agreement(s);

     (W) twenty-third, towards payment to Funding 2 of an amount equal to 0.01% per annum of the Funding 2 available revenue receipts (excluding, for this purpose, amounts standing to the credit of the Funding 2 reserve ledger), which amount will be retained by Funding 2 as profit, less corporation tax in respect of those profits provided for or paid at item (B) above;

     (X) then, towards payment of any deferred contribution due to the mortgages trustee pursuant to the terms of the mortgages trust deed; and

     (Y) last, towards payment to the shareholders of Funding 2 of any dividend declared by Funding 2.

         If any swap collateral available revenue amounts (as defined in the glossary) are received by Funding 2 on a payment date, such swap collateral available revenue amounts shall be applied by the cash manager on that payment date in the same manner as it would have applied the receipts which such swap collateral available revenue amounts replace.


Distribution of issuer available revenue receipts prior to enforcement of the issuer security

Definition of issuer available revenue receipts
         "Issuer available revenue receipts" for the issuer in respect of any payment date will be calculated by the issuer cash manager on the distribution date immediately preceding that payment date and will be an amount equal to the sum of:

         o interest, fees and any other amount (excluding principal) paid by Funding 2 on the relevant payment date in respect of the global intercompany loan;

         o interest payable on the issuer transaction account and any income from authorized investments made with funds standing to the credit of the issuer transaction account, in each case which has been or will be received on or before the relevant payment date; and

         On each distribution date the issuer cash manager will calculate whether there will be an excess or a deficit of issuer available revenue receipts to pay items [(A) through (L)] of the issuer pre-enforcement revenue priority of payments.


Distribution of issuer available revenue receipts prior to enforcement of the issuer security
         The issuer cash management agreement sets out the order of priority of distribution by the issuer cash manager, prior to the enforcement of the issuer security, of issuer available revenue receipts on each payment date. The order of priority will be as described in this section as supplemented by the prospectus supplement related to each series and class of notes.

         On (i) each payment date or (ii) the date when due in respect of amounts due to third parties under paragraph (C) below, the issuer cash manager will apply issuer available


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revenue receipts in the following order of priority (the "issuer pre-enforcement revenue priority of payments"):

     (A) first, to pay amounts due to the note trustee, together with interest and (to the extent not already inclusive) VAT on those amounts, and to provide for any amounts due or to become due during the following interest period to the note trustee, under the trust deed, the issuer deed of charge or any other transaction document;

     (B) second, in no order of priority among them but in proportion to the respective amounts due, to pay amounts due to the agent bank, the paying agents, the transfer agent and the registrar together with interest and (to the extent not already inclusive) VAT on those amounts, and to provide for any costs, charges, liabilities and expenses due or to become due during the following interest period to the agent bank, the paying agents, the transfer agent and the registrar, under the paying agent and agent bank agreement;

     (C) third, to pay amounts due to any third party creditors of the issuer (other than those referred to later in this order of priority of payments or in the issuer pre-enforcement principal priority of payments), of which the issuer cash manager has notice prior to the relevant payment date, which amounts have been incurred without breach by the issuer of the transaction documents to which it is a party and for which payment has not been provided for elsewhere and to provide for any such amounts expected to become due and payable during the following interest period by the issuer and to pay or discharge any liability of the issuer for corporation tax on any chargeable income or gain of the issuer;

     (D) fourth, in no order or priority among them but in proportion to the respective amounts due, to pay amounts due to the issuer cash manager under the issuer cash management agreement, the corporate services provider under the corporate services agreement and the issuer account bank under the issuer bank account agreement together with (to the extent not already inclusive) VAT on those amounts, and to provide for any amounts due, or to become due in the immediately succeeding interest period, to the issuer cash manager under the issuer cash management agreement, to the corporate services provider under the corporate services agreement and to the issuer account bank under the issuer bank account agreement;

     (E) fifth, from amounts received by the issuer from Funding 2 in respect of each AAA loan tranche (and, in respect of (ii) below, the amounts, excluding principal, received from the issuer swap provider(s) under the relevant issuer swap agreement(s)):

         (i) to pay the amounts due and payable to the relevant issuer swap provider(s) (if any) in respect of the related series of class A notes (including any termination payment but excluding any issuer swap excluded termination amount) in accordance with the terms of the relevant issuer swap agreement(s);

         (ii) to pay interest due and payable on the related series of class A notes;

     (F) sixth, from amounts received by the issuer from Funding 2 in respect of each AA loan tranche (and, in respect of (ii) below, the amounts, excluding principal, received from the issuer swap provider(s) under the relevant issuer swap agreement(s)):

         (i) to pay the amounts due and payable to the relevant issuer swap provider(s) (if any) in respect of the related series of class B notes (including any termination payment but excluding any issuer swap excluded termination amount) in accordance with the terms of the relevant issuer swap agreement(s);

         (ii) to pay interest due and payable on the related series of class B notes;


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


     (G) seventh, from amounts received by the issuer from Funding 2 in respect of each A loan tranche (and, in respect of (ii) below, the amounts, excluding principal, received from the issuer swap provider(s) under the relevant issuer swap agreement(s)):

         (i) to pay the amounts due and payable to the relevant issuer swap provider(s) (if any) in respect of the related series of class M notes (including any termination payment but excluding any issuer swap excluded termination amount) in accordance with the terms of the relevant issuer swap agreement(s);

         (ii) to pay interest due and payable on the related series of class M notes;

     (H) eighth, from amounts received by the issuer from Funding 2 in respect of each BBB loan tranche (and, in respect of (ii) below, the amounts, excluding principal, received from the issuer swap provider(s) under the relevant issuer swap agreement(s)):

         (i) to pay the amounts due and payable to the relevant issuer swap provider(s) (if any) in respect of the related series of class C notes (including any termination payment but excluding any issuer swap excluded termination amount) in accordance with the terms of the relevant issuer swap agreement(s);

         (ii) to pay interest due and payable on the related series of class C notes;

     (I) ninth, from amounts received by the issuer from Funding 2 in respect of each BB loan tranche (and, in respect of (ii) below, the amounts, excluding principal, received from the issuer swap provider(s) under the relevant issuer swap agreement(s)):

         (i) to pay the amounts due and payable to the relevant issuer swap provider(s) (if any) in respect of the related series of class D notes (including any termination payment but excluding any issuer swap excluded termination amount) in accordance with the terms of the relevant issuer swap agreement(s);

         (ii) to pay interest due and payable on the related series of class D notes;

     (J) tenth, in no order of priority among them but in proportion to the respective amounts due, to pay to any issuer swap excluded termination payments to the issuer swap providers;

     (K) eleventh, to pay to the issuer an amount equal to 0.01% per annum of the interest received under the intercompany loan, which will be retained by the issuer as profit, less corporation tax in respect of those profits provided for or paid at item (C) above; and

     (L) last, to pay to shareholders of the issuer any dividend declared by the issuer.

         If any swap collateral available revenue amounts are received by the issuer on a payment date, such swap collateral available revenue amounts shall be applied by the issuer cash manager on that payment date in the same manner as it would have applied the receipts which such swap collateral available revenue amounts replace.


Distribution of Funding 2 available principal receipts prior to the enforcement of the Funding 2 security

Funding 2 allocation of mortgages trustee principal receipts
         Prior to each distribution date, the cash manager will determine whether such distribution date is within a cash accumulation period relating to a bullet repayment loan amount, (each a "cash accumulation amount") and will ascertain Funding 2's repayment requirement.

         The cash accumulation period will be calculated separately for each cash accumulation amount.


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         The loan tranche supplement for each loan tranche will set out the scheduled repayment dates and relevant accumulation amounts in relation to bullet loan tranches.

         "cash accumulation period" means in relation to a bullet repayment loan amount:

              (a) the commencement of the anticipated cash accumulation period relating to the relevant accumulation amount; and
              (b) [six] months prior to the scheduled repayment date of that bullet repayment loan amount; and

         ending when Funding 2 has fully repaid that bullet repayment loan amount.

         "anticipated cash accumulation period" means, on any trust determination date, the anticipated number of months required to accumulate sufficient principal receipts to pay the relevant accumulation amount in relation to the relevant cash accumulation amount, which will be equal to:

                                   J + K - L
                             --------------------
                                  M x (N x O)


         calculated in months and rounded up to the nearest whole number, where:

         J = the relevant accumulation amount;

         K = the aggregate principal amount outstanding on that trust determination date of:

         o each bullet repayment loan amount that was not fully repaid on its scheduled repayment date; and

         o each other bullet repayment loan amount, the scheduled repayment date of which falls on or before the scheduled repayment date of the relevant accumulation amount;

         L = the amounts standing to the credit of the cash accumulation ledger at the start of that trust determination date;

         M = means the sum of each monthly CPR on the 12 most recent trust determination dates which have occurred prior to that date divided by 12;

         N = [0.85]; and

         O = the aggregate outstanding principal balance of the mortgage loans comprising the trust property on the previous trust determination date.

         "monthly CPR" means, on any trust determination date, the total mortgages trustee principal receipts received by the mortgages trustee during the immediately preceding trust calculation period date divided by the aggregate outstanding principal balance of the mortgage loans comprised in the trust property as at the immediately preceding trust determination date.

          "cash accumulation requirement" means on a trust determination date:

         o the outstanding principal amounts in relation to each cash accumulation amount;

         o [plus amounts due in items [payments to Funding 2 reserve fund and the Funding 2 liquidity reserve fund] of the Funding 2 pre-enforcement principal priority of payments;]

         o less the amount standing to the credit of the cash accumulation ledger at the last payment date (which amount was not to be distributed on that payment date to fund the cash accumulation requirement of any loan tranche);


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         The "cash accumulation ledger" means a ledger maintained by the cash manager for Funding 2, which records amounts accumulated by Funding 2 to pay relevant accumulation amounts.

         "repayment requirement" means, on any trust determination date, the amount, if any, equal to the sum of:

         o    the cash accumulation requirement;

         o    the controlled amortization requirement;

         o    the scheduled repayment requirement; and

         o    the pass-through requirement.

         "controlled amortization requirement" means, on a trust determination date, the outstanding principal amounts in relation to each controlled amortization loan amount which is due and payable on any of the three payment dates immediately following such trust determination date;

         "pass through requirement" means, on any trust determination date, the lesser of:

         o the aggregate of the outstanding principal balance of each [pass-through] loan tranche which has become due and payable; and

         o    the product of:

              (a) the Funding 2 share percentage as at the start of the immediately preceding trust calculation period (provided that if an assignment date or a contribution date has occurred during such trust calculation period then the weighted average Funding 2 share percentage will be used);

               (b) the aggregate amount of principal receipts received by the mortgages trustee during the immediately preceding trust calculation period; and

               (c) the outstanding principal balance of the [pass-through loan tranches] which are due and payable (in the case of Rule (2)) or the [pass-through loan tranches] related to the series and class of notes whose security is being enforced (in the case of Rule (3)), each as of the most recent payment date, divided by the aggregate outstanding principal balance of the global intercompany loan of the most recent payment date;

         "scheduled repayment requirement" means, on a trust determination date, the outstanding principal amounts in relation to each scheduled repayment loan installment which is due and payable on any of the three payment dates immediately following such trust determination date;

         On each distribution date, all mortgages trustee principal receipts received by Funding 2 from the mortgages trustee shall be deposited in the Funding 2 GIC account and [(excluding any amount constituting the cash accumulation requirement)] credited by the cash manager (on behalf of Funding
2) to the Funding 2 principal ledger. The cash manager shall credit all such mortgages trustee principal receipts constituting the cash accumulation requirement to the cash accumulation ledger.


Definition of Funding 2 available principal receipts
         "Funding 2 available principal receipts" in respect of a payment date will be calculated by the cash manager or otherwise on behalf of Funding 2 (or, following enforcement of the Funding 2 security, the Funding 2 security trustee) on the distribution date immediately preceding that payment date and will be an amount equal to the sum of:

         o all Funding 2 principal receipts standing to the credit of the cash accumulation ledger which are to be applied on the next payment date to repay a bullet


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


              repayment loan amount or to make a payment under items (A), (B) or (C) of the Funding 2 pre-enforcement principal priority of payments and, if such payment date occurs on or after a trigger event, the remainder of such receipts standing to the credit of the cash accumulation ledger;

         o all other mortgages trustee principal receipts received by Funding 2 from the mortgages trustee during the interest period ending on the relevant payment date standing to the credit of the Funding 2 principal ledger;

         o the amounts, if any, credited to the principal deficiency ledger pursuant to items [(I), (L), (N),(P) (R)] of the Funding 2 pre-enforcement revenue priority of payments;

         o in so far as needed to make a Funding 2 reserve principal payment, any amount available to be drawn under the Funding 2 reserve fund less any amounts applied or to be applied on the relevant payment date in payment of interest and expenses under the Funding 2 pre-enforcement revenue priority of payments, plus any amounts to be credited to the Funding 2 reserve fund ledger under item (B) of the relevant Funding 2 pre-enforcement principal priority of payments on the relevant payment date;

         o in so far as needed to make a Funding 2 liquidity reserve principal payment, any amount available to be drawn under the Funding 2 liquidity reserve fund less any amounts applied or to be applied on the relevant payment date in payment of interest and expenses under the Funding 2 pre-enforcement revenue priority of payments, plus any amounts to be credited to the Funding 2 liquidity reserve fund ledger under item (C) of the relevant Funding 2 pre-enforcement principal priority of payments on that relevant payment date;

         o in so far as needed to make a Funding 2 liquidity facility principal payment, any amount available to be drawn under the Funding 2 liquidity facility less any amounts applied or to be applied on the relevant payment date in payment of interest and expenses under the Funding 2 pre-enforcement revenue priority of payments, plus any amounts to be repaid to the Funding 2 liquidity facility provider under item (A) of the relevant Funding 2 pre-enforcement principal priority of payments on that relevant payment date, to the extent that such amounts are available to be drawn; less

         o amounts to be applied on the relevant payment date to any items [(H), (J), (M), (O) and (Q)] of the Funding 2 pre-enforcement revenue priority payments.

         The repayment of any loan tranche prior to the occurrence of a trigger event, enforcement of the issuer security by the note trustee under the issuer deed of charge or enforcement of the Funding 2 security by the Funding 2 security trustee under the Funding 2 deed of charge will be made in accordance with the terms of the global intercompany loan agreement.

         The following sections set out various priorities of payments for Funding available principal receipts under the following circumstances, and are collectively referred to as the "Funding 2 pre-enforcement principal priority of payments".

         o repayment of loan tranches of each tier prior to the occurrence of a trigger event and prior to the service on Funding 2 of a global intercompany loan enforcement notice or the service on the issuer of an issuer enforcement notice;

         o repayment of loan tranches of each tier following the occurrence of a non-asset trigger event but prior to the service on Funding 2 of a global intercompany loan enforcement notice or the service on the issuer of an issuer enforcement notice;

         o repayment of loan tranches of each tier following the occurrence of an asset trigger event but prior to the service on Funding 2 of a global intercompany loan


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


              enforcement notice or the service on the issuer of an issuer enforcement notice; and

         o repayment of loan tranches of each tier following the service on the issuer of an issuer enforcement notice but prior to the service on Funding 2 of a global intercompany loan enforcement notice.

Repayment of loan tranches of each series prior to the occurrence of a trigger event and prior to the service on Funding 2 of an global intercompany loan enforcement notice or the service on the issuer of an issuer enforcement notice

         On each payment date prior to the occurrence of a trigger event or the service on Funding 2 of a global intercompany loan enforcement notice or the service on the issuer of an issuer enforcement notice, the cash manager shall apply Funding 2 available principal receipts in the following order of priority:

         (A) first, in accordance with the terms of the Funding 2 liquidity facility agreement, towards repayment of the amounts outstanding under the Funding 2 liquidity facility (if any) that were drawn in order to make Funding 2 liquidity facility principal payments;

         (B) second, to the extent that monies have been drawn from the Funding 2 reserve fund to make Funding 2 reserve principal payments, towards the replenishment of the Funding 2 reserve fund up to the Funding 2 reserve required amount;

         (C) third, if a Funding 2 liquidity facility reserve event has occurred and is continuing (i) to initially fund the Funding 2 liquidity reserve fund up to the Funding 2 liquidity reserve required amount and (ii) once it has been initially funded, to the extent that Funding 2 available revenue receipts are insufficient to do so, to replenish the Funding 2 liquidity reserve fund up to the Funding 2 liquidity reserve required amount;

         (D) fourth, towards repayment of all AAA loan tranches that are then due and payable in an order of priority based on their final repayment date, so that the earliest maturing term AAA loan tranche is paid first (and if any AAA loan tranches have the same final repayment date, then those loan tranches will be paid in no order of priority among them but in proportion to their respective amounts due), in each case subject to Rules (1), (2) and (3) below;

         (E) fifth, towards repayment of all AA loan tranches that are then due and payable in no order of priority among them but in proportion to the respective amounts due, in each case subject to Rules (1), (2) and (3) below;

         (F) sixth, towards repayment of all A loan tranches that are then due and payable in no order of priority among them but in proportion to the respective amounts due, in each case subject to Rules (1), (2) and (3) below;

         (G) seventh, towards repayment of all BBB loan tranches that are then due and payable in no order of priority among them but in proportion to the respective amounts due, in each case subject to Rules (1), (2) and (3) below;

         (H) eighth, towards repayment of all BB loan tranches that are then due and payable in no order among them but in proportion to the respective amounts due and payable, in each case subject to Rules (1), (2) and (3) below;


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


         (I) ninth, towards a credit to the cash accumulation ledger until the balance is equal to Funding 2's cash accumulation requirement (as calculated after any payments are made at item (D) of this priority of payments); and

         (J) tenth, the remainder shall be credited to the Funding 2 principal ledger.

         In the applicable circumstances, the following rules apply in determining the amounts to be paid under items (D), (E), (F), (G) and (H) of the priority of payments set out above and below:

Rules for application of Funding 2 available principal receipts

         The Funding 2 deed of charge sets out certain rules for application by Funding 2, or the cash manager on its behalf of Funding 2 available principal receipts on each payment date. The principal rules are as follows:

         (1) Deferral of repayment of pass-through loan tranches, and scheduled repayment loan installments and/or controlled amortization loan amounts in certain circumstances

         (A)  If on a payment date:

              (1) there is a debit balance on the BB principal deficiency subledger, the BBB principal deficiency subledger, the A principal deficiency subledger or the AA principal deficiency subledger after application of the Funding 2 available revenue receipts on that Funding 2 payment date; or

              (2) the [adjusted Funding 2 reserve fund level is less than the Funding 2 reserve fund threshold; or

              (3) the aggregate outstanding principal balance of mortgage loans in the mortgages trust, in respect of which the aggregate amount in arrears is more than three times the monthly payment then due, is more than [4] per cent. of the aggregate outstanding principal balance of mortgage loans in the mortgages trust.

         then until the relevant circumstances as described in sub-paragraphs
         (1), (2) or (3) above has been cured or otherwise ceases to exist, if:

         (a) any AAA loan tranche (whether or not such AAA loan tranche is then due and payable) remains outstanding after making the payments under item (D) of the above priority of payments, the AA loan tranches will not be entitled to principal repayments under item (E) of the above priority of payments;

         (b) any term AAA loan tranche or any AA loan tranche (whether or not such AAA loan tranche or AA loan tranche is then due and payable ) remains outstanding after making the payments under items (D) and (E) of the above priority of payments, then the A loan tranches will not be entitled to principal repayments under item (F) of the priority of payments set out above;

         (c) any AAA loan tranche, any AA loan tranche, any A loan tranche (whether or not such AAA loan tranche, AA loan tranche or A loan tranche is then due and payable) remains outstanding after making the payments under items (D), (E) and (F) of the above priority of payments, then the BBB loan tranches


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


                  will not be entitled to principal repayments under item (G) of the priority of payments set out above; and/or

         (d) any AAA loan tranche, any AA loan tranche, any A loan tranche or any BBB loan tranche (whether or not such AAA loan tranche, AA loan tranche, A loan tranche or BBB loan tranche is then due and payable) remains outstanding after making the payments under items (D), (E), (F) and (G) of the above priority of payments, then the BB loan tranches will not be entitled to principal repayments under item (H) of the priority of payments set out above.

(B) On a payment date:

         (1) for any AA loan tranche, the amount of principal due and payable (or any part thereof) in respect of the AA loan tranche may only be paid if, after giving effect to such payment and the payment to be made in such date in respect of the related series and class of notes, the class A available subordinated amount is at least equal to the class A required subordinated amount;

         (2) for any A loan tranche, the amount of principal due and payable (or any part thereof) in respect of the A loan tranche may only be paid if, after giving effect to such payment and the payment to be made in such date in respect of the related series and class of notes, the class A available subordinated amount is at least equal to the class A required subordinated amount and the class B available subordinated amount is at least equal to the class B required subordinated amount;

         (3) for any BBB loan tranche, the amount of principal due and payable (or any part thereof) in respect of the BBB loan tranche may only be paid if, after giving effect to such payment and the payment to be made in such date in respect of the related series and class of notes, the class A available subordinated amount is at least equal to the class A required subordinated amount, the class B available subordinated amount is at least equal to the class B required subordinated amount and the class M available subordinated amount is at least equal to the class M required subordinated amount; and

         (4) for any BB loan tranche, the amount of principal due and payable (or any part thereof) in respect of the BB loan tranche may only be paid if, after giving effect to such payment and the payment to be made in such date in respect of the related series and class of notes, the class A available subordinated amount is at least equal to the class A required subordinated amount, the class B available subordinated amount is at least equal to the class B required subordinated amount, the class M available subordinated amount is at least equal to the class M required subordinated amount and the class C available subordinated amount is at least equal to the class C required subordinated amount, save that, in calculating the class A available subordinated amount, the class B available subordinated amount, the class M available subordinated amount, and the class C available subordinated amount for the purposes of (1), (2), (3) and (4) above, the Funding 2 target reserve amount shall be replaced with the Funding 2 required reserve amount.

         See "Issuance of notes - issuance" for a description of the various required subordinated amounts and available subordinated amounts.


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


(C)      If on any payment date:

         (1) one or more bullet repayment loan amounts are within a cash accumulation period at that time;

         (2)  the quarterly CPR is less than [15] per cent.; and

         (3)  there is a cash accumulation shortfall at that time

         then, on or before their step-up dates, the original scheduled repayment loan tranches, the original controlled amortization loan tranches and the original pass-through loan tranches will be entitled to principal repayments under items (D), (E), (F), (G) and (H) (as applicable) of the priority of payments above only if there is no cash accumulation shortfall.

         In this prospectus:

         "cash accumulation liability" means on any payment date prior to any payment under item (D) of the above priority of payments the aggregate of each relevant accumulation amount at that time of each bullet repayment loan amount which is within a cash accumulation period;

         "cash accumulation shortfall" means at any time that the cash accumulation ledger amount is less than the cash accumulation liability;

         "cash accumulation ledger amount" means at any time the amount standing to the credit of the cash accumulation ledger at that time (immediately prior to any drawing to be applied on that payment date and prior to any payment under item (I) of the above priority of payments);

(2) Repayment of pass-through loan tranches after the occurrence of a step-up date

         [Following the occurrence of the step-up date under a loan tranche ("loan tranche A") but prior to the time which Rule (3) becomes applicable and provided that the Funding 2 share of the trust property is greater than zero, the aggregate amount repaid on a payment date in relation to loan tranche A (other than bullet loan tranches or scheduled repayment loan tranches or controlled amortization loan tranches) under items (D), (E), (F), (G) and (H) of the priority of payments set out above shall be limited to an amount calculated as follows:

                                   A x B x C
                                   ---------
                                       D

         where, in respect of any distribution date:

         A   =  the aggregate amount of mortgages trustee principal
                receipts received by the mortgages trustee in the relevant trust calculation period (excluding any initial contribution or further contribution);

         B   =  the Funding 2 share percentage calculated as at the start of the relevant trust calculation period or, as applicable the weighted average Funding 2 share percentage;

         C   =  the outstanding principal balance of loan tranche A;

         D   =  the aggregate outstanding principal balance of the global intercompany loan.

(3) Repayment of loan tranches after a note acceleration notice has been served in respect of one or more series and classes of notes


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


         If a [note acceleration notice] has been served in respect of one or more series and classes of notes (but not all series and classes of notes) then this Rule (3) will apply. In these circumstances:

         (i) acceleration of the notes in respect of which a note acceleration notice has been served will not result in automatic enforcement of the issuer security or the Funding 2 security;

         (ii) any loan tranche relating to the series and class of notes which have been accelerated will become immediately due and payable ("loan tranche B");

         (iii) [the cash manager shall apply the appropriate amount of Funding 2 available principal receipts allocated to repay any loan tranche B of a particular tier at the relevant level of the applicable Funding 2 priority of payments to repay such loan tranche, and any other loan tranche that is a loan tranche B or a pass-through loan tranche in that tier, in no order of priority between them but in proportion to the respective amounts due (that is, those loan tranches will not be repaid in order of priority based upon their final repayment date); and]

         (iv) the aggregate amount payable on a payment date in relation to any loan tranche B under items (D), (E), (F), (G) and (H) of the priority of payments set out above shall calculated as if such loan tranche was a pass-through loan tranche.

Allocations involving Rule (2) or Rule (3)

         Where Rule (2) or Rule (3) applies at a level of any priority of payments, the funds available for making payments at that level shall first be allocated without reference to Rule (2) or Rule (3) (as applicable). However, if the amount so allocated to one or more loan tranches exceeds the amount permitted under Rule (2) or Rule (3) (as applicable) to be paid in respect of those loan tranches (the "capped loan tranches"), the excess shall then be reallocated among any other relevant loan tranches at that level using the method of allocation as applies at that level but without reference to the capped loan tranches in calculating such reallocation. If a further such excess arises as a result of the reallocation process, the reallocation process shall be repeated at that level in relation to each such further excess that arises until no further funds can be allocated at that level following which the remaining excess shall then be applied at the next level of that priority of payments.[?]]


Repayment of loan tranches of each series following the occurrence of a non-asset trigger event but prior to the service on Funding 2 of a global intercompany loan enforcement notice or the service on the issuer of an issuer enforcement notice
         Following the occurrence of a non-asset trigger event (where no asset trigger event has occurred) under the mortgages trust deed but prior to the service on Funding 2 of a global intercompany loan enforcement notice under the Funding 2 deed of charge [or the service on the issuer of an issuer enforcement notice under the issuer deed of charge], the bullet loan tranches and the scheduled repayment loan tranches and the controlled amortization loan tranches in respect of the global intercompany loan will be deemed to be pass-through loan tranches and on each payment date Funding 2 will be required to apply Funding 2 available principal receipts in the following order of priority:

         (A) first, in accordance with the terms of the Funding 2 liquidity facility agreement, towards repayment of the amounts outstanding under the Funding 2 liquidity facility (if any) that were drawn in order to make Funding 2 liquidity facility principal payments;

         (B) second, to the extent that monies have been drawn from the Funding 2 reserve fund to make Funding 2 reserve principal payments, towards the replenishment of the Funding 2 reserve fund up to the Funding 2 reserve required amount;

         (C) third, if a Funding 2 liquidity facility reserve event has occurred and is continuing (i) to initially fund the Funding 2 liquidity reserve fund up to the Funding 2 liquidity reserve required amount and (ii) once it has been initially funded, to the extent that Funding 2 available revenue receipts are insufficient to do so, to replenish the Funding 2 liquidity reserve fund up to the Funding 2 liquidity reserve required amount;

         (D) fourth, in order of their final repayment date, beginning with the earliest such date (and if two or more AAA loan tranches have the same final repayment date, in proportion to the amounts due) to repay the AAA loan tranches until the AAA loan tranches are fully repaid;

         (E) fifth, in no order of priority among them but in proportion to the amounts due, to repay the AA loan tranches until the AA loan tranches are fully repaid;

         (F) sixth, in no order of priority among each of them but in proportion to the amounts due, to repay the A loan tranches until the A loan tranches are fully repaid;

         (G) seventh, in no order of priority among them but in proportion to the amounts due, to repay the BBB loan tranches until the BBB loan tranches are fully repaid; and

         (H) eighth, in no order of priority among them but in proportion to the amounts due, to repay the BB loan tranches until the BB loan tranches are fully repaid,

         To the extent not repaid earlier, the full outstanding principal balance on a loan tranche will become due and payable on the final repayment date of that loan tranche.


Repayment of loan tranches of each series following the occurrence of an asset trigger event but prior to the service on Funding 2 of a global intercompany loan enforcement notice or the service on the issuer of an issuer enforcement notice
         Following the occurrence of an asset trigger event (whether or not a non-asset trigger event occurs or has occurred) but prior to the service on Funding 2 of a global intercompany loan enforcement notice under the Funding 2 deed of charge or the service on the issuer of an issuer enforcement notice under the issuer deed of charge, the bullet loan tranches and the scheduled repayment loan tranches and the controlled amortization loan tranches in respect of the global intercompany loan will be deemed to be pass-through loan tranches and on each Funding 2 payment date Funding 2 will be required to apply Funding 2 available principal receipts in the following order of priority:

         (A) first, in accordance with the terms of the Funding 2 liquidity facility agreement, towards repayment of the amounts outstanding under the Funding 2 liquidity facility (if any) that were drawn in order to make Funding 2 liquidity facility principal payments;

         (B) second, to the extent that monies have been drawn from the Funding 2 reserve fund to make Funding 2 reserve principal payments, towards the replenishment of the Funding 2 reserve fund up to the Funding 2 reserve required amount;

         (C) third, if a Funding 2 liquidity facility reserve event has occurred and is continuing (i) to initially fund the Funding 2 liquidity reserve fund up to the Funding 2 liquidity reserve required amount and (ii) once it has been initially


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                  funded, to the extent that Funding 2 available revenue
                  receipts are insufficient to do so, to replenish the Funding 2 liquidity reserve fund up to the Funding 2 liquidity reserve required amount;

         (D) fourth, in no order of priority among them, but in proportion to the amounts due to repay the AAA loan tranches until the AAA loan tranches are fully repaid;

         (E) fifth, in no order of priority among them, but in proportion to the amounts due, to repay the AA loan tranches until the AA loan tranches are fully repaid;

         (F) sixth, in no order of priority among them, but in proportion to the amounts due, to repay the A loan tranches until the A loan tranches are fully repaid; and

         (G) seventh, in no order of priority among them, but in proportion to the amounts due, to repay the BBB loan tranches until the BBB are fully repaid; and

         (H) eighth, in no order of priority among them, but in proportion to the amounts due to repay the BB loan tranches until the BB loan tranches are fully repaid.


Repayment of loan tranches of each series following the service on the issuer of an issuer enforcement notice but prior to the service on Funding 2 of a global intercompany loan enforcement notice
         If an issuer enforcement notice is served on the issuer under the issuer deed of charge, then that will not result in automatic enforcement of the Funding 2 security under the Funding 2 deed of charge. In those circumstances, however, the bullet loan tranches and any scheduled repayment loan tranches and the controlled amortization loan tranches under the global intercompany loan will be deemed to be pass-through loan tranches and on each payment date Funding 2 will be required to apply Funding 2 available principal receipts in the following order of priority:

         (A) first, in accordance with the terms of the Funding 2 liquidity facility agreement, towards repayment of the amounts outstanding under the Funding 2 liquidity facility (if any) that were drawn in order to make Funding 2 liquidity facility principal payments;

         (B) second, to the extent that monies have been drawn from the Funding 2 reserve fund to make Funding 2 reserve principal payments, towards the replenishment of the Funding 2 reserve fund up to the Funding 2 reserve required amount;

         (C) third, if a Funding 2 liquidity facility reserve event has occurred and is continuing (i) to initially fund the Funding 2 liquidity reserve fund up to the Funding 2 liquidity reserve required amount and (ii) once it has been initially funded, to the extent that Funding 2 available revenue receipts are insufficient to do so, to replenish the Funding 2 liquidity reserve fund up to the Funding 2 liquidity reserve required amount;

         (D) fourth, in no order of priority among them, but in proportion to the amounts due, to repay the AAA loan tranches until the AAA loan tranches are fully repaid;

         (E) fifth, in no order of priority among them, but in proportion to the amounts due, to repay the AA loan tranches until the AA loan tranches are fully repaid;

         (F) sixth, in no order of priority among them, but in proportion to the amounts due, to repay the A loan tranches until the A loan tranches are fully repaid; and


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


         (G) seventh, in no order of priority among them, but in proportion to the amounts due, to repay the BBB loan tranches until the BBB loan tranches are fully repaid; and

         (H) eighth, in no order of priority among them, but in proportion to the amounts due to repay the BB loan tranches until the BB loan tranches are fully repaid.


Repayment of loan tranches when Funding 2 receives the amount outstanding under the global intercompany loan
         If Funding 2 receives the proceeds of a new loan tranche which is to be used to refinance another loan tranche as described in "The global intercompany loan agreement - Issuance of new loan tranches" (such proceeds being a "full repayment amount"), then Funding 2 will not apply the full repayment amount as described above in "Distribution of Funding 2 available principal receipts". Rather, Funding 2 will apply the full repayment amount to repay the relevant loan tranche. If at any time only one loan tranche is outstanding, then Funding 2 shall apply the full repayment amount first to repay the Funding 2 liquidity facility provider any amounts outstanding under the Funding 2 liquidity facility to the extent that such funds were drawn in order to repay the principal amounts of any previous bullet loan tranches made under any of the previous loan tranches and the remainder shall be applied to repay the relevant loan tranche.


Distribution of issuer available principal receipts

Definition of issuer available principal receipts
         Prior to enforcement of the issuer security, "issuer available principal receipts" for the issuer in respect of any payment date will be calculated by the issuer cash manager on the distribution date immediately preceding that payment date and will be an amount equal to the sum of all principal amounts to be repaid by Funding 2 to the issuer under the global intercompany loan on that payment date.


Distribution of issuer available principal receipts prior to enforcement of the issuer security

         Prior to enforcement of the issuer security, the issuer, or the issuer cash manager on its behalf, will apply issuer available principal receipts on each payment date in the following manner (the "issuer pre-enforcement principal priority of payments"):

o    The class A notes:

     from amounts received by the issuer from Funding 2 in respect of each AAA loan tranche (and, in respect of (ii) below, the principal amounts received (if any) from the issuer swap provider(s) under the relevant issuer swap agreement(s)):

     (i) to pay amounts due and payable (in respect of principal) on such payment date to the relevant issuer swap provider(s) in respect of the related series of class A notes in accordance with the terms of the relevant issuer swap agreement(s); and

     (ii) to pay amounts due and payable on such payment date on the related series of class A notes;

o    The class B notes:

     from amounts received by the issuer from Funding 2 in respect of each AA loan tranche (and, in respect of (ii) below, the principal amounts received (if any) from the issuer swap provider(s) under the relevant issuer swap agreement(s)):


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     (i) to pay amounts due and payable (in respect of principal) on such payment date to the relevant issuer swap provider(s) in respect of the related series of class B notes in accordance with the terms of the relevant issuer swap agreement(s); and

     (ii) to pay amounts due and payable on such payment date on the related series of class B notes;

o    The class M notes:

     from amounts received by the issuer from Funding 2 in respect of each A loan tranche (and, in respect of (ii) below, the principal amounts received (if any) from the issuer swap provider(s) under the relevant issuer swap agreement(s)):

     (i) to pay amounts due and payable (in respect of principal) on such payment date to the relevant issuer swap provider(s) in respect of the related series of class M notes in accordance with the terms of the relevant issuer swap agreement(s); and

     (ii) to pay amounts due and payable on such payment date on the related series of class M notes;

o    The class C notes:

     from amounts received by the issuer from Funding 2 in respect of each BBB loan tranche (and, in respect of (ii) below, the principal amounts received (if any) from the issuer swap provider(s) under the relevant issuer swap agreement(s)):

     (i) to pay amounts due and payable (in respect of principal) on such payment date to the relevant issuer swap provider(s) in respect of the related series of class C notes in accordance with the terms of the relevant issuer swap agreement(s); and

     (ii) to pay amounts due and payable on such payment date on the related series of class C notes;

o    The class D notes:

     from amounts received by the issuer from Funding 2 in respect of each BB loan tranche (and, in respect of (ii) below, the principal amounts received (if any) from the issuer swap provider(s) under the relevant issuer swap agreement(s)):

     (i) to pay amounts due and payable (in respect of principal) on such payment date to the relevant issuer swap provider(s) in respect of the related series of class D notes in accordance with the terms of the relevant issuer swap agreement(s); and

     (ii) to pay amounts due and payable on such payment date on the related series of class D notes.

         If any swap collateral available principal amounts are received by the issuer on a payment date, such swap collateral available principal amounts shall be applied by the issuer cash manager on that payment date in the same manner as it would have applied the receipts which such swap collateral available principal amounts replace.

Distribution of Funding 2 available principal receipts and Funding 2 available revenue receipts following enforcement of the Funding 2 security

         The Funding 2 deed of charge sets out the order of priority of distribution by the security trustee, following service of a global intercompany loan enforcement notice, of


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amounts received or recovered by the Funding 2 security trustee or a receiver appointed on its behalf.

         The Funding 2 security trustee (or the cash manager on its behalf) will apply amounts received or recovered following enforcement of the Funding 2 security on each payment date in accordance with the following order of priority (known as the "Funding 2 post-enforcement priority of payments"):

     (A) first, to pay amounts due to the Funding 2 security trustee and any receiver appointed by the Funding 2 security trustee, together with interest and (to the extent not already inclusive) VAT on those amounts, and to provide for any amounts due or to become due to the Funding 2 security trustee and the receiver in the following interest period under the Funding 2 deed of charge or any other transaction document;

     (B) second, towards payment of amounts due and payable to the cash manager and any costs, charges, liabilities and expenses then due or to become due and payable to the cash manager under the cash management agreement, together with (to the extent not already inclusive) VAT on those amounts;

     (C) third, in no order of priority among them but in proportion to the respective amounts due, towards payment of amounts (if any) due to
         (i) the account bank under the terms of the bank account agreement,
         (ii) the stand-by account bank under the terms of the stand-by bank account agreement and (iii) the corporate services provider under the terms of the corporate services agreement;

     (D) fourth, towards payment of amounts (if any) due to the Funding 2 liquidity facility provider under the Funding 2 liquidity facility (if any) (except for any Funding 2 liquidity subordinated amounts);

     (E) fifth, towards payment of amounts due to the Funding 2 basis rate swap provider under the Funding 2 basis rate swap agreement (including any termination payment but excluding any Funding 2 basis rate swap excluded termination amount);

     (F) sixth, in no order of priority between them but in proportion to the respective amounts due towards payment of amounts of interest, principal and fees due on the AAA loan tranches;

     (G) seventh, in no order of priority between them but in proportion to the respective amounts due towards payment of amounts of interest, principal and fees due on the AA loan tranches;

     (H) eighth, in no order of priority between them but in proportion to the respective amounts due towards payment of amounts of interest, principal and fees due on the A loan tranches;

     (I) ninth, in no order of priority between them but in proportion to the respective amounts due towards payment of amounts of interest, principal and fees due on the BBB loan tranches;

     (J) tenth, in no order of priority between them but in proportion to the respective amounts due towards payment of amounts of interest, principal and fees due on the BB loan tranches;

     (K) eleventh, in no order of priority between them but in proportion to the respective amounts due, towards payment of amounts due (without double counting) to:

         (i) the issuer in respect of its obligations (if any) to pay any issuer provider following a swap provider default;

         (ii) the Funding 2 liquidity facility provider, if any, any Funding 2 liquidity facility subordinated amounts due under the Funding 2 liquidity facility agreement;


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         (iii)    the Funding 2 basis rate swap provider following a swap
                  provider default;

     (L) twelfth, in no order of priority between them but in proportion to the respective amounts due, towards payment of amounts due to the start-up loan provider(s) under the start-up loan agreement(s);

     (M) thirteenth, towards payment of any deferred contribution due to the mortgages trustee under the mortgages trust deed; and

     (N) last, to pay any amount remaining following the application of principal and revenue set forth in items (A) through (M) above, to Funding 2;


Distribution of issuer available principal receipts and issuer available revenue receipts following enforcement of the issuer security
         Following enforcement of the issuer security, "issuer available principal receipts" for the issuer in respect of any payment date means the sum calculated by or on behalf of the note trustee on the distribution date immediately preceding such payment date as the amount to be repaid by Funding 2 to the issuer under the global intercompany loan agreement during the relevant interest period and/or the sum otherwise recovered by the note trustee (or the receiver appointed on its behalf) representing the outstanding principal balance of the notes.

         The issuer deed of charge sets out the order of priority of distribution by or on behalf of the note trustee, following enforcement of the issuer security, of amounts received or recovered by the note trustee (or a receiver appointed on its behalf) pursuant to the issuer deed of charge. If the Funding 2 security is enforced under the Funding 2 deed of charge, then there will be an event of default in respect of the issuer security under the issuer deed of charge.

         On each payment date the note trustee (or the issuer cash manager on its behalf) will apply amounts received or recovered following enforcement of the issuer security as follows:

     (A) first, to pay amounts due to the note trustee (and any receiver appointed by the note trustee) together with the interest and VAT on those amounts and to provide for any amounts then due or to become due and payable to the note trustee and the receiver under the provisions of the trust deed, the issuer deed of charge and any other transaction document;

     (B) second, to pay, in no order of priority among them but in proportion to the respective amounts due, the agent bank, the paying agents, the transfer agent and the registrar, together with interest and VAT on those amounts and to provide for any costs, charges, liabilities and expenses then due or to become due and payable to them under the provisions of the paying agent and agent bank agreement;

     (C) third, in no order of priority among them but in proportion to the respective amounts due, towards payment of amounts (together with VAT on those amounts) due and payable to the issuer cash manager under the issuer cash management agreement, to the corporate services provider under the corporate services agreement and to the issuer account bank under the issuer bank account agreement;

     (D) fourth, subject to item (E) below, in no order of priority among them but in proportion to the respective amounts due, to pay amounts due to the issuer swap providers for each series of class A notes (including any termination payment but excluding any issuer swap excluded termination amount);

     (E) fifth, in no order of priority among them but in proportion to the respective amounts due, to pay interest due or overdue on, and to repay principal of, the applicable series of class A notes provided that if the amounts available for distribution under this item (E) (on the assumption that no amounts are due and payable under item (D)


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


         and no amounts are received from any issuer swap provider) would be insufficient to pay the sterling equivalent of the amounts due and payable on the class A notes, the shortfall shall be divided amongst all class A notes on a pro rata basis and the amount payable by the issuer to the issuer swap provider in respect of the any series class A notes of under paragraph (D) above shall be reduced by the amount of the shortfall applicable to that series of class A notes;

     (F) sixth, subject to item (G) below, in no order of priority among them but in proportion to the respective amounts due, to pay amounts due to the issuer swap providers for each series of class B notes (including any termination payment but excluding any issuer swap excluded termination amount);

     (G) seventh, in no order of priority among them but in proportion to the respective amounts due, to pay interest due or overdue on, and to repay principal of, the applicable series of class B notes provided that if the amounts available for distribution under this item (G) (on the assumption that no amounts are due and payable under item (F) and no amounts are received from any issuer swap provider) would be insufficient to pay the sterling equivalent of the amounts due and payable on the class B notes, the shortfall shall be divided amongst all class B notes on a pro rata basis and the amount payable by the issuer to the issuer swap provider in respect of the any series class B notes of under paragraph (F) above shall be reduced by the amount of the shortfall applicable to that series of class B notes;

     (H) eighth, subject to item (I) below, in no order of priority among them but in proportion to the respective amounts due, to pay amounts due to the issuer swap providers for each series of class M notes (including any termination payment but excluding any issuer swap excluded termination amount);

     (I) ninth, in no order of priority among them but in proportion to the respective amounts due, to pay interest due or overdue on, and to repay principal of, the applicable series of class M notes provided that if the amounts available for distribution under this item (I) (on the assumption that no amounts are due and payable under item (H) and no amounts are received from any issuer swap provider) would be insufficient to pay the sterling equivalent of the amounts due and payable on the class M notes, the shortfall shall be divided amongst all class M notes on a pro rata basis and the amount payable by the issuer to the issuer swap provider in respect of the any series class M notes of under paragraph (H) above shall be reduced by the amount of the shortfall applicable to that series of class M notes;

     (J) tenth, subject to item (K) below, in no order of priority among them but in proportion to the respective amounts due, to pay amounts due to the issuer swap providers for each series of class C notes (including any termination payment but excluding any issuer swap excluded termination amount);

     (K) eleventh, in no order of priority among them but in proportion to the respective amounts due, to pay interest due or overdue on, and to repay principal of, the applicable series of class C notes provided that if the amounts available for distribution under this item (K) (on the assumption that no amounts are due and payable under item (J) and no amounts are received from any issuer swap provider) would be insufficient to pay the sterling equivalent of the amounts due and payable on the class C notes, the shortfall shall be divided amongst all class C notes on a pro rata basis and the amount payable by the issuer to the issuer swap provider in respect of the any series class C notes of under paragraph (J) above shall be reduced by the amount of the shortfall applicable to that series of class C notes;

     (L) twelfth, subject to item (M) below, in no order of priority among them but in proportion to the respective amounts due, to pay amounts due to the issuer swap providers for


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         each series of class D notes (including any termination payment but excluding any issuer swap excluded termination amount);

     (M) thirteenth, in no order of priority among them but in proportion to the respective amounts due, to pay interest due or overdue on, and to repay principal of, the applicable series of class D notes provided that if the amounts available for distribution under this item (M) (on the assumption that no amounts are due and payable under item (L) and no amounts are received from any issuer swap provider) would be insufficient to pay the sterling equivalent of the amounts due and payable on the class D notes, the shortfall shall be divided amongst all class D notes on a pro rata basis and the amount payable by the issuer to the issuer swap provider in respect of the any series class D notes of under paragraph (L) above shall be reduced by the amount of the shortfall applicable to that series of class D notes;;

     (N) fourteenth, on the payment date falling in December of each year, to pay to the issuer account bank an amount equal to the amount of any debit balance in the issuer transaction account as permitted by the issuer account bank and outstanding at such payment date;

     (O) fifteenth, in no order of priority among them but in proportion to the respective amounts due, to pay any issuer swap excluded termination payments to the issuer swap providers, and

     (P) last, to pay any amount remaining following the application of principal and revenue set forth in items (A) through (O) above, to the issuer.


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                               Credit structure

         The notes will be an obligation of the issuer only and will not be obligations of, or the responsibility of, or guaranteed by, any other party. However, there are ten main features of the transaction which enhance the likelihood of timely receipt of payments to noteholders, as follows:

         o Funding 2 available revenue receipts are expected to exceed interest and fees payable to the issuer under the global intercompany loan;

         o a revenue shortfall in Funding 2 available revenue receipts may be met from Funding 2 available principal receipts;

         o payments on the class D notes will be subordinated to payments on the class A notes, the class B notes, the class M notes and the class C notes;

         o payments on the class C notes will be subordinated to payments on the class A notes, the class B notes and the class M notes;

         o payments on the class M notes will be subordinated to payments on the class A notes and the class B notes;

         o payments on the class B notes will be subordinated to payments on the class A notes;

         o the mortgages trustee GIC account and the Funding 2 GIC account each earn interest at a specified rate;

         o a reserve fund will be available to Funding 2 to meet revenue shortfalls in fees and interest due on the global intercompany loan and principal of the bullet loan tranches that are AAA loan tranches;

         o Funding 2 will be obliged to establish Funding 2 liquidity reserve fund for the issuer if the seller ceases to have a long-term unsecured, unsubordinated and unguaranteed credit rating by Moody's of at least "A3" or at least "A-" by Fitch (unless the relevant rating agency confirms that the then current ratings of the notes will not be adversely affected by the ratings downgrade of the seller); and

         o start-up loans will be provided to Funding 2 from time to time meet the costs of setting up the structure and to partially fund the Funding 2 reserve fund.

         o Funding 2 may establish a liquidity facility to pay interest and principal on loan tranches.

         Each of these factors is considered more fully in the remainder of this section.


Credit support for the notes provided by mortgages trustee available revenue receipts
         The interest rates charged on the mortgage loans vary according to product type. It is anticipated, however, that during the life of the notes issued under the program, the Funding 2 share of revenue receipts received from borrowers on the mortgage loans will, assuming that all of the mortgage loans are fully performing, be greater than the sum of the interest which Funding 2 is required to pay on the global intercompany loan in order to fund (by payment to a swap provider or otherwise) the interest payments due on such notes and the other costs and expenses of the structure.

         The actual amount of any excess will vary during the life of the notes. The key factors determining such variation are as follows:

         o    the weighted average interest rate on the mortgage portfolio;
              and

         o    the level of arrears experienced.


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


         On any distribution date, any excess will be available to meet the payments referred to in the mortgages trust allocation of revenue receipts and the payment of amounts of deferred contribution to the mortgages trustee which, in turn, will fund the payment of deferred purchase price to the seller. Any deferred contribution so paid to the mortgages trustee cannot subsequently be reclaimed by Funding 2.


Interest rate on the mortgage portfolio
         The weighted average interest rate on the mortgage portfolio will depend on:

         o the standard variable rate or other interest rate payable on, and the aggregate current balance of, the variable rate mortgage loans included in the trust property from time to time; and

         o the fixed rates of interest payable on, and the aggregate current balance of, the fixed rate mortgage loans included in the trust property from time to time.

         Funding 2 has entered into the Funding 2 basis rate swap agreement to hedge against the variances on the rates payable on the mortgage loans. See "The swap agreements".

         Scheduled and unscheduled repayments will also affect the weighted average interest rate on the mortgage portfolio. For historical data on the level of scheduled and unscheduled repayments in the UK housing market, see "Characteristics of United Kingdom residential mortgage market - CPR rates".


Level of arrears experienced
         If the level of arrears of interest payments made by the borrowers results in Funding 2 experiencing an income deficit on any payment date, then the Funding 2 reserve fund and the Funding 2 liquidity reserve fund, if any, established by Funding 2 may be utilized by Funding 2 in making payments of interest (or, in limited circumstances, payments of principal following the enforcement of the Funding 2 security) to the issuer under the global intercompany loan on that payment date.


Funding 2 reserve fund
         The Funding 2 reserve fund has been established:

         o to help meet any deficit in Funding 2 available revenue receipts and thereby to help meet any deficit recorded on the principal deficiency ledger; and

         o to fund reserves and other expenses in connection with the issuance of notes by the issuer.

         o to help meet any deficit in Funding 2 available principal receipts available for:

              (a) prior to the occurrence of a trigger event, repayment of principal due and payable in respect of a bullet loan tranche; and

              (b) on or after the occurrence of a trigger event, repayment of principal due and payable in respect of bullet loan tranches on their respective final maturity dates,

         in each case, prior to the service of a global intercompany loan enforcement notice ("Funding 2 reserve principal payments")


         The Funding 2 reserve fund is funded from Funding 2 available revenue receipts which are distributed to Funding 2 from the mortgages trust and deposited in the Funding 2


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GIC account. The Funding 2 reserve ledger is maintained by the cash manager to record the balance from time to time of the Funding 2 reserve fund.

         On each payment date funds standing to the credit of the Funding 2 reserve fund will be added to certain other income of Funding 2 in calculating Funding 2 available revenue receipts which are available to make payments of interest and fees on the global intercompany loan.

         Prior to enforcement of the Funding 2 security, amounts standing to the credit of the Funding 2 reserve fund may be utilized through their inclusion in the calculation of Funding 2 available revenue receipts to meet, and thereby to satisfy, any deficit on each principal deficiency ledger.

         The Funding 2 reserve fund will be funded and replenished from:

         o [Funding 2 available revenue receipts in accordance with item [(S)] of the Funding 2 pre-enforcement revenue priority of payments up to and an amount no less than the Funding 2 reserve required amount and no greater than the Funding 2 target reserve amount; and

         o following the occurrence of a Funding 2 stop-up trigger event, any Funding 2 available revenue receipts to be paid in accordance with item [(U)] of the Funding 2 pre-enforcement revenue priority of payments, up to and including an additional amount equal to the sum of the Funding 2 reserve required amount and the product of [ ]% and the principal amount outstanding under the global intercompany loan.

         Each prospectus supplement will specify the Funding 2 target reserve percentage. The Funding 2 target reserve amount, on any date, is the product of (a) Funding 2 target reserve percentage and (b) the principal amount outstanding of the global intercompany loan (including the balances of any loan tranches issued on such date). The Funding 2 reserve required amount is calculated as (i) the Funding 2 target reserve amount less (ii) excess spread. [Excess spread is calculated, on any date, as (1) the weighted average yield on the mortgage loans in the mortgage trust at such date, together with new mortgage loans (if any) to be assigned to the mortgages trustee on such date and taking into account the margins on the basis rate swaps as at such date less (2) the weighted average yield of the outstanding notes at such date, including any notes issued on such date and taking into account the margins on the issuer swaps as at such date].

         All amounts in the Funding 2 reserve fund as of each closing date may be used to pay a portion of the costs and expenses in connection with the issuance of the notes on that date.

         The seller, Funding 2, the rating agencies and the Funding 2 security trustee may agree to increase, decrease or amend the calculation of the Funding 2 reserve required amount from time to time. The prior consent of the creditors of Funding 2 will not be required in relation to such increase, decrease or amendment provided the rating agencies have confirmed the ratings of the notes will not be adversely affected.


Funding 2 liquidity reserve fund
         Funding 2 will be required to establish a liquidity reserve fund for the issuer if the long-term, unsecured, unsubordinated and unguaranteed debt obligations of the seller cease to be rated at least A3 by Moody's or A- by Fitch (unless Moody's or Fitch, as applicable, confirms that the then current ratings of the notes will not be adversely affected by the ratings downgrade) (a "Funding 2 liquidity rating event").

         Prior to enforcement of the Funding 2 security, the Funding 2 liquidity reserve fund may be used:


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         o    to help meet any deficit in Funding 2 available revenue receipts to pay amounts due on the global intercompany loan, but only to the extent that such amounts are necessary to fund the payment by the issuer of interest and fees due on the relevant payment date in respect of the class A notes and/or the class B notes and to help meet any deficit recorded on the principal deficiency ledger in respect of the class A notes; and

         o (provided that there are no class A notes outstanding) to help meet any deficit in Funding 2 available revenue receipts which are allocated to the issuer to pay all interest and fees due on the global intercompany loan.

         o to help meet any deficit in Funding 2 available principal receipts available for:

              (a) prior to the occurrence of a trigger event, repayment of principal due and payable in respect of a bullet loan tranche; and

              (b) on or after the occurrence of a trigger event, repayment of principal due and payable in respect of bullet loan tranches on their respective final maturity dates,

         in each case, prior to the service of a global intercompany loan enforcement notice ("Funding 2 liquidity reserve principal payments")

         The Funding 2 liquidity reserve fund, if any, will be funded initially from Funding 2 available principal receipts to be paid in accordance with item [o] the Funding 2 principal priority of payments. The Funding 2 liquidity reserve fund will be funded up to the "Funding 2 liquidity reserve required amount", being an amount as of any payment date equal to the excess, if any, of [3]% of the aggregate outstanding balance of the notes on that payment date over amounts standing to the credit of the Funding 2 reserve fund on that payment date.

         The Funding 2 liquidity reserve fund will be deposited in Funding 2's name in the Funding 2 GIC account into which the Funding 2 reserve fund also will be deposited. All interest or income accrued on the amount of the Funding 2 liquidity reserve fund while on deposit in the Funding 2 GIC account will belong to Funding 2. The cash manager will maintain a separate Funding 2 liquidity reserve ledger to record the balance from time to time of the Funding 2 liquidity reserve fund.

         On each payment date prior to enforcement of the Funding 2 security, funds standing to the credit of the Funding 2 liquidity reserve fund will be added to certain other income of Funding 2 in calculating Funding 2 available revenue receipts to make payments due under the global intercompany loan agreement.

         Once it has been initially funded, the Funding 2 liquidity reserve fund will be replenished from any Funding 2 available revenue receipts or Funding 2 available principal receipts. Funding 2 available revenue receipts will only be applied to replenish the Funding 2 liquidity reserve fund after paying amounts due on the global intercompany loan to the extent that such amounts will fund the payment of interest due on the AAA loan tranches, the AA loan tranches and the reduction of any deficiency on the principal deficiency subledger for the AAA loan tranches (but not to fund any payment which would reduce any deficiency on the principal deficiency subledgers for the AA loan tranches, the A loan tranches, the BBB loan tranches or the BB loan tranches as described under "Cashflows - Distribution of Funding 2 available revenue receipts prior to enforcement of the Funding 2 security"). Funding 2 available principal receipts will be applied, if necessary, on any payment date to replenish the issuer liquidity reserve fund as described under "Cashflows - Distribution of Funding 2 available principal receipts prior to enforcement of the Funding 2 security".


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         Following enforcement of the Funding 2 security, amounts standing to the credit of the Funding 2 liquidity reserve ledger may be applied in making payments of principal due under the global intercompany loan.


Principal deficiency ledger
         An principal deficiency ledger has been established to record:

         o    any principal losses on the mortgage loans allocated to Funding 2;

         o the application of Funding 2 available principal receipts to meet any deficiency in Funding 2 available revenue receipts as described under "- Use of principal receipts to pay Funding 2 income deficiency"; and

         o the application of Funding 2 available principal receipts to fund the liquidity reserve fund as described under "Cashflows - Distribution of Funding 2 available principal receipts prior to enforcement of the Funding 2 security".

         The principal deficiency ledger is divided into five subledgers which will correspond to each of the AAA loan tranches, the AA loan tranches, the A loan tranches, the BBB loan tranches, and the BB loan tranches respectively.

         Losses on the mortgage loans or the application of principal receipts to pay interest on the global intercompany loan or the application by Funding 2 of Funding 2 available principal receipts to fund the liquidity reserve fund will be recorded as follows:

         o first, on the BB principal deficiency subledger until the balance of that subledger is equal to the aggregate outstanding balance of all BB loan tranches;

         o second, on the BBB principal deficiency subledger, until the balance of that subledger is equal to the aggregate outstanding balance of all BBB loan tranches;

         o third, on the A principal deficiency subledger, until the balance of that subledger is equal to the aggregate outstanding balance of all A loan tranches;

         o fourth, on the AA principal deficiency subledger, until the balance of that subledger is equal to the aggregate outstanding balance of all AA loan tranches; and

         o last, on the AAA principal deficiency subledger, at which point there will be an asset trigger event.

         As described under "Cashflows - Distribution of Funding 2 available revenue receipts prior to enforcement of the Funding 2 security", Funding 2 available revenue receipts may, on each payment date, be applied as follows:

         o    first, on the AAA principal deficiency subledger;

         o    second, on the AA principal deficiency subledger;

         o    third, on the A principal deficiency subledger;

         o    fourth, on the BBB principal deficiency subledger; and

         o    last, on the BB principal deficiency subledger.

Use of Funding 2 principal receipts to pay Funding 2 income deficiency
         On the distribution date immediately preceding each payment date, the cash manager will calculate whether there will be an excess or a deficit of Funding 2 available revenue receipts to pay items [(A) through (Q)] of the Funding 2 pre-enforcement revenue priority of payments.

         If there is a deficit in the amount of Funding 2 available revenue receipts to pay items [(A) through (H), (J), (M) and (O) and (Q)] of the Funding 2 pre-enforcement revenue


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priority of payments, then the cash manager shall pay or provide for that deficit by the application of funds which constitute Funding 2 available principal receipts, if any, and the cash manager shall make a corresponding debit entry in the relevant principal deficiency subledger, as described under "- Principal deficiency ledger".

         Funding 2 available principal receipts may not be used to pay interest on any loan tranche if and to the extent that would result in a deficiency being recorded, or an existing deficiency being increased, on a principal deficiency subledger relating to a higher ranking loan tranche, and may not be used to make up any deficit other than in respect of items [(A) through (Q)] of the Funding 2 pre-enforcement revenue priority of payments. Principal therefore may not be used to pay interest on a loan tranche if the balance on the relevant principal deficiency subledger for such loan tranche is equal to the principal amount outstanding on such loan tranche.

         The cash manager shall apply any Funding 2 available revenue receipts to extinguish any balance on the principal deficiency ledger, as described under "- Principal deficiency ledger".


Priority of payments among the class A notes, the class B notes, the class M notes, the class C notes and the class D notes
         The order of payments of interest to be made on the classes of notes will be prioritized so that interest payments on the class D notes will be subordinated to interest payments on the class C notes, the class M notes, the class B notes and the class A notes, interest payments on the class C notes will be subordinated to interest payments on the class M notes, the class B notes and the class A notes, interest payments on the class M notes will be subordinated to interest payments on the class B notes and the class A notes and interest payments on the class B notes will be subordinated to interest payments on the class A notes, in each case in accordance with the issuer priority of payments.

         Any revenue shortfall in payments of interest due on the class B notes, the class M notes, the class C notes or the class D notes on any payment date will be deferred until the immediately succeeding payment date. On that immediately succeeding payment date, the amount of interest due on the relevant class of notes will be increased to take account of any deferred interest. If on that payment date there is still a revenue shortfall, that revenue shortfall will be deferred again. This deferral process will continue until the final repayment date of the notes, at which point if there is insufficient money available to us to pay interest on the class B notes, the class M notes, the class C notes or the class D notes, then you may not receive all interest amounts payable on those classes of notes.

         We are not able to defer payments of interest due on any payment date in respect of the class A notes. The failure to pay interest on the class A notes will be an event of default under the notes.

         The class A notes, the class B notes, the class M note, the class C notes and the class D notes will be constituted by the trust deed and will share the same security. Upon enforcement of that security or the occurrence of a trigger event, the class A notes of each series will rank in priority to each series of class B notes, each series of class M notes, each series of class C notes and each series of class D notes; the class B notes of each series will rank in priority to each series of class M notes, each series of class C notes, each series of class M notes will rank in priority to each series of class C notes and each series of class D notes and each series of class C notes will rank in priority to each series of class D notes.


Mortgages trustee GIC account and Funding 2 GIC account
         All amounts held by the mortgages trustee which are not invested in authorized investments will be deposited in the mortgages trustee GIC account with the mortgages trustee GIC provider. The mortgages trustee GIC account is subject to a guaranteed


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


investment contract such that the mortgages trustee GIC provider has agreed to pay a variable rate of interest on funds in the mortgages trustee GIC account of [0.15]% per annum below LIBOR for three-month sterling deposits.

         The mortgages trustee GIC account is currently maintained with Northern Rock but may be required to be transferred to the stand-by GIC provider or other bank in certain circumstances, including if the short-term, unguaranteed and unsecured ratings ascribed to Northern Rock fall below "A-1+" (or in the circumstances described below, "A-1") by Standard & Poor's, "F1" by Fitch and "P-1" by Moody's, provided that where the relevant deposit amount is less than 20% of the [aggregate of the amounts of the Funding share and the Funding 2 share in the trust property], then the short-term, unguaranteed and unsecured rating required to be ascribed to Northern Rock by Standard & Poor's shall be at least "A-1".

         Save as provided below, all amounts held by Funding 2 which are not invested in authorized investments will be deposited in the Funding 2 GIC account. The Funding 2 GIC account is maintained with the Funding 2 GIC provider. The Funding 2 GIC account is subject to a guaranteed investment contract such that the Funding 2 GIC provider has agreed to pay a variable rate of interest on funds in the Funding 2 GIC account of [0.15]% per annum below LIBOR for three-month sterling deposits.


[Funding 2 liquidity facility
         Funding 2 may, at any time after the Funding 2 program date and with the prior written consent of the Funding 2 security trustee, establish the Funding 2 liquidity facility, which may be available to make payments on the loan tranches and/or other senior expenses of Funding 2.

         The consent of noteholders will not be obtained in relation to the establishment of the Funding 2 liquidity facility.

         The terms of the Funding 2 liquidity facility will be agreed with the Funding 2 liquidity facility provider at the time Funding 2 enters into an applicable agreement. It is expected that the terms of such agreement would require the Funding 2 liquidity facility provider to make available to Funding 2, on the satisfaction of certain conditions, but subject to certain restrictions and limitations, a facility to be utilized towards the making of payments of interest and repayments of principal in respect of the loan tranches.

         Interest or fees payable on any Funding 2 liquidity facility will be senior to amounts due to the Funding 2 basis rate swap provider under the applicable Funding 2 pre-enforcement revenue priority of payments and under the Funding 2 post-enforcements revenue priority of payments.

         Repayment of amounts drawn down under any Funding 2 liquidity facility will be made prior to making payments on the loan tranches.

         Any Funding 2 liquidity facility provider will be a secured creditor of Funding 2 pursuant to the Funding 2 deed of charge. All amounts owing to the Funding 2 liquidity facility provider will, on the service of a global intercompany loan enforcement notice on Funding 2, rank in priority to all amounts of interest and principal in respect of the global intercompany loan.]


Start-up loan
         The following section contains a summary of the material terms of the [NR start-up loan agreement]. The summary does not purport to be complete and is subject to the provisions of the [NR start-up loan agreement], a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.


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


General description
         Pursuant to the [NR start-up loan agreement], Northern Rock plc has agreed to make available to Funding 2 a start-up loan tranche on each closing date.

         At any time after the Funding 2 program date, Funding 2 may, with the prior written consent of the Funding 2 security trustee, enter into a new start-up loan agreement with a new start-up loan provider under which such start-up loan provider will also agree to make available to Funding 2 a start-up loan tranche on each closing date.

         Each start-up loan tranche will be used to fund (in whole or in part) the Funding 2 reserve fund, and to meet the costs and expenses incurred by Funding 2 in connection with the acquisition by Funding 2 of the additional Funding 2 share of the trust property and the fees payable under the global intercompany loan agreement which will enable the issuer to meet its costs in relation to the issuance of notes on that date. The amount of each start-up loan tranche to be made to Funding 2 will be described in the applicable prospectus supplement.

         Each start-up loan tranche will constitute a separate debt, due from Funding 2 to the start-up loan provider. The aggregate of the start-up loan tranches, at any time, will constitute the start-up loan.


Interest on the start-up loan
         Each start-up loan tranche will bear interest at a rate which will be described in the applicable prospectus supplement until repaid. Any unpaid interest will be added to the principal amount owed and will bear interest. Interest is payable by Funding 2 on each payment date.


Repayment of start-up loan
         Funding 2 will repay the start-up loan only to the extent that it has Funding 2 available revenue receipts after making payments ranking in priority to payments to the start-up loan provider(s) as described under "Cashflows - Distribution of Funding 2 available revenue receipts prior to enforcement of the Funding 2 security" or "Cashflows - Distribution of Funding 2 available principal receipts and Funding 2 available revenue receipts following enforcement of the Funding 2 security". Amounts due to the start-up loan provider(s) are payable on any payment date (and in no order of priority among them, but in proportion to the amounts due) after amounts of interest due to the issuer on the global intercompany loan. Funding 2 will have no further recourse to the start-up loan provider(s) after it has repaid the start-up loan.


Event of default
         It will be an event of default under any start-up loan agreement if Funding 2 has available funds to pay amounts due to the start-up loan provider(s) and it does not pay them.


Acceleration
         Subject to the Funding 2 deed of charge, the start-up loan will become immediately due and payable upon service of a global intercompany loan enforcement notice.


Governing law
         Each start-up loan agreement will be governed by English law.


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                            The Funding bridge loan

         The residuals bridge loan

         At any time after the Funding 2 program date, Funding 2 may, with the prior written consent of the Funding 2 security trustee, enter into a residuals bridge loan agreement with, amongst others, a residuals bridge loan provider under which such residuals bridge loan provider will agree, from time to time, to make available residuals bridge loans to Funding 2.

         Interest on the residuals bridge loan

         Each residuals start-up loan tranche will bear interest at a rate to be agreed between the residuals bridge loan provider, Funding 2 and the Funding 2 security trustee Interest will payable by Funding 2 from such funds and on dates to be agreed between the residuals loan provider, Funding 2 and the Funding 2 security trustee.

         Repayment of residuals bridge loan

         Funding 2 will repay the residuals bridge loan in such manner and from such funds as may be agreed between the residuals loan provider, Funding 2 and the Funding 2 security trustee.

         The Funding bridge loan

         At any time after the Funding 2 program date, Funding 2 may, with the prior written consent of the Funding 2 security trustee, enter into a Funding bridge loan agreement with, amongst others, Funding and the security trustee under which Funding 2 will, from time to time, use the proceeds of a residuals bridge loan to make an advance to Funding.

         Interest on the Funding bridge loan

         Each Funding bridge loan will bear interest at a rate to be agreed between the Funding, Funding 2, the security trustee and the Funding 2 security trustee. Interest will payable by Funding from such funds and on dates to be agreed between Funding, Funding 2, the security trustee and the Funding 2 security trustee.

         Repayment of Funding bridge loan

         Funding 2 will repay the Funding bridge loan in such manner and from such funds as may be agreed between Funding, Funding 2, the security trustee and the Funding 2 security trustee.

         Amendments to transaction documents

         In order for Funding 2 to be able to receive residuals bridge loans from the residuals bridge loan provider and to make Funding bridge loans to Funding, certain amendments would be required to be made to a number of transaction documents, including (but without limitation):

         o the cash management agreement so as to provide for the making of the Funding bridge loan, the receipt of payments if interest and principal in respect thereof and the making of payments of interest and principal in respect of the residuals bridge loan;

         o the Funding 2 deed of charge, so as to provide for the manner in which payments interest and principal in relation to the residuals bridge loan will be made prior to the enforcement of the Funding 2 security and to allow the residuals bridge loan provider to become a Funding 2 secured creditor.


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         The prior consent of the noteholders to the amendments to the transaction documents will not be obtained. However, before such amendments are made, Funding 2 will be required to satisfy certain conditions, including the obtaining a written confirmation from each of the rating agencies that the then current ratings of any notes outstanding at such time will not be adversely affected as a result of such amendments.

         It is expected that Funding 2 will become a secured creditor of Funding in order to secure the obligations owed by Funding to it under the Funding bridge loan. It is expected that Funding will only be obliged to pay amounts to Funding 2 to the extent that it has funds to do so after making payments ranking in priority to the Funding bridge loan.

         Governing law

         Each of the residuals bridge loan agreement and the Funding bridge loan agreement will be governed by English law.


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                              The swap agreements

         The following section describes, in summary, the material terms of the swap agreements. The description does not purport to be complete and is subject to the provisions of each of the swap agreements, forms of which have been filed as exhibits to the registration statement of which this prospectus is a part.


The Funding 2 basis rate swap
         Some of the mortgage loans in the mortgage portfolio pay a variable rate of interest for a period of time which may either be linked to the seller's standard variable rate or linked to an interest rate other than the seller's standard variable rate, such as a variable rate offered by a basket of UK mortgage lenders or a rate that tracks the Bank of England base rate. Other mortgage loans pay a fixed rate of interest for a period of time.

         The amount of revenue receipts that Funding 2 receives will fluctuate according to the interest rates applicable to the mortgage loans in the mortgages trust. The amount of interest payable by Funding 2 to the issuer under the global intercompany loan, from which the issuer will fund, inter alia, its payment obligations under the currency swaps and the notes, will be made in sterling.

         To provide a hedge against the possible variance between:

         (1) the seller's standard variable rate payable on the variable rate mortgage loans, the rates of interest payable on the flexible mortgage loans which pay variable rates of interest no higher than the rate offered by a basket of UK mortgage lenders or a rate which tracks the Bank of England base rate and the fixed rates of interest payable on the fixed rate mortgage loans; and

         (2) a margin over the LIBOR based rate for one-month sterling deposits,

         Funding 2 will enter into the Funding 2 basis rate swap with the Funding 2 basis rate swap provider and the note trustee.

         Under the Funding 2 basis rate swap, the following amounts will be calculated in respect of each calculation period:

         o the amount (known as the "calculation period swap provider amount") produced by applying, on set monthly dates during the relevant period, LIBOR for three-month sterling deposits (which is set at the beginning of each applicable quarter) plus a spread to the notional amount of the Funding 2 basis rate swap as defined later in this section; and

         o the amount (known as the "calculation period Funding 2 amount") produced by applying, on set monthly dates during the relevant period, a rate equal to the weighted average of:

              (1) the average of the standard variable mortgage rates or their equivalent charged to existing borrowers on residential mortgage loans as published from time to time, after excluding the highest and the lowest rate, of Abbey National plc, Alliance & Leicester plc, Bradford & Bingley, HBOS plc, Lloyds TSB Bank plc, National Westminster Bank plc and Woolwich plc;

              (2) in respect only of any flexible mortgage loans the
                  difference between (a) the average of the standard variable mortgage rates or their equivalent charged to existing borrowers on residential mortgage loans as published from time to time, after excluding the highest and the lowest rate, of Abbey National plc, Alliance & Leicester plc, Bradford & Bingley, HBOS plc, Lloyds TSB Bank plc,


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                  National Westminster Bank plc and Woolwich plc, and (b)
                  the weighted average of the discount to the average interest rate calculated in (a) above in respect of the flexible mortgage loans; and

              (3) the weighted average of the rates of interest payable on the fixed rate mortgage loans, other than fixed rate mortgage loans which have become re-fixed mortgage loans since the immediately preceding payment date,

         to the notional amount of the Funding 2 basis rate swap.

         After these two amounts are calculated in relation to a payment date, the following payments will be made on that payment date:

         o if the calculation period swap provider amount is greater than the calculation period Funding 2 amount, then the Funding 2 basis rate swap provider will pay the difference (after such difference is adjusted to take account of amounts payable by the basis rate swap provider and the issuer under the basis rate swap (as described below)) to Funding 2;

         o if the calculation period Funding 2 amount is greater than the calculation period swap provider amount, then Funding 2 will pay the difference (after such difference is adjusted to take account of amounts payable by the Funding 2 basis rate swap provider and Funding 2 under the Funding 2 basis rate swap) to the Funding 2 basis rate swap provider; and

         o if the calculation period swap provider amount is equal to the calculation period issuer amount, neither party will make any payment to the other party.

         If a payment is to be made by the Funding 2 basis rate swap provider, once received by Funding 2 that payment will be included in the issuer available revenue receipts and will be applied on the relevant payment date according to the relevant Funding 2 priority of payments. If a payment is to be made by Funding 2, it will be made according to the relevant Funding 2 priority of payments.

         The "notional amount of the Funding 2 basis rate swap" in respect of any applicable date will be an amount in sterling equal to:

         o [the aggregate outstanding principal balance of the global intercompany loan on the immediately preceding payment date];

         [plus

         o the aggregate outstanding principal balance of the loan tranches in the period between the applicable date and the immediately preceding payment date;]

         less

         o the balance of the principal deficiency ledger on such immediately preceding payment date;

         less

         o the aggregate outstanding principal balance on such immediately preceding payment date of fixed rate mortgage loans which have become re-fixed mortgage loans since that payment date.

         In the event that the Funding 2 basis rate swap is terminated prior to the service of a global intercompany loan enforcement notice or the final repayment of the global intercompany loan, Funding 2 shall use its best efforts to enter into a replacement swap on terms acceptable to the rating agencies and the note trustee and with a swap provider whom the rating agencies have previously confirmed in writing to Funding 2 and the note trustee will not cause the then current ratings of the issuer's notes to be downgraded, withdrawn or qualified.


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


         Under the terms of the Funding 2 basis rate swap, in the event that the relevant rating of the basis rate swap provider (or any provider of credit support) is downgraded by a rating agency below the rating(s) specified in the Funding 2 basis rate swap agreement (in accordance with the requirements of the rating agencies) for the Funding 2 basis rate swap provider and, where applicable, the then-current ratings of the notes would or may, as applicable, be adversely affected as a result of the downgrade, the Funding 2 basis rate swap provider will, as a result of the downgrade, be required to take certain remedial measures which may include providing collateral for its obligations under the basis rate swap, arranging for its obligations under the Funding 2 basis rate swap to be transferred to an entity with the ratings required by the relevant rating agency, procuring another entity with the ratings required by the relevant rating agency to become a co-obligor in respect of its obligations under the Funding 2 basis rate swap or taking such other action as it may agree with the relevant rating agency. A failure to take such steps will allow Funding 2 to terminate the Funding 2 basis rate swap.


The issuer swaps
         To protect the issuer against certain interest rate, currency and/or other risks in respect of amounts received by the issuer from Funding 2 and amounts payable by the issuer under each series and class of notes, the issuer will, on the closing date for a series and class of notes (and where it is required to hedge such risks) enter into an issuer swap agreement with the note trustee and an issuer swap provider.

         Under each issuer swap:

         (a)      the issuer will pay to the issuer swap provider:

                  (i) on the applicable closing date, where a series and class of notes has been issued in a specified currency other than sterling, an amount in the specified currency equal to the net proceeds of the issue of such notes;

                  (ii) on each payment date, where a series and class of notes has been issued in a specified currency other than sterling, an amount in sterling equal to the principal payment (in the specified currency) to be made on the relevant series and class of notes on that payment date, such amount to be calculated by reference to the relevant specified currency swap rate;

                  (iii) on each payment date, an amount in sterling based on [three month sterling LIBOR (or an interpolated sterling LIBOR rate, as applicable)]; and

         (b)      the issuer swap provider will pay to the issuer:

                  (i) on the applicable closing date, where a series and class of notes has been issued in a specified currency other than sterling, an amount in sterling equal to the net proceeds of the issue of such notes, converted from the specified currency into sterling at the specified currency swap rate;

                  (ii) on each payment date, where a series and class of notes has been issued in a specified currency other than sterling, an amount in the specified currency equal to the principal payments to be made on the relevant series and class of notes on that payment date;


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


                  (iii) on each payment date, an amount in the specified currency equal to the interest to be paid in the specified currency on the relevant series and class of notes on that payment date.

         In the event that any issuer swap is terminated prior to the service of an issuer enforcement notice or the final maturity date in respect of the applicable series and class of notes, the issuer shall use its best efforts to enter into a replacement issuer swap in respect of that series and class of notes. Any replacement issuer swap must be entered into on terms acceptable to the rating agencies and the note trustee and with a replacement issuer swap provider that the rating agencies have confirmed will not cause the then current ratings of the applicable notes to be downgraded, withdrawn or qualified.

         Under the terms of each issuer swap, in the event that the relevant rating of any issuer swap provider (or any provider of credit support) is downgraded by a Rating Agency below the rating(s) specified in the relevant issuer swap agreement (in accordance with the requirements of the rating agencies) for that issuer swap provider and, where applicable, the-then current ratings of the notes would or may, as applicable, be adversely affected as a result of the downgrade, any issuer swap provider will, as a result of the downgrade, be required to take certain remedial measures which may include providing collateral for its obligations under the relevant issuer swap agreement, arranging for its obligations under the relevant issuer swap agreement to be transferred to an entity with the ratings required by the relevant rating agency, procuring another entity with the ratings required by the relevant rating agency to become a co-obligor in respect of its obligations under the relevant issuer swap or taking such other action as it may agree with the relevant rating agency. A failure to take such steps will allow the issuer to terminate the relevant issuer swap agreement.


Termination of the swaps
         A swap could also terminate in certain other circumstances set out in the relevant swap agreement, which include the following circumstances, each referred to as a "swap early termination event":

         o at the option of one party to the swap, if there is a failure by the other party to pay any amounts due and payable in accordance with the terms of that swap. Certain amounts may be due but not payable in accordance with the terms of the swap as described below under "- Limited recourse and swap payment obligation";

         o [if an event of default under the notes occurs and the note trustee serves an issuer enforcement notice;]

         o upon the occurrence of an insolvency of one of the parties or its guarantor, if applicable, or the merger of the relevant swap provider or its guarantor, if applicable, without an assumption of the obligations under the swaps, or changes in law resulting in the obligations of one of the parties becoming illegal; and

         Upon the occurrence of a swap early termination event in relation to the Funding 2 basis rate swap agreement, Funding 2 or the Funding 2 basis rate swap provider may be liable to make a termination payment to the other.

         Upon the occurrence of a swap early termination event in relation to an issuer swap agreement, the issuer or the relevant swap provider may be liable to make a termination payment to the other. This termination payment will be calculated and made in sterling. The amount of any termination payment will be based on the market value of the terminated swap based on market quotations of the cost of entering into a swap with the same terms and conditions that would have the effect of preserving the respective full payment obligations of the parties (or based upon loss in the event that no market quotation can be obtained). Any such termination payment could be substantial.


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         If any termination payment is due by the issuer to an issuer swap provider, then pursuant to its obligations under the global intercompany loan, Funding 2 shall pay to the issuer the amount required by the issuer to pay the termination payment due to the relevant swap provider. If the default was caused by the issuer swap provider, any such termination payment will be made by the issuer to the issuer swap provider only after paying interest amounts due on the notes, However, if the issuer causes a default to occur that results in a termination payment becoming due from the issuer to an issuer swap provider, such payment will be made by the issuer in the same priority as it pays the relevant interest amounts due on that series and class of notes. The issuer shall apply amounts received from Funding 2 under the global intercompany loan in respect of termination payments in accordance with the issuer pre-enforcement revenue priority of payments, the pre-enforcement principal priority of payments, the relevant priority of payments following the occurrence of a trigger event, or, as the case may be, the issuer post-enforcement priority of payments. The application by the issuer of termination payments due to a swap provider may affect the funds available to pay amounts due to the noteholders (see "Risk factors - You may be subject to exchange rate risks").

         If the Funding 2 basis rate swap provider causes a default to occur that results in a termination payment becoming due from Funding 2 to the Funding 2 basis rate swap provider, such payment will be made only after paying interest amounts due on the global intercompany loan and after providing for any debit balance on the principal deficiency ledger. However, if Funding 2 causes a default to occur that results in a termination payment becoming due from Funding 2 to the basis rate swap provider, such payment will be made [in priority to the payment of interest amounts due on the global intercompany loan. The application by Funding 2 of termination payments due to a Funding 2 basis rate swap provider may affect the funds available to pay amounts due to noteholders (see "Risk factors - Termination payment on the Funding 2 basis rate swap may adversely affect the funds available to make payments on the notes").

         If Funding 2 receives a termination payment from the Funding 2 basis rate swap provider, then Funding 2 shall use those funds towards meeting its costs in effecting applicable hedging transactions until a replacement swap is entered into and/or to acquire a replacement swap. The issuer will not receive extra amounts (over and above interest and principal payable on the notes) as a result of Funding 2 receiving a termination payment.

         If the issuer receives a termination payment from an issuer swap provider, then the issuer shall use those funds towards meeting its costs in effecting currency exchanges or interest rate exchanges, as applicable at the spot rate of exchange until a new issuer swap is entered into and/or to acquire a new issuer swap. You will not receive extra amounts (over and above interest and principal payable on the notes) as a result of the issuer receiving a termination payment.


Taxation
         Neither Funding 2 nor the issuer is not obliged under any of the swaps to gross up payments made by them if withholding taxes are imposed on payments made under the swaps.

         A swap provider is always obliged to gross up payments made by it to Funding 2 or the issuer (as applicable) if withholding taxes are imposed on payments made under the swaps.


Limited recourse and swap payment obligation
         On any payment date, Funding 2 will only be obliged to pay an amount to the Funding 2 basis rate swap provider to the extent that Funding 2 has received sufficient funds in respect of the Funding 2 share of the trust property to pay that amount to the Funding 2


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basis rate swap provider, subject to and in accordance with the relevant
Funding 2 priority of payments. Prior to the enforcement of the issuer security, on any payment date the issuer will only be obliged to pay an amount to an issuer swap provider in respect of an issuer swap agreement relating to a series and class of notes to the extent that the issuer has received from Funding 2 sufficient funds under the loan tranche related to such series and class of notes to pay that amount to that issuer swap provider, subject to and in accordance with the relevant issuer priority of payments. On any payment date, each swap provider will only be obliged to pay to Funding 2 or the issuer (as applicable) an amount that is proportionate to the amount of the payment that it has received from Funding 2 or the issuer (as applicable) on that payment date.


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            Cash management for the mortgages trustee and Funding 2

         The material terms of the cash management agreement are summarized in this section. The summary does not purport to be complete and it is subject to the provisions of the cash management agreement. A form of the cash management agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

         Northern Rock has been appointed by the mortgages trustee, Funding, Funding 2, the security trustee and the Funding 2 security trustee to provide cash management services in relation to the mortgages trustee, Funding and Funding 2.


Cash management services to be provided in relation to the mortgages trust
         The cash manager's duties in relation to the mortgages trust include, but are not limited to:

     (A) determining the current shares and share percentages of Funding 2 and the seller in the trust property (including the relevant weighted average Funding 2 share percentage and the relevant weighted average seller share percentage, as applicable) in accordance with the terms of the mortgages trust deed;

     (B) maintaining the following ledgers on behalf of the mortgages trustee:

         o the Funding share/Funding 2 share/seller share ledger, which will record the current shares of the seller, Funding and Funding 2 in the trust property;

         o    the losses ledger, which will record losses on the mortgage loans;

         o the principal ledger, which will record principal receipts on the mortgage loans received by the mortgages trustee, payments of principal from the mortgages trustee GIC account to Funding, Funding 2 and the seller and any mortgages trustee retained principal receipts;

         o the revenue ledger, which will record revenue receipts on the mortgage loans received by the mortgages trustee and payments of revenue receipts from the mortgages trustee GIC account to Funding, Funding 2 and the seller;

         o the overpayments ledger, which will record each revenue receipt and/or principal receipt paid by a borrower in excess of the amount required under the terms of the relevant mortgage loan (and in the case of any non-flexible mortgage loan by an amount equal to or less than (GBP)199.99), and which will be sub-divided into subledgers to record overpayments made on non-flexible mortgage loans and flexible mortgage loans;

         o the non-flexible underpayments ledger, which will record underpayments on non-flexible mortgage loans;

         o the re-draws ledger, which will record re-draws on the flexible mortgage loans and which will be sub-divided into subledgers to record cash re-draws and non-cash re-draws;

         o the contributions ledger, which will record the making by Funding, Funding 2 and the seller of contributions to the mortgages trust and the application of such contributions in accordance with the terms of the mortgages trust deed; and

         o the further draw ledger which will record further draws on personal secured loans.

     (C) distributing the mortgages trustee available revenue receipts and the mortgages trustee available principal receipts to Funding, Funding 2 and the seller in accordance with the terms of the mortgages trust deed;


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     (D) providing the mortgages trustee, Funding, Funding 2, the security trustee, the Funding 2 security trustee and the rating agencies with a quarterly report in relation to the trust property; and

     (E) providing the mortgages trustee and Funding 2 with quarterly management accounts.


Cash management services to be provided to Funding 2
         The cash manager's duties in relation to Funding 2 include, but are not limited to:

     (A) determining no later than the distribution date immediately preceding the relevant payment date:

         o the amount of Funding 2 available revenue receipts to be applied to pay interest and fees in relation to the global intercompany loan and any other global intercompany loan on that relevant payment date; and

         o the amount of Funding 2 available principal receipts to be applied to repay the global intercompany loan [and any other global intercompany loan] on that relevant payment date;

     (B) maintaining the following ledgers on behalf of Funding 2:

         o the Funding 2 principal ledger, which will record the amount of principal receipts received by Funding 2 on each distribution date;

         o the Funding 2 revenue ledger, which will record all other amounts received by Funding 2 on each distribution date;

         o the Funding 2 reserve ledger, which will record the amount credited to the Funding 2 reserve fund from time to time, and subsequent withdrawals and deposits in respect of the Funding 2 reserve fund; and

         o the global intercompany loan ledger(s), which will record payments of interest and repayments of principal made under the global intercompany loan and any other global intercompany loan;

     (C) investing sums standing to the credit of the Funding 2 GIC account or any other Funding 2 bank account in short-term authorized investments (as defined in the glossary) on behalf of Funding 2 or the security trustee (as the case may be);

     (D) making withdrawals from the Funding 2 reserve account as and when required;

     (E) [reserved]

     (F) making any required withdrawals under the Funding 2 liquidity reserve fund(s), if any;

     (G) applying the Funding 2 available revenue receipts and Funding 2 available principal receipts in accordance with the relevant order of priority of payments for Funding 2 contained in the Funding 2 deed of charge;

     (H) providing Funding 2, the issuer, the security trustee and the rating agencies with a quarterly report in relation to Funding 2;

     (I) making all returns and filings in relation to Funding 2 and the mortgages trustee and providing or procuring the provision of company secretarial and administration services to them; and

     (J) maintaining the Funding 2 principal deficiency ledger.

     For the definitions of Funding 2 available revenue receipts, Funding 2 available principal receipts and the Funding 2 pre-enforcement priorities of payments, see "Cashflows".


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Compensation of cash manager
         The cash manager is paid an annual fee of (GBP)100,000 for its services which is paid in four equal installments quarterly in arrears on each payment date. The fee is inclusive of VAT. The fee is subject to adjustment if the applicable rate of VAT changes.

         In addition, the cash manager is entitled to be indemnified for any expenses or other amounts properly incurred by it in carrying out its duties. The cash manager is paid by the mortgages trustee, Funding 2 and Funding proportionately in accordance with and subject to the terms of the mortgages trust deed, the relevant Funding 2 priority of payments and the Funding priority of payments, prior to amounts due to the issuer under the global intercompany loan.


Resignation of cash manager
         The cash manager may resign only on giving 12 months notice to the [security trustee, the Funding 2 security trustee, Funding 2, Funding] and the mortgages trustee and provided the [security trustee, the Funding 2 security trustee, Funding, Funding 2] and the mortgages trustee each consent in writing to the cash manager's resignation and provided that:

         o a substitute cash manager has been appointed and a new cash management agreement is entered into on terms satisfactory to the [security trustee, the Funding 2 security trustee, the mortgages trustee, Funding and Funding 2]; and

         o the then current ratings of the issuer's notes and the Funding issuers' notes would not be adversely affected as a result of that replacement.

Termination of appointment of cash manager
         The [security trustee/Funding 2 security trustee] may, upon written notice to the cash manager, terminate the cash manager's rights and obligations immediately if any of the following events occurs:

         o the cash manager defaults in the payment of any amount due and fails to remedy such default for a period of 5 London business days after the earlier of becoming aware of the default and receiving a written notice from the [security trustee/Funding 2 security trustee];

         o the cash manager fails to comply with any of its other obligations under the cash management agreement which in the opinion of the security trustee, acting at the direction of the note trustee, is materially prejudicial to the noteholders and does not remedy that failure within 20 days after the earlier of becoming aware of the failure and receiving written notice from the [security/trustee Funding 2 security trustee]; or

         o    the cash manager suffers an insolvency event.

         Upon termination of the appointment of the cash manager, the [security trustee/Funding 2 security trustee] has agreed to use its reasonable endeavors to appoint a substitute cash manager. Any such substitute cash manager will be required to enter into an agreement on substantially the same terms as the provisions of the cash management agreement and any termination is conditional upon the rating agencies having previously confirmed in writing to the issuer and the security trustee that the then current ratings of the issuer's notes and the notes of the Funding issuers will not be downgraded, withdrawn or qualified.

         If the appointment of the cash manager is terminated or it resigns, the cash manager must deliver its books of account relating to the mortgage loans to or at the direction of the mortgages trustee, [Funding, Funding 2, the security trustee or the Funding 2 security


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


trustee], as the case may be. The cash management agreement will terminate automatically when both Funding and Funding 2 have no further interest in the trust property and the global intercompany loan and the Funding intercompany loans have been repaid or otherwise discharged.


Governing law
         The cash management agreement is governed by English law.




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


                        Cash management for the issuer

         The material terms of the issuer cash management agreement are summarized in this section. The summary does not purport to be complete and it is subject to the terms of the issuer cash management agreement. A form of the issuer cash management agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

         On the Funding 2 program date, the issuer and the note trustee appointed Northern Rock to provide cash management services to the issuer.


Cash management services to be provided to the issuer
         The issuer cash manager's duties include, but are not limited to:

     (A) determining no later than the distribution date immediately preceding the relevant payment date:

         o the issuer available revenue receipts to be applied to pay interest on the notes on that relevant payment date to the applicable swap provider or to the noteholders, as applicable, and to pay amounts due to other creditors of the issuer;

         o the issuer available principal receipts to be applied to repay principal of the notes on that relevant payment date; and

         o such other amounts as are expressed to be calculations and determinations made by the issuer cash manager under the conditions of the notes;

     (B) applying issuer available revenue receipts and issuer available principal receipts in accordance with the relevant order of priority of payments for the issuer set out in the issuer cash management agreement;

     (D) providing the issuer, Funding 2, the note trustee and the rating agencies with quarterly reports in relation to the issuer;

     (E) making all returns and filings required of the issuer and procuring the provision of company secretarial and administration services to the issuer;

     (F) arranging payment of all fees to the London Stock Exchange plc or, as applicable, the Financial Services Authority;

     (G) performing, if necessary, all currency and interest rate conversions free of charge, cost or expense at the relevant exchange rate, whether it be a conversion from sterling to dollars or vice versa, sterling to euro or vice versa, or floating rates of interest to fixed rates of interest or vice versa; and

     (H) calculating required subordination amounts and determining whether issuance tests and conditions to the repayment in full of notes have been met.


Issuer's bank account
         As at the Funding 2 program date, the issuer maintains a bank account with the issuer account bank (the "issuer transaction account"). The issuer may, with the prior written consent of the note trustee, open additional or replacement bank accounts.

         If the short-term, unguaranteed and unsubordinated ratings of the issuer account bank cease to be rated "A-1+" by Standard & Poor's, "P-1" by Moody's or "F1+" by Fitch, then the issuer transaction account will be closed and a new issuer transaction account opened with a bank that has the requisite ratings.


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


Compensation of issuer cash manager
         The issuer cash manager will be paid for its services an annual fee of (GBP)[o] which will be paid in four equal installments quarterly in arrears on each payment date. The fee is inclusive of VAT. The fees will be subject to adjustment if the applicable rate of VAT changes.

         In addition, the issuer cash manager will be entitled to reimbursement for any expenses or other amounts properly incurred by it in carrying out its duties. The issuer cash manager will be paid by the issuer prior to amounts due on the notes.


Resignation of issuer cash manager
         The issuer cash manager may resign only on giving 12 months notice to the note trustee and the issuer provided that we and the note trustee consent in writing to the issuer cash manager's resignation and provided that:

         o a substitute issuer cash manager has been appointed and a new issuer cash management agreement is entered into on terms satisfactory to the note trustee and the issuer; and

         o that replacement would not adversely affect the then current ratings of the notes.

Termination of appointment of issuer cash manager
         The issuer or the note trustee may, upon written notice to the issuer cash manager, terminate the issuer cash manager's rights and obligations immediately if any of the following events occurs:

         o the issuer cash manager defaults in the payment of any amount due and fails to remedy such default for a period of 5 London business days after the earlier of becoming aware of the default and receiving written notice from us or the note trustee;

         o the issuer cash manager fails to comply with any of its other obligations under the issuer cash management agreement which in the opinion of the note trustee is materially prejudicial to the noteholders and does not remedy that failure within 20 days after the earlier of becoming aware of the failure and receiving a notice from the note trustee; or

         o    the issuer cash manager suffers an insolvency event.

         Upon termination of the appointment of the issuer cash manager, the note trustee will agree to use its reasonable endeavors to appoint a substitute issuer cash manager. Any such substitute issuer cash manager will be required to enter into an agreement on substantially the same terms as the provisions of the issuer cash management agreement and any termination is conditional upon the rating agencies having previously confirmed in writing to the issuer and the note trustee that the then current ratings of the issuer's notes will not be downgraded, withdrawn or qualified.

         If the appointment of the issuer cash manager is terminated or the issuer cash manager resigns, the issuer cash manager must deliver its books of account relating to the notes to or at the direction of the note trustee. The issuer cash management agreement will terminate automatically when the notes have been fully redeemed.


Governing law
         The issuer cash management agreement will be governed by English law.


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


                     Security for Funding 2's obligations

         To provide security for its obligations under the global intercompany loan agreement and the other transaction documents, Funding 2 has entered into the Funding 2 deed of charge with the Funding 2 secured creditors. A summary of the material terms of the Funding 2 deed of charge is set out below. The summary does not purport to be complete and is subject to the provisions of the Funding 2 deed of charge. This prospectus forms part of the registration statement and a form of the Funding 2 deed of charge has been filed as an exhibit to that registration statement.

         Funding 2 has covenanted in favor of the Funding 2 security trustee for the benefit of the Funding 2 secured creditors (including the Funding 2 security trustee) that Funding 2 will pay all amounts due to each of the Funding 2 secured creditors as they become due and payable (subject to the limited recourse provisions of the global intercompany loan agreement and of the other transaction documents) and that Funding 2 will comply with its other obligations under the transaction documents.

         Subject as provided in the following paragraph, Funding 2 has granted the following security to be held by the Funding 2 security trustee for itself and on trust for the benefit of the Funding 2 secured creditors:

         o a first fixed charge over the Funding 2 share of the trust property;

         o an assignment by way of first fixed security of all of Funding 2's right, title, interest and benefit in the transaction documents (including for the avoidance of doubt rights against the mortgages trustee under the mortgages trust deed, but excluding all of Funding 2's right, title, interest and benefit in the Funding 2 deed of charge) to which Funding 2 is a party from time to time;

         o an assignment by way of fixed security over Funding 2's right, title, interest and benefit in the Funding 2 GIC account, the Funding 2 transaction account, and each other account (if any) of Funding 2 and all amounts standing to the credit of those accounts (including all interest accrued on such amounts);

         o a first fixed charge (which may take effect as a floating charge) of Funding 2's right, title, interest and benefit in all authorized investments purchased from the Funding 2 GIC account, the Funding 2 transaction account, any swap collateral account and each other account (if any) of Funding 2 and all income on such investments; and

         o a first floating charge over all the assets and the undertaking of Funding 2 which are not otherwise effectively subject to a fixed charge or assignment by way of security as described in the preceding paragraphs or as described in the following paragraph (and also extending over all assets and undertaking of Funding 2 situated in or governed by the law of Scotland whether or not effectively charged or assigned by way of security as aforesaid).

         Security which is expressed to be fixed in nature may take effect as floating security depending on the degree of control which the secured party is given over the relevant assets and the degree to which the secured party actually exercises such control.

         In addition, Funding 2 has also granted second ranking fixed and floating security over all of its assets in favor of the Funding 2 security trustee, to secure the same obligations as under the Funding 2 deed of charge. The second priority Funding 2 deed of charge is principally governed by English law but contains certain Scots law provisions. It will be enforceable in the same circumstances as the Funding 2 deed of charge and proceeds of


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


enforcement thereof will be applied in the same order as those following enforcement of the Funding 2 deed of charge.

[Nature of security - fixed charge or floating charge

         Funding 2 may not deal with those of its assets which are subject to a fixed charge without the consent of the Funding 2 security trustee. Accordingly, Funding 2 will not be permitted to deal with the assets which are expressed to be subject to a fixed charge in its ordinary course of business. In this way, the security is said to "fix" over those assets which are expressed to be subject to a fixed charge.

         Unlike fixed charges, a floating charge does not attach to specific assets but "floats" over a class of assets which may change from time to time. Funding 2 is able to deal with assets which are subject to a floating charge only and to give third parties title to those assets free from the floating charge in the event of sale, discharge or modification, provided that such dealings and transfers of title are in the ordinary course of Funding 2's business. Assets which are acquired by Funding 2 after the Funding 2 program date (including assets acquired upon the disposition of any other asset) and which are not subject to any fixed charge mentioned in the section above will be subject to the floating charge created by the Funding 2 deed of charge.

         The existence of the floating charge will allow the Funding 2 security trustee to appoint a receiver as an administrative receiver of Funding 2. The main advantage of the receiver being an administrative receiver is that a person entitled to appoint an administrative receiver can prevent the appointment of an administrator, ensuring that in the event of enforcement proceedings commenced in respect of amounts due and owing by Funding 2, the Funding 2 security trustee will be able to control those proceedings in the best interest of the Funding 2 secured creditors. If an administrator of Funding 2 were appointed this would prevent the appointment of a receiver and freeze the enforcement of rights and remedies without the consent of the administrator or leave of the court.

         The floating charge created by the Funding 2 deed of charge may "crystallize" and become a fixed charge over the relevant class of assets owned by Funding 2 at the time of crystallization. Crystallization will occur automatically following the occurrence of specific events set out in the Funding 2 deed of charge, including, among other events, notice to Funding 2 from the Funding 2 security trustee following a global intercompany loan event of default. A crystallized floating charge will continue to rank behind the claims of preferential creditors (as referred to in this section) on enforcement of the Funding 2 security.]

Funding 2 pre-enforcement and post-enforcement priority of payments

         The Funding 2 deed of charge sets out the order of priority, as at the Funding 2 program date, for the application by the cash manager, prior to the service of a global intercompany loan enforcement notice, of amounts standing to the credit of the Funding 2 transaction account on each payment date. This order of priority is described under "Cashflows - Distribution of Funding 2 available revenue receipts" and Cashflows - Distribution of Funding 2 available principal receipts prior to enforcement of the Funding 2 security".

         The Funding 2 deed of charge sets out the order or priority, as at the Funding 2 program date, for the application by the Funding 2 security trustee (or the cash manager on behalf of the Funding 2 security trustee), following service of a global intercompany loan enforcement notice, of amounts received recovered by the Funding 2 security trustee or a


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


receiver appointed on its behalf. This order of priority is described under "Cashflows - Distribution of monies following enforcement of the Funding 2 security".

Enforcement

         The Funding 2 deed of charge sets out the circumstances upon which and the procedures by which the Funding 2 security trustee may take steps to enforce the Funding 2 security. The Funding 2 security will become enforceable upon the service on Funding 2 by the Funding 2 security trustee of a global intercompany loan enforcement notice (see "The global intercompany loan agreement - Intercompany loan events of default") provided that, if the Funding 2 security has become enforceable otherwise than by reason of a default in payment of any amount due in respect of the global intercompany loan which would be utilized to fund the payment of any class A notes under any loan tranche, the Funding 2 security trustee will not be entitled to dispose of all or part of the assets comprised in the Funding 2 security unless either:

          o a sufficient amount would be realized to allow a full and immediate discharge of such amount under the global intercompany loan agreement as would be sufficient to fund the payment in full of all amounts owing in respect of all class A notes and all prior ranking amounts due by Funding 2; or

          o the Funding 2 security trustee is of the opinion (which shall be binding on the Funding 2 secured creditors), reached after considering the advice of any financial or professional advisers selected by the Funding 2 security trustee (and if the Funding 2 security trustee is unable to obtain such advice having made reasonable efforts to do this, this proviso shall not apply), that the cash flow expected to be received by Funding 2 will not, or that there is a significant risk that it will not, be sufficient (as certified to it by Funding 2), having regard to any other relevant actual, contingent or prospective liabilities of Funding 2 to discharge in full over time such amount under the global intercompany loan agreement as would be sufficient to fund the payment in full of all amounts owing in respect of all class A notes of the issuer and all prior ranking amounts due by Funding 2; and

          o the Funding 2 security trustee shall not be bound to make the determination set out above unless it shall have been indemnified and/or secured to its satisfaction against all liabilities to which it may thereby become liable or which it may incur by so doing.

Conflicts

         The Funding 2 deed of charge provides that, when exercising its discretion and/or when exercising the rights, benefits, powers, trusts, authorities, directions and obligations expressed to be granted by the Funding 2 deed of charge, the Funding 2 security trustee shall act only at the request or direction of the note trustee. The authority of the note trustee to direct the Funding 2 security trustee to act derives from the issuer's assignment to the note trustee of its rights under the global intercompany loan agreement.

Delegation by the Funding 2 security trustee to an authorised third party

         Subject as provided further in the transaction documents, the Funding 2 security trustee shall be entitled to delegate certain of its functions and rights under the transaction documents pursuant to the administration agreement to one or more authorized third parties whom the rating agencies have previously confirmed in writing to the Funding 2 security trustee and the issuer will not result in the ratings on the notes being downgraded, qualified or withdrawn. The Funding 2 security trustee shall be obliged to use reasonable endeavors to procure the appointment of an authorized third party and in the event of any such appointment shall not be required to monitor or supervise the third party's performance and shall not be responsible for any act or omission of such third party or for any loss caused thereby.

No enforcement by Funding 2 secured creditors

         Each of the Funding 2 secured creditors (other than the Funding 2 security trustee and any receiver) has agreed under the Funding 2 deed of charge that only the Funding 2 security trustee may enforce the security created by the Funding 2 deed of charge.

Modification and waiver, fees, retirement and responsibilities of the Funding 2 security trustee

Modification and waiver
         Without the consent of any of the Funding 2 secured creditors, the Funding 2 security trustee (at the direction of the note trustee) may:

         o agree to modifications to the transaction documents provided that the Funding 2 security trustee is of the opinion that any such modification would not materially harm the interests of the noteholders or that such modification is of a formal, minor or technical nature or is required by the rating agencies in respect of any new issuer or new start-up loan provider or other person which accedes to the Funding 2 deed of charge. Any such modification will be binding on the Funding 2 secured creditors; and

         o authorize or waive a proposed or actual breach of any provisions of the transaction documents provided that the Funding 2 security trustee is of the opinion that such breach would not materially harm the interests of the noteholders. Any such authorization or waiver will be binding on the Funding 2 secured creditors.

Fees, expenses and indemnity
         Funding 2 shall reimburse the Funding 2 security trustee for all its costs and expenses properly incurred in acting as Funding 2 security trustee (including but not limited to the cost of using its reasonable endeavors to appoint and maintain an authorised third party). In addition, Funding 2 shall pay to the Funding 2 security trustee a fee of such amount and on such dates as will be agreed from time to time by the Funding 2 security trustee and Funding 2. Funding 2 shall indemnify the Funding 2 security trustee from and against all proceedings, claims, demands, losses, costs, charges, expenses and liabilities incurred by it or to which it may become liable in connection with the exercise of its trusts, powers, authorities and discretions, or otherwise in respect of any matter done or not done relating to the transaction documents, except where the same is caused by the fraud, gross negligence, wilful default or breach of the terms of the Funding 2 deed of charge by the Funding 2 security trustee or any of its officers or employees.

Retirement and removal
         Subject to the appointment of a successor security trustee, the Funding 2 security trustee may retire after giving three months' notice in writing to Funding 2. If within 60 days of having given notice of its intention to retire, Funding 2 has failed to appoint a replacement security trustee, the outgoing security trustee will be entitled to appoint its successor (provided that such successor is acceptable to the rating agencies and agrees to be bound by the terms of the Funding 2 deed of charge). Funding 2 may remove the Funding 2 security trustee or appoint a new Funding 2 security trustee at any time provided that it has the approval, which must not be unreasonably withheld or delayed, of each of the Funding 2


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secured creditors. In addition, the Funding 2 security trustee may subject to conditions specified in the Funding 2 deed of charge, appoint a co-trustee to act jointly with it.

Additional provisions of the Funding 2 deed of charge
         The Funding 2 deed of charge contains a range of provisions limiting the scope of the Funding 2 security trustee's duties and liabilities. These provisions include, among others, that the Funding 2 security trustee:

         o may rely on instructions or directions given to it by the note trustee as being given on behalf of the relevant class of noteholders without inquiry about compliance with the trust deed and on the advice of any lawyer, banker, accountant or other expert;

         o is not responsible for the legality, admissibility in evidence, adequacy or enforceability of the Funding 2 deed of charge or any other transaction document;

         o may rely on documents believed by it to be genuine provided by any of the mortgages trustee, Funding 2 or the cash manager and on the advice of any lawyer, banker, accountant or other expert;

         o may assume that no global intercompany loan event of default has occurred unless it has received notice from a Funding 2 secured creditor stating that a global intercompany loan event of default has occurred and describing that global intercompany loan event of default;

         o is not required to monitor or supervise the functions of the account bank or of any other person under any transaction document;

         o has the power to determine all questions arising in relation to the Funding 2 deed of charge or other transaction document and every determination made shall bind all of the Funding 2 secured creditors;

         o each Funding 2 secured creditor must make its own independent appraisal, without reliance on the Funding 2 security trustee, as to the financial condition and affairs of Funding 2

         o the Funding 2 security trustee will not be liable for any loss, cost, damage or expense which may be caused by anything done or not done by it under the Funding 2 deed of charge or any other transaction document unless caused by the Funding 2 security trustee's fraud, negligence, wilful default or breach of the terms of the Funding 2 deed of charge;

         o the Funding 2 security trustee may accept such title as Funding 2 has to the Funding 2 charged property and will not be required to investigate or make inquiry into Funding 2's titles to such property; and

         o the Funding 2 security trustee will not be responsible for any shortfall which may arise because it is liable to tax in respect of the Funding 2 charged property or the proceeds of such property.

         The Funding 2 security trustee makes no statement or representation in this prospectus, has not authorized or caused the issue of any part of it and takes no responsibility for any part of it. The Funding 2 security trustee does not guarantee the performance of the notes or the payment of principal or interest on the notes.


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Governing law

         The Funding 2 deed of charge will be governed by English law, except for any terms of the second priority Funding 2 deed of charge which are particular to the law of Scotland, all of which shall be governed by and construed in accordance with Scots law.


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                     Security for the issuer's obligations

         To provide security for its obligations under the notes and the other transaction documents, the issuer has entered into the issuer deed of charge with the issuer secured creditors. A summary of the material terms of the issuer deed of charge is set out below. The summary does not purport to be complete and is subject to the provisions of the issuer deed of charge. This prospectus is a part of the registration statement, and a form of the issuer deed of charge has been filed as an exhibit to that registration statement.


Covenant to pay
         The issuer will covenant in favor of the note trustee for the benefit of the issuer secured creditors (including the note trustee) that the issuer will pay all amounts due to each of the issuer secured creditors as they become due and payable and that the issuer will comply with its other obligations under the transaction documents.


Issuer security
         The issuer has granted the following security to be held by the note trustee for itself and on trust for the benefit of the issuer secured creditors (which definition includes the noteholders):

         o an assignment by way of first fixed security of the issuer's rights and claims in respect of all security and other rights held on trust by the security trustee pursuant to the Funding 2 deed of charge;

         o an assignment by way of first fixed security of the issuer's right, title, interest and benefit in the transaction documents to which it is a party, including the global intercompany loan agreement, the Funding 2 deed of charge, each issuer swap agreement, the paying agent and agent bank agreement, [the programme agreement, each subscription agreement,] each underwriting agreement, the corporate services agreement, the issuer bank account agreement, the issuer cash management agreement and the trust deed;

         o an assignment by way of first fixed security over the issuer's right, title, interest and benefit in the issuer transaction accounts, any swap collateral account and each other account (if any) of the issuer, and all amounts or securities standing to the credit of those accounts (including all interest or other income or distributions earned on such amounts or securities);

         o a first fixed charge (which may take effect as a floating charge) of the issuer's right, title, interest and benefit in all authorized investments made by or on behalf of the issuer, including all monies and income payable under those investments; and

         o a first floating charge over all the assets and undertaking of the issuer which are not otherwise effectively subject to a fixed charge or assignment by way of security as described in the preceding paragraphs.

Nature of security - fixed charge or floating charge
         For a description of the nature and certain consequences of taking fixed charges and floating charges see "Security for Funding 2's obligations - Funding 2 security - Nature of security - fixed charge or floating charge". We expect that an appointment of an administrative receiver by the note trustee under the issuer deed of charge will not be prohibited by Section 72A of the Insolvency Act 1986 as the appointment will fall within the


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exception set out under Section 72B of the Insolvency Act 1986 (First
Exception: Capital Market).


Issuer pre-enforcement and post-enforcement priority of payments
         The issuer cash management agreement sets out the order of priority for the application of cash by the issuer cash manager prior to the service of an issuer enforcement notice. This payment order of priority is described under "Cashflows".

         The issuer deed of charge sets out the order of priority for the application by the note trustee (or the issuer cash manager on its behalf), following service of an issuer enforcement notice, of amounts received or recovered by the note trustee or a receiver appointed on its behalf. This order of priority is described under "Cashflows".


Enforcement
         The issuer deed of charge sets out the circumstances in which and the procedures by which the note trustee may take steps to enforce the issuer security.

         The issuer security will become enforceable upon either (1) the enforcement of the Funding 2 security or (2) [service of an issuer enforcement notice by the note trustee].


Conflicts
         The issuer deed of charge contains provisions which require the note trustee to consider the interests of the noteholders as to the exercise of its powers, trusts, authorities, duties and discretions. In the event of a conflict between the interests of the noteholders and the interests of any other issuer secured creditor, the note trustee is required to consider only, unless stated otherwise, the interests of the noteholders. If, in the sole opinion of the note trustee, there may be a conflict as among noteholders, the note trustee will have regard to the interests of the class of noteholders with the highest-ranking notes only. If there is a conflict between the interests of the class A noteholders of one series and the class A noteholders of another series, or conflict between the class B noteholders of one series and the class B noteholders of another series, or conflict between the class M noteholders of one series and the class M noteholders of another series, or conflict between the class C noteholders of one series and the class C noteholders of another series or conflict between the class D noteholders of one series and the class D noteholders of another series then a resolution directing the note trustee to take any action must be passed at a single meeting comprising the holders of each series of the class A notes or, as applicable, each series of the class B notes, each series of the class M notes, each series of the class C notes or each series of the class D notes subject to the conflict. In all cases, the note trustee will only be obliged to act if it is indemnified to its satisfaction. For more information on how the note trustee will resolve conflicts between noteholders, see "Description of the US notes - 11. Meetings of noteholders, modifications and waiver".


No enforcement by issuer secured creditors
         Each of the issuer secured creditors (other than the note trustee acting on behalf of the noteholders) agrees under the issuer deed of charge that only the note trustee may enforce the security created by the issuer deed of charge and it will not take steps directly against the issuer to recover amounts owing to it by the issuer unless the note trustee has become bound to enforce the issuer security but has failed to do so within 30 days of becoming so bound.


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


Modification and waiver, fees, retirement and responsibilities of the note trustee

Modification and waiver
         Without the consent of any of the issuer secured creditors, the note trustee may:

         o agree to modifications to the transaction documents provided that the note trustee is of the opinion that such modification will not materially harm the interests of the noteholders or that such modification is of a formal, minor or technical nature. Any such modification will be binding on the issuer secured creditors; and

         o authorize or waive a proposed or actual breach of any provisions of the notes or of any other transaction documents provided that the note trustee is of the opinion that such breach will not materially harm the interests of the noteholders. Any such authorization or waiver will be binding on the issuer secured creditors.

Fees, expenses and indemnity
         The issuer will reimburse the note trustee for all costs and expenses properly incurred in acting as note trustee. In addition, the issuer shall pay to the note trustee a fee of such amount and on such dates as will be agreed from time to time by the note trustee and the issuer. The issuer shall indemnify the note trustee from and against all proceedings, claims, demands, losses, costs, charges, expenses and liabilities incurred by it or to which it may become liable in connection with the exercise of its trusts, powers, authorities and discretions, or otherwise in respect of any matter done or not done relating to the transaction documents, except where the same is caused by the fraud, gross negligence, willful default or breach of the terms of the issuer deed of charge by the note trustee or any of its officers or employees.


Retirement and removal
         Subject to the appointment of a successor note trustee, the note trustee may retire after giving three months' notice in writing to the issuer. If within 60 days of having given notice of its intention to retire, the issuer has failed to appoint a replacement note trustee, the outgoing note trustee will be entitled to appoint a successor (provided that such successor is acceptable to the rating agencies and agrees to be bound by the terms of the issuer deed of charge). The issuer may remove the note trustee or appoint a new note trustee at any time provided that it has the approval, which must not be unreasonably withheld or delayed, of the issuer secured creditors. In addition, the note trustee may, subject to the conditions specified in the issuer deed of charge, appoint a co-trustee to act jointly with it.


Additional provisions of the issuer deed of charge
         The issuer deed of charge will contain a range of provisions regulating the scope of the note trustee's duties and liabilities. These include the following:

         o the note trustee is not responsible for the legality, admissibility in evidence, adequacy or enforceability of the issuer deed of charge or any other transaction document;

         o the note trustee may assume that no note event of default has occurred unless the note trustee has received notice from a secured creditor of the issuer stating that a note event of default has occurred and describing that note event of default;

         o the note trustee is not required to monitor or supervise the functions of the account bank or of any other person under any transaction document;


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


         o the note trustee has the power to determine all questions arising in relation to the issuer deed of charge or other transaction document entered into by the issuer and every determination made shall bind the note trustee and all of the issuer secured creditors;

         o each issuer secured creditor must make its own independent appraisal, without reliance on the note trustee, as to the financial condition and affairs of the issuer;
         o the note trustee will not be liable for any loss, cost, damage or expense which may be caused by anything done or not done by it under the issuer deed of charge or any other transaction document unless caused by the note trustee's fraud, gross negligence, willful default or breach of the terms of the issuer deed of charge;
         o the note trustee may accept such title as the issuer has to the issuer charged property and will not be required to investigate or make inquiry into the issuer's title to such property;
         o the note trustee will not be responsible for any shortfall which may arise because it is liable to tax in respect of the issuer charged property or the proceeds of such property; and
         o [the note trustee is not required to take steps or action in connection with the transaction documents (including enforcing the issuer security) unless (1) it has been directed or instructed to do so by an extraordinary resolution of a class of noteholders or in writing by the holders of at least 25% of the aggregate principal amount of the notes of a class then outstanding or (if there are no remaining notes outstanding) by any other issuer secured creditor provided that:

              (1) the note trustee will not act at the direction or request of the class B noteholders unless either to do so would not, in its opinion, be materially prejudicial to the interests of the class A noteholders or such action is sanctioned by an extraordinary resolution of the class A noteholders;

              (2) the note trustee will not act at the direction or request of the class M noteholders unless either to do so would not, in its opinion, be materially prejudicial to the interests of the class A noteholders and/or the class B noteholders or such action is sanctioned by extraordinary resolutions of the class A noteholders and/or the class B noteholders, as the case may be;

              (3) the note trustee will not act at the direction or request of the class C noteholders unless either to do so would not, in its opinion, be materially prejudicial to the interests of the class A noteholders and/or the class B noteholders and/or the class M noteholders or such action is sanctioned by extraordinary resolutions of the class A noteholders and/or the class B noteholders and/or the class M noteholders, as the case may be; and

              (4) the note trustee will not act at the direction or request of the class D noteholders unless either to do so would not, in its opinion, be materially prejudicial to the interests of the class A noteholders and/or the class B noteholders and/or the class M noteholders and/or the class C noteholders or such action is sanctioned by extraordinary resolutions of the class A noteholders and/or the class B noteholders and/or the class M noteholders and/or the class C noteholders, as the case may be; and


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


              (5) it has been indemnified to its satisfaction against all costs, liabilities and claims which it may incur or in respect of which it may become liable.]

         The note trustee makes no statement or representation in this prospectus, has not authorized or caused the issue of any part of it and takes no responsibility for any part of it. The note trustee does not guarantee the performance of the notes or the payment of principal or interest on the notes.


Governing law
         The issuer deed of charge will be governed by English law.


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


                         Description of the trust deed

         The principal agreement governing the notes is the trust deed dated on or about the Funding 2 program date and made between the issuer and the note trustee. A summary of the material terms of the trust deed is set out below. The summary does not purport to be complete and it is subject to the provisions of the trust deed. A form of the trust deed has been filed as an exhibit to the registration statement and this prospectus forms part of the registration statement.

         The trust deed sets out the forms of the global note certificates and the individual note certificates. It also sets out the terms and conditions of the notes, and the conditions for the issue of individual note certificates and/or the cancellation of any notes. The paying agent and agent bank agreement contains detailed provisions regulating the appointments of the paying agents and other agents.

         The trust deed also contains covenants made by the issuer in favor of the note trustee and the noteholders. The main covenants are that the issuer will pay interest and repay principal of each of the notes when due. Some of the covenants also appear in the terms and conditions of the notes (see "Description of the US notes"). The issuer also covenants that it will do all things necessary to maintain the listing on the official list of the UK Listing Authority and to maintain trading of the notes on the London Stock Exchange plc and to keep in place a common depository, paying agents and an agent bank, and further covenants with the note trustee that it will comply with and perform and observe all its obligations in the trust deed. The trust deed provides for delivery to the note trustee of an annual statement signed by an officer of the issuer to the effect that the issuer has fulfilled its material obligations under the trust deed throughout the preceding financial year, except as specified in such statement.

         The trust deed provides that the class A noteholders' interests take precedence for so long as the class A notes are outstanding and thereafter the interests of class B noteholders take precedence for so long as the class B notes are outstanding and thereafter the interests of class M noteholders take precedence for so long as the class M notes are outstanding and thereafter the interests of the class C noteholders take precedence for so long as the class C notes are outstanding and thereafter the interests of the class D notes take precedence for so long as the class D notes are outstanding. Certain basic terms of each class of notes may not be amended without the consent of the majority of the holders of that class of note and the consent of the majority of the holders of the other classes of notes outstanding (see "Description of the US notes").

         The trust deed sets out the terms under which the note trustee is appointed, the indemnification of the note trustee, the payment it receives and the extent of the note trustee's authority to act beyond its statutory powers under English law. The note trustee is also given the ability to appoint a delegate or agent in the execution of any of its duties under the trust deed. The trust deed sets out the circumstances in which the note trustee may resign or retire.

         The trust deed includes certain provisions required by the US Trust Indenture Act of 1939. These provisions include, but are not limited to:

     (a) maintenance of a noteholder list by the note trustee;

     (b) provision of annual reports and other information by the issuer to the note trustee;

     (c) ability of noteholders to waive certain past defaults of the issuer;


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


     (d) duty of the note trustee (following a note event of default) to use the same degree of care in exercising its responsibilities as would be exercised by a prudent person conducting their own affairs;

     (e) duty of the note trustee to notify all noteholders of any note event of default of which it has actual knowledge; and

     (f) right of the note trustee to resign at any time by notifying the issuer in writing, and the ability of the issuer to remove the note trustee under certain circumstances.

         Finally, the trust deed provides that until the notes have been paid in full, they shall be entitled to the benefit of and be bound by the terms and conditions of the trust deed. The trust deed will be discharged with respect to the collateral securing the notes upon the delivery to the note trustee for cancellation of all the notes or, with certain limitations, upon deposit with the note trustee of funds sufficient for the payment in full of all the notes.


Trust Indenture Act prevails
         The trust deed contains a stipulation that, if any provision of the trust deed limits, qualifies or conflicts with another provision which is required to be included in the trust deed by, and is not subject to a contractual waiver under, the US Trust Indenture Act of 1939, as amended, the required provision of that Act shall be deemed to be incorporated into the trust deed and shall prevail.


Governing law
         The trust deed will be governed by English law.


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                                   The notes

         Each issuance of notes will be authorized by a resolution of the board of directors of the issuer prior to the relevant closing date. Each issue of notes will be constituted by the trust deed, between the issuer and the note trustee, as trustee for, among others, the holders for the time being of the notes. The trust deed includes provisions which enable it to be modified or supplemented and any reference to the trust deed is a reference also to the document as modified or supplemented in accordance with its terms.

         The material terms of the notes are described in this prospectus. However, the statements set out in this section with regard to the notes and the global note certificates representing the notes are subject to the detailed provisions of the trust deed. The trust deed will include the forms of the global note certificates and the forms of the individual note certificates. A paying agent and agent bank agreement between the issuer, the note trustee, Citibank, N.A. in London as "principal paying agent", the other paying agents (together with the principal paying agent, called the "paying agents"), the transfer agent, the registrar and the agent bank, regulates how payments will be made on the notes and how determinations and notifications will be made. The parties to the paying agent and agent bank agreement will include, on an ongoing basis, any successor party appointed in accordance with its terms.

         Each class of each series of notes will be represented initially by a global note certificate in registered form without interest coupons attached. The US notes will initially be offered and sold pursuant to a registration statement, of which this prospectus forms a part, filed with the SEC. The Reg S notes, which are not being offered by this prospectus, will initially be offered and sold outside the United States to non-US persons pursuant to Regulation S under the Securities Act. The global note certificates representing the US notes offered by this prospectus (the "US global note certificates") will be deposited with Citibank, N.A., as the custodian for, and registered in the name of Cede & Co., as nominee of The Depository Trust Company, referred to in this prospectus as "DTC". On confirmation from the custodian that it holds the US global note certificates, DTC will record book-entry interests in the beneficial owner's account or the participant account through which the beneficial owner holds its interests in the notes. These book-entry interests will represent the beneficial owner's beneficial interest in the relevant US global note certificates.

         The amount of notes represented by each global note certificate is evidenced by the register maintained for that purpose by the registrar. Together, the notes represented by the global note certificates and any outstanding individual note certificates will equal the aggregate principal amount of the notes outstanding at any time. However, except as described under "- Individual note certificates", individual note certificates shall not be issued.

         Beneficial owners may hold their interests in the global note certificates only through DTC, Clearstream, Luxembourg or Euroclear, as applicable, or indirectly through organizations that are participants in any of those systems. Ownership of these beneficial interests in a global note certificate will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC, Clearstream, Luxembourg or Euroclear (with respect to interests of their participants) and the records of their participants (with respect to interests of persons other than their participants). By contrast, ownership of direct interests in a global note certificate will be shown on, and the transfer of that ownership will be effected through, the register maintained by the registrar. Because of this holding structure of the notes, beneficial owners of notes may look only to DTC, Clearstream, Luxembourg or Euroclear, as applicable, or their respective participants for their beneficial entitlement to those notes. The issuer expects that DTC, Clearstream, Luxembourg or Euroclear will take any action permitted to be taken by a beneficial owner of


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


notes only at the direction of one or more participants to whose account the interests in a global note certificate is credited and only in respect of that portion of the aggregate principal amount of notes as to which that participant or those participants has or have given that direction.

         Beneficial owners will be entitled to the benefit of, will be bound by and will be deemed to have notice of, all the provisions of the trust deed and the paying agent and agent bank agreement. Beneficial owners can see copies of these agreements at the principal office for the time being of the note trustee, which is, as of the date of this document, The Bank of New York, London Branch and at the specified office for the time being of each of the paying agents. Pursuant to its obligations under the Listing Rules made by the UK Listing Authority, the issuer will maintain a paying agent in the United Kingdom until the date on which the notes are finally redeemed.


Payment
         Principal and interest payments on the US notes will be made via the paying agents to DTC or its nominee, as the registered holder of the US global note certificates. DTC's practice is to credit its participants' accounts on the applicable payment date according to their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that payment date.

         Payments by DTC, Clearstream, Luxembourg and Euroclear participants to the beneficial owners of notes will be governed by standing instructions, customary practice, and any statutory or regulatory requirements as may be in effect from time to time, as is now the case with securities held by the accounts of customers registered in "street name". These payments will be the responsibility of the DTC, Clearstream, Luxembourg or Euroclear participant and not of DTC, Clearstream, Luxembourg, Euroclear, any paying agent, the note trustee or the issuer. None of the issuer, the note trustee, any underwriter nor any paying agent will have any responsibility or liability for any aspect of the records of DTC, Clearstream, Luxembourg or Euroclear relating to or payments made by DTC, Clearstream, Luxembourg or Euroclear on account of beneficial interests in the global note certificates or for maintaining, supervising or reviewing any records of DTC, Clearstream, Luxembourg or Euroclear relating to those beneficial interests.


Clearance and settlement

The clearing systems
         DTC has advised us and the underwriters that it intends to follow the following procedures:

         DTC will act as securities depository for the US global note certificates. The US notes represented by the US global note certificates will be issued as securities registered in the name of Cede & Co. (DTC's nominee).

         DTC has advised us that it is a:

         o     limited-purpose trust company organized under New York Banking
               Law;

         o     "banking organization" within the meaning of New York Banking
               Law;

         o     member of the Federal Reserve System;

         o "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

         o "clearing agency" registered under the provisions of Section 17A of the Exchange Act.


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


         DTC holds securities for its participants and facilitates the clearance and settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic book-entry changes in its participants' accounts. This eliminates the need for physical movement of securities certificates. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to the DTC system is also available to others including securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

         Transfers between participants on the DTC system will occur under DTC rules. Transfers between participants on the Clearstream, Luxembourg system and participants in the Euroclear system will occur under their rules and operating procedures.

         Purchases of notes under the DTC system must be made by or through DTC participants, which will receive a credit for the notes on DTC's records. The ownership interest of each actual beneficial owner is in turn to be recorded on the DTC participants' and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase. However, beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC participant or indirect participant through which the beneficial owner entered into the transaction. Transfer of ownership interests in the US notes are to be accomplished by entries made on the books of DTC participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interest in notes unless use of the book-entry system for the notes described in this section is discontinued.

         To facilitate subsequent transfers, all offered global note certificates deposited with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of these offered global note certificates with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the ultimate beneficial owners of the notes. DTC's records reflect only the identity of the DTC participants to whose accounts the beneficial interests are credited, which may or may not be the actual beneficial owners of the notes. The DTC participants will remain responsible for keeping account of their holdings on behalf of their customers.

         Conveyance of notices and other communications by DTC to DTC participants, by DTC participants to indirect participants, and by DTC participants and indirect participants to beneficial owners will be governed by arrangements among them and by any statutory or regulatory requirements in effect from time to time.

         Redemption notices for the US notes represented by the offered global note certificates will be sent to DTC. If less than all of those notes are being redeemed by investors, DTC's practice is to determine by lot the amount of the interest of each participant in those notes to be redeemed.

         Neither DTC nor Cede & Co. will consent or vote on behalf of the US notes. Under its usual procedures, DTC will mail an omnibus proxy to the issuer as soon as possible after the record date, which assigns the consenting or voting rights of Cede & Co. to those DTC participants to whose accounts the book-entry interests are credited on the record date, identified in a list attached to the proxy.

         The issuer understands that under existing industry practices, when the issuer requests any action of noteholders or when a beneficial owner desires to give or take any action which a noteholder is entitled to give or take under the trust deed, DTC generally will give or take that action, or authorize the relevant participants to give or take that action, and those participants would authorize beneficial owners owning through those participants to


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give or take that action or would otherwise act upon the instructions of beneficial owners through them.

         The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the issuer believes to be reliable, but the issuer takes no responsibility for the accuracy thereof.

         Clearstream, Luxembourg and Euroclear each hold securities for their participating organizations and facilitate the clearance and settlement of securities transactions between their respective participants through electronic book-entry changes in accounts of those participants, thereby eliminating the need for physical movement of securities. Clearstream, Luxembourg and Euroclear provide various services including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg and Euroclear also deal with domestic securities markets in several countries through established depository and custodial relationships.

         Clearstream, Luxembourg and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other. Transactions may be settled in Clearstream, Luxembourg and Euroclear in any of numerous currencies, including United States dollars and euro. Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream, Luxembourg participants are financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, and clearing corporations. Indirect access to Clearstream, Luxembourg is also available to others, including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

         The Euroclear system was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. The Euroclear system is operated by Euroclear Bank S.A./N.V. (the "Euroclear operator"). All operations are conducted by the Euroclear operator. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator.

         Euroclear participants include banks - including central banks - securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear system is also available to other firms that maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing use of Euroclear and the related Operating Procedures of the Euroclear system. These terms and conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments for securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under these terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

         As the holders of book-entry interests, beneficial owners will not have the right under the trust deed to act on solicitations by the issuer for action by noteholders. Beneficial owners will only be able to act to the extent they receive the appropriate proxies to do so from DTC, Clearstream, Luxembourg or Euroclear or, if applicable, their respective participants. No assurances are made about these procedures or their adequacy for ensuring timely exercise of remedies under the trust deed.

         No beneficial owner of an interest in a note represented by a global note certificate will be able to transfer that interest except in accordance with applicable procedures, in


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addition to those provided for under the trust deed, of DTC, Clearstream,
Luxembourg and Euroclear, as applicable. The laws of some jurisdictions require that some purchasers of securities take physical delivery of those securities in definitive form. These laws and limitations may impair the ability to transfer beneficial interests in a note represented by a global note certificate. See "Risk Factors - You will not receive physical notes, which may cause delays in distributions and hamper your ability to pledge or resell the notes".


Clearance and settlement

Initial settlement
         The offered global note certificates for each series and class of notes will be delivered on the relevant closing date to Citibank, N.A., as custodian for DTC. Customary settlement procedures will be followed for participants of each system on that closing date. Notes will be credited to investors' securities accounts on the relevant closing date against payment in same-day funds.


Secondary trading
         Secondary market sales of book-entry interests in US notes between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled using the procedures applicable to conventional United States corporate debt obligations.

         Although DTC, Clearstream, Luxembourg and Euroclear have agreed to these procedures to facilitate transfers of interests in securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are not obligated to perform these procedures. Additionally, these procedures may be discontinued at any time. None of the issuer, any agent, the underwriters or any affiliate of any of the foregoing, or any person by whom any of the foregoing is controlled for the purposes of the Securities Act, will have any responsibility for the performance by DTC, Clearstream, Luxembourg, Euroclear or their respective direct or indirect participants or accountholders of their respective obligations under the rules and procedures governing their operations or for the sufficiency for any purpose of the arrangements described in this prospectus.


Individual note certificates
         Beneficial owners of US notes will only be entitled to receive individual note certificates under the following limited circumstances:

         o as a result of any amendment to, or change in, the laws or regulations of the United Kingdom (or any political subdivision thereof) or of any authority therein or thereof having power to tax or in the interpretation or administration of such laws or regulations which becomes effective on or after the relevant closing date, the issuer or any paying agent is or will be required to make any deduction or withholding from any payment on the notes that would not be required if the notes were represented by individual note certificates; or

         o DTC notifies the issuer that it is unwilling or unable to hold the offered global note certificates or is unwilling or unable to continue as, or has ceased to be, a clearing agency registered under the Exchange Act and, in each case, the issuer cannot appoint a successor within 90 days of such notification.

         In no event will individual note certificates in bearer form be issued. Any individual note certificate will be issued in registered form in minimum denominations as specified in the related prospectus supplement. Any individual note certificates will be registered in that name or those names as the registrar shall be instructed by DTC, Clearstream, Luxembourg and Euroclear, as applicable. It is expected that these instructions will be based upon


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directions received by DTC, Clearstream, Luxembourg and Euroclear from their participants reflecting the ownership of book-entry interests. To the extent permitted by law, the issuer, the note trustee and any paying agent shall be entitled to treat the person in whose names any individual note certificate is registered as the absolute owner thereof. The paying agent and agent bank agreement contains provisions relating to the maintenance by a registrar of a register reflecting ownership of the notes and other provisions customary for a registered debt security.

         Any person receiving individual note certificates will not be obligated to pay or otherwise bear the cost of any tax or governmental charge or any cost or expense relating to insurance, postage, transportation or any similar charge, which will be solely the responsibility of the issuer. No service charge will be made for any registration of transfer or exchange of any individual note certificates.


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                          Description of the US notes

         The following is a summary of the material terms and conditions of the US notes , numbered 1 to [16]. This summary does not need to be read with the actual terms and conditions of the US notes in order to learn all the material terms and conditions of the US notes. The complete terms and conditions of the US notes are set out in the trust deed, a form of which has been filed as an exhibit to the registration statement, and in the event of a conflict, the terms and conditions of the notes set out in the trust deed will prevail.

         References in this section to the "notes" mean collectively the class A notes, the class B notes, the class M notes, the class C notes and the class D notes of each series. Furthermore, this section, as elsewhere in this prospectus, provides information on the Reg S notes that are not being offered to the public in the United States by this prospectus. This information is provided only to enhance your understanding of the US notes. You should be aware that, as each series and class of notes will be the subject of the following documents:

         o a trust deed dated the Funding 2 program date between the note trustee and us;

         o a paying agent and agent bank agreement dated the Funding 2 program date between the principal paying agent, the agent bank, the other paying agents, the transfer agent, the registrar, the note trustee and us;

         o an issuer deed of charge dated the Funding 2 program date between the note trustee, the swap providers, certain other parties and us; and

         o if applicable, an issuer swap agreement, dated the closing date related to the series and class of notes, between the issuer swap provider, the note trustee and us.

         When we refer to the parties to these documents, the reference includes any successor to that party validly appointed.

         Initially the parties will be as follows:

         o    Granite Master Issuer plc, as issuer;

         o Citibank, N.A., as principal paying agent, US paying agent, agent bank, transfer agent and registrar; and

         o The Bank of New York, as Funding 2 security trustee and note trustee.

         The noteholders will be bound by and deemed to have notice of all of the provisions of the trust deed, the issuer deed of charge, the global intercompany loan agreement, the Funding 2 deed of charge, the issuer cash management agreement, the paying agent and agent bank agreement and the issuer swap agreements which are applicable to them. Noteholders can view drafts of those documents at our registered office and the specified office of any of the paying agents after the Funding 2 program date.

         There is no English law that prohibits US residents from holding notes solely because of their residence outside the UK.

         There are no UK governmental laws or regulations other than in relation to withholding tax, as described under "Material United Kingdom tax consequences - Withholding tax", that restrict payments made to non-UK resident noteholders.


1.       Form, denomination, register, title and transfers

         The US notes are being offered and sold to the public in the United States and to institutional investors outside the United States.

         The US notes are in global registered form, without coupons attached. Transfers and exchanges of beneficial interests in notes represented by global note


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certificates are made in accordance with the rules and procedures of DTC,
Euroclear and/or Clearstream, Luxembourg, as applicable.

         Global note certificates will be exchanged for individual note certificates in definitive registered form only under certain limited circumstances. If individual note certificates are issued, they will be serially numbered and issued in an aggregate principal amount equal to the principal amount outstanding of the relevant global note certificates and in registered form only.

         The registrar will maintain a register in respect of the US notes in accordance with the provisions of the paying agent and agent bank agreement. References in this section to a "holder" of a US note means the person in whose name such US note is for the time being registered in the register (or, in the case of a joint holding, the first named thereof) and "noteholder" shall be construed accordingly. A "note certificate" will be issued to each noteholder in respect of its registered holding. Each note certificate will be numbered serially with an identifying number that will be recorded in the register.

         The holder of each US note shall (except as otherwise required by law) be treated as the absolute owner of such US note for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any other interest therein, any writing on the note certificate relating thereto (other than the endorsed form of transfer) or any notice of any previous loss or theft of such note certificate) and no person shall be liable for so treating such holder.

         Subject to the provisions below, a US note may be transferred upon surrender of the relevant note certificate, with the endorsed form of transfer duly completed, at the specified offices of the registrar or any transfer agent specified in the paying agent and agent bank agreement, together with such evidence as the registrar or (as the case may be) such transfer agent may reasonably require to prove the title of the transferor and the authority of the individuals who have executed the form of transfer; provided, however, that a US note may not be transferred unless the principal amount of US notes transferred and (where not all of the US notes held by a holder are being transferred) the principal amount of the balance of US notes not transferred are authorized holdings. Where not all the US notes represented by the surrendered note certificate are the subject of the transfer, a new note certificate in respect of the balance of the US notes will be issued to the transferor.

         Within five commercial business days of such surrender of a note certificate, the registrar will register the transfer in question and deliver a new note certificate of a like principal amount to the US notes transferred to each relevant holder at its specified office or (as the case may be) the specified office of any transfer agent or (at the request and risk of any such relevant holder) by uninsured first class mail (and by airmail if the holder is overseas) to the address specified for the purpose by such relevant holder. In this paragraph, "commercial business day" means a day on which commercial banks are open for business (including dealings in foreign currencies) in the city where the registrar or (as the case may be) the relevant transfer agent has its specified office.

         The transfer of a US note will be effected without charge by or on behalf of us, the registrar or any transfer agent but against such indemnity as the registrar or (as the case may be) such transfer agent may require in respect of any tax or other duty of whatsoever nature which may be levied or imposed in connection with such transfer.

         Noteholders may not require transfers to be registered during the period of 15 days ending on the due date for any payment of principal or interest in respect of the US notes.

         All transfers of US notes and entries on the register are subject to the detailed regulations concerning the transfer of US notes scheduled to the paying agent and agent bank agreement. We may change the regulations with the prior written approval of the note trustee and the registrar. A copy of the current regulations will be mailed (free of charge) by the registrar to any noteholder who requests in writing a copy of such regulations.


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2.       Status, security and priority
         The notes of each series and class are our direct, secured and unconditional obligations and will at all times rank equally, without preference or priority amongst themselves.

         Subject to the provisions of Condition 5 and subject to the other payment conditions set out in the relevant Note Supplement and the other Transaction Documents:

         o the class A notes of each series will rank without preference or priority between themselves but in priority to the class B notes, the class M notes, the class C notes and the class D notes of any series;

         o the class B notes of each series will rank without preference or priority between themselves but in priority to the class M notes, the class C notes and the class D notes of any series;

         o the class M notes of each series will rank without any preference or priority between themselves but in priority to the class C notes and the class D notes of any series; and

         o the class C notes of each series will rank without any preference or priority between themselves but in priority to the class D notes of any series.

         The note trustee is required to have regard to the interests of all classes of noteholders equally. However, if there are any class A notes outstanding and if there is or may be a conflict between the interests of the class A noteholders and the interests of the class B noteholders and/or the class M noteholders and/or the class C noteholders and/or the class D noteholders, then the note trustee will have regard to the interests of the class A noteholders only. If there are no class A notes outstanding and there are any class B notes outstanding, and if there is or may be a conflict between the interests of the class B noteholders and the interests of the class M noteholders and/or the class C noteholders and/or the class D noteholders, then the note trustee will have regard to the interests of the class B noteholders only. If there are no class A notes outstanding and no class B notes outstanding and there are any class M notes outstanding, and if there is or may be a conflict between the interests of the class M noteholders and the interests of the class C noteholders and/or the class D noteholders, then the note trustee will have regard to the interests of the class M noteholders only. If there are no class A notes outstanding, no class B notes outstanding and no class M notes outstanding and there are class C notes outstanding, and if there is or may be a conflict between the interests of the class C noteholders and the interests of the class D noteholders, then the note trustee will have regard to the interests of the class C noteholders only.

         Except in certain limited circumstances described in number 11, there is no limitation on the power of class A noteholders to pass an effective extraordinary resolution the exercise of which is binding on the class B noteholders, the class M noteholders, the class C noteholders and the class D noteholders. As described in number 11 there are provisions limiting the power of the class B noteholders, the class M noteholders, the class C noteholders and the class D noteholders to pass an effective extraordinary resolution, depending on its effect on the class A noteholders. Likewise, except in the limited circumstances described in number 11, there is no limitation on the power of class B noteholders to pass an effective extraordinary resolution the exercise of which is binding on the class M noteholders, the class C noteholders and the class D noteholders. As described in number 11 there are provisions limiting the power of the class M noteholders, the class C noteholders and the class D noteholders to pass an effective extraordinary resolution, depending on its effect on the class B noteholders. Likewise, except in the limited circumstances described in number 11, there is no limitation on the power of class M noteholders to pass an effective extraordinary resolution the exercise of which is binding on the class C noteholders and the class D noteholders. As described in number 11 there are provisions limiting the power of the class C noteholders and the class D noteholders to pass


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


an effective extraordinary resolution, depending on its effect on the class M noteholders. Likewise, except in the limited circumstances described in number 11, there is no limitation on the power of class C noteholders to pass an effective extraordinary resolution the exercise of which is binding on the class D noteholders. As described in number 11 there are provisions limiting the power of the class D noteholders to pass an effective extraordinary resolution, depending on its effect on the class C noteholders.

         The note trustee is entitled to assume that any exercise by it of any power, discretion or duty under the transaction documents will not be materially prejudicial to the interests of the noteholders (or any series and/or class of noteholders) if the rating agencies have confirmed that the current ratings of the notes will not be adversely affected by that exercise.

         The security for the payment of amounts due under the notes is created by the issuer deed of charge. We have created the security in favor of the note trustee who will hold it for itself and on behalf of the issuer secured creditors (which definition includes the noteholders).


3.       Covenants

         If any note is outstanding, we will not, unless it is provided in or permitted by the terms and conditions of the notes or the terms of the transaction documents to which we are a party or by the written consent of the note trustee:

         o create or permit to subsist any mortgage, standard security, pledge, lien, charge or other security interest on the whole or any part of its present or future assets or undertakings;

         o sell, assign, transfer, lease or otherwise dispose of or grant any option or right to acquire over, all or any of its assets, properties or undertakings or any interest or benefit in its assets or undertakings;

         o permit any other person other than itself and the note trustee (as to itself and on behalf of the issuer secured creditors) to have any equitable or beneficial interest in any of its assets or undertakings;

         o have an interest in any bank account other than our bank accounts maintained pursuant to the transaction documents;

         o carry on any business other than as described in this prospectus (as revised supplemented and/or amended from time to time) or as contemplated in the transaction documents relating to the issue of the notes;

         o incur any indebtedness in respect of borrowed money whatsoever or give any guarantee or indemnity in respect of any indebtedness or obligation of any person;

         o consolidate with or merge with any person or transfer substantially all of its properties or assets to any person;

         o waive or consent to the modification or waiver of any of the obligations relating to the issuer security;

         o    have any employees, premises or subsidiaries;

         o pay any dividend or make any other distributions to its shareholders or issue any further shares or alter any rights attaching to its shares as at the date of the issuer deed of charge;

         o    purchase or otherwise acquire any notes; or

         o engage in any activities in the United States (directly or through agents), or derive any income from United States sources as determined under United States income tax principles, or hold any property if doing so would cause it to be engaged in a trade or business within the United States as determined under United States income tax principles.


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4.       Interest

(A)      Interest on fixed rate notes

         Each fixed rate note bears interest on its principal amount outstanding from (and including) the interest commencement date at the rate(s) per annum equal to the rate(s) of interest payable, subject as provided in the terms and conditions, in arrear on the [payment date(s)] in each year up to (and including) the final maturity date.

         Except as provided in the applicable prospectus supplement, the amount of interest payable on each payment date in respect of the fixed interest period ending on (but excluding) such date will amount to the fixed coupon amount. Payments of interest on any payment date will, if so specified in the applicable prospectus supplement, amount to the broken amount so specified.

         As used in this summary, "fixed interest period" means the period from (and including) a payment date (or the interest commencement date) to (but excluding) the next (or first) payment date.

         If interest is required to be calculated in respect of any note for a period other than a fixed interest period, such interest shall be calculated by applying the rate of interest specified in the applicable prospectus supplement to the principal amount outstanding on such note, multiplying such sum by the applicable day count fraction, and rounding the resultant figure to the nearest sub-unit of the relevant specified currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention.

         "day count fraction" means, in respect of the calculation of an amount of interest in respect of a fixed rate note:

         (i) if "Actual/Actual (ISMA)" is specified in the applicable prospectus supplement:

                  (a) in the case of notes where the number of days in the relevant period from (and including) the most recent payment date (or, if none, the interest commencement date) to (but excluding) the relevant payment date (the "accrual period") is equal to or shorter than the determination period during which the accrual period ends, the number of days in such accrual period divided by the product of (1) the number of days in such determination period and (2) the number of determination dates (as specified in the applicable prospectus supplement) that would occur in one calendar year; or

                  (b) in the case of notes where the accrual period is longer than the determination period during which the accrual period ends, the sum of:

                           (1) the number of days in such accrual period falling in the determination period in which the accrual period begins divided by the product of (x) the number of days in such determination period and (y) the number of determination dates that would occur in one calendar year; and

                           (2) the number of days in such accrual period falling in the next determination period divided by the product of (x) the number of days in such determination period and (y) the number of determination dates that would occur in one calendar year; and

         (ii) if "30/360" is specified in the applicable prospectus supplement, the number of days in the period from (and including) the most recent payment date (or, if none, the interest commencement date) to (but excluding) the relevant


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


                  payment date (such number of days being calculated on the basis of a year of 360 days with 12 30-day months) divided by 360.

(B)      Interest on floating rate notes and index linked interest notes
         (i)      Payment dates

                  Each floating rate note and index linked interest note bears interest on its principal amount outstanding from (and including) the interest commencement date and such interest will be payable in arrear on the applicable payment dates:

                  (a) the specified payment date(s) in each year specified in the applicable prospectus supplement; or

                  (b) if no specified payment date(s) is/are specified in the applicable prospectus supplement, each date (each such date, together with each specified payment date, a "payment date") which falls the number of months or other period specified as the specified period in the applicable prospectus supplement after the preceding payment date or, in the case of the first payment date, after the interest commencement date.

                  Such interest will be payable in respect of each interest period.

                  If a business day convention is specified in the applicable prospectus supplement and (x) if there is no numerically corresponding day in the calendar month in which a payment date should occur or (y) if any payment date would otherwise fall on a day that is not a business day, then, if the business day convention specified is:

                  (1) in any case where specified periods are specified in accordance with paragraph (i)(b) above, the "floating rate convention", such payment date (i) in the case of (x) above, shall be the last day that is a business day in the relevant month and the provisions of (B) below shall apply [mutatis mutandis] or (ii) in the case of (y) above, shall be postponed to the next day which is a business day unless it would thereby fall into the next calendar month, in which event (A) such payment date shall be brought forward to the immediately preceding business day and (B) each subsequent payment date shall be the last business day in the month which falls the specified period after the preceding applicable payment date occurred; or

                  (2) the "following business day convention", such payment date shall be postponed to the next day which is a business day; or

                  (3) the "modified following business day convention", such payment date shall be postponed to the next day which is a business day unless it would thereby fall into the next calendar month, in which event such payment date shall be brought forward to the immediately preceding business day; or

                  (4) the "preceding business day convention", such payment date shall be brought forward to the immediately preceding business day.

         (ii)     Rate of interest


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


                  The rate of interest payable from time to time in respect of floating rate notes and index linked interest notes will be determined in the manner specified in the applicable prospectus supplement.

                  (a)      ISDA Determination for floating rate notes

                           Where "ISDA Determination" is specified in the applicable prospectus supplement as the manner in which the rate of interest is to be determined, the rate of interest for each interest period will be the relevant ISDA rate plus or minus (as indicated in the applicable prospectus supplement) the margin (if any). For the purposes of this sub-paragraph
                           (a), "ISDA rate" for an interest period means a rate equal to the floating rate that would be determined by the principal paying agent or other person specified in the applicable prospectus supplement under an interest rate swap transaction if the principal paying agent or that other person were acting as calculation agent for that swap transaction under the terms of an agreement incorporating the ISDA definitions and under which:

                           (1) the floating rate option is as specified in the applicable note supplement;

                           (2) the designated maturity is the period specified in the applicable note supplement; and

                           (3) the relevant reset date is either (i) if the applicable floating rate option is based on LIBOR or EURIBOR for a currency, the first day of that interest period, or
                                    (ii) in any other case, as specified in
                                    the applicable prospectus supplement.

                           For the purposes of this sub-paragraph (a), "floating rate", "calculation agent", "floating rate option", "designated maturity" and "reset date" have the meanings given to those terms in the ISDA definitions.

                  (b)      Screen Rate Determination for Floating Rate Covered
                           Bonds

                           Where "Screen Rate Determination" is specified in the applicable prospectus supplement as the manner in which the rate of interest is to be determined, the rate of interest for each interest period will, subject as provided below, be either:

                           (1) the offered quotation (if there is only one quotation on the relevant screen page); or

                           (2) the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of the offered quotations,

                           (expressed as a percentage rate per annum) for the reference rate which appears or appear, as the case may be, on the relevant screen page as at 11.00 a.m. (London time, in the case of LIBOR, or Brussels time, in the case of EURIBOR) on the interest determination date in question plus or minus the margin (if any), all as determined by the principal paying agent. If five or more of such offered quotations are


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                           available on the relevant screen page, the highest
                           (or, if there is more than one such highest quotation, one only of such quotations) and the lowest (or, if there is more than one such lowest quotation, one only of such quotations) shall be disregarded by the principal paying agent for the purpose of determining the arithmetic mean (rounded as provided above) of such offered quotations.

                           The issuer paying agent and agent bank agreement contains provisions for determining the rate of interest pursuant to this sub-paragraph (b) in the event that the relevant screen page is not available or if, in the case of (1) above, no such offered quotation appears or, in the case of (2) above, fewer than three such offered quotations appear, in each case as at the time specified in the preceding paragraph.

                           If the reference rate from time to time in respect of floating rate notes is specified in the applicable prospectus supplement as being other than LIBOR or EURIBOR, the rate of interest in respect of such notes will be determined as provided in the applicable prospectus supplement.



         (iii)    Minimum rate of interest and/or maximum rate of interest

                  If the applicable prospectus supplement specifies a minimum rate of interest for any interest period, then, in the event that the rate of interest in respect of such interest period determined in accordance with the provisions of paragraph
                  (ii) above is less than such minimum rate of interest, the rate of interest for such interest period shall be such minimum rate of interest.

                  If the applicable note supplement specifies a maximum rate of interest for any interest period, then, in the event that the rate of interest in respect of such interest period determined in accordance with the provisions of paragraph
                  (ii) above is greater than such maximum rate of interest, the rate of interest for such interest period shall be such maximum rate of interest.

         (iv) Determination of rate of interest and calculation of interest amounts

                  The [principal paying agent/agent bank], in the case of floating rate notes, and the calculation agent (as specified in the applicable note supplement), in the case of index linked interest notes, will at or as soon as practicable after each time at which the rate of interest is to be determined, determine the rate of interest for the relevant interest period. In the case of index linked interest notes, the calculation agent will notify the [principal paying agent/agent bank] of the rate of interest for the relevant interest period as soon as practicable after calculating the same.

                  The [principal paying agent/agent bank] will calculate the amount of interest payable on the floating rate notes or index linked interest notes in respect of each specified denomination (each an "interest amount") for the relevant interest period. each interest amount shall be calculated by applying the rate of interest to the principal amount outstanding of each note, multiplying such sum by the applicable day count fraction, and rounding the resultant figure to the nearest sub-unit of the relevant specified currency, half of any such sub-


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                  unit being rounded upwards or otherwise in accordance with applicable market convention.

                  "day count fraction" means, in respect of the calculation of an amount of interest in accordance with this paragraph (iv) for any interest period:

                  (a) if "Actual/365" or "Actual/Actual (ISDA)" is specified in the applicable prospectus supplement, the actual number of days in the interest period divided by 365 (or, if any portion of that interest period falls in a leap year, the sum of (a) the actual number of days in that portion of the interest period falling in a leap year divided by 366 and (b) the actual number of days in that portion of the interest period falling in a non-leap year divided by 365);

                  (b) if "Actual/365 (Fixed)" is specified in the applicable prospectus supplement, the actual number of days in the interest period divided by 365;

                  (c) if "Actual/365 (Sterling)" is specified in the applicable prospectus supplement, the actual number of days in the interest period divided by 365 or, in the case of a payment date falling in a leap year, 366;

                  (d) if "Actual/360" is specified in the applicable prospectus supplement, the actual number of days in the interest period divided by 360;

                  (e) if "30/360", "360/360" or "Bond Basis" is specified in the applicable prospectus supplement, the number of days in the interest period divided by 360 (the number of days to be calculated on the basis of a year of 360 days with 12 30-day months (unless (a) the last day of the interest period is the 31st day of a month but the first day of the interest period is a day other than the 30th or 31st day of a month, in which case the month that includes that last day shall not be considered to be shortened to a 30-day month, or (b) the last day of the interest period is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month)); and

                  (f) if "30E/360" or "Eurobond Basis" is specified in the applicable prospectus supplement, the number of days in the interest period divided by 360 (the number of days to be calculated on the basis of a year of 360 days with 12 30-day months, without regard to the date of the first day or last day of the interest period unless, in the case of the final interest period, the final maturity date (or, as the case may be, extended due for payment date) is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month).

         (v)      Notification of rate of interest and interest amounts

                  The [issuer/principal paying agent/agent bank] will cause the rate of interest and each interest amount for each interest period and the relevant payment date to be notified to the note trustee, the issuer cash manager, the paying agents, the registrar and to any stock exchange or other relevant competent authority or quotation system on which the relevant floating rate notes or index linked interest notes are for the time being listed, quoted and/or traded


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


                  or by which they have been admitted to listing and to be published in accordance with condition 14 as soon as possible after their determination but in no event later than the fourth business day thereafter by the principal paying agent. each interest amount and payment date so notified may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without notice in the event of an extension or shortening of the interest period. Any such amendment or alternative arrangements will be promptly notified to the note trustee and each stock exchange or other relevant authority on which the relevant floating rate notes or index linked interest notes are for the time being listed or by which they have been admitted to listing and to noteholders in accordance with number 14.

         (vi)     Determination or calculation by note trustee

                  If for any reason at any relevant time after the closing date, the [principal paying agent/agent bank] or, as the case may be, the calculation agent defaults in its obligation to determine the rate of interest or the [principal paying agent/agent bank] defaults in its obligation to calculate any interest amount in accordance with sub-paragraph (ii)(a) or (b) above or as otherwise specified in the applicable note supplement, as the case may be, and in each case in accordance with paragraph (iv) above, the note trustee shall determine the rate of interest at such rate as, in its absolute discretion (having such regard as it shall think fit to the foregoing provisions of this condition, but subject always to any minimum rate of interest or maximum rate of interest specified in the applicable note supplement), it shall deem fair and reasonable in all the circumstances or, as the case may be, the note trustee shall calculate the interest amount(s) in such manner as it shall deem fair and reasonable in all the circumstances and each such determination or calculation shall be deemed to have been made by the [principal paying agent/agent bank] or the calculation agent, as the case may be.

         (vii)    Certificates to be final

                  All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions set out in this number 4(b), whether by the [principal paying agent/agent bank] or the calculation agent or the note trustee shall (in the absence of willful default, bad faith or manifest error) be binding on the us, the issuer cash manager, the principal paying agent, the calculation agent, the other paying agents, the note trustee and all noteholders and (in the absence of willful default or bad faith) no liability to us or the noteholders shall attach to the [principal paying agent/agent bank] or the calculation agent or the note trustee in connection with the exercise or non-exercise by it of its powers, duties and discretions pursuant to such provisions.

(C)      Interest on dual currency interest notes

         In the case of dual currency interest notes where the rate or amount of interest falls to be determined by reference to an exchange rate, the rate or amount of interest shall be determined in the manner specified in the applicable prospectus supplement.

(D)      Accrual of interest

         Interest (if any) will cease to accrue on each note (or in the case of the redemption of part only of a note, that part only of such note) on the due date for redemption thereof


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


unless, upon due presentation thereof, payment of principal is improperly withheld or refused in which event, interest will continue to accrue as provided in the issuer trust deed.


5.       Redemption, purchase and cancellation


(A)      Final redemption

         If the US notes have not previously been redeemed in full as described in this number 5, we will redeem each series and class of notes at their then principal amount outstanding together with all accrued interest on the final maturity date in respect of such series and class of notes.

(B)      Mandatory redemption of the notes in part

         On each payment date, other than a payment date on which a series and class of notes are to be redeemed under numbers 5(A), (D), (E) or (F), we shall repay principal in respect of such series and class of notes in an amount equal to the amount (if any) repaid on the corresponding payment date in respect of the related loan tranche and pursuant to the global intercompany loan agreement converted, where the specified currency is not sterling, into sterling at the specified currency exchange rate. See "Cashflows - Distribution of issuer available principal receipts".


(C)      Note principal payments and principal amount outstanding

         On the distribution date immediately preceding each payment date (the "note determination date"), the issuer cash manager or we will determine the following:

         o the amount of each principal payment payable on each US note of each series and class, called the "note principal payment";

         o the principal amount outstanding of each US note of that series and class on the note determination date which is the specified denomination of each US note of that series and class as at the applicable closing date less the aggregate of all note principal payments that have been paid in respect of that note; and

         o the fraction, or pool factor, obtained by dividing the principal amount outstanding of each US note by the specified denomination of each note of that series and class as at the applicable closing date.

         We will notify the amounts and dates determined to the agent bank, paying agents, note trustee, the registrar and each stock exchange on which the notes are listed and we shall also publish such amounts and dates in accordance with number 14 by no later than the business day after relevant payment date.

         If we or the issuer cash manager fails to make a determination as described, the note trustee will calculate the note principal payment, principal amount outstanding and pool factor as described in this paragraph
(C) in the manner the note trustee in its discretion considers fair and reasonable in the circumstances, having regard to paragraph (C) above, and each of these determinations or calculations will be deemed to have been made by us. If this happens, the issuer cash manager and the noteholders and we will be bound by the determinations made.


(D)      Optional Redemption in Full

         We may, by giving not less than thirty and not more than sixty days prior notice to the note trustee and the noteholders redeem a series and class of at the then principal amount outstanding together with any accrued interest on the following dates:

         o the date specified as the "step-up date" in the applicable prospectus supplement and on any payment date thereafter. This gives us the option to redeem a series


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


              and class of notes on or after the step-up date for interest for that series and class of notes; and

         o any payment date on which the aggregate principal amount outstanding of [a series and class of] notes is less than 10% of the aggregate principal amount outstanding of such series and class of notes as at the applicable closing date.

         We may only redeem the notes as described above if it has prior to the date of such notice provided to the note trustee a certificate to the effect that it will have funds available to it to make the required payment of principal and interest due in respect of the notes on the relevant payment date, including any amounts required to be paid in priority to or in the same priority as the notes outstanding in accordance with the issuer cash management agreement, the note trustee is satisfied in accordance with the transaction documents that the repayment tests will be satisfied following the making of such redemptions and the note trustee is satisfied in accordance with the transaction documents that such funds are available.


(E)      Optional redemption for tax and other reasons

         If we satisfy the note trustee that on the next payment date either:

         (i) we would be required to withhold or deduct from amounts due on the notes, any amount on account of any present or future taxes or duties or governmental charges; or

         (ii) Funding 2 would be required to withhold or deduct from amounts due under the global intercompany loan agreement, any amount on account of any present or future taxes or duties or governmental charges; and

        (iii) such obligation of us or Funding 2, as the case may be, cannot be avoided by us or Funding 2, as the case may be, taking reasonable measures available to it,

then we will use reasonable endeavors to arrange the substitution of a company incorporated in another jurisdiction and approved by the note trustee in order to avoid such a situation, provided that we will not be required to do so if that would require registration of any new security under US securities laws or would materially increase the disclosure requirements under US law or the costs of issuance.

         If we are unable to arrange a substitution as described above, then we may, by giving not less than thirty and not more than sixty days' prior notice to the note trustee and the noteholders, redeem all (but not some only) of the notes at their principal amount outstanding together with any accrued interest on the next following payment date, provided that, prior to giving any such notice, we shall deliver to the note trustee (1) a certificate signed by two of our directors stating that the circumstances referred to in (i) or
(ii) and (iii) above prevail and setting out details of such circumstances, and (2) an opinion in form and substance satisfactory to the note trustee of independent legal advisers of recognized standing to the effect that we have or will become obliged to pay such additional amounts as a result of such change or amendment. The note trustee shall be entitled to accept such certificate and opinion as sufficient evidence of the satisfaction of the circumstance set out in (i) or (ii) and (iii) above, in which event they shall be conclusive and binding on the noteholders. We may only redeem the notes as described above if we have prior to the date of such notice provided to the note trustee a certificate to the effect that we will have funds available to make the required payment of principal and interest due in respect of the notes on the relevant payment date, including any amounts required to be paid in priority to or in the same priority as the notes outstanding in accordance with the issuer cash management agreement, the note trustee is satisfied in accordance with the transaction documents that the repayment tests will be satisfied following the making of such redemptions and the note trustee is satisfied in accordance with the transaction documents that such funds are available.


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


         In addition to the foregoing, if at any time it becomes unlawful for us to make, fund or allow to remain outstanding the global intercompany loan, then we may require Funding 2 upon giving not more than 60 nor less than 30 days' (or such shorter period as may be required under any relevant law) prior written notice to the note trustee, to prepay the global intercompany loan on any payment date subject to and in accordance with the provisions of the global intercompany loan agreement to the extent necessary to cure such illegality. Such monies received by us shall be used to prepay the notes in full on that payment date.


(F)      Optional Redemption for Implementation of New Basel Capital Accord
         If the New Basel Capital Accord has been implemented in the United Kingdom, whether by rule of law, recommendation or best practice or by any other regulation, then on the payment date specified in the applicable prospectus supplement (if any) and any payment date thereafter, we may, by giving not more than 60 nor less than 30 days' (or such shorter period as may be required under any relevant law) prior notice to the note trustee and the noteholders, redeem all (but not some only) of a series and class of notes at their principal amount outstanding together with any accrued interest on the next following payment date, provided that an issuer enforcement notice has not been served. We may only redeem the notes as described above if the note trustee is satisfied in accordance with the transaction documents that we will have funds available to make the required payment of principal and interest due in respect of the notes on the relevant payment date, including any amounts required to be paid in priority to or in the same priority as the notes outstanding in accordance with the issuer pre-enforcement priority of payments and the note trustee is satisfied in accordance with the transaction documents that the repayment tests will be satisfied following the making of such redemptions.


[(G) Late payment on zero coupon notes

         If the amount payable in respect of any zero coupon note upon redemption of such zero coupon note pursuant to paragraph (A), (B), (D), (E) or (F) above or upon its becoming due and repayable as provided in number 9 is improperly withheld or refused, the amount due and repayable in respect of such zero coupon note shall be an amount (the "amortized face amount") equal to the sum of:

         (a)      the reference price; and

         (b) the product of the accrual yield (compounded annually) being applied to the reference price from (and including) the closing date of the applicable series and class of notes to (but excluding) the date which is the earlier of:

                  (i) the date on which all amounts due in respect of such zero coupon notes have been paid; and

                  (ii) the date on which the full amount of the moneys payable in respect of such zero coupon notes has been received by the principal paying agent or the note trustee or the registrar and notice to that effect has been given to the noteholders in accordance with number 14.

         or such other amount as is provided in the applicable prospectus supplement].


6.       Payments

         Payments of principal and interest in respect of the notes will be made to the persons in whose names the global note certificates are registered on the register at the opening of business in the place of the registrar's specified office on the fifteenth day before the due date for such payment. Such date is called the "record date". Payments shall be made by wire transfer of immediately available funds, if such registered holder shall have provided wiring instructions no less than five business days prior to the record date, or otherwise by check mailed to the address of such registered holder as it appears in the register at the opening of business on the record date. In the case of the final redemption, and provided that payment is made in full, payment will only be made against surrender of those global note certificates to the registrar.

         All payments on the US notes are subject to any applicable fiscal or other laws and regulations. Noteholders will not be charged commissions or expenses on these payments.

         If the due date for payment of any amount on the US notes is not a payment business day, noteholders will not be entitled to payment of the amount due in that place until the next payment business day and noteholders shall not be entitled to any further interest or other payment as a result of that delay.

         If a paying agent makes a partial payment on a US note, the registrar will endorse on that US global note certificate a statement indicating the amount and date of that payment.

         If payment of principal of a US note is improperly withheld or refused, the interest which continues to accrue will still be payable in accordance with the usual procedures.

         We can, at any time, vary or terminate the appointment of any paying agent and can appoint successor or additional paying agents, registrar or transfer agent. If we do this, we must ensure that we maintain a paying agent in London, a paying agent in New York and a registrar. We will ensure that at least 30 days' notice of any change in the paying agents, registrar or transfer agent or their specified offices is given to noteholders in accordance with number 14.

         Subject as described earlier in relation to the deferral of interest, if payment of interest on a note is not paid for any other reason when due and payable, the unpaid interest will itself bear interest at the applicable rate until both the unpaid interest and the interest on that interest are paid.


7.       Prescription

         Claims against us for payment of interest and principal on redemption will become void if the relevant note certificates are not surrendered for payment within the time limit for payment. That time limit is ten years from the due date of such notes. If there is a delay in the paying agents or, as applicable, the note trustee, receiving the funds, then the due date, for the purposes of this time limit, is the date on which it notifies you, in accordance with number 14, that it has received the relevant payment.


8.       Taxation

         Payments of interest and principal will be made without making any withholding or deduction for any tax unless a withholding or deduction is required by any applicable law. If a withholding or deduction for tax is made, the relevant paying agent or we will account to the relevant authority for the amount so withheld or deducted. Neither any paying agent nor we are is required to make any additional payments to noteholders for such withholding or deduction.


9.       Events of default

(A)      Note acceleration notice

         The note trustee in its absolute discretion may give notice to us of an issuer event of default (as defined below) in respect of a series and class of notes (a "note acceleration notice"), and shall give such notice if it is indemnified to its satisfaction and it is:

         o requested to do so in writing by the holders of at least one quarter of the aggregate principal amount outstanding of the series and class of notes; or


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


         o directed to do so by an extraordinary resolution passed at a meeting of the noteholders of such series and class.
         If any of the following events occurs and is continuing it is called an "issuer event of default":

         o we fail to pay for a period of seven business days any amount of principal of that series and class of notes when such payment ought to have been paid in accordance with the conditions or we fail to pay for a period of fifteen business days any amount of interest on that series and class of notes when such payment ought to have been paid in accordance with the conditions; or

         o we fail to perform or observe any of its other obligations under the notes of such series and class, the trust deed, the issuer deed of charge or any other transaction document, and (except where the note trustee certifies that, in its opinion, such failure is incapable of remedy, in which case no notice will be required) it remains unremedied for 30 days after the note trustee has given notice of it to us requiring the same to be remedied; and the note trustee has certified that the failure to perform or observe is materially prejudicial to the interests of the noteholders of such series and class; or

         o except for the purposes of an amalgamation or restructuring as described in the point immediately following, we cease or threaten to cease carrying on all or a substantial part of our business or we are deemed unable to pay our debts within the meaning of section 123(1)(a), (b), (c) or (d) of the Insolvency Act 1986 (as that section may be amended, modified or re-enacted) or become unable to pay our debts within the meaning of section 123(2) of the Insolvency Act 1986 (as that section may be amended, modified or re-enacted); or

         o an order is made or an effective resolution is passed for our winding up except for the purposes of or pursuant to an amalgamation, restructuring or merger previously approved by the note trustee in writing or by an extraordinary resolution (as defined in the trust deed) of the noteholders of such series and class; or

         o proceedings are otherwise initiated against us under any applicable liquidation, insolvency, composition, reorganization or other similar laws (including, but not limited to, presentation of a petition for administration or the filing of documents with the court for an administration) and (except in the case of presentation of a petition for an administration order) such proceedings are not, in the opinion of the note trustee, being disputed in good faith with a reasonable prospect of success, a formal notice is given of intention to appoint an administrator in relation to us or an administration order being granted or an administrative receiver or other receiver, liquidator or other similar official being appointed in relation to us or in relation to the whole or any substantial part of the undertaking or assets of us, or an encumbrancer taking possession of the whole or any substantial part of the undertaking or assets of us, or a distress, execution, diligence or other process being levied or enforced upon or sued out against the whole or any substantial part of the undertaking or assets of us and such possession or process (as the case may be) not being discharged or not otherwise ceasing to apply within 30 days, or we initiating or consenting to judicial proceedings relating to itself under applicable liquidation, insolvency, composition, reorganization or other similar laws or making a conveyance or assignment for the benefit of our creditors generally or a composition or similar arrangement with the creditors or takes steps with a view to obtaining a moratorium in respect of our indebtedness, including without limitation, the filing of documents with the court; or


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


         o if a global intercompany loan enforcement notice is served in respect of any global intercompany loan agreement while any of such series and class of notes are outstanding.

         A note acceleration notice in respect of a series and class of notes is a written notice from the note trustee to the Funding 2 security trustee and to us declaring the notes of such series and class to be immediately due and payable. When it is given, all notes of such series and class will become immediately due and payable at their principal amount outstanding together with accrued and unpaid interest without further action or formality.


10.      Enforcement of notes

         The note trustee may, at its discretion and without notice at any time and from time to time, take such steps and institute such proceedings against us or any other person as it may think fit to enforce the provisions of the notes, the trust deed, the issuer deed of charge or any of the other transaction documents. The note trustee may, at its discretion and without notice, at any time after the service of a note acceleration notice give notice (an "issuer enforcement notice") to the Funding 2 security trustee and to us declaring each note of each series to be due and payable (and they shall forthwith become due and payable). At any time after the service of an issuer enforcement notice, the note trustee may, at its discretion and without notice, take such steps as it may think fit to enforce the issuer security. The note trustee shall not be bound to serve an issuer enforcement notice or to take any such enforcement proceedings or steps unless:

         o (subject in all cases to restrictions contained in the trust deed or, as the case may be, the issuer deed of charge to protect the interests of any higher ranking class of noteholders) it shall have been so directed by an extraordinary resolution (as described in number 11) of the class A noteholders, the class B noteholders, the class M noteholders, the class C noteholders or the class D noteholders or so requested in writing by the holders of at least 25% in principal amount outstanding of the class A notes, the class B notes, the class M notes, the class C notes or the class D notes (as the case may be); and

         o    it shall have been indemnified to its satisfaction.

         Amounts available for distribution after enforcement of the issuer security shall be distributed in accordance with the terms of the issuer deed of charge.

         No noteholder may institute any proceedings against us to enforce its rights under or in respect of the notes or the trust deed unless (1) the note trustee has become bound to institute proceedings and has failed to do so within 30 days of becoming so bound and (2) such failure is continuing; provided that, notwithstanding the foregoing and notwithstanding any other provision of the trust deed, the right of any noteholder to receive payment of principal of and interest on its notes on or after the due date for such principal or interest, or to institute suit for the enforcement of payment of that principal or interest, may not be impaired or affected without the consent of that noteholder. In addition, no class B noteholder, class M noteholder, class C noteholder or class D noteholder will be entitled to commence proceedings for the winding up or administration of us unless there are no outstanding notes of a class with higher priority, or if notes of a class with higher priority are outstanding, there is consent of noteholders of at least 25% of the aggregate principal amount of the class or classes of notes outstanding (as defined in the trust deed) with higher priority.

         In the event that:

         o the issuer security is enforced and the note trustee determines that (a) the proceeds of such enforcement, after distribution of such proceeds to the persons entitled thereto ranking in priority to the notes under the issuer deed of charge and to the noteholders (to the extent entitled


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               thereto) are insufficient to pay in full all principal and interest and other amounts whatsoever due in respect of the notes and any claims ranking equally with such claims and (b) there are no further assets available to pay principal and interest and other amounts whatsoever due in respect of the notes; or

         o within 20 days following the final maturity date of the latest maturing note the note trustee certifies that there is no further amount outstanding under the global intercompany loan,

         then all interests in each global note certificate will be automatically exchanged for equivalent interests in an equivalent amount of notes in an equivalent principal amount outstanding in individual note certificates and each such global note certificate will be cancelled on the date of such exchange.

         The note trustee is required to transfer or (as the case may be) procure transfer of all (but not some only) of the notes, for the consideration of one penny per note, to the post enforcement call option holder pursuant to the option granted to it by the note trustee (as agent for the noteholders). The option is granted to acquire all of the notes plus accrued interest on the notes. This is called the post enforcement call option. Immediately upon such transfer, no such former noteholder shall have any further interest in the notes. each of the noteholders acknowledges that the note trustee has the authority and the power to bind the noteholders in accordance with the terms and conditions set out in the issuer post-enforcement call option agreement and each noteholder, by subscribing for or purchasing notes, agrees to be so bound.


11.      Meetings of noteholders, modifications and waiver

(1)      Meetings of noteholders

         The trust deed contains provisions for convening meetings of noteholders to consider any matter affecting their interests, including the sanctioning by extraordinary resolution of a modification of any provision of the terms and conditions of the notes or the provisions of any of the transaction documents.

         Subject as provided in the following paragraph, the quorum for any meeting of the noteholders of any series and class convened to consider an extraordinary resolution will be two or more persons holding or representing not less than half of the aggregate principal amount outstanding of the notes of that series and class or, at any adjourned meeting, two or more persons representing noteholders of that series and class, whatever the total principal amount of the outstanding notes so represented.

         Certain terms including the alteration of the amount, rate or timing of payments on the notes, the currency of payment, the priority of payments or the quorum or majority required in relation to these terms, require a quorum for passing an extraordinary resolution of two or more persons holding or representing in total not less than [three quarters/two thirds] of the aggregate principal amount outstanding of the notes of the relevant series and class or, at any adjourned meeting, at least one quarter of the total principal amount of the notes outstanding of such series and class. These modifications are called "basic terms modifications".

         A resolution signed by or on behalf of all the noteholders of the relevant series and class who for the time being are entitled to receive notice of a meeting under the issuer trust deed shall for all purposes be as valid and effective as an extraordinary resolution passed at a meeting of such series and class of noteholders.

         Subject as provided below in relation to an extraordinary resolution concerning a basic terms modification, no extraordinary resolution of any series and class of class B


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noteholders shall take effect while any class A notes remain outstanding unless sanctioned by an extraordinary resolution of the class A noteholders of each series, or the note trustee is of the opinion that it would not be materially prejudicial to the interests of the class A noteholders of each series.

         Subject as provided below in relation to an extraordinary resolution concerning a basic terms modification, no extraordinary resolution of any series and class of class M noteholders shall take effect while any class A notes or class B notes remain outstanding unless sanctioned by an extraordinary resolution of the class A noteholders and an extraordinary resolution of the class B noteholders of each series, or the note trustee is of the opinion that it would not be materially prejudicial to the interests of the class A noteholders and the class B noteholders of each series.

         Subject as provided below in relation to an extraordinary resolution concerning a basic terms modification, no extraordinary resolution of any series and class of class C noteholders shall take effect while any class A notes, class B notes or class M notes remain outstanding unless sanctioned by an extraordinary resolution of the class A noteholders, an extraordinary resolution of the class B noteholders and an extraordinary resolution of the class M noteholders of each series, or the note trustee is of the opinion that it would not be materially prejudicial to the interests of the class A noteholders, the class B noteholders and the class M noteholders of each series.

         Subject as provided below in relation to an extraordinary resolution concerning a basic terms modification, no extraordinary resolution of any series and class of class D noteholders shall take effect while any class A notes, class B notes, class M notes or class C notes remain outstanding unless sanctioned by an extraordinary resolution of the class A noteholders, an extraordinary resolution of the class B noteholders, an extraordinary resolution of the class M noteholders and an extraordinary resolution of the class C noteholders of each series, or the note trustee is of the opinion that it would not be materially prejudicial to the interests of the class A noteholders, the class B noteholders, the class M noteholders and the class C noteholders of each series.

         Furthermore, an extraordinary resolution of the noteholders of any series and class concerning a basic terms modification will not be effective unless it is also sanctioned by extraordinary resolutions of the noteholders of all other series of notes of the applicable class (and the holders of each series of notes (of any class), which in the opinion of the note trustee is or may be prejudiced by such basic terms modifications.

(2)      Programme Resolution

         Notwithstanding the provisions set out in number 11(1), any extraordinary resolution of the noteholders of the applicable class of notes to direct the note trustee to take any enforcement action pursuant set out in number 10 (a "programme resolution") shall only be capable of being passed at a single meeting of the noteholders of all series of the applicable class of notes. The quorum at any such meeting for passing a programme resolution shall be two or more persons holding or representing more than half of the aggregate principal amount outstanding of the notes of the applicable class or, at any adjourned and reconvened meeting, two or more persons being or representing noteholders of the applicable class of notes, whatever the aggregate principal amount outstanding of such class of notes.

(3)      Modifications and Waiver

         The note trustee may agree, without the consent of the relevant series and class of noteholders, (1) to any modification (other than a basic terms modification) of, or to the waiver or authorization of any breach or proposed breach of, the terms and conditions of one or more series of a particular class or classes of notes or any of the transaction documents which is not, in the opinion of the note trustee, materially prejudicial to the interests of the noteholders of any series (2) to determine that any issuer event of default, which is not, in


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the opinion of the note trustee, materially prejudicial to the interests of the noteholders of any series, shall not be treated as such or (3) to any modification of any of the terms and conditions or any of the transaction documents which, in the opinion of the note trustee, is of a formal, minor or technical nature or is to correct a manifest error, or an error established as such to the satisfaction of the note trustee.

         For the avoidance of doubt (in the context of deciding material prejudice in respect of the above provisions), if the note trustee considers in its sole opinion that the noteholders of the same class of one or more series to which the modification or waiver relates are materially prejudiced, the note trustee will not be able to sanction such modification or waiver itself, and will instead require an extraordinary resolution of the noteholders of the notes of such class outstanding to be passed by means of a meeting. In accordance with the general provisions contained herein, such extraordinary resolution must also be ratified by the noteholders of the notes of the higher class or classes in order for the extraordinary resolution that seeks approval of the modification or waiver to be valid and effective.

         Any of these modifications, authorizations or waivers will be binding on the noteholders and, unless the note trustee agrees otherwise, shall be promptly notified to the noteholders and the rating agencies in accordance with number 14 as soon as practicable thereafter.

         Where the note trustee is required in connection with the exercise of its powers to have regard to the interests of the noteholders of one class of any series, it shall have regard to the interests of such noteholders as a class. In particular, the note trustee shall not have regard to, or be liable for, the consequences of such exercise for individual noteholders resulting from their being domiciled or resident in or connected with any particular territory. In connection with any such exercise, the note trustee shall not be entitled to require, and no noteholder shall be entitled to claim, from us or any other person, any indemnification or payment in respect of any tax consequence of any such exercise upon individual noteholders.

12.      Indemnification of the note trustee

         The note trustee is entitled to be indemnified and relieved from responsibility in certain circumstances, including provisions, among others, relieving them from taking enforcement proceedings unless indemnified to its satisfaction. The note trustee is also entitled to be paid its costs and expenses in priority to any interest payments to noteholders.

         The note trustee and its related companies are entitled to enter into business transactions with us, Northern Rock plc or related companies of either of them and to act as note trustee for the holders of any new notes and for any person who is a party to any transaction document or whose obligations are comprised in the issuer security or any of their subsidiary or associated companies, without accounting for any profit resulting from those transactions.

         The note trustee will not be responsible for any loss or liability suffered as a result of any assets in the issuer security being uninsured or inadequately insured or being held by clearing operations or their operators or by intermediaries on behalf of the note trustee.

         Furthermore, the note trustee will be relieved of liability for making searches or other inquiries in relation to the assets comprising the issuer security. The note trustee does not have any responsibility in relation to the legality and the enforceability of the trust arrangements and the related issuer security. The note trustee will not be obliged to take any action that might result in its incurring personal liabilities. The note trustee is not obliged to monitor or investigate the performance of any other person under the issuer related documents or the documents relating to the global intercompany loan and the mortgages trust and is entitled to assume, until it has actual knowledge to the contrary, that all such


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persons are properly performing their duties, unless it receives express notice to the contrary.

         The note trustee will not be responsible for any deficiency that may arise because it is liable to tax in respect of the proceeds of any security.

         Similar provisions in respect of the indemnification of the Funding 2 security trustee are set out in the transaction documents.

13.      Replacement of notes

         If individual note certificates are lost, stolen, mutilated, defaced or destroyed, the noteholder can replace them at the specified office of any paying agent. The noteholder will be required both to pay the expenses of producing a replacement and to comply with the registrar's, the paying agent's and our reasonable requests for evidence and indemnity. The noteholder must surrender any defaced or mutilated note certificates before replacements will be issued.

         If a global note certificate is lost, stolen, mutilated, defaced or destroyed, we will deliver a replacement global note certificate to the registered holder upon satisfactory evidence and surrender of any defaced or mutilated global note certificate. A replacement will only be made upon payment of the expenses for a replacement and compliance with the registrar's, the paying agents' and our reasonable requests as to evidence and indemnity.

14.      Notice to noteholders

         Any notice to noteholders shall be validly given if such notice is:

         (i) sent to them by first class mail (or its equivalent) or (if posted to a non-UK address) by airmail at the respective addresses on the register; and

         (ii)     published in The Financial Times; and

         (iii) for so long as amounts are outstanding on the US Notes, in a daily newspaper of general circulation in New York (which is expected to be The New York Times);

         or, if any of such newspapers set out above shall cease to be published or timely publication therein shall not be practicable, in a leading English language daily newspaper having general circulation in the United Kingdom or the United States (as applicable) provided that if, at any time, we procure that the information concerned in such notice shall be published on the relevant screen, publication in the newspapers set out above or such other newspaper or newspapers shall not be required with respect to such information.

         Any notices so published shall be deemed to have been given on the fourth day after the date of posting, or as the case may be, on the date of such publication or, if published more than once on different dates, on the first date on which publication shall have been made in the newspaper or newspapers in which (or on the relevant screen on which) publication is required.

         While the Notes are represented by global note certificates, any notice to noteholders will be validly given if such notice is provided in accordance with the previous paragraph or (at our option) if delivered to DTC (in the case of the [US notes]) or Euroclear and/or Clearstream, Luxembourg (in the case of the [Reg S notes]). Any notice delivered to the DTC and/or Euroclear and/or Clearstream, Luxembourg will be deemed to be given on the day of delivery.

         The note trustee shall be at liberty to sanction some other method of giving notice to noteholders or any series or class or category of them if, in its opinion, such other method is reasonable having regard to market practice then prevailing and to the requirements of the


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stock exchanges on which the notes are then listed and provided that notice of such other method is given to the noteholders in such manner as the note trustee shall require.

[15.     Further issues

         We shall be at liberty from time to time, without the consent of the Noteholders, to create and issue further notes of a certain class having terms and conditions the same as the notes of any series of the same class or the same in all respects save for the amount and date of the first payment of interest thereon, issue date and/or purchase price and so that the same shall be consolidated and form a single series and class with the outstanding notes of such series and class.]

16.      Governing law

         The transaction documents and the notes will be governed by English law, unless specifically stated to the contrary. Certain provisions in the transaction documents relating to property situated in Scotland are governed by Scots law. Unless specifically stated to the contrary (i) the courts of England are to have non-exclusive jurisdiction to settle any disputes which may arise out of or in connection with the transaction documents and the notes and (ii) the parties to the transaction documents irrevocably submit to the non-exclusive jurisdiction of the courts of England.


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     Material legal aspects of the mortgage loans and the related security

         The following discussion describes, in summary, the material legal aspects in respect of the assignment of the mortgage loans and related security and of English and Scottish residential property and mortgages. It is a brief summary and not an exhaustive analysis of the relevant law.


English mortgage loans

General

         The parties to a mortgage are the mortgagor, who is the borrower and homeowner and who grants the mortgage over its property, and the mortgagee, who is the lender. Each mortgage loan is secured by a mortgage on the property (the mortgaged property). Since the most common form of creating a mortgage on residential property, namely, by means of a legal charge by deed, means that a mortgagor does not cease to be the owner of the property, generally a mortgagor will be free to create further mortgages on the mortgaged property (subject to any restrictions imposed by the mortgagee in the mortgage deed). Each mortgage loan to be assigned to the mortgages trustee will be secured by a mortgage which has a first ranking priority (except in the case of a personal secured loan) over all other mortgages secured on the mortgaged property and over all unsecured creditors of the borrower, except in respect of certain statutory rights, such as the rights of the Inland Revenue, which are granted statutory priority. There are two forms of title to land in England and Wales: registered and unregistered. Both systems of title can include both freehold and leasehold estates.


Registered title

         Title to registered land is registered at H.M. Land Registry. The registrar allocates a unique title number. Consequently if there are freehold and leasehold registered interests then there will be more than one register of title and more than one title number to a particular property. Each individual register consists of three parts: the property register, the proprietorship register and the charges register.

         The property register describes the land and the type of estate, freehold or leasehold. In some instances it may also refer to third party rights that burden the property although these may also be mentioned in the charges register as practice varies between the various District Land Registries around the country.

         The proprietorship register details the following:

         o The class of registered title. There are three classes of registered title for freehold and four classes for leasehold. The most common title (and the best grade of title available) is title absolute. A person registered with title absolute owns the estate in the land free from all interests other than those entered on the register, those classified as overriding interests or minor interests (referred to below) and (in the case of leasehold land) all express and implied covenants, obligations and liabilities imposed by the lease or incidental to the land.

         o Restrictions on the ability of the registered proprietor to deal with the property e.g. a restriction imposed by a mortgagee prohibiting registration of subsequent mortgagees.

         The charges register details security interests and encumbrances registered against the property.


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         The property is also identified by a plan retained at H.M. Land
Registry indicating the location of the related land (the "filed plan"). However, the filed plan is not conclusive as to matters such as the location of boundaries.

         The Land Registration Act 2002 provides that some interests in land will bind the land even though they are not capable of registration at H.M. Land Registry. These fall into two categories:

         o    Overriding interests; and

         o    adverse rights affecting the title to the estate or charge.

         Title to registered land is established and evidenced by the entries on the register and the title plan recorded at H.M. Land Registry containing official copies of the entries on the register relating to that land.


Unregistered title
         All land in England and Wales is now subject to compulsory registration on the happening of any of a number of trigger events. The most common trigger event is a sale of the land, but since April 1998 the triggers have also included the creation of a first priority legal mortgage over unregistered land. However, an increasingly small but still significant proportion of land in England and Wales (typically where the land has been in the same ownership for a number of years) is still unregistered. Title to unregistered land is proved by establishing a chain of documentary evidence to title going back at least 15 years. Where the land is affected by third party rights, some of those rights or interests, including a legal mortgage where the mortgagee has taken possession of the title deeds, can be proved by documentary evidence or by proof of continuous exercise of the rights for a prescribed period and do not require registration. However, other interests, including equitable charges, must be registered at H.M. Land Charges Registry in order to be effective against a subsequent purchaser or mortgagee of the land.


Taking security over land
         A legal mortgage of registered land may only be effected once the charge has been registered with H.M. Land Registry. Prior to registration, it will take effect only as an equitable mortgage or charge. A registered legal mortgage is subject to pre-existing registered legal charges but has priority over pre-existing charges which are not registered and mortgages registered subsequent to it. Where land is registered therefore, a mortgagee must register its mortgage at H.M. Land Registry in order to secure priority over any subsequent mortgagee. Priority of mortgages (whether legal or equitable) over registered land is generally governed by the date of registration of the mortgage rather than the date of creation. However, a prospective mortgagee is able to obtain a priority period within which to register its mortgage. If the mortgagee submits a proper application for registration during this period, its interest will take priority over any application for registration of any interest which is received by H.M. Land Registry during this priority period.

         In the system of unregistered land, the mortgagee protects its interest by retaining possession of the title deeds to the mortgaged property. Without the title deeds to the mortgaged property, the borrower is unable to establish the necessary chain of ownership, and is therefore prevented from dealing with its land without the consent of the mortgagee. Priority of mortgages over unregistered land depends on a number of factors including, whether the mortgagee has taken possession of the title deeds, whether the interest is registerable and whether it has been registered at H.M. Land Charges Registry and the date of creation of the charge. Generally speaking where all else is equal between two competing mortgages, the priority will be determined by the date of creation of the charge.


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The seller as mortgagee
         The sale to the mortgages trustee of the mortgage loans together with their related security will take effect in equity only and the mortgages trustee will not apply to H.M. Land Registry or H.M. Land Charges Registry to register or record its equitable interest in the mortgages. The consequences of this are explained in the section "Risk factors - There may be risks associated with the fact that the mortgages trustee has no legal title to the mortgage loans and their related security, which may adversely affect payments on the notes".


Enforcement of mortgages
         If a borrower breaches the mortgage conditions of its mortgage loan, the mortgage loan generally provides that all monies under the mortgage loan will become immediately due and payable. The mortgagee would then be entitled to recover all outstanding principal, interest and fees under the covenant of the borrower contained expressly or impliedly in the mortgage deed to pay or repay those amounts. In addition, the mortgagee would then be entitled to enforce its mortgage in relation to the defaulted mortgage loan. Enforcement may occur in a number of ways, including the following:

         o The mortgagee may enter into possession of the mortgaged property. If it does so, it does so in its own right and not as agent of the mortgagor, and so may be personally liable for mismanagement of the mortgaged property and to third parties as occupier of the mortgaged property.

         o    The mortgagee may lease the mortgaged property to third parties.

         o The mortgagee may foreclose on the mortgaged property. Under foreclosure procedures, the mortgagor's title to the mortgaged property is extinguished so that the mortgagee becomes the owner of the mortgaged property. The remedy is, because of procedural constraints, rarely used.

         o The mortgagee may appoint a receiver to deal with income from the mortgaged property or exercise other rights delegated to the receiver by the mortgagee. A receiver is the agent of the mortgagor and so, unlike when the mortgagee enters into possession of the mortgaged property, in theory the mortgagee is not liable for the receiver's acts or as occupier of the mortgaged property. In practice, however, the receiver will require indemnities from the mortgagee that appoints it. Similar duties of care will apply to a sale by a receiver as set out below in relation to a sale by a mortgagee.

         o The mortgagee may sell the mortgaged property, subject to various duties to ensure that the mortgagee exercises proper care in relation to the sale. This power of sale arises under the Law of Property Act 1925. The purchaser of a mortgaged property sold pursuant to a mortgagee's power of sale becomes the owner of the mortgaged property.

         Notwithstanding the above, in order to enforce a power of sale in respect of a mortgaged property, the mortgagee must generally obtain possession of the mortgaged property (to sell the mortgaged property with vacant possession) either voluntarily or by a court order. Actions for possession are regulated by statute and the courts have certain powers to adjourn possession proceedings, to stay any possession order or postpone the date for delivery of possession. The court will exercise such powers in favor of a borrower broadly where it appears to the court that the borrower is likely to be able, within a reasonable time period, to pay any sums due under the mortgage loan or to remedy any other breach of obligation under the mortgage loan or its related security. If a possession order in favor of the mortgagee is granted it may be suspended to allow the borrower more time to pay. Once possession is obtained the mortgagee has a duty to the borrower to take reasonable care to obtain a proper price for the mortgaged property. Failure to do so will put the mortgagee at risk of an action by the borrower for breach of such duty, although it is for


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the borrower to prove breach of such duty. There is also a risk that a borrower may also take court action to force the relevant mortgagee to sell the property within a reasonable time.


Scottish mortgage loans

General
         A standard security is the only means of creating a fixed charge over heritable or long leasehold property in Scotland. Its form must comply with the requirements of the Conveyancing and Feudal Reform (Scotland) Act 1970 (the "1970 Act"). There are two parties to a standard security. The first party is the grantor, who is the borrower and homeowner. The grantor grants the standard security over the property (the "secured property") and is generally the only party to execute the standard security. The second party, who is the lender, is termed the heritable creditor. As the grantor of a standard security remains the owner of the secured property, generally the grantor will be free to grant further standard securities over the secured property (subject to any restriction imposed by the heritable creditor in the standard security). Each Scottish mortgage loan (other than any personal secured loan) in the mortgage portfolio will be secured by a standard security which has a first ranking priority over all other standard securities granted over the secured property and which will also rank in priority to all unsecured creditors of the borrower.

         The 1970 Act automatically imports a statutory set of "Standard Conditions" into all standard securities, although the majority of these may be varied by agreement between the parties. The seller, along with most major lenders in the residential mortgage market in Scotland, has elected to vary the Standard Conditions by means of its own set of Scottish mortgage conditions, the terms of which are in turn imported into each standard security. The main provisions of the Standard Conditions which cannot be varied by agreement relate to enforcement, and in particular the notice and other procedures required as a preliminary to the exercise of the heritable creditor's rights on a default by the borrower.


Nature of property as security
         While title to all land in Scotland is registered there are currently two possible forms of registration namely the Land Register and Sasine Register. Both systems of registration can include both heritable (the Scottish equivalent to freehold) and long leasehold land.


Land Register
         This system of registration was established by the Land Registration (Scotland) Act 1979. Since that time it has been introduced on a county by county basis, and with effect from 1 April 2003 has applied to the whole of Scotland. Once a county has been designated as falling within the system, the first sale of any parcel of land (including a long leasehold) therein or the occurrence of certain other events in relation thereto (but not the granting of a standard security alone) triggers its registration in the Land Register, when it is given a unique title number. Title to the land is established by a land certificate containing official copies of the entries on the Land Register relating to that land. Similarly, the holder of any standard security over the land in question receives a charge certificate containing official copies of the entries relating to that security. A person registered in the Land Register owns the land free from all interests other than those entered on the Land Register, those classified as overriding interests and any other interests implied by law.

         The land certificate will reveal the present owners of the land, together with any standard securities and other interests (other than certain overriding interests) affecting the land. The land certificate will also contain a plan indicating the location of the land. While this plan is not in all circumstances conclusive as to the location of the boundaries of the


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land, it cannot be amended if this would be to the prejudice of a proprietor in possession of the land, unless this indemnity has been expressly excluded in the land certificate itself.

Sasine Register
         Title to all land in Scotland where no event has yet occurred to trigger registration in the Land Register falls to be recorded in the General Register of Sasines. Title to such land is proved by establishing a chain of documentary evidence of title going back at least ten years. Where the land is affected by third party rights, some of those rights can be proved by documentary evidence or by proof of continuous exercise of the rights for a prescribed period and do not require registration. However, other rights (including standard securities) would have to be recorded in the Sasine Register in order to be effective against a subsequent purchaser of the land.


Taking security over land
         A heritable creditor must register its standard security in the Land Register or the Sasine Register (as applicable) in order to perfect its security and to secure priority over any subsequent standard security. Until such registration occurs, a standard security will not be effective against a subsequent purchaser or the heritable creditor under another standard security over the secured property. Priority of standard securities is (subject to express agreement to the contrary between the security holders) governed by the date of registration (being the date of creation) rather than the date of execution. There is no equivalent in Scotland to the priority period system which operates in relation to registered land in England and Wales.


The seller as heritable creditor
         The sale of the Scottish mortgage loans by the seller to the mortgages trustee will be given effect by a declaration of trust by the seller (and any sale of Scottish mortgage loans in the future will be given effect by further declarations of trust), by which the beneficial interest in the Scottish mortgage loans will be transferred to the mortgages trustee. Such beneficial interest (as opposed to the legal title) cannot be registered in the Land or Sasine Registers. The consequences of this are explained in the section "Risk Factors - There may be risks associated with the fact that the mortgages trustee has no legal title to the mortgage loans and their related security which may adversely affect payments on the notes".


Enforcement of mortgages
         If a borrower defaults under a mortgage loan, the Scottish mortgage conditions provide that all monies under the mortgage loan will become immediately due and payable. The seller would then be entitled to recover all outstanding principal, interest and fees under the obligation of the borrower contained in the Scottish mortgage conditions to pay or repay those amounts. In addition, the seller as heritable creditor may enforce its standard security in relation to the defaulted mortgage loan. Enforcement may occur in a number of ways, including the following (all of which arise under the 1970
Act):

         (i) the heritable creditor may enter into possession of the secured property. If it does so, it does so in its own right and not as agent of the borrower, and so may be personally liable for mismanagement of the secured property and to third parties as occupier of the secured property;

         (ii) the heritable creditor may lease the secured property to third parties;

         (iii) the heritable creditor may sell the secured property, subject to various duties to ensure that the sale price is the best that can reasonably be obtained. The purchaser of a property sold pursuant to a heritable creditor's power of sale becomes the owner of the property; and


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


         (iv) the heritable creditor may, in the event that a sale cannot be achieved, foreclose on the secured property. Under foreclosure procedures the borrower's title to the property is extinguished so that the heritable creditor becomes the owner of the property. This remedy is however rarely used.

         In contrast to the position in England and Wales, the heritable creditor has no power to appoint a receiver under the standard security.

         Notwithstanding the above, in order to enforce its security in respect of a secured property, the heritable creditor must generally obtain possession of the secured property (for example, in order to sell the secured property with vacant possession) either voluntarily or by a court order. Actions for possession are regulated by statute (in particular the 1970 Act and the Mortgage Rights (Scotland) Act 2001 (the "2001 Act")) and, since the coming into effect of the 2001 Act on December 3, 2001, the courts have certain powers to suspend the enforcement of the security. The court will exercise such powers in favour of a borrower broadly where it appears to the court that the borrower is likely to be able, within a reasonable time period, to pay any sums due under the mortgage loan or to remedy any other breach of obligation under the mortgage loan or its related security, or to permit the borrower time to find alternative accommodation. Once possession is obtained the heritable creditor has a duty to the borrower to obtain the best price that can reasonably be obtained for the secured property. Failure to do so will put the heritable creditor at risk of an action by the borrower for breach of such duty, although it is for the borrower to prove breach of such duty. There is also a risk that a borrower may also take court action to force the relevant heritable creditor to sell the secured property within a reasonable time.


Borrower's right of redemption
         Under Section 11 of the Land Tenure Reform (Scotland) Act 1974 the grantor of any standard security has an absolute right, on giving appropriate notice, to redeem that standard security once it has subsisted for a period of 20 years subject only to the payment of certain sums specified in Section 11 of that Act. These specified sums consist essentially of the principal monies advanced by the lender, interest thereon and expenses incurred by the lender in relation to that standard security.


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                   Material United Kingdom tax consequences

         The following section summarizes the material UK tax consequences of the purchase, ownership and disposition of notes based on current law and practice in the UK. Sidley Austin Brown & Wood, UK tax advisers to the issuer ("UK tax counsel"), has prepared and reviewed this summary and the opinions of UK tax counsel are contained in this summary. The summary assumes that the final documentation conforms with the description in the prospectus. The summary also assumes that the representations made by each of Funding 2 and us, respectively, to UK tax counsel that the profit in Funding 2's profit and loss account will not exceed 0.01% of the Funding 2 available revenue receipts and that the profit in the issuer's profit and loss account will not exceed 0.01% of the interest on the global intercompany loan account are correct. It further assumes that all payments made pursuant to the final documentation are calculated on arms' length terms. The summary does not purport to be a complete analysis of all tax considerations of the purchase, ownership and disposition of notes. It relates to the position of persons who are the absolute beneficial owners of notes such as individuals, partnerships and non-financial trade corporate entities, and may not apply to certain classes of persons such as financial trade corporate entities (such as banks, securities dealers and securities brokers), investment managers, insurance companies, pension funds and UK unit and investment trusts. You should consult your own tax adviser if you are uncertain of your current tax position.


Taxation of US residents
         As discussed in more detail under "- Withholding tax" below, UK tax counsel is of the opinion that a noteholder who is resident in the US for US tax purposes may obtain payment of interest on his notes without deduction of UK tax if and for so long as such notes are listed on a "recognised stock exchange". If such notes cease to be listed on a recognised stock exchange, an amount must generally be withheld on account of UK income tax at the lower rate (currently 20%) from interest paid on them subject to any direction to the contrary from the Inland Revenue in respect of such relief as may be available pursuant to the provisions of an applicable double taxation treaty.

         Residents of the US are generally not subject to tax in the UK on payments of interest on notes under the double taxation treaty between the US and the UK, subject to completion of administrative formalities, except where such notes are effectively connected with a permanent establishment or a fixed base of the noteholder situated in the UK. The benefit of the double taxation treaty between the US and the UK is excluded in respect of any interest paid under, or as part of, a conduit arrangement and is also subject to comprehensive limitation on benefits provisions.

         In addition, UK tax counsel is of the opinion that, as discussed in more detail under "- Direct assessment of non-UK resident holders of notes to UK tax on interest" below, a noteholder who is resident in the US for US tax purposes and who is not resident in the UK for UK tax purposes will not be subject to UK tax (other than any withholding tax, as regards which see above) in respect of any payments on notes unless they are held by or for a trade, profession or vocation carried on by him through a branch or agency (or, in the case of a noteholder which is a company, for a trade carried on by it through a permanent establishment) in the UK.

         It is the opinion of UK tax counsel that US resident noteholders will not be liable to UK tax in respect of a disposal of notes provided they are not within the charge to UK corporation tax and (i) are not resident or ordinarily resident in the UK, and (ii) do not carry on a trade, profession or vocation in the UK through a branch or agency in connection with which interest is received or to which such notes are attributable.


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


         It is the opinion of UK tax counsel that, as discussed in more detail below under "- UK taxation of Funding 2 and the issuer", Funding 2 and the issuer will generally be subject to UK corporation tax, currently at a rate of 30%, on the profit reflected in their respective profit and loss accounts as increased by the amounts of any non-deductible expenses or losses.

         It is the opinion of UK tax counsel that, as discussed in more detail below under "- UK taxation of the mortgages trustee", the mortgages trustee will have no liability to UK tax in relation to amounts which it receives on behalf of Funding 2 or the seller under the mortgages trust.

         Except as described in the preceding paragraphs (and as further developed in the corresponding opinions below), UK tax counsel will render no opinions relating to notes, the parties to the transaction, or any aspects of the transaction.


Withholding tax

         For so long as notes are and continue to be listed on a "recognised stock exchange" within the meaning of section 841 of the Income and Corporation Taxes Act 1988 (the London Stock Exchange plc is such a recognised stock exchange for this purpose) interest payments on each of such notes will be treated as a "payment of interest on a quoted Eurobond" within the meaning of section 349 of the Income and Corporation Taxes Act 1988. Under an Inland Revenue interpretation, securities will be regarded as listed on a recognised stock exchange if they are listed by a competent authority in a country which is a member state of the European Union or which is part of the European Economic Area and are admitted to trading on a recognised stock exchange in that country. In these circumstances, payments of interest on notes may be made without withholding or deduction for or on account of UK income tax irrespective of whether such notes are in global form or in definitive form.

         If notes cease to be listed on a recognised stock exchange, an amount must be withheld on account of UK income tax at the lower rate (currently 20%) from interest paid on them, subject to any direction to the contrary from the Inland Revenue in respect of such relief as may be available pursuant to the provisions of an applicable double taxation treaty or to the interest being paid to the persons (including companies within the charge to UK corporation tax) and in the circumstances specified in sections 349A to 349D of the Income and Corporation Taxes Act 1988.

         The European Union has adopted a Directive regarding the taxation of savings income. Subject to a number of important conditions being met, it is proposed that member states will be required from a date not earlier than January 1, 2005, to provide to the tax authorities of other member states details of payments of interest and other similar income paid by a person to an individual in another member state, except that Austria, Belgium and Luxembourg will instead impose a withholding system for a transitional period unless during such period they elect otherwise.

         Payments of interest and principal with respect to notes will be subject to any applicable withholding taxes and the issuer will not be obliged to pay additional amounts in relation thereto.


Direct assessment of non-UK resident holders of notes to UK tax on interest
         Interest on notes constitutes UK source income and, as such, may be subject to income tax by direct assessment even where paid without withholding, subject to any direction to the contrary from the Inland Revenue in respect of such relief as may be available pursuant to the provisions of an applicable double taxation treaty.


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


         However, interest with a UK source received without deduction or withholding on account of UK tax will not be chargeable to UK tax in the hands of a noteholder (other than certain trustees) who is not resident for tax purposes in the UK unless that noteholder carries on a trade, profession or vocation through a branch or agency (or, in the case of a noteholder which is a company, which carries on a trade through a permanent establishment) in the UK in connection with which the interest is received or to which the notes are attributable. There are exemptions for interest received by certain categories of agent (such as some brokers and investment managers).

         Where interest has been paid under deduction of UK income tax, noteholders who are not resident in the UK may be able to recover all or part of the tax deducted if there is an appropriate provision under an applicable double taxation treaty.


Taxation of returns: companies within the charge to UK corporation tax
         In general, noteholders which are within the charge to UK corporation tax in respect of notes will be charged to tax and obtain relief as income on all returns, profits or gains on, and fluctuations in value of such notes (whether attributable to currency fluctuations or otherwise) broadly in accordance with their statutory accounting treatment.


Taxation of returns: other noteholders
         Noteholders who are not within the charge to UK corporation tax and who are resident or ordinarily resident in the UK for tax purposes or who carry on a trade, profession or vocation in the UK through a branch or agency in connection with which interest on the notes is received or to which the notes are attributable will generally be liable to UK tax on the amount of any interest received in respect of such notes.

         As the US notes are denominated in US dollars [and the euro notes are denominated in euro, the US notes and the [series 2 notes] will not be regarded by the Inland Revenue as constituting "qualifying corporate bonds" within the meaning of Section 117 of the Taxation of Chargeable Gains Act 1992. Accordingly, a disposal of any such notes may give rise to a chargeable gain or an allowable loss for the purposes of the UK taxation of chargeable gains.

         It is expected that sterling notes will be regarded by the Inland Revenue as constituting "qualifying corporate bonds" within the meaning of
Section 117 of the Taxation of Chargeable Gains Act 1992. Accordingly, a disposal of any such notes is not expected to give rise to a chargeable gain or an allowable loss for the purposes of the UK taxation of chargeable gains.

         There are provisions to prevent any particular gain (or loss) from being charged (or relieved) at the same time under these provisions and also under the provisions of the "accrued income scheme" described below.

         On a disposal of notes by a noteholder, any interest which has accrued since the last payment date may be chargeable to tax as income under the rules of the "accrued income scheme" if that noteholder is resident or ordinarily resident in the UK or carries on a trade in the UK through a branch or agency to which such notes are attributable.


Stamp duty and stamp duty reserve tax
         No UK stamp duty or stamp duty reserve tax is payable on the issue or transfer of notes, whether such US note is in global or definitive form.


UK taxation of Funding 2 and the issuer
         It is the opinion of UK tax counsel that Funding 2 and the issuer will generally be subject to UK corporation tax, currently at a rate of 30%, on the profit reflected in their


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


respective profit and loss accounts as increased by the amounts of any non-deductible expenses or losses. In respect of Funding 2, the profit in the profit and loss account will not exceed 0.01% of the Funding 2 available revenue receipts. In respect of the issuer, the profit in the profit and loss account will not exceed 0.01% of the interest on the global intercompany loan. Any liability to UK corporation tax will be paid out of the available revenue receipts of Funding 2 and the issuer, respectively.


UK taxation of the mortgages trustee
         It is the opinion of UK tax counsel that the mortgages trustee will have no liability to UK tax in respect of any income, profit or gain arising under these arrangements. Accordingly, the mortgages trustee will have no liability to UK tax in relation to amounts which it receives on behalf of Funding 2 or the seller under the mortgages trust.


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                    Material United States tax consequences


General
         The following section summarizes the material United States federal income tax consequences of the purchase, ownership and disposition of the US notes that may be relevant to a holder of US notes that is a "United States person" (as defined later in this section) or that otherwise is subject to US federal income taxation on a net income basis in respect of a US note (any such United States person or holder, a "US holder"). In general, the summary assumes that a holder acquires a US note at original issuance and holds such note as a capital asset. It does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase the US notes. In particular, it does not discuss special tax considerations that may apply to certain types of taxpayers, including dealers in stocks, securities or notional principal contracts; traders in securities electing to mark to market; banks, savings and loan associations and similar financial institutions; taxpayers whose functional currency is other than the US dollar; taxpayers that hold a US note as part of a hedge or straddle or a conversion transaction, within the meaning of section 1258 of the US Internal Revenue Code of 1986, as amended (the "Code"); and subsequent purchasers of US notes. In addition, this summary does not describe any tax consequences arising under the laws of any taxing jurisdiction other than the US federal government.

         This summary is based on the US tax laws, regulations, rulings and decisions in effect or available as of the date of this prospectus. All of the foregoing are subject to change, and any change may apply retroactively and could affect the continued validity of this summary.

         Sidley Austin Brown & Wood LLP, US tax advisers to the issuer ("US tax counsel"), has prepared and reviewed this summary of material US federal income tax consequences. As described under "- Tax status of the issuer, Funding 2, mortgages trustee and mortgages trust", US tax counsel is of the opinion that the mortgages trustee acting as trustee of the mortgages trust, Funding 2, and the issuer will not be subject to US federal income tax as a result of their contemplated activities. As described further under "- Characterization of the US notes", US tax counsel is also of the opinion that, although there is no authority on the treatment of instruments substantially similar to the [US notes], and while not free from doubt, the [US notes] will be treated as debt for US federal income tax purposes. Except as described in the two preceding sentences (and set forth in the corresponding opinions), US tax counsel will render no opinions relating to the notes or the parties to the transaction.

         An opinion of US tax counsel is not binding on the US Internal Revenue Service (the "IRS") or the courts, and no rulings will be sought from the IRS on any of the issues discussed in this section. Accordingly, the issuer suggests that persons considering the purchase of US notes consult their own tax advisors as to the US federal income tax consequences of the purchase, ownership and disposition of the [US notes], including the possible application of state, local, non-US or other tax laws, and other US tax issues affecting the transaction.

         As used in this section the term "United States person" means (a) an individual who is a citizen or resident of the United States, (b) an entity treated as a corporation or partnership for United States federal income tax purposes that is organized or created under the law of the United States, a State thereof, or the District of Columbia, (c) any estate the income of which is subject to taxation in the United States regardless of source, and (d) any trust if a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all substantial decisions of the trust, or the trust was in existence on August 20, 1996 and is


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


eligible to elect, and has made a valid election, to be treated as a United States person despite not meeting those requirements.


Tax status of the issuer, Funding 2, mortgages trustee and mortgages trust
         Under the transaction documents, each of the issuer, Funding 2, and the mortgages trustee, acting in its capacity as trustee of the mortgages trust, covenants not to engage in any activities in the United States (directly or through agents), not to derive any income from sources within the United States as determined under US federal income tax principles, and not to hold any mortgaged property if doing so would cause it to be engaged or deemed to be engaged in a trade or business within the United States as determined under US federal income tax principles. US tax counsel is of the opinion that, assuming compliance with the transaction documents, none of the issuer, Funding 2 or the mortgages trustee, acting in its capacity as trustee of the mortgages trust, will be subject to US federal income tax. No elections will be made to treat the issuer, Funding 2, or the mortgage trust or any of their assets as a REMIC or a FASIT (two types of securitization vehicles having a special tax status under the Code).


Characterization of the US notes
         Although there is no authority regarding the treatment of instruments that are substantially similar to the US notes, and while not free from doubt, it is the opinion of US tax counsel that the US notes will be treated as debt for US federal income tax purposes. The issuer intends to treat the US notes as indebtedness of the issuer for all purposes, including US tax purposes. The discussion in the next section assumes this result.

         The US notes will not be qualifying real property mortgage loans in the hands of domestic savings and loan associations, real estate investment trusts, or REMICs under sections 7701(a)(19)(C), 856(c) or 860G(a)(3) of the Code, respectively.


Taxation of US holders of the US notes
         Qualified Stated Interest and Original Issue Discount ("OID"). The issuer intends to treat interest on the [US notes] as "qualified stated interest" under United States Treasury regulations relating to original issue discount (hereafter, the "OID regulations"). As a consequence, discount on the US notes arising from an issuance at less than par will only be required to be accrued under the OID regulations if such discount exceeds a statutorily defined de minimis amount. Qualified stated interest, which generally must be unconditionally payable at least annually, is taxed under a holder's normal method of accounting. De minimis OID is included in income on a pro rata basis as principal payments are made on the US notes. It is possible that interest on the US notes could be treated as OID because such interest is subject to deferral in certain limited circumstances.

         A US holder of a US note issued with OID must include OID in income over the term of such US note under a constant yield method that takes into account the compounding of interest. Under the Code, OID is calculated and accrued using prepayment assumptions where payments on a debt instrument may be accelerated by reason of prepayments of other obligations securing such debt instrument. Moreover, the legislative history to the provisions provides that the same prepayment assumptions used to price a debt instrument be used to calculate OID, as well as to accrue market discount and amortize premium. Here, prepayment of the mortgage loans is not expected to alter the scheduled principal payments on the dollar notes and accordingly, the issuer intends to assume that the US notes will have their principal repaid according to the schedule for purposes of accruing any OID. No representation is made that the mortgage loans will pay on the basis of such prepayment assumption or in accordance with any other prepayment scenario.


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


         As an alternative to the above treatments, US holders may elect to include in gross income all interest with respect to the US notes, including stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium, using the constant yield method described above.

         Sales and Retirement. In general, a US holder of a US note will have a basis in such note equal to the cost of the note to such holder, and reduced by any payments thereon other than payments of stated interest. Upon a sale or exchange of the note, a US holder will generally recognize gain or loss equal to the difference between the amount realized (less any accrued interest, which would be taxable as such) and the holder's tax basis in the note. Such gain or loss will be long-term capital gain or loss if the US holder has held the note for more than one year at the time of disposition. In certain circumstances, US holders that are individuals may be entitled to preferential treatment for net long-term capital gains. The ability of US holders to offset capital losses against ordinary income is limited.

         Alternative Characterization of the US Notes. The proper characterization of the arrangement involving the issuer and the holders of the US notes is not clear because there is no authority on transactions comparable to that contemplated herein. The issuer intends to treat the US notes as debt of the issuer for all US federal income tax purposes. Prospective investors should consult their own tax advisors with respect to the potential impact of an alternative characterization of the US notes for US tax purposes. One possible alternative characterization is that the IRS could assert that the series 1 class C notes and series 2 class C notes or any other class of notes should be treated as equity in the issuer for US federal income tax purposes. If the series 1 class C notes and the series 2 class C notes or any other class of notes were treated as equity, US holders of such notes would be treated as owning equity in a passive foreign investment company ("PFIC") which, depending on the level of ownership of such US holder and certain other factors, might also constitute an interest in a controlled foreign corporation for such US holder. This would have certain timing and character consequences for US holders and could require certain elections and disclosures that would need to be made shortly after acquisition to avoid potentially adverse US tax consequences.

         If the issuer was treated as a PFIC, unless a United States person makes a "QEF election" or "mark to market election", such person will be subject to a special tax regime (i) in respect of gains realized on the sale or other disposition of its US notes, and (ii) in respect of distributions on its US notes held for more than one taxable year to the extent those distributions constitute "excess distributions". Although not free from doubt, the PFIC rules should not apply to gain realized in respect of any US notes disposed of during the same taxable year in which such US notes are acquired. An excess distribution generally includes dividends or other distributions received from a PFIC in any taxable year to the extent the amount of such distributions exceeds 125% of the average distributions for the three preceding years (or, if shorter, the investor's holding period). Because the US notes pay interest at a floating rate, it is possible that a United States person will receive "excess distributions" as a result of fluctuations in the rate of three-month US dollar LIBOR over the term of the US notes. In general, under the PFIC rules, a United States person will be required to allocate such excess distributions and any gain realized on a sale of its US notes to each day during the such person's holding period for the US notes, and will be taxable at the highest rate of taxation applicable to the US notes for the year to which the excess distribution or gain is allocable (without regard to the such person's other items of income and loss for such taxable year) (the "deferred tax"). The deferred tax (other than the tax on amounts allocable to the year of disposition or receipt of the distribution) will then be increased by an interest charge computed by reference to the rate generally applicable to underpayments of tax (which interest charge generally will be non-deductible interest expense for individual taxpayers).


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


Backup withholding
         Backup withholding of US Federal income tax may apply to payments made in respect of the notes to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the US notes to a United States person must be reported to the IRS, unless such person is an exempt recipient or establishes an exemption. With respect to non-United States persons investing in the [US notes], to ensure they qualify for an exemption, the paying agent will require such beneficial holder to provide a statement from the individual or corporation that:

         o is signed under penalties of perjury by the beneficial owner of the note,

         o     certifies that such owner is not a United States person, and

         o     provides the beneficial owner's name and address.


         Generally, this statement is made on an IRS Form W-8BEN ("W-8BEN"), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. The noteholder must inform the paying agent within 30 days of such change and furnish a new W-8BEN. A noteholder that is not an individual or an entity treated as a corporation for US federal income tax purposes or that is not holding the notes on its own behalf may have substantially increased reporting requirements. For example, a non-US partnership or non- US trust generally must provide the certification from each of its partners or beneficiaries along with certain additional information. Certain securities clearing organizations, and other entities who are not beneficial owners, may be able to provide a signed statement to the paying agent. However, in such case, the signed statement may require a copy of the beneficial owner's W-8BEN (or the substitute form).

         In addition, upon the sale of a note to (or through) a broker, the broker must report the sale and backup withholding on the entire purchase price, unless (i) the broker determines that the seller is a corporation or other exempt recipient, (ii) the seller certifies (as described above) that such seller is a non-United States person and certain other conditions are met or (iii) the broker has the taxpayer identification number of the recipient properly certified as correct.

         Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's US federal income tax provided the required information is furnished to the IRS.

         Prospective investors should consult their own tax advisors with respect to the foregoing withholding tax requirements.

         The US federal income tax discussion set forth above is included for general information only and may not be applicable depending upon an owner's particular situation. Holders of US notes should consult their own tax advisors with respect to the tax consequences to them of the ownership and disposition of US notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal and other tax laws.


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


             Material Jersey (Channel Islands) tax considerations


Tax status of the mortgages trustee and the mortgages trust
         It is the opinion of Jersey (Channel Islands) tax counsel that the mortgages trustee will be resident in Jersey for taxation purposes and will be liable to income tax in Jersey at a rate of 20% in respect of the profits it makes from acting as trustee of the mortgages trust. The mortgages trustee will not be liable for any income tax in Jersey in respect of any income it receives in its capacity as mortgages trustee on behalf of the beneficiaries of the mortgages trust.





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                             ERISA Considerations

         The US notes are eligible for purchase by employee benefit plans and other plans subject to the US Employee Retirement Income Security Act of 1974, as amended ("ERISA") and/or the provisions of Section 4975 of the Code and by governmental plans that are subject to state, local or other federal law of the United States that is substantially similar to ERISA or Section 4975 of the Code, subject to consideration of the issues described in this section. ERISA imposes certain requirements on "employee benefit plans" (as defined in Section 3(3) of ERISA) subject to ERISA, including entities such as collective investment funds and separate accounts whose underlying assets include the assets of such plans (collectively, "ERISA Plans") and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirements of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the Plan. The prudence of a particular investment must be determined by the responsible fiduciary of an ERISA Plan by taking into account the ERISA Plan's particular circumstances and all of the facts and circumstances of the investment including, but not limited to, the matters discussed under "Risk factors" and the fact that in the future there may be no market in which such fiduciary will be able to sell or otherwise dispose of the notes.

         Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts (together with ERISA Plans, the "Plans")) and certain persons (referred to as "parties in interest" or "disqualified persons") having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

         The seller, the issuer, the administrator, the mortgages trustee, Funding 2 or any other party to the transactions contemplated by the transaction documents may be parties in interest or disqualified persons with respect to many Plans. Prohibited transactions within the meaning of Section 406 of ERISA or Section 4975 of the Code may arise if any of the [US notes] is acquired or held by a Plan with respect to which the issuer, the administrator, the mortgages trustee, Funding 2 or any other party to such transactions, is a party in interest or a disqualified person. Certain exemptions from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may be applicable, however, depending in part on the type of Plan fiduciary making the decision to acquire any such notes and the circumstances under which such decision is made. Included among these exemptions are Prohibited Transaction Class Exemption ("PTCE") 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a "qualified professional asset manager"), PTCE 95-60 (relating to transactions involving insurance company general accounts), PTCE 90-1 (relating to investments by insurance company pooled separate accounts) and PTCE 96-23 (relating to transactions determined by in-house asset managers). There can be no assurance that any of these class exemptions or any other exemption will be available with respect to any particular transaction involving the notes.

         Each purchaser and subsequent transferee of any US note will be deemed by such purchase or acquisition of any such note to have represented and warranted, on each day from the date on which the purchaser or transferee acquires such note through and including the date on which the purchaser or transferee disposes of such note, either that (A) it is not an ERISA Plan or other Plan, an entity whose underlying assets include the assets of any such ERISA Plan or other Plan, or a governmental plan which is subject to any federal, state


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


or local law of the United States that is substantially similar to the provisions of section 406 of ERISA or section 4975 of the Code or (B) its purchase, holding and disposition of such note will not result in a prohibited transaction under section 406 of ERISA or section 4975 of the Code (or, in the case of a governmental plan, any substantially similar federal, state or local law of the United States) for which an exemption is not available.

         In addition, the US Department of Labor has promulgated a regulation, 29 C.F.R. Section 2510.3-101 (the "Plan Asset Regulation"), describing what constitutes the assets of a Plan with respect to the Plan's investment in an entity for purposes of certain provisions of ERISA, including the fiduciary responsibility provisions of Title I of ERISA, and Section 4975 of the Code. Under the Plan Asset Regulation, if a Plan invests in an "equity interest" of an entity that is neither a "publicly-offered security" nor a security issued by an investment company registered under the 1940 Act, the Plan's assets include both the equity interest and an undivided interest in each of the entity's underlying assets, unless one of the exceptions to such treatment described in the Plan Asset Regulation applies. Under the Plan Asset Regulation, a security which is in debt form may be considered an "equity interest" if it has "substantial equity features". If the issuer were deemed under the Plan Asset Regulation to hold plan assets by reason of a Plan's investment in any of the [US notes], such plan assets would include an undivided interest in the assets held by the issuer and transactions by the issuer would be subject to the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code. [Investors should note that concerns in respect of the foregoing may be magnified here, particularly in the case of the series 1 class C notes and the series 2 class C notes]. In addition, in analyzing these issues with their own counsel, prospective purchasers of notes should consider, among other things, that, although special tax counsel has concluded that the notes are debt for federal income tax purposes, see "Material United States tax consequences", it is not clear whether the debt would be treated for tax purposes as issued by the issuer. If the underlying assets of the issuer are deemed to be Plan assets, the obligations and other responsibilities of Plan sponsors, Plan fiduciaries and Plan administrators, and of parties in interest and disqualified persons, under parts 1 and 4 of subtitle B of title I of ERISA and section 4975 of the Code, as applicable, may be expanded, and there may be an increase in their liability under these and other provisions of ERISA and the Code (except to the extent (if any) that a favorable statutory or administrative exemption or exception applies). In addition, various providers of fiduciary or other services to the issuer, and any other parties with authority or control with respect to the issuer, could be deemed to be Plan fiduciaries or otherwise parties in interest or disqualified persons by virtue of their provision of such services.

         Any insurance company proposing to purchase any of the US notes using the assets of its general account should consider the extent to which such investment would be subject to the requirements of ERISA in light of the US Supreme Court's decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank and under any subsequent guidance that may become available relating to that decision. In particular, such an insurance company should consider the retroactive and prospective exemptive relief granted by the Department of Labor for transactions involving insurance company general accounts in PTCE 95-60, 60 Fed. Reg. 35925 (July 12, 1995), the enactment of
Section 401(c) of ERISA by the Small Business Job Protection Act of 1996 (including, without limitation, the expiration of any relief granted thereunder) and the regulations thereunder.

         Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold any of the US notes should determine whether, under the documents and instruments governing the Plan, an investment in the notes is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment mortgage portfolio. Any Plan proposing to invest in such notes (including any governmental plan) should consult with its counsel to confirm, among other things, that such investment will not result in a non-exempt prohibited


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


transaction and will satisfy the other requirements of ERISA and the Code (or, in the case of a governmental plan, any substantially similar state, local or other federal law).

         The sale of any notes to a Plan is in no respect a representation by the seller, the issuer, the administrator, the mortgages trustee, Funding 2 or any other party to the transactions that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.


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


             Enforcement of foreign judgments in England and Wales

         The issuer is a UK public company incorporated with limited liability in England and Wales.

         Any final and conclusive judgment of any New York State or United States Federal Court sitting in the Borough of Manhattan in the City of New York having jurisdiction recognized by England or Wales in respect of an obligation of the issuer in respect of the notes for a fixed sum of money and which has not been stayed or satisfied in full, would be enforceable by action against the issuer in the courts of England and Wales without a re-examination of the merits of the issues determined by the proceedings in the New York State or United States Federal Court.

         This will be the case unless the following occurs:

         o the proceedings in the New York State or the United States Federal Court in which the judgment was obtained were contrary to the principles of natural or substantive justice;

         o enforcement of the judgment is contrary to the public policy of England or Wales;

         o the judgment was obtained by fraud or duress or was based on a clear mistake of fact;

         o the judgment is of a public nature (for example, a penal or revenue judgment);

         o there has been a prior judgment in another court concerning the same issues between the same parties as are dealt with in the judgment of the New York State or the United States Federal Court;

         o the enforcement would contravene section 5 of the Protection of Trading Interests Act 1980; or

         o the enforcement proceedings are not instituted within six years after the date of the judgment.

         The issuer expressly submits to the non-exclusive jurisdiction of the courts of England for the purpose of any suit, action or proceedings arising out of this offering. A judgment by a court may be given in some cases only in sterling.

         All of the directors and executive officers of the issuer reside outside the United States. Substantially all of the assets of all or many of such persons are located outside the United States. As a result, it may not be possible for the noteholders to effect service of process within the United States upon such persons with respect to matters arising under the federal securities laws of the United States or to enforce against them judgments obtained in United States courts predicated upon the civil liability provisions of such laws.

         The issuer has been advised by Sidley Austin Brown & Wood, its English counsel, that there is doubt as to the enforceability in England and Wales, in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated upon the Federal securities laws of the United States based on the restrictions referred to above.


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


                 United States legal investment considerations

         None of the notes is a "mortgage related security" under the United States Secondary Mortgage Market Enhancement Act of 1984, as amended.

         The appropriate characterization of the notes under various legal investment restrictions and, consequently, the ability of investors subject to these restrictions to purchase such notes, is subject to significant interpretative uncertainties. These uncertainties may adversely affect the liquidity of, and the creation of any secondary market for, the notes. Accordingly, investors should consult their own legal advisors in determining whether and the extent to which the notes constitute legal investments or are subject to investment, capital or other restrictions.

                                    Experts

         The balance sheet of Granite Finance Funding 2 Limited as at [o] included in this prospectus have been so included in reliance on the report of [o], independent accountants, given on the authority of that firm as experts in auditing and accounting.

         The balance sheet of Granite Master Issuer plc as at [o], 2005 included in this prospectus has been so included in reliance on the report of [o], independent accountants, given on the authority of that firm as experts in auditing and accounting.

                                 Legal matters

         Certain matters of English law and United States law regarding the notes, including matters relating to the validity of the issuance of the notes, will be passed upon for the issuer by Sidley Austin Brown & Wood, London. Certain matters of United States law regarding matters of United States federal income tax law with respect to the US notes will be passed upon for the issuer by Sidley Austin Brown & Wood LLP, New York. Certain matters of English law and United States law will be passed upon for the underwriters by Allen & Overy LLP, London.

         Certain matters of Jersey (Channel Islands) law regarding the mortgages trustee will be passed upon for the mortgages trustee, respectively, by Mourant du Feu & Jeune, London.



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


                                 Underwriting


United States

         A prospectus supplement will be prepared for each series of US notes which will describe the method of offering being used for that series and will set forth the identity of any of its underwriters and either the price at which each series and class is being offered, the nature and amount of any underwriting discounts or additional compensation to the underwriters and the proceeds of the offering to us, or the method by which the price at which the underwriters will sell those US notes will be determined. Each prospectus supplement for an underwritten offering will also contain information regarding the nature of the underwriters obligations, any material relationship between any underwriter and us and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the certificates so offered. US notes may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

         The seller and we will agree to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

         The underwriters or their affiliates may engage in over-allotment transactions (also known as short sales), stabilizing transactions, syndicate covering transactions and penalty bids for the US notes under Regulation M under the Exchange Act.

         o Over-allotment transactions involve sales by an underwriter in excess of the total offering size, which creates what is known as a naked short position. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

         o Stabilizing transactions permit bids to purchase the US notes so long as the stabilizing bids do not exceed a specified maximum.

         o Short covering transactions involve purchases of the US notes in the open market after the distribution has been completed in order to cover naked short positions.

         o Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the notes originally sold by that syndicate member are purchased in a syndicate covering transaction.

         Similar to other purchase transactions, these transactions may have the effect of raising or maintaining the market price of the US notes or preventing or retarding a decline in the market price of the US notes. As a result, these transactions may cause the prices of the US notes to be higher than they would otherwise be in the absence of those transactions. Neither we nor any of the underwriters represent that any underwriter will engage in any of these transactions or that these transactions, once begun, will not be discontinued without notice at any time.

         The US notes will be registered under the United States Securities Act. The underwriters of the US notes will agree that they will offer and sell the US notes within the United States through their US registered broker-dealers.

         The US notes will not be offered or sold via the internet, e-mail or through similar electronic channels except that certain underwriters may deliver copies of this prospectus and related prospectus supplement via e-mail to persons who have given, and not withdrawn, their prior consent to receive copies of this prospectus and related prospectus supplement in that format.


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


United Kingdom

         Each underwriter will represent and agree that:

         o it has not offered or sold, and will not offer or sell any notes to persons in the United Kingdom prior to admission of the notes to listing in accordance with Part VI of the FSMA, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (as amended) or the FSMA;

         o it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to the issuer; and

         o it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

[Italy

         Each underwriter will represent and agree that the offering of the notes has not been cleared by CONSOB (the Italian Securities Exchange Commission) pursuant to Italian securities legislation and, accordingly, no notes may be offered, sold or delivered by it, nor may copies of this prospectus or of any other document relating to the notes be distributed by it in the Republic of Italy, except:

         (i)  to professional investors (operatori qualificati), as defined in
              Article 31, second paragraph, of CONSOB Regulation No. 11522 of July 1, 1998, as amended; or

         (ii) in circumstances which are exempted from the rules on solicitation of investments pursuant to Article 100 of Legislative Decree No. 58 of February 24, 1998 (the "Financial Services Act") and Article 33, first paragraph, of CONSOB Regulation No. 11971 of May 14, 1999, as amended.

         Any offer, sale or delivery of the notes or distribution of copies of this prospectus or any other document relating to the notes made by it in the Republic of Italy under (i) or (ii) above must be:

         (a) made by an investment firm, bank or financial intermediary permitted to conduct such activities in the Republic of Italy in accordance with the Financial Services Act and Legislative Decree No. 385 of September 1, 1993 (the "Banking Act");

         (b) in compliance with Article 129 of the Banking Act and the implementing guidelines of the Bank of Italy, as amended from time to time, pursuant to which the issue or the offer of securities in the Republic of Italy may need to be preceded and followed by an appropriate notice to be filed with the Bank of Italy depending, inter alia, on the aggregate value of the securities issued or offered in the Republic of Italy and their characteristics; and

         (c)  in accordance with any other applicable laws and regulations.


Spain

         Each underwriter will acknowledge that the notes may not be offered or sold in Spain by means of a public offer as defined and construed by Spanish law unless such public offer is made in compliance with the requirements of Law 24/1988 of July 28 (as amended by Law


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


37/1998, of November 16), on the Spanish Securities Market and the Royal Decree 291/1992, of March 27 (as amended by Royal Decree 2590/1998, of December 7 and Royal Decree 705/2002, of July 19), on issues and public offers for the sale of securities.


Ireland

         Each underwriter will represent and agree that it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell in Ireland any notes other than to persons whose ordinary business it is to buy or sell shares or debentures whether as principal or agent.


The Netherlands
         This prospectus may not be distributed and the notes (including rights representing an interest in a global note) may not be offered, sold, transferred or delivered as part of their initial distribution or at any time thereafter, directly or indirectly, to individuals or legal entities who or which are established, domiciled or have their residence in The Netherlands ("Dutch Residents") other than to the following entities, provided that such entities trade or invest in securities in the conduct of a business or profession (the following such entitles hereinafter referred to as "Professional Market Parties" or "PMPs") and provided further that they acquire the notes for their own account or for the account of another such PMP;

         (i) banks, insurance companies, securities firms, collective investment institutions or pension funds that are supervised or licensed under Dutch law;

         (ii) banks or securities firms licensed or supervised in a European Economic Area member state (other than The Netherlands) and registered with the Dutch Central Bank (De Nederlandsche Bank
              N.V.: DNB) or the Dutch Authority for the Financial Markets (Stichting Autoriteit Financiele Markten) acting through a branch office in The Netherlands;

        (iii) Netherlands collective investment institutions which offer their shares or participations exclusively to professional investors and are not required to be supervised or licensed under Dutch law;

         (iv) The Dutch government (de Staat der Nederlanden), DNB, Dutch regional, local or other decentralised governmental institutions, or any international treaty organisations and supranational organisations located in The Netherlands;

         (v) Netherlands enterprises or entities with total assets of at least (Euro)500,000,000 (or the equivalent thereof in another currency) according to their balance sheet at the end of the financial year preceding the date they purchase or acquire the notes;

         (vi) Netherlands enterprises, entities or individuals with net assets (eigen vermogen) of at least (Euro)10,000,000 (or the equivalent thereof in another currency) according to their balance sheet at the end of the financial year preceding the date they purchased or acquire the notes and who or which have been active in the financial markets on average twice a month over a period of at least two consecutive years preceding such date;

        (vii) Netherlands subsidiaries of the entities referred to under (i) above provided such subsidiaries are subject to prudential supervision;

       (viii) Netherlands enterprises or entities that have a credit rating from an approved rating agency or whose securities have such a rating; and

         (ix) such other Netherlands entities designated by the competent Netherlands authorities after the date hereof by any amendment of the applicable regulations.

         The notes (whether or not offered to Dutch Residents) shall bear the following legend:

         THIS NOTE (OR ANY INTEREST HEREIN) MAY NOT BE OFFERED, SOLD, TRANSFERRED OR DELIVERED AS PART OF ITS INITIAL DISTRIBUTION OR AT ANY TIME THEREAFTER, DIRECTLY OR INDIRECTLY, TO INDIVIDUALS OR LEGAL ENTITIES WHO ARE ESTABLISHED, DOMICILED OR HAVE THEIR RESIDENCE IN THE NETHERLANDS (DUTCH RESIDENTS) OTHER THAN TO PROFESSIONAL MARKET PARTIES WITHIN THE MEANING OF THE EXEMPTION REGULATION PURSUANT TO THE DUTCH ACT ON THE SUPERVISION OF THE CREDIT SYSTEM 1992 THAT TRADE OR INVEST IN SECURITIES IN THE CONDUCT OF A BUSINESS OR PROFESSION ("PMPS") AND THAT ACQUIRE THIS NOTE (OR ANY INTEREST HEREIN) FOR THEIR OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER PMP.

         EACH DUTCH RESIDENT BY PURCHASING THIS NOTE (OR ANY INTEREST HEREIN), WILL BE DEEMED TO HAVE REPRESENTED AND AGREED FOR THE BENEFIT OF THE ISSUER THAT IT IS SUCH A PMP AND IS ACQUIRING THIS NOTE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER PMP.

         EACH HOLDER OF THIS NOTE (OR ANY INTEREST HEREIN), BY PURCHASING THIS NOTE (OR ANY INTEREST HEREIN), WILL BE DEEMED TO HAVE REPRESENTED AND AGREED FOR THE BENEFIT OF THE ISSUER THAT (1) THIS NOTE (OR ANY INTEREST HEREIN) MAY NOT BE OFFERED, SOLD, TRANSFERRED OR DELIVERED TO DUTCH RESIDENTS OTHER THAN TO A PMP ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER PMP AND THAT (2) THE HOLDER WILL PROVIDE NOTICE OF THE TRANSFER RESTRICTIONS DESCRIBED HEREIN TO ANY SUBSEQUENT TRANSFEREE.]


General

         The underwriters have represented and agreed that they have complied and will comply with all applicable laws and regulations in force in any jurisdiction in which they purchase, offer, sell or deliver notes or possess them or distribute the prospectus and will obtain any consent, approval or permission required by them for the purchase, offer, sale or delivery by them of notes under the laws and regulations in force in any jurisdiction to which they are subject or in which they make such purchases, offers, sales or deliveries and the issuer shall have no responsibility for them. Furthermore, they will not directly or indirectly offer, sell or deliver any notes or distribute or publish any prospectus, form of application, offering circular, advertisement or other offering material except under circumstances that will, to the best of its knowledge and belief, result in compliance with any applicable laws and regulations, and all offers, sales and deliveries of US notes by it will be made on the same terms.

         Neither the issuer nor the underwriters represent that US notes may at any time lawfully be sold in compliance with any application, registration or other requirements in any jurisdiction, or pursuant to any exemption available thereunder, or assume any responsibility for facilitating such sale.

         The underwriters will, unless prohibited by applicable law, furnish to each person to whom they offer or sell notes a copy of the prospectus and a related prospectus supplement, in each case as then amended or supplemented or, unless delivery of the prospectus is required by applicable law, inform each such person that a copy will be made available upon request. The underwriters are not authorized to give any information or to make any representation not contained in the prospectus in connection with the offer and sale of notes to which the prospectus relates.



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

                            Reports to noteholders

         The administrator will prepare quarterly and annual reports that will contain information about the notes. The financial information contained in the reports will not be prepared in accordance with generally accepted accounting principles of any jurisdiction. The reports will be sent to Cede & Co. and Citivic, as applicable, as the holder of the notes, unless and until individual note certificates are issued. Reports will not be sent to investors by the administrator.


                   Where investors can find more information

         We have filed a registration statement with the SEC for the US notes. This prospectus is one portion of the registration statement, which also includes additional information.

         The administrator will file with the SEC all required periodic and special SEC reports and other information about the US notes.

         Investors may read and copy any reports, statements or other information filed at the SEC's public reference room in Washington, D.C. and may receive copies of these documents upon writing to the SEC and paying a duplicating fee. Investors can call the SEC at 1 800 732 0330 for further information on the operation of the public reference room. The SEC filings are also available to the public on the SEC's Internet site at http:// www.sec.gov.


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


                        Listing and general information


Authorization

         The issue of each series of notes from time to time has been authorized by resolution of the board of directors of the issuer passed on [o], 2005.


Listing of notes

         Application has been made to the Financial Services Authority in its capacity as competent authority for the purposes of Part VI of the FSMA for the notes issued during the period of 12 months from the date of this prospectus to be admitted to the official list. Application has also been made to the London Stock Exchange for each class of the notes to be admitted to trading by the London Stock Exchange. It is expected that such applications will be granted on or about [o], 2005.

         The admission of the notes to the official list will be expressed as a percentage of their nominal amount (excluding accrued interest). It is expected that each series and class of notes which is to be admitted to the official list and to trading on the London Stock Exchange will be admitted separately, as and when issued, subject only to the issue of a global note certificate or individual note certificates representing the notes of each series and class.

         This prospectus has been prepared in compliance with the listing rules made under Section 74 of the FSMA by the UK Listing Authority. Copies have been delivered to the Registrar of Companies in England and Wales for registration in accordance with Section 83 of that Act.

         The issuer and the directors of the issuer, whose names appear on page [o] of this prospectus, accept responsibility for the information contained in this prospectus. To the best of the knowledge and belief of the issuer and the directors of the issuer (who have taken all reasonable care to ensure that such is the case), the information contained in this prospectus is in accordance with the facts and does not omit anything likely to affect the import of such information. The issuer and the directors of the issuer accept responsibility accordingly.


Clearing and settlement

         Transactions in respect of the US notes will normally be effected for settlement in US dollars and for delivery on the third working day after the date of the transaction. Prior to listing, however, dealings will be permitted by the London Stock Exchange plc in accordance with its rules.

         The US notes have been accepted for clearance through DTC, Clearstream, Luxembourg and Euroclear. The appropriate CUSIP numbers, common codes and ISINs for each series and class of notes will be specified in the applicable prospectus supplement.


Litigation

         None of the issuer or Funding 2, (the "Funding 2 Group"), Holdings, the post-enforcement call option holder or the mortgages trustee is or has been involved since its incorporation in any legal or arbitration proceedings which may have, or have had since its incorporation, a significant effect upon the financial position of the issuer, the Funding 2 Group, Holdings, the post-enforcement call option holder or the mortgages trustee (as the case may be) nor, so far as the issuer, the Funding 2 Group, Holdings, the post-enforcement call option holder or the mortgages trustee (respectively) is aware, are any such legal or arbitration proceedings pending or threatened.


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


Accounts

         No statutory or non-statutory accounts within the meaning of Section 240(5) of the Companies Act 1985 in respect of any financial year of the issuer have been prepared. So long as the notes are listed on the official list of the UK Listing Authority and are trading by the London Stock Exchange plc the most recently published audited annual accounts of the issuer from time to time shall be available at the specified office of the UK principal paying agent in London. The issuer does not publish interim accounts.

         Since the date of its incorporation, the issuer has not entered into any contracts or arrangements not being in the ordinary course of business.


Consents

         [o], chartered accountants, whose address is [o], have given and have not withdrawn their consent to the inclusion in this prospectus of their reports on the issuer and Funding 2 and the references to their name in the form and context in which they appear, and have authorized the contents of that part of the listing particulars containing their report for the purposes of Article 6(1)(e) of the UK Financial Services and Markets Act 2000 (Official Listing of Securities) Regulations 2001.


Significant or material change

         Other than as described in this prospectus, since the date of incorporation of the issuer ([o], 2004) and Funding 2 ([o], 2004), the date of incorporation of Holdings (December 14, 2000), the date of incorporation of the mortgages trustee (February 14, 2001), and the date of incorporation of the post-enforcement call option holder (December 15, 2000), there has been:

         o no material adverse change in the financial position or prospects of the issuer, Funding 2 Group, Holdings, the post-enforcement call option holder or the mortgages trustee; and

         o no significant change in the financial or trading position of the issuer, Funding 2 Group, Holdings, the post-enforcement call option holder or the mortgages trustee.

Documents available

         For so long as any series and class of notes issued by the issuer may be admitted to the official list, copies of the following documents may, when published, be inspected at the registered offices of the Issuer and from the specified office of the principal paying agent during usual business hours, on any weekday (public holidays excepted):

         (A) the Memorandum and Articles of Association of each of the issuer, Funding 2, Holdings, the mortgages trustee and the post-enforcement call option holder;

         (B) the balance sheet of the issuer and Funding 2 as at [o], 2004 and the independent accountants' report thereon;

         (C) the most recently published financial statements of the Issuer and Funding 2 ;

         (D)     a copy of the prospectus

         (E) any future offering circulars, prospectuses, information memoranda and supplement including prospective supplements (save that a prospectus supplement relating to an unlisted series and class of notes will be available for inspection only by the underwriters or dealers, as applicable, specified in the prospectus supplement or, upon proof satisfactory to the principal paying agent or the registrar, as the case may be, as to the identity of the holder of any note to which the prospectus supplement relates) to the prospectus and any other documents incorporated therein or therein by reference.

         (F)     each of the following documents:

                 o     the programme agreement;

                 o     each subscription agreement

                 o     each underwriting agreement;

                 o     the global intercompany loan agreement;

                 o     the mortgages trust deed;

                 o     the mortgage sale agreement;

                 o     the issuer deed of charge;

                [o     the deeds of accession to the issuer deed of charge]

                [o the deeds of accession to the Funding 2 deed of charge]

                 o     the Funding 2 deed of charge;

                 o     the second priority Funding 2 deed of charge;

                 o     the Funding 2 basis rate swap agreement;

                 o     each issuer swap agreement;

                 o     the trust deed;

                 o     the paying agent and agent bank agreement;

                 o     the administration agreement;

                 o     the cash management agreement;

                 o     the issuer cash management agreement;

                 o     the Funding 2 guaranteed investment contract;

                 o     the mortgages trustee guaranteed investment contract;

                 o     the post-enforcement call option agreement;

                 o     the bank account agreement;

                 o     the stand-by bank account agreement;

                 o     the issuer bank account agreement;

                 o     the collection bank agreement;

                 o     the master definitions schedule;

                 o     the start-up loan agreement;

                 o     the corporate services agreement;

                 o any other deeds of accession or supplemental deeds relating to any such documents; and

         (E)     independent accountant's consent letter.


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


                                   Glossary

"$", "US$", "USD", "US dollars"
or "dollars"                               The lawful currency for the
                                           time being of the United States
                                           of America

"(Euro)" or "euro"                         The currency of the member
                                           states of the European Union
                                           that adopt the single currency
                                           in accordance with the Treaty
                                           of Rome of March 25, 1957,
                                           establishing the European
                                           Community, as amended from time
                                           to time

"(GBP)", "sterling" or "pounds sterling"   The lawful currency for the time
                                           being of the United Kingdom of
                                           Great Britain and Northern Ireland

"A loan tranches"                          The loan tranches made by the
                                           issuer to Funding 2 under the
                                           global intercompany loan
                                           agreement from the proceeds of
                                           issue of any series of class M
                                           notes

"AA loan tranches"                         The loan tranches made by the
                                           issuer to Funding 2 under the
                                           global intercompany loan
                                           agreement from the proceeds of
                                           issue of any series of class B
                                           notes

"AAA loan tranches"                        The loan tranches made by the
                                           issuer to Funding 2 under the
                                           global intercompany loan
                                           agreement from the proceeds of
                                           issue of any series of class A
                                           notes

"A principal deficiency subledger"         One of five subledgers on the
                                           principal deficiency ledger which
                                           records any principal deficiency in
                                           respect of any A loan tranches

"AA principal deficiency subledger"        One of five subledgers on the
                                           principal deficiency ledger
                                           which records any principal
                                           deficiency in respect of any AA
                                           loan tranches

"AAA principal deficiency subledger"       One of five subledgers, on the
                                           principal deficiency ledger
                                           which specifically records any
                                           principal deficiency in respect
                                           of any AAA loan tranches

["accrual yield"                           In respect of any series and
                                           class of notes, the yield
                                           specified as such in the
                                           applicable prospectus
                                           supplement]

"additional mortgage loan"                 Any mortgage loan (being an
                                           English mortgage loan or a
                                           Scottish mortgage loan, as
                                           applicable) which the seller
                                           anticipated assigning to the
                                           mortgages trustee on an
                                           assignment date under the terms
                                           of the mortgage sale agreement
                                           and referenced by its mortgage
                                           loan identifier number and
                                           comprising the aggregate of all
                                           principal sums, interest,
                                           costs, charges, expenses and
                                           other monies (including all
                                           further advances) due or owing
                                           with respect to that mortgage
                                           loan under the


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


                                           relevant mortgage conditions by a
                                           borrower on the security of a
                                           mortgage from time to time
                                           outstanding or, as the context
                                           may require, the borrower's
                                           obligations in respect of the
                                           same

"additional mortgage portfolio"            The portfolio of additional
                                           mortgage loans, their related
                                           security, accrued interest and
                                           other amounts derived from such
                                           additional mortgage loans that
                                           the seller, as of each cut-off
                                           date, anticipated assigning to
                                           the mortgages trustee from time
                                           to time

["adjusted Funding 2 reserve
fund level"                                The sum of:
                                           (a)  the amount standing to the
                                                credit of the Funding 2
                                                reserve fund ledger; and

                                           (b)  the amount (if any) then to be
                                                credited in accordance with
                                                item [(B)] of the relevant
                                                Funding 2 pre-enforcement
                                                principal priority of
                                                payments]

"administration fee"                       The fee payable by the
                                           mortgages trustee to the
                                           administrator on each
                                           distribution date in payment
                                           for the administering of the
                                           mortgage loans by the
                                           administrator.  The
                                           administration fee equals 0.08%
                                           per annum (inclusive of VAT) on
                                           the amount of the Funding 2
                                           share of the trust property as
                                           determined on that distribution
                                           date in respect of the then
                                           current trust calculation
                                           period, but is payable on each
                                           distribution date only to the
                                           extent that the mortgages
                                           trustee has sufficient funds
                                           available to pay that amount in
                                           accordance with the mortgages
                                           trust allocation of revenue
                                           receipts

"administration procedures"                The administration, arrears and
                                           enforcement policies and
                                           procedures forming part of the
                                           seller's policy from time to
                                           time or, at any time when the
                                           administrator is not also the
                                           seller, the policies and
                                           procedures from time to time
                                           which would be adopted by a
                                           reasonable, prudent mortgage
                                           lender

"administrator"                            Northern Rock or such other
                                           person as may from time to time
                                           be appointed as administrator
                                           of the mortgage portfolio under
                                           the administration agreement

"administrator termination event"          The meaning given to it on page
                                           [o]

"agent bank"                               Citibank, N.A, acting through
                                           its London branch at 5
                                           Carmelite Street, London EC4Y
                                           0PA, or such other person for
                                           the time being acting as agent
                                           bank under the paying agent and
                                           agent bank agreement

"alternative clearing system"              The meaning given to it on page
                                           [o]

"alternative insurance


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


requirements"                              Requirements which vary the
                                           insurance provisions of the
                                           mortgage conditions

"anticipated cash accumulation
period"                                    The meaning given to it on page
                                           [o]

"arrears of interest"                      As at any date and for any
                                           mortgage loan, interest (other
                                           than capitalized interest or
                                           accrued interest) on that
                                           mortgage loan which is
                                           currently due and payable on
                                           that date

"arrears or step-up trigger event"         An arrears or step-up trigger
                                           event occurs when (i) the
                                           outstanding principal balance
                                           of the mortgage loans in
                                           arrears for more than 90 days
                                           divided by the outstanding
                                           principal balance of all of the
                                           mortgage loans in the mortgages
                                           trust (expressed as a
                                           percentage) exceeds 2% or (ii)
                                           if the issuer fails to exercise
                                           its option to redeem its notes
                                           on the relevant step-up date
                                           pursuant to the terms and
                                           conditions of its notes

"asset trigger event"                      The meaning given to it on page
                                           [o]

"assignment date"                          The date of assignment of any
                                           new mortgage portfolio to the
                                           mortgages trustee

["authorized holdings"                     In respect of the US notes,
                                           $100,000 and integral multiples
                                           of $1,000 in excess thereof or,
                                           in relation to a series and
                                           class of notes, as otherwise
                                           specified in the applicable
                                           prospectus supplement]

"authorized investments"                   (a)  sterling gilt-edged securities;
                                                and

                                           (b)  sterling demand or time
                                                deposits, certificates of
                                                deposit and short-term debt
                                                obligations (including
                                                commercial paper) (which may
                                                include deposits into any
                                                account which earns a rate of
                                                interest related to LIBOR)
                                                provided that in all cases
                                                these investments have a
                                                maturity date of 90 days or
                                                less and mature on or before
                                                the next following payment
                                                date or, in relation to any
                                                mortgages trustee bank
                                                account, the next following
                                                distribution date and the
                                                short-term unsecured,
                                                unguaranteed and
                                                unsubordinated debt
                                                obligations of the issuing or
                                                guaranteeing entity or the
                                                entity with which the demand
                                                or time deposits are made
                                                (being an authorized
                                                institution under the FSMA)
                                                are rated at least equal to
                                                "A-1+" by Standard & Poor's,
                                                "P-1" by Moody's and "F1+" by
                                                Fitch or which are otherwise
                                                acceptable to the rating
                                                agencies (if they are notified
                                                in advance) to maintain the
                                                then current rating of the
                                                notes

"authorized underpayment"                  The meaning given to it on page
                                           [o]


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


"AXA"                                      The AXA Group of Companies

"bank account agreement"                   The agreement dated March 26,
                                           2001, as amended from time to
                                           time, among the account bank,
                                           the cash manager, the mortgages
                                           trustee, Funding, Funding 2 and
                                           the security trustee which
                                           governs the operation of the
                                           mortgages trustee bank accounts
                                           and the Funding 2 bank accounts

"Banking Act"                              The meaning given to it on page
                                           [o]

"Bank of England base rate"                The Bank of England's official
                                           dealing rate (the repo rate) as
                                           set by the UK Monetary Policy
                                           Committee, and in the event
                                           that this rate ceases to exist
                                           or becomes inappropriate as an
                                           index for the base rate pledge,
                                           such alternative rate or index,
                                           which is not controlled by the
                                           seller, that the seller
                                           considers to be the most
                                           appropriate in the circumstances

"Barclays"                                 Barclays Bank plc, acting
                                           through its office at City
                                           Group Office, Percy Street,
                                           Newcastle upon Tyne NE99 1JP

"Barclays collection account"              The account of the
                                           administrator held at Barclays
                                           as may be utilized from time to
                                           time for the purpose of
                                           collecting amounts which are
                                           paid to the seller on the
                                           mortgage loans and/or the
                                           related security

"base rate pledge"                         The meaning given to it on page
                                           [o]

"Basel Committee"                          The meaning given to it on page
                                           [o]

"basic terms modifications"                The meaning given to it on page
                                           [o]

"basis rate swaps"                         The Funding 2 basis rate swap
                                           and the swap agreements entered
                                           into by each of the Funding
                                           issuers with Northern Rock plc
                                           as swap provider to hedge
                                           exposure to interest rates on
                                           the mortgage loans and the
                                           interest rates on the notes
                                           issued by such Funding issuers

"BBB loan tranches"                        The loan tranches made by the
                                           issuer to Funding 2 under the
                                           global intercompany loan
                                           agreement from the proceeds of
                                           issue of any series of class C
                                           notes

"BB loan tranche"                          The loan tranches made by the issuer
                                           to Funding 2 under the global
                                           intercompany loan from the proceeds
                                           of the issue of any series of class
                                           D notes

"beneficiaries"                            Funding, Funding 2 and the
                                           seller, collectively as
                                           beneficiaries of the mortgages
                                           trust

"benefit plan investors"                   An investor in a pension,
                                           profit-sharing or other
                                           employee benefit plan, as well
                                           as individual retirement


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


                                           accounts and certain types of
                                           Keogh Plans, as described
                                           further in "ERISA
                                           considerations"

"borrower"                                 For each mortgage loan, the
                                           person or persons who is or are
                                           named and defined as such in
                                           the relevant mortgage deed, or
                                           the other person or persons
                                           (other than a guarantor) who
                                           shall become legally obligated
                                           to comply with the borrower's
                                           obligations under the related
                                           mortgage

"broken amount"                            In respect of any series and
                                           class of notes, an amount
                                           specified as such (if any) in
                                           the applicable prospectus
                                           supplement

"bullet loan tranche"                      Any loan tranche which is scheduled
                                           to be repaid in full on one payment
                                           date. Bullet loan tranches will be
                                           deemed to be pass-through loan
                                           tranche if:

                                           (a)  a trigger event occurs;

                                           (b)  the issuer security is
                                                enforced; or

                                           (c)  the Funding 2 security is
                                                enforced

"bullet redemption date"                   [o]

"bullet redemption notes"                  Any series and class of notes
                                           which is scheduled to be repaid
                                           in full on one payment date.
                                           Bullet redemption notes will be
                                           deemed to be pass-through notes
                                           if:

                                           (a) a trigger event occurs; or

                                           (b) the issuer security is enforced

"bullet repayment loan amount"             The amount required to be repaid on
                                           the schedule redemption date in
                                           respect of a bullet loan tranche in
                                           order to repay such loan tranche in
                                           full;

"calculation period swap
provider amount"                           The meaning given to it on page
                                           [o]

"calendar year"                            A year from the beginning of
                                           January 1 to the end of
                                           December 31

"capital balance"                          For any mortgage loan at any
                                           date, the principal balance of
                                           that mortgage loan to which the
                                           seller applies the relevant
                                           interest rate at which interest
                                           on that mortgage loan accrues

"capital payment"                          The meaning given to it on page
                                           [o]

"capitalized"                              In respect of a fee, an interest
                                           amount or any other amount, means
                                           that amount which is added to the
                                           capital balance of a mortgage loan

"capitalized arrears"                      For any mortgage loan at any
                                           date, interest or other amounts
                                           which are overdue in respect of
                                           that mortgage loan and which as
                                           at that date have been added to
                                           the


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


                                           capital balance of that mortgage
                                           loan either in accordance with the
                                           mortgage conditions or otherwise by
                                           arrangement with the relevant
                                           borrower

"capitalized interest"                     For any mortgage loan at any
                                           date, interest which is overdue
                                           in respect of that mortgage
                                           loan and which as at that date
                                           has been added to the capital
                                           balance of that mortgage loan
                                           in accordance with the mortgage
                                           conditions or otherwise by
                                           arrangement with the relevant
                                           borrower (excluding for the
                                           avoidance of doubt any arrears
                                           of interest which have not been
                                           so capitalized on that date)

"capped rate mortgage loans"               Mortgage loans that are subject
                                           to a maximum rate of interest
                                           and charge interest at the
                                           lesser of the seller's standard
                                           variable rate or the specified
                                           capped rate

"cash accumulation amount"                 The meaning given to it on page
                                           [o]

"cash accumulation ledger"                 A ledger maintained by the cash
                                           manager to record the amount
                                           accumulated by Funding 2 from time
                                           to time to pay the relevant
                                           accumulation amounts

"cash accumulation ledger
amount"                                    The meaning given to it on page
                                           [o]


"cash accumulation liability"              The meaning given to it on page
                                           [o]

"cash accumulation shortfall"              means at any time that the cash
                                           accumulation ledger amount is
                                           less than the cash accumulation
                                           liability;

"cash accumulation period"                 The meaning given to it on page
                                           [o]

"cash accumulation requirement"            The meaning given to it on page
                                           [o]

"cashback mortgage loan"                   A type of mortgage loan, the
                                           primary characteristics of
                                           which are described on page [o]

"CAT standard mortgage loan"               A type of flexible mortgage
                                           loan, the primary
                                           characteristics of which are
                                           described on page [o]

"CCA"                                      The Consumer Credit Act 1974

"Citibank, N.A."                           Citibank, N.A., acting through
                                           its London branch at 5
                                           Carmelite Street, London EC4Y
                                           0PA

"class" In relation to the notes or the noteholders, the class A notes, the class B notes, the class M notes, the class C notes or the class D notes, as the context requires

"class" [Any of the class A notes, the class B notes, the class M notes, the class C notes and the class D notes


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


"class A available subordinated
amount"                                    The meaning given to it on page
                                           [o]

"class A noteholders"                      The holders of the class A notes

"class A required subordinated
amount"                                    The meaning given to it on page
                                           [o]


"class B available subordinated
amount"                                    The meaning given to it on page
                                           [o]

"class B noteholders"                      The holders of the class B notes

"class B required subordinated
amount"                                    The meaning given to it on page
                                           [o]


"class C available subordinated
amount"                                    The meaning given to it on page
                                           [o]


"class C noteholders"                      The holders of the class C notes

"class C required subordinated
amount"                                    The meaning given to it on page [o]

"class D available subordinated
amount"                                    The meaning given to it on page [o]

"class D noteholders"                      The holders of the class D notes

"class D required subordinated
amount"                                    The meaning given to it on page [o]

"class M available
subordinated amount"                       The meaning given to it on page [o]

"class M noteholders"                      The holders of the class M notes

"class M required subordinated             The meaning given to it on page [o]
amount"

"clearing agency"                          An agency registered under the
                                           provisions of section 17A of the
                                           Exchange Act

"clearing corporation"                     A corporation within the meaning of
                                           the New York Uniform Commercial
                                           Code

"Clearstream, Luxembourg"                  Clearstream Banking, societe
                                           anonyme

"closing date"                             The closing date for the issuance of
                                           any series and class of notes as
                                           specified in the prospectus
                                           supplement for such notes.

"CML"                                      The Council of Mortgage Lenders
                                           of which the seller is a member

"CML Code"                                 The meaning given to it on page [o]

"Code"                                     United States Internal Revenue
                                           Code of 1986, as amended

"collection account"                       The Barclays collection
                                           account, the Lloyds TSB
                                           collection account and each
                                           other account in the name of
                                           the administrator which is from
                                           time to time used for the
                                           purpose of collecting, directly
                                           or indirectly, monies due in
                                           respect of mortgage loans
                                           and/or the related security

"collection banks"                         Barclays Bank plc acting
                                           through its branch at Percy
                                           Street, Newcastle upon Tyne
                                           NE99 1JP and Lloyds TSB Bank
                                           plc acting through its branch
                                           at City Office, Bailey Drive,
                                           Gillingham Business Park, Kent
                                           ME8 0LS and each other bank as
                                           may be appointed as such under
                                           and in accordance with the
                                           transaction documents

"collection bank agreement"                The agreement dated March 26,
                                           2001, as amended from time to
                                           time, among the mortgages
                                           trustee, Funding, Funding 2,
                                           the seller, the administrator,
                                           the security trustee and the
                                           collection banks

"combination mortgage loan"                A mortgage loan that combines
                                           the features of a repayment
                                           mortgage loan and an
                                           interest-only loan in that only
                                           part of the principal of the
                                           mortgage loan will be repaid by
                                           way of monthly payments

"combined credit balance"                  The meaning given to it on page
                                           [o]

"combined debit balance"                   The meaning given to it on page
                                           [o]

"Connections Benefit"                      The meaning given to it on page
                                           [o]

"Connections combined credit
balance"                                   The meaning given to it on page
                                           [o]

"Connections debit balance"                The meaning given to it on page
                                           [o]

"Connections Interest"                     The meaning given to it on page
                                           [o]

"Connections mortgage loan"                A type of flexible mortgage
                                           loan, the primary
                                           characteristics of which are
                                           described on page [o]

"contribution"                             The consideration in the form
                                           of cash provided to the
                                           mortgages trustee by any
                                           beneficiary in respect of the
                                           share of that beneficiary in
                                           the trust property under the
                                           mortgages trust deed, being any
                                           of an initial contribution, a
                                           further contribution or a
                                           deferred contribution

"contribution date"                        Any date (including, in
                                           connection with the issuance of
                                           the notes, the initial closing
                                           date) on which Funding 2 or
                                           Funding makes a further
                                           contribution to the mortgages
                                           trustee in connection with the
                                           purchase of an increased
                                           beneficial interest in the
                                           trust property, on which date
                                           the mortgages trustee will also
                                           pay to the seller an initial
                                           consideration equal to the
                                           amount of such further
                                           contribution

"contributions ledger"                     The ledger on which
                                           contributions to the mortgages
                                           trust made by Funding 2 and the
                                           seller to the mortgages trustee
                                           and the application of such
                                           contributions in accordance
                                           with the terms of the mortgages
                                           trust deed shall be recorded

"controlled amortization amount"           On any payment date before the
                                           occurrence of a trigger event
                                           or the enforcement of the
                                           issuer security for any note or
                                           series and class of notes which
                                           is a controlled amortization
                                           note or series and class of
                                           such notes, the maximum
                                           aggregate principal amount
                                           which may be repaid by the
                                           issuer to the relevant
                                           noteholder or noteholders of
                                           such series and class on that
                                           payment date in accordance with
                                           the relevant note

"controlled amortization dates"            The scheduled payment dates for
                                           any series and class of notes
                                           which are controlled
                                           amortization notes, which will
                                           be set out in the prospectus
                                           supplement related to such
                                           series and class of notes

"controlled amortization loan
amount" On any payment date before the occurrence of a trigger event or the enforcement of the [o] security, for any controlled amortization loan tranche, the maximum aggregate principal amount which may be repaid by Funding 2 to the issuer on that payment date (which will be equal to the aggregate of the controlled amortization amounts due on that payment date under the controlled amortization notes issued by the issuer)

"controlled amortization loan
tranche" Any loan tranche which by its term imposes a limit on the amount of principal which may be repaid on such loan tranche on any payment date prior to the occurrence of a trigger event or the enforcement of the Funding 2 security.

"controlled amortization note"             Any series and class of notes
                                           the conditions of which impose
                                           a limit on the amount of
                                           principal which may be
                                           repaid on such note on each payment
                                           date.  Controlled amortization
                                           notes will be deemed to be
                                           pass-through notes if:

                                           (a)  a trigger event occurs; or

                                           (b)  the issuer security is
                                                enforced

"controlled amortization
requirement"                               The meaning given to it on page
                                           [o]

"core terms"                               The main subject matter of the
                                           contract

"corporate services agreement"             With respect to the issuer, the
                                           corporate services agreement,
                                           as amended from time to time,
                                           entered into on or before the
                                           Funding 2 program date among,
                                           inter alios, the corporate
                                           services provider, Holdings,
                                           the post enforcement call
                                           option holder and the issuer,
                                           for the provision by the
                                           corporate services provider of
                                           certain corporate services, and
                                           with respect to Funding 2 and
                                           the mortgages trustee, the
                                           corporate services agreement
                                           entered into on March 26, 2001,
                                           as amended from time to time,
                                           among, inter alios, the
                                           corporate services provider,
                                           Funding, Funding 2 and the
                                           mortgages trustee for the
                                           provision by the corporate
                                           services provider of certain
                                           corporate services

"corporate services provider"              With respect to the issuer, Law
                                           Debenture Corporate Services
                                           Limited, and with respect to
                                           Funding 2, Mourant & Co.
                                           Capital (SPV) Limited, and with
                                           respect to the mortgages
                                           trustee, Mourant & Co.
                                           Limited, or any other person or
                                           persons for the time being
                                           acting as corporate services
                                           provider under the corporate
                                           services agreement

"CPR" or "constant payment rate"           Unless otherwise defined in
                                           this prospectus, represents a
                                           constant rate of scheduled and
                                           unscheduled repayments on the
                                           mortgage loans in the mortgage
                                           portfolio each month relative
                                           to the aggregate principal
                                           amount outstanding of those
                                           mortgage loans

"crystallize"                              When a floating charge becomes
                                           a fixed charge

"current balance"                          For any mortgage loan as at any
                                           given date, the aggregate (but
                                           avoiding double counting) of:

                                           (1)  the original principal amount
                                                advanced to the relevant
                                                borrower and any further
                                                amount advanced on or before
                                                the given date to the relevant
                                                borrower secured or intended
                                                to be secured by the related
                                                mortgage; and

                                           (2)  the amount of any re-draw
                                                under any flexible mortgage
                                                loan or any further draw under
                                                any personal secured loan
                                                secured or intended to be
                                                secured by the related
                                                mortgage; and

                                           (3)  any interest, disbursement,
                                                legal expense, fee, charge,
                                                rent, service charge, premium
                                                or payment which has been
                                                properly capitalized in
                                                accordance with the relevant
                                                mortgage conditions or with
                                                the relevant borrower's
                                                consent and added to the
                                                amounts secured or intended to
                                                be secured by that mortgage
                                                loan (including interest
                                                capitalized on any re-draw
                                                under a flexible mortgage
                                                loan); and

                                           (4)  any other amount (other than
                                                unpaid interest) which is due
                                                or accrued (whether or not
                                                due) and which has not been
                                                paid by the relevant borrower
                                                and has not been capitalized
                                                in accordance with the
                                                relevant mortgage conditions
                                                or with the relevant
                                                borrower's consent but which
                                                is secured or intended to be
                                                secured by that mortgage loan

                                                as at the end of the London
                                                business day immediately
                                                preceding that given date less
                                                any repayment or payment of
                                                any of the foregoing made on
                                                or before the end of the
                                                London business day
                                                immediately preceding that
                                                given date and excluding any
                                                retentions made but not
                                                released and any further
                                                advances committed to be made
                                                but not made by the end of the
                                                London business day
                                                immediately preceding that
                                                given date

"current Funding 2 share"                  The amount of trust property
                                           beneficially owned by Funding 2
                                           from time to time, as described
                                           further in "The mortgages trust"

"current Funding 2 share
percentage"                                The percentage share of Funding 2's
                                           interest in the trust property from
                                           time to time, as described further
                                           in "The mortgages trust"

"current seller share"                     The amount of trust property
                                           beneficially owned by the seller
                                           from time to time, as described
                                           further in "The mortgages trust"

"current seller share percentage"          The percentage share of the seller's
                                           interest in the trust property from
                                           time to time, as described further
                                           in "The mortgages trust"

"cut-off date"                             The cut-off date in relation
                                           to the issuance of any series and
                                           class of notes, which will be
                                           specified in the prospectus
                                           supplement for such notes.

"cut-off date mortgage portfolio"          As of any cut-off date, the
                                           initial mortgage portfolio and
                                           the further mortgage portfolios
                                           (taking account of, among other
                                           things, amortization of
                                           mortgage loans in that
                                           portfolio and the addition
                                           and/or removal of any


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                                           mortgage loans to or from that
                                           portfolio since March 26, 2001)
                                           combined with the additional mortgage
                                           portfolio

"dealers"                                  Barclays Bank PLC, Citigroup Global
                                           Markets Limited and Merrill Lynch
                                           International and any other dealers
                                           appointed from time to time in
                                           accordance with the programme
                                           agreement

"deferred contribution"                    The consideration in the form
                                           of cash payable by Funding 2 to
                                           the mortgages trustee from time
                                           to time in respect of the
                                           Funding 2 share of the trust
                                           property pursuant to and in
                                           accordance with the mortgages
                                           trust deed and/or the Funding 2
                                           deed of charge, which
                                           contribution will fund the
                                           payment by the mortgages
                                           trustee to the seller of the
                                           deferred purchase price payable
                                           by the mortgages trustee to the
                                           seller from time to time
                                           pursuant to and in accordance
                                           with the mortgage sale agreement

"deferred purchase price"                  That portion of the purchase
                                           price for the initial mortgage
                                           portfolio and of the purchase
                                           price (if any) of any other
                                           mortgage portfolio assigned to
                                           the mortgages trustee which was
                                           not paid to the seller on the
                                           initial closing date or (in the
                                           case of any other mortgage
                                           portfolio) the relevant
                                           assignment date and which is to
                                           be paid by the mortgages
                                           trustee from time to time to
                                           the seller from deferred
                                           contributions received by the
                                           mortgages trustee from Funding
                                           2 and otherwise in accordance
                                           with the mortgage sale agreement

"determination date"                       In respect of any series and
                                           class of notes, the date(s)
                                           specified as such in the
                                           applicable prospectus supplement

"determination period"                     Each period from (and
                                           including) a determination date
                                           to (but excluding) the next
                                           determination date (including,
                                           where either the interest
                                           commencement date or the final
                                           payment date is not a
                                           determination date, the period
                                           commencing on the first
                                           determination date prior to,
                                           and ending on the first
                                           determination date falling
                                           after, such date)

"direct debit"                             A payment made directly by a
                                           borrower from its bank account
                                           to a collection account

"discount rate mortgage loan"              A type of mortgage loan, the
                                           primary characteristics of
                                           which are described on page [o]

"distribution date"                        The date on which the mortgages
                                           trust terminates and the London
                                           business day determined by the
                                           cash manager falling no later
                                           than 6 business days after each
                                           trust determination date

"DTC"                                      The Depository Trust Company


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"DTI"                                      The UK Department of Trade and
                                           Industry

"dual currency interest notes"             A note, the interest basis of which
                                           is specified in the applicable
                                           prospectus supplement as being dual
                                           currency interest

"due and payable"                          A loan tranche shall become due
                                           and payable on the earlier to
                                           occur of:

                                           (1)  the date [set forth in the
                                                prospectus supplement related
                                                to the series and class of
                                                notes supported by such loan
                                                tranche];

                                           (2)  the date upon which a trigger
                                                event occurs;

                                           (3)  the date upon which a note
                                                acceleration notice in respect
                                                of the related series and
                                                class of notes is served on
                                                the issuer under the issuer
                                                deed of charge;

                                           (4)  the date upon which an issuer
                                                enforcement notice is served
                                                on the issuer under the issuer
                                                deed of charge;

                                           (5)  the date upon which a global
                                                intercompany loan enforcement
                                                notice is served on Funding 2
                                                under the Funding 2 deed of
                                                charge; and

                                           (6)  the date upon which a step-up
                                                date occurs in relation to the
                                                relevant issuer loan tranche

                                                In each case, when a loan
                                                tranche becomes due and
                                                payable it shall continue to
                                                be due and payable until it is
                                                fully repaid. If there are
                                                insufficient funds available
                                                to repay on a loan tranche on
                                                the payment date upon which
                                                that loan tranche is due and
                                                payable, then the shortfall
                                                will be repaid on subsequent
                                                payment dates from Funding 2
                                                available principal receipts
                                                until that loan tranche is
                                                fully repaid

"English mortgage loan"                    Each mortgage loan secured over
                                           a property located in England
                                           or Wales

"ERISA" The United States Employee Retirement Income Security Act of 1974, as amended. See further "ERISA considerations"

"ESIS"                                     The meaning given to it on page
                                           [o]

["EURIBOR"                                 EURIBOR will be determined by the
                                           agent bank on the following basis:

                                           (1)  on the applicable interest
                                                determination date the agent
                                                bank will determine the
                                                offered quotation to leading
                                                banks for deposits in euro for
                                                a period equal to the relevant
                                                interest period.


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                                                This will be determined by
                                                reference to the display as
                                                quoted on the Dow
                                                Jones/Telerate Screen No. 248.
                                                If the Dow Jones/Telerate
                                                Screen No. 248 stops providing
                                                these quotations, the
                                                replacement service for the
                                                purposes of displaying this
                                                information will be used.

                                                If the replacement service
                                                stops displaying the
                                                information, another page as
                                                determined by the issuer with
                                                the approval of the note
                                                trustee will be used.

                                                In each of these cases, the
                                                determination will be made as
                                                at or about 11:00 a.m.,
                                                Brussels time, on that date.
                                                This is called the screen rate
                                                for the euro notes;

                                           (2)  if, on any of these interest
                                                determination dates, the
                                                screen rate is unavailable,
                                                the agent bank will:

                                                request the principal London
                                                office of each of the
                                                reference banks to provide the
                                                agent bank with its offered
                                                quotation to prime banks for
                                                euro deposits of the
                                                equivalent amount, and for a
                                                time equal to the relevant
                                                interest period, in the
                                                Eurozone inter-bank market as
                                                at or about 11:00 a.m.
                                                (Brussels time); and

                                                calculate the arithmetic mean,
                                                rounded upwards to five
                                                decimal places, of those
                                                quotations;

                                           (3)  if on any of these interest
                                                determination dates the screen
                                                rate is unavailable and only
                                                two or three of the reference
                                                banks provide offered
                                                quotations, the relevant rate
                                                for that interest period will
                                                be the arithmetic mean of the
                                                quotations as calculated in
                                                (2);

                                                and

                                           (4)  if fewer than two reference
                                                banks provide quotations, the
                                                agent bank will consult with
                                                the note trustee and the
                                                issuer for the purpose of
                                                agreeing a total of two banks
                                                to provide these quotations
                                                and the relevant rate for that
                                                interest period will be the
                                                arithmetic mean of the
                                                quotations as calculated in
                                                (2). If none of these banks
                                                agree, then the relevant rate
                                                for that interest period will
                                                be the rate in effect for the
                                                last preceding interest period
                                                for which (1) or (2) was
                                                applicable]

"Euroclear"                                The Euroclear system

"Euroclear operator"                       Euroclear Bank S.A./N.V., as
                                           operator of the Euroclear system


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"eurozone"                                 The region comprised of the
                                           member states of the European
                                           Union that adopt the single
                                           currency in accordance with the
                                           Treaty of Rome of March 25,
                                           1957, establishing the European
                                           Community, as amended from time
                                           to time

"event of default"                         as the context requires, any of
                                           the following:

                                           (a)   for any notes, an event of
                                                 default under the terms and
                                                 condition of those notes; or

                                           (b)   for the global intercompany
                                                 loan, the occurrence of an
                                                 event of default under the
                                                 terms and conditions of the
                                                 global intercompany loan
                                                 agreement

"Exchange Act"                             The United States Securities
                                           Exchange Act of 1934, as amended

"existing borrowers' re-fix rate"          At any date, the fixed rate
                                           then being offered to those of
                                           the seller's existing borrowers
                                           who at that date are seeking to
                                           fix the rate of interest
                                           payable under their existing
                                           fixed rate mortgage loans

"filed plan"                               With respect to the
                                           identification of a property, a
                                           plan retained at H.M.  Land
                                           Registry indicating the
                                           location of the related land

"final deferred contribution"              An amount equal to the
                                           aggregate amount standing to
                                           the credit of the Funding 2
                                           bank accounts after making any
                                           payments ranking in priority,
                                           subject to and in accordance
                                           with the relevant Funding 2
                                           priority of payments

"final maturity date"                      In respect of any series and
                                           class of notes, the date
                                           specified in the related
                                           prospectus supplement

"final repayment date"                     In relation to any loan tranche
                                           under the global intercompany
                                           loan, such final repayment date
                                           identified as such for that
                                           loan tranche in the related
                                           loan tranche supplement

"Financial Services Act"                   The Legislative Decree No.58 of
                                           February 24, 1998 of the
                                           Republic of Italy

"Fitch"                                    Fitch Ratings Ltd., including
                                           any successor to its ratings
                                           business

"fixed coupon amount"                      In respect of any series and
                                           class of notes, the amount
                                           specified as such (if any) in
                                           the applicable prospectus
                                           supplement

"fixed rate mortgage loan"                 A mortgage loan which is
                                           subject to a fixed rate of
                                           interest set by reference to a
                                           predetermined rate or series of
                                           rates for a fixed period or
                                           periods or is subject to a
                                           maximum rate of interest (and
                                           charge interest at


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                                           the lesser of a variable rate and
                                           such maximum rate) for a fixed
                                           period or periods (and shall,
                                           for the avoidance of doubt,
                                           exclude variable rate mortgage
                                           loans and flexible mortgage
                                           loans save for flexible
                                           mortgage loans which are, at
                                           the relevant time, subject to
                                           such fixed rates of interest or
                                           such maximum rates of interest
                                           arrangements and shall also
                                           exclude any fixed rate mortgage
                                           loans which have become
                                           re-fixed mortgage loans since
                                           the immediately preceding
                                           payment date)

"fixed rate note"                          A note, the interest basis of
                                           which is specified in the
                                           applicable prospectus
                                           supplement as being fixed rate

"fixed rate period"                        For any fixed rate mortgage
                                           loan or other mortgage loan
                                           offered with a fixed rate, the
                                           period agreed between the
                                           borrower and the seller as set
                                           out under the mortgage
                                           conditions, during which the
                                           interest rate applicable to
                                           that mortgage loan will remain
                                           fixed and after which the
                                           borrower may be entitled to
                                           apply for a new fixed rate of
                                           interest

"fixed security"                           A form of security which
                                           means that the chargor is not
                                           allowed to deal with the assets
                                           subject to the charge without the
                                           consent of the chargee

"flexible capped rate mortgage
loans" Flexible mortgage loans with the same basic features as a Together mortgage loan (other than allowing the borrower to obtain an unsecured loan) which are subject to a maximum rate of interest for a specified period of time, and at the expiration of that period are generally subject to the seller's standard variable rate

"flexible cash re-draw capacity"           The meaning given to it on page
                                           [o]

"flexible fixed rate mortgage loan"        Flexible mortgage loans with
                                           the same basic features as a
                                           Together mortgage loan (other
                                           than allowing the borrower to
                                           obtain an unsecured loan) which
                                           are subject to a fixed rate of
                                           interest for a specified period
                                           of time, and at the expiration
                                           of that period are generally
                                           subject to the seller's
                                           standard variable rate

"flexible mortgage loan"                   A type of mortgage loan product
                                           that typically incorporates
                                           features that give the borrower
                                           options (which may be subject
                                           to certain conditions) to,
                                           among other things, make
                                           further drawings on the
                                           mortgage loan account, and/or
                                           to overpay or underpay interest
                                           and principal in a given month
                                           and/or to take a payment
                                           holiday (and shall, for the
                                           avoidance of doubt, exclude:
                                           (i) flexible mortgage loans
                                           which are, at the relevant
                                           time, subject to fixed rates of
                                           interest set by reference to a
                                           pre-determined interest rate or
                                           series of interest rates for a
                                           fixed period or are subject to
                                           a maximum rate of interest (and
                                           charge interest at the lesser
                                           of a


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                                           variable rate and such maximum rate)
                                           for a fixed period or periods (which
                                           shall, for such fixed period,
                                           constitute fixed mortgage
                                           loans); and (ii) variable rate
                                           mortgage loans).  The types of
                                           flexible mortgage loan products
                                           currently offered by the seller
                                           are described under "The
                                           mortgage loans -
                                           Characteristics of the mortgage
                                           loans - Flexible mortgage loans"

"flexible tracker rate mortgage
loans" A type of flexible mortgage loan, the primary characteristics of which are described on page [o]

"floating rate note"                       A note, the interest basis of
                                           which is specified in the
                                           applicable prospectus
                                           supplement as being floating
                                           rate

"floating security"                        A form of security which is not
                                           attached to specific assets but
                                           which "floats" over a class of
                                           them and which allows the
                                           chargor to deal with those
                                           assets in the every day course
                                           of its business, up until the
                                           point that the floating
                                           security is enforced if other
                                           specified events occur (most
                                           often a default), at which
                                           point it crystallizes into a
                                           fixed security

"FSA"                                      The UK Financial Services
                                           Authority

"FSMA"                                     The UK Financial Services and
                                           Markets Act 2000

"Funding"                                  Granite Finance Funding Limited

"Funding beneficiary deed"                 The beneficiary deed entered
                                           into on the Funding 2 program
                                           date, as amended from time to
                                           time, among Funding, Funding 2,
                                           the security trustee, the
                                           Funding 2 security trustee and
                                           [others]

"Funding bridge loan agreement"            An arrangement to be entered
                                           into between, amongst others,
                                           Funding, Funding 2, the
                                           security trustee and the
                                           Funding 2 security trustee to
                                           provide for the making of loans
                                           from Funding to Funding 2 with
                                           the proceeds of a residuals
                                           bridge loan tranche.

"Funding intercompany loans"               The intercompany loans between
                                           Funding and each of the Funding
                                           issuers

 "Funding issuers"                         The several note issuers each
                                           of which is a subsidiary of
                                           Funding and has lent the
                                           proceeds of notes issued by it
                                           to Funding pursuant to a
                                           separate intercompany loan, the
                                           repayment of which is secured
                                           by Funding's beneficial
                                           interest in the mortgages trust.

"Funding security"                         [o]

"Funding share"                            The current Funding share of the
                                           property calculated in the manner
                                           set out in "The Mortgage Trust -
                                           Funding share of the trust
                                           property"


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


"Funding share/Funding 2
share/seller share ledger"                 The ledger maintained by the
                                           cash manager, on behalf of the
                                           mortgages trustee and the
                                           beneficiaries, to record the
                                           current Funding 2 share, the
                                           current Funding 2 share
                                           percentage, the current seller
                                           share and the current seller
                                           share percentage of the trust
                                           property

"Funding share percentage"                 The current Funding share
                                           percentage of the trust
                                           property calculated in the
                                           manner set out in "The
                                           mortgages trust - Funding share
                                           of the trust property"

"Funding 2"                                Granite Finance Funding 2
                                           Limited

"Funding 2 available principal
receipts"                                  The meaning given to it on page
                                           [o]

"Funding 2 available revenue
receipts"                                  The meaning given to it on page
                                           [o]

"Funding 2 bank accounts"                  The Funding 2 GIC account, and
                                           the Funding 2 transaction
                                           account, each as further
                                           described under "Funding 2's
                                           bank accounts" and each other
                                           bank account (if any) opened in
                                           the name of Funding 2

"Funding 2 basis rate swap"                The swap documented under the
                                           Funding 2 basis rate swap
                                           agreement, as described further
                                           under "The swap agreements -
                                           Funding 2 basis rate swap"

"Funding 2 basis rate swap
agreement"                                 The ISDA master agreement, the
                                           schedule thereto and the
                                           confirmation thereunder to be
                                           entered into on or before the
                                           Funding 2 program date, and any
                                           credit support annex entered
                                           into at any time, as amended
                                           from time to time, among
                                           [Funding 2], the Funding 2
                                           basis rate swap provider and
                                           the note trustee, which
                                           includes any additional and/or
                                           replacement swap agreement
                                           entered into by [Funding 2]
                                           from time to time in connection
                                           with the global intercompany
                                           loan
"Funding 2 basis rate swap
provider"                                  Northern Rock and/or, as
                                           applicable, any other basis rate
                                           swap provider appointed from time
                                           to time in accordance with the
                                           transaction documents

"Funding 2 basis rate swap
excluded termination amount"               means, in relation to the Funding 2
                                           basis rate swap agreement, an
                                           amount equal to:

                                           (a) the amount of any termination
                                           payment due and payable to the
                                           Funding 2 basis rate swap provider
                                           as a result of a Funding 2 basis
                                           rate swap provider default; less

                                           (b) the amount (if any) received by
                                           Funding 2 from a replacement swap
                                           provider upon entry by Funding 2
                                           into an agreement with such
                                           replacement swap


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


                                           provider to replace the Funding 2
                                           basis rate swap agreement which has
                                           terminated as a result of such
                                           Funding 2 basis rate swap provider
                                           default

"Funding 2 charged property"               The property, assets and
                                           undertaking of Funding 2 which
                                           from time to time are or are
                                           expressed to be mortgaged,
                                           charged, assigned, pledged or
                                           otherwise encumbered to, or in
                                           favor of the security trustee
                                           for itself and for the Funding
                                           2 secured creditors under the
                                           Funding 2 deed of charge

"Funding 2 deed of charge"                 The deed of charge entered into
                                           on the Funding 2 program date,
                                           as amended and restated from
                                           time to time, among Funding 2,
                                           the Funding 2 security trustee,
                                           and the Funding 2 secured
                                           creditors as at the Funding 2
                                           program date including any
                                           deeds of accession or
                                           supplements thereto (including,
                                           where the context admits and
                                           for the avoidance of doubt, the
                                           second priority Funding 2 deed
                                           of charge)

"Funding 2 expense subledger"              The ledger on which receipts
                                           and payments of Funding 2
                                           revenue receipts allocable to
                                           the payment of expenses will be
                                           recorded by the cash manager


"Funding 2 guaranteed investment
contract"                                  The guaranteed investment
                                           contract entered into on
                                           January [  ], 2005, as amended,
                                           restated, supplemented or
                                           otherwise modified from time to
                                           time, among Funding 2, the
                                           Funding 2 GIC provider and
                                           others, in each case under
                                           which or the Funding 2 GIC
                                           provider, agrees to pay Funding
                                           2 a guaranteed rate of interest
                                           on the balance from time to
                                           time of the Funding 2 GIC
                                           account

"Funding 2 liquidity facility"             means a liquidity facility
                                           entered into at any time after
                                           the Funding 2 program date

"Funding 2 liquidity facility
provider"                                  means the provider of the
                                           Funding 2 liquidity facility

"Funding 2 liquidity facility
subordinated amounts"                      The amounts specified as such
                                           in the Funding 2 liquidity
                                           facility agreement (if any)

"Funding 2 liquidity facility
principal payment"                         The payments specified as such
                                           in the Funding 2 liquidity
                                           facility agreement (if any)

"Funding 2 liquidity reserve
rating event"                              The meaning given to it on page
                                           [o]

"Funding 2 liquidity reserve fund"         The liquidity reserve fund in
                                           Funding 2's name which Funding
                                           2 will be required to establish
                                           if the long-term, unsecured,
                                           unsubordinated and unguaranteed
                                           debt


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


                                           obligations of the seller
                                           cease to be rated at least A3
                                           by Moody's or A- by Fitch
                                           (unless Moody's or Fitch, as
                                           applicable, confirms that the
                                           then current ratings of the
                                           notes will not be adversely
                                           affected) and, if the context
                                           so requires, any liquidity
                                           reserve fund required to be
                                           established by Funding 2 with
                                           respect to any other issuer.
                                           The issuer liquidity reserve
                                           fund, if any, will be funded up
                                           to the issuer liquidity reserve
                                           required amount

"Funding 2 liquidity reserve
ledger"                                    A ledger maintained by the cash
                                           manager to record the balance
                                           from time to time of the issuer
                                           liquidity reserve fund, if any
                                           and, if the context so
                                           requires, any ledger maintained
                                           by Funding 2 with respect to
                                           the issuer liquidity reserve
                                           fund of any other issuer
"Funding 2 liquidity reserve
principal amount"                          The meaning given to it on page
                                           [o]

"Funding 2 liquidity reserve
principal payment"                         The meaning given to it on page
                                           [o]

"Funding 2 liquidity reserve
rating event"                              The meaning given to it on page
                                           [o]

"Funding 2 liquidity reserve
required amount"                           The meaning given to it on page
                                           [o]

"Funding 2 post-enforcement
priority of payments"                      The provisions and the order of
                                           priority set out in a schedule
                                           to the Funding 2 deed of charge
                                           in which Funding 2 available
                                           revenue receipts, Funding 2
                                           available principal receipts
                                           and all other monies, income,
                                           receipts and recoveries of
                                           Funding 2 or the security
                                           trustee or any receiver of
                                           Funding 2 and the proceeds of
                                           enforcement of the Funding 2
                                           security are to be applied
                                           following service of a global
                                           intercompany loan enforcement
                                           notice or otherwise following
                                           an enforcement of the Funding 2
                                           security, as described under
                                           "Cashflows - Distribution of
                                           Funding 2 available principal
                                           receipts and Funding 2
                                           available revenue receipts
                                           following enforcement of the
                                           Funding 2 security"

"Funding 2 pre-enforcement
principal priority of payments"            The provisions and the order of
                                           priority of payments set out in
                                           a schedule to the Funding 2
                                           deed of charge in which Funding
                                           2 available principal receipts
                                           will be applied until
                                           enforcement of the Funding 2
                                           security, which is as described
                                           under "Cashflows - Distribution
                                           of Funding 2 available
                                           principal receipts prior to
                                           enforcement of the Funding 2
                                           security"
"Funding 2 pre-enforcement
revenue priority of payments"              The provisions and the order of
                                           priority of payments set out in
                                           a schedule to the Funding 2
                                           deed of charge in
                                           which Funding 2 available revenue
                                           receipts will be applied until
                                           enforcement of the Funding 2
                                           security, which is as described
                                           under "Cashflows - Distribution
                                           of Funding 2 available revenue
                                           receipts"

"Funding 2 principal deficiency
ledger" The ledger maintained by the Funding 2 cash manager in the name of the issuer which will be established on the Funding 2 program date and will be sub-divided into subledgers corresponding to the classes of notes issued by the issuer in order to record losses allocated to the global intercompany loan of the issuer which are to be applied to the notes or the application of issuer available principal receipts of the issuer in paying interest on the notes and certain amounts ranking in priority thereto in accordance with the issuer pre-enforcement revenue priority of payments

"Funding 2 principal ledger"               The ledger on which receipts
                                           and payments of Funding 2
                                           principal receipts will be
                                           recorded by the cash manager

"Funding 2 principal receipts"             The mortgage trustee principal
                                           receipts paid by the mortgages
                                           trustee to Funding 2 on each
                                           distribution date

"Funding 2 priority of payments"           As the context requires, any of
                                           the Funding 2 pre-enforcement
                                           revenue priority of payments,
                                           the Funding 2 pre-enforcement
                                           principal priority of payments
                                           and/or the Funding 2
                                           post-enforcement priority of
                                           payments

"Funding 2 reserve adjustment
date" A payment date in respect of which (i) a Funding 2 reserve decrease has occurred on the immediately preceding payment date and (ii) such immediately preceding payment date was not also a Funding 2 reserve adjustment date;

"Funding 2 reserve decrease"               A reduction in the amount
                                           standing to the credit of the
                                           Funding 2 reserve ledger
                                           resulting from the application
                                           of such amount to the payment
                                           of items in accordance with the
                                           Funding 2 pre-enforcement
                                           revenue priority of payments
                                           (except items [(A)- (D))] or
                                           the Funding 2 post-enforcement
                                           priority of payments (except
                                           items [(A)-(C))]

"Funding 2 reserve fund"                   The reserve fund established in
                                           the name of Funding 2 on
                                           January [   ], 2005 up to an
                                           amount not exceeding the
                                           Funding 2 reserve required
                                           amount as further described
                                           under "Credit structure -
                                           Funding 2 reserve fund"

"Funding 2 reserve fund
threshold"                                 On any date, the lesser of:

                                           (a)  the Funding 2 reserve fund
                                                required amount; or


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                                           (b)  the highest amount which the
                                                adjusted Funding 2 reserve
                                                fund level has been since the
                                                first payment date upon which
                                                interest is due and payable in
                                                respect of loan tranches
                                                advanced or the closing date
                                                relating to the then most
                                                recent issue of notes

"Funding 2 reserve ledger"                 The ledger maintained by the
                                           cash manager in the name of
                                           Funding 2 to record the amount
                                           credited to the Funding 2
                                           reserve fund on the Funding 2
                                           program date, and subsequent
                                           withdrawals from and deposits
                                           into the Funding 2 reserve fund

"Funding 2 reserve principal
payment"                                   The meaning given to it on page
                                           [o]

"Funding 2 reserve required
amount" As of any date of determination an amount calculated in accordance with the formula set out on page [o]

"Funding 2 revenue ledger"                 The ledger on which the cash
                                           manager records all monies
                                           received and paid out by
                                           Funding 2 during an interest
                                           period other than the Funding 2
                                           principal receipts

"Funding 2 secured creditors"              The security trustee (and any
                                           receiver of Funding 2 appointed
                                           under the Funding 2 deed of
                                           charge), the issuer, the
                                           corporate services provider in
                                           respect of Funding 2, the
                                           account bank, the Funding 2 GIC
                                           provider, the mortgages
                                           trustee, any start-up loan
                                           provider, the cash manager and
                                           any new Funding 2 secured
                                           creditor who accedes to the
                                           Funding 2 deed of charge from
                                           time to time under a deed of
                                           accession or supplemental deed

"Funding 2 security"                       The mortgages, charges,
                                           assignments, pledges and/or any
                                           other security created by
                                           Funding 2 under or pursuant to
                                           the Funding 2 deed of charge in
                                           favor of the security trustee
                                           for the benefit of the Funding
                                           2 secured creditors

"Funding 2 security trustee"               The Bank of New York, acting
                                           through its office at 48th
                                           floor, One Canada Square,
                                           London E14 5AL or such other
                                           person for the time being
                                           acting as Funding 2 security
                                           trustee under the Funding 2
                                           deed of charge

"Funding 2 share"                          The current Funding 2 share of
                                           the trust property calculated
                                           in accordance with the formula
                                           set out on pages [o], [o] and
                                           [o]

"Funding 2 share percentage"               The current Funding 2 share
                                           percentage of the trust
                                           property calculated in
                                           accordance with the formula set
                                           out on pages [o] and [o]


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


"Funding 2 step-up trigger event"          A Funding 2 step-up trigger
                                           event occurs if the issuer
                                           fails to exercise its option to
                                           redeem any series and class of
                                           notes on the relevant step-up
                                           date pursuant to the terms and
                                           conditions of its notes

"Funding 2 transaction account"            The account in the name of
                                           Funding 2 held with the account
                                           bank and maintained subject to
                                           the terms of the bank account
                                           agreement and the Funding 2
                                           deed of charge, or any
                                           additional or replacement
                                           account as may, for the time
                                           being, be in place with the
                                           prior consent of the security
                                           trustee

"Funding 2 transaction
documents"                                 Each of the following documents:
                                           (a)  the mortgages trust deed;

                                           (b)  the mortgage sale agreement;

                                           (c)  the administration agreement;

                                           (d)  the Funding 2 deed of charge;

                                           (e)  the second priority Funding 2
                                                deed of charge;

                                           (f)  the corporate services
                                                agreement;

                                           (g)  the bank account agreement;

                                           (h)  the Funding 2 guaranteed
                                                investment contract;

                                           (i)  the cash management agreement;

                                           (j)  the start-up loan agreements;

                                           (k)  the collection bank agreement;

                                           (l)  the global intercompany loan
                                                agreement;

                                           (m)  the beneficiary trust deed;

                                           (n)  each other deed, document,
                                                agreement, instrument or
                                                certificate entered into or to
                                                be entered into by Funding 2
                                                under or in connection with
                                                any of the documents set out
                                                in paragraphs (a) through (p)
                                                above or the transactions
                                                contemplated in them

"further advance"                          For any mortgage loan, any
                                           advance of further money to the
                                           relevant borrower following the
                                           making of the initial advance
                                           of monies under the mortgage
                                           and which is secured by the
                                           same mortgage, excluding the
                                           amount of any retention in
                                           respect of the initial advance
                                           and excluding any re-draw in
                                           respect of any flexible
                                           mortgage loan or further draw
                                           in respect of any personal
                                           secured loan

"further contribution"                     The consideration in the form
                                           of cash payable by any
                                           beneficiary to the mortgages
                                           trustee to increase the Funding
                                           2 share or, as the case may be,
                                           the seller share of the trust
                                           property pursuant to and in
                                           accordance with the terms of
                                           the mortgages trust deed,


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


                                           but excluding any initial
                                           contribution or deferred
                                           contribution paid by Funding 2

"further draw"                             The meaning given to it on page
                                           [o]

"further draw capacity"                    The meaning given to it on page
                                           [o]

"further draw ledger"                      The ledger on which further
                                           draws under personal secured
                                           loans will be recorded by the
                                           cash manager

"further mortgage loan"                    Any mortgage loan which was
                                           assigned by the seller to the
                                           mortgages trustee after March
                                           26, 2001 and before the
                                           assignment date on [o], 2004
                                           under the terms of the mortgage
                                           sale agreement and referenced
                                           by its mortgage loan identifier
                                           number and comprising the
                                           aggregate of all principal
                                           sums, interest, costs, charges,
                                           expenses and other monies
                                           (including all further
                                           advances) due or owing with
                                           respect to that mortgage loan
                                           under the relevant mortgage
                                           conditions by a borrower on the
                                           security of a mortgage from
                                           time to time outstanding or, as
                                           the context may require, the
                                           borrower's obligations in
                                           respect of the same

"further mortgage portfolios"              The portfolios of further
                                           mortgage loans, their related
                                           security, accrued interest and
                                           other amounts derived from such
                                           further mortgage loans that the
                                           seller assigned to the
                                           mortgages trustee after March
                                           26, 2001 and before [o], 2004

"global note certificates"                 The note certificates
                                           representing the notes in
                                           global form

"heritable creditor"                       The meaning given to it on page
                                           [o]

"holder" In respect of the issuer, each person in whose name a note is for the time being registered in the register

"Holdings"                                 Granite Finance Holdings Limited

"Housing Indices"                          The UK Nationwide House Price
                                           Index and Halifax Price Index

"in arrears"                               For a mortgage account, occurs
                                           when one or more monthly
                                           payments on that mortgage
                                           account have become due and
                                           unpaid by a borrower

"index linked interest note"               A note, the interest basis of which
                                           is specified in the applicable
                                           prospectus supplement as being
                                           index linked interest

"individual note certificates"             The note certificates
                                           representing the notes in
                                           definitive form

"initial closing date"                     March 26, 2001


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


"initial consideration"                    A payment made by the mortgages
                                           trustee to the seller from
                                           principal receipts held by the
                                           mortgages trustee for the
                                           purpose of increasing Funding
                                           2's beneficial interest in the
                                           trust property as of the
                                           closing date in respect of any
                                           further contribution paid by
                                           Funding 2 to the mortgages
                                           trustee, which payment may be
                                           made on any date, including any
                                           payment date, as further
                                           described under "The mortgages
                                           trust - Increasing the Funding
                                           2 share of the trust property"

"initial contribution"                     The consideration in the form
                                           of cash paid by Funding 2 to
                                           the mortgages trustee in
                                           respect of the Funding 2 share
                                           of the trust property pursuant
                                           to and in accordance with the
                                           mortgages trust deed, which
                                           contribution is to fund the
                                           payment to the seller by the
                                           mortgages trustee of (and is
                                           equal to) the initial purchase
                                           price in respect of the initial
                                           mortgage portfolio or, as the
                                           case may be, the further
                                           mortgage portfolio or (if any
                                           is payable) any new mortgage
                                           portfolio assigned to the
                                           mortgages trustee and is to be
                                           funded from the proceeds of the
                                           global intercompany loan, as
                                           the case may be

"initial mortgage portfolio"               The portfolio of mortgage
                                           loans, their related security,
                                           accrued interest and other
                                           amounts, proceeds, powers,
                                           rights, benefits and interests
                                           derived from such mortgage
                                           loans that the seller assigned
                                           to the mortgages trustee on
                                           March 26, 2001

"initial purchase price"                   That portion of the purchase
                                           price paid by the mortgages
                                           trustee to the seller on the
                                           initial closing date in
                                           consideration for the
                                           assignment to the mortgages
                                           trustee of the initial mortgage
                                           portfolio or that portion of
                                           the purchase price (if any)
                                           payable by the mortgages
                                           trustee to the seller on the
                                           relevant assignment date in
                                           consideration for the
                                           assignment to the mortgages
                                           trustee of the further mortgage
                                           portfolios or any new mortgage
                                           portfolio, in each case in
                                           accordance with the provisions
                                           of the mortgage sale agreement

"initial trust property"                   The sum of (GBP)100 that the
                                           corporate services provider
                                           settled on trust and held on
                                           trust absolutely as to both
                                           capital and income by the
                                           mortgages trustee for the
                                           benefit of the beneficiaries

"insolvency event"                         For the seller, the
                                           administrator, the cash manager
                                           or the issuer cash manager
                                           (each, for the purposes of this
                                           definition, a "relevant
                                           entity"):

                                           (a)        an order is made or an
                                                      effective resolution
                                                      passed for the winding
                                                      up of the relevant
                                                      entity or the
                                                      appointment of an
                                                      administrator over the
                                                      relevant entity (except,
                                                      in any such case, a
                                                      winding-up or
                                                      dissolution for the
                                                      purpose of a


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


                                                      reconstruction or
                                                      amalgamation the terms
                                                      of which have been
                                                      previously approved by
                                                      the security trustee);

                                           (b)        the relevant entity
                                                      ceases or threatens to
                                                      cease to carry on its
                                                      business or a
                                                      substantial part of its
                                                      business or stops
                                                      payment or threatens to
                                                      stop payment of its
                                                      debts or is deemed
                                                      unable to pay its debts
                                                      within the meaning of
                                                      section 123(a), (b), (c)
                                                      or (d) of the Insolvency
                                                      Act 1986 (as amended,
                                                      modified or re-enacted)
                                                      or becomes unable to pay
                                                      its debts as they fall
                                                      due or the value of its
                                                      assets falls to less
                                                      than the amounts of its
                                                      liabilities (taking into
                                                      account, for both these
                                                      purposes, contingent and
                                                      prospective liabilities)
                                                      or otherwise becomes
                                                      insolvent;

                                           (c)   (i)  proceedings are initiated
                                                      against the relevant
                                                      entity under any
                                                      applicable liquidation,
                                                      insolvency, composition,
                                                      reorganization (other than
                                                      a reorganization where
                                                      the relevant entity
                                                      is solvent) or other
                                                      similar laws (including,
                                                      but not limited to,
                                                      application or pending
                                                      application for an
                                                      administration order
                                                      or presentation of a
                                                      petition for a
                                                      winding up order),
                                                      except where these
                                                      proceedings are
                                                      being contested in
                                                      good faith; or

                                                 (ii) an administration order
                                                      being granted or, an
                                                      administrative or other
                                                      receiver, administrator,
                                                      liquidator or other
                                                      similar official is
                                                      appointed in relation to
                                                      the whole or any
                                                      substantial part of the
                                                      undertaking or assets of
                                                      the relevant entity; or

                                                (iii) a distress, execution or
                                                      diligence or other
                                                      process is enforced upon
                                                      the whole or any
                                                      substantial part of the
                                                      undertaking or assets of
                                                      the relevant entity and
                                                      in any of the foregoing
                                                      cases it is not
                                                      discharged within 30
                                                      London business days; or

                                                 (iv) if the relevant entity
                                                      initiates or consents to
                                                      judicial proceedings
                                                      relating to itself under
                                                      any applicable
                                                      liquidation,
                                                      administration,
                                                      insolvency,
                                                      reorganization or other
                                                      similar laws or makes a
                                                      conveyance or assignment
                                                      for the benefit of its
                                                      creditors generally; and

                                           in respect of Funding 2 or the
                                           issuer (each, for the purposes of
                                           this definition, a "relevant
                                           entity") means:

                                           (a)  except for the purposes of an
                                                amalgamation or restructuring
                                                as described under the point
                                                immediately following, the
                                                relevant entity ceases or
                                                threatens to cease to carry on
                                                all or a substantial part of
                                                its business or the relevant
                                                entity is deemed unable to pay
                                                its debts within the meaning
                                                of section 123(1)(a), (b), (c)
                                                or (d) of the Insolvency Act
                                                1986 (as that section may be
                                                amended, modified or
                                                re-enacted) or becomes unable
                                                to pay its debts within the
                                                meaning of section 123(2) of
                                                the Insolvency Act 1986 (as
                                                that section may be amended,
                                                modified or re-enacted); or

                                           (b)  an order is made or an effective
                                                resolution is passed for the
                                                winding up of the relevant
                                                entity or the appointment of
                                                an administrator over the
                                                relevant entity (except for
                                                the purposes of or pursuant to
                                                an amalgamation, restructuring
                                                or merger previously approved
                                                by the note trustee or the
                                                security trustee, as the case
                                                may be, or as approved in
                                                writing by an extraordinary
                                                resolution (as defined in the
                                                trust deed) of the class A
                                                noteholders); or

                                           (c)  (i) proceedings are otherwise
                                                    initiated against the
                                                    relevant entity under any
                                                    applicable liquidation,
                                                    insolvency, composition,
                                                    reorganization or other
                                                    similar laws (including,
                                                    but not limited to,
                                                    application or pending
                                                    application for an
                                                    administration order or
                                                    presentation of a petition
                                                    for a winding up order)
                                                    and (except in the case of
                                                    presentation of
                                                    application or pending
                                                    application a petition for
                                                    an administration order)
                                                    such proceedings are not,
                                                    in the opinion of the note
                                                    trustee or the security
                                                    trustee (as the case may
                                                    be), being disputed in
                                                    good faith with a
                                                    reasonable prospect of
                                                    success; or

                                               (ii) an administration order
                                                    being granted or an
                                                    administrative receiver or
                                                    other receiver,
                                                    administrator, liquidator
                                                    or other similar official
                                                    being appointed in
                                                    relation to the relevant
                                                    entity or in relation to
                                                    the whole or any
                                                    substantial part of the
                                                    undertaking or assets of
                                                    the relevant entity; or

                                              (iii) an encumbrancer taking
                                                    possession of the whole or
                                                    any substantial part of
                                                    the undertaking or assets
                                                    of the relevant entity, or
                                                    a distress, execution,
                                                    diligence or other process
                                                    being levied or enforced
                                                    upon or sued out against
                                                    the
                                                    whole or any substantial
                                                    part of the undertaking or
                                                    assets of the relevant
                                                    entity and such possession
                                                    or process (as the case
                                                    may be) not being
                                                    discharged or not
                                                    otherwise ceasing to apply
                                                    within 30 days; or

                                               (iv) the relevant entity
                                                    initiating or consenting
                                                    to judicial proceedings
                                                    relating to itself under
                                                    applicable liquidation,
                                                    administration,
                                                    insolvency, composition,
                                                    reorganization or other
                                                    similar laws or making a
                                                    conveyance or assignment
                                                    for the benefit of its
                                                    creditors generally

"interest commencement date"               In respect of any series and
                                           class of notes, the closing
                                           date of such notes or such
                                           other date as may be specified
                                           as such in the applicable
                                           prospectus supplement

"interest determination date"              [o]

"interest period"                          In relation to each note, (i)
                                           with respect to the first
                                           payment date, the period from
                                           and including the closing date
                                           to but excluding such first
                                           payment date, and (ii)
                                           thereafter, with respect to
                                           each payment date, the period
                                           from and including the
                                           preceding payment date to but
                                           excluding such current payment
                                           date

"interim calculation period"               The meaning given to it on page
                                           [o]

"investment plan"                          For an interest-only loan, a
                                           repayment mechanism selected by
                                           the borrower and intended to
                                           provide sufficient funds to
                                           redeem the full principal of a
                                           mortgage loan at maturity

"IRS"                                      The US Internal Revenue Service

"ISA"                                      An individual savings account
                                           within the Individual Savings
                                           Account Regulations 1998 (as
                                           amended) and which shelters
                                           investments in the account from
                                           income Tax or capital gains tax

"ISDA definitions"                         The 2000 ISDA Definitions, as
                                           published by the International
                                           Swaps and Derivatives
                                           Association, Inc. and as
                                           amended and updated as at the
                                           [closing] date of the first
                                           series of notes

"issuer"                                   Granite Master Issuer plc

"issuer account bank"                      Citibank, N.A., acting through
                                           its London branch at 5
                                           Carmelite Street, London EC4Y
                                           0PA or any other authorized
                                           entity as the issuer may choose
                                           with the prior written approval
                                           of the note trustee

["issuer arrears test"                     The meaning given to it on page
                                           [o]]

"issuer available principal
receipts"                                  The meaning given to it on page
                                           [o]

"issuer bank account agreement"            The bank account agreement
                                           entered into on or about the
                                           Funding 2 program date, as
                                           amended from time to time,
                                           among the issuer, the issuer
                                           cash manager, the issuer
                                           account bank and the note
                                           trustee

"issuer cash management
agreement"                                 The issuer cash management
                                           agreement entered into on or
                                           about the Funding 2 program
                                           date, as amended from time to
                                           time, among the issuer cash
                                           manager, the issuer and the
                                           note trustee, as described
                                           further in "Cash management for
                                           the issuer"

"issuer cash manager"                      Northern Rock or such other
                                           person or persons for the time
                                           being acting, under the issuer
                                           cash management agreement, as
                                           agent for the issuer and
                                           (following enforcement of the
                                           issuer security) the note
                                           trustee for the purposes of,
                                           inter alia, managing all cash
                                           transactions and maintaining
                                           certain ledgers on behalf of
                                           the issuer and (following
                                           enforcement of the issuer
                                           security) the note trustee

"issuer deed of charge"                    The deed of charge entered into
                                           on the Funding 2 program date,
                                           as amended from time to time,
                                           between, the issuer, the note
                                           trustee and the issuer secured
                                           creditors as at the Funding 2
                                           program date including any
                                           deeds of accession or
                                           supplements thereto, under
                                           which the issuer charges the
                                           issuer security in favor of the
                                           issuer secured creditors, as
                                           described further under
                                           "Security for the issuer's
                                           obligations"

"issuer enforcement notice"                An enforcement notice served by
                                           the note trustee for the
                                           enforcement of the issuer
                                           security

"issuer post-enforcement priority
of payments"                               The provisions and the order of
                                           priority set out in a schedule
                                           to the issuer deed of charge in
                                           which all issuer available
                                           revenue receipts, issuer
                                           available principal receipts
                                           and all other monies, income,
                                           receipts and recoveries of the
                                           issuer or the note trustee or
                                           any receiver of the issuer
                                           security are to be applied
                                           following service of an issuer
                                           enforcement notice or otherwise
                                           following an enforcement of the
                                           issuer security which on the
                                           Funding 2 program date will be
                                           as described under "Cashflows -
                                           Distribution of issuer
                                           available principal receipts
                                           and issuer available revenue
                                           receipts following enforcement
                                           of the issuer security"

"issuer pre-enforcement
principal priority of payments"
                                           The provisions and the order of
                                           priority of payments set out in a
                                           schedule to the issuer cash
                                           management agreement in which the
                                           issuer available principal


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


                                           receipts will be applied until
                                           enforcement of the issuer
                                           security, which on the Funding 2
                                           program date will be as described
                                           under "Cashflows - Distribution of
                                           issuer available principal
                                           receipts prior to enforcement of
                                           the issuer security and/or
                                           occurrence of a trigger event"

"issuer pre-enforcement revenue
priority of payments"                      The provisions and the order of
                                           priority of payments set out in
                                           a schedule to the issuer cash
                                           management agreement in which
                                           the issuer available revenue
                                           receipts will be applied until
                                           enforcement of the issuer
                                           security, which on the Funding
                                           2 program date will be as
                                           described under "Cashflows -
                                           Distribution of issuer
                                           available revenue receipts
                                           prior to enforcement of the
                                           issuer security"

"issuer priority of payments"              An issuer pre-enforcement
                                           revenue priority of payments,
                                           the issuer pre-enforcement
                                           principal priority of payments
                                           and the issuer post-enforcement
                                           priority of payments

"issuer secured creditors"                 The note trustee (and any
                                           receiver appointed under the
                                           issuer deed of charge), the
                                           swap providers, the corporate
                                           services provider in respect of
                                           the issuer, the issuer account
                                           bank, the issuer cash manager,
                                           the paying agents, the agent
                                           bank, the transfer agent, the
                                           registrar and the noteholders

"issuer security"                          The mortgages, charges,
                                           assignments, pledges and/or any
                                           other security created by the
                                           issuer under the issuer deed of
                                           charge in favor of the note
                                           trustee for the benefit of the
                                           issuer secured creditors

"issuer swap agreements"                   The ISDA master agreements,
                                           schedules thereto and
                                           confirmations thereunder
                                           relating to the issuer swaps to
                                           be entered into on or about
                                           each closing date, and any
                                           credit support annexes or other
                                           credit support documents
                                           entered into at any time, as
                                           amended from time to time,
                                           among the issuer, the
                                           applicable issuer swap provider
                                           and the note trustee and/or any
                                           credit support provider and
                                           includes any additional and/or
                                           replacement issuer swap
                                           agreement entered into by the
                                           issuer from time to time in
                                           connection with the notes

"issuer swap default"                      The occurrence of an event of
                                           default (as defined in the
                                           relevant swap agreement) where
                                           the issuer is the defaulting
                                           party (as defined in the
                                           relevant swap agreement)

"issuer swap excluded
termination amount"                        In relation to an issuer swap
                                           agreement an amount equal to:

                                           (a)  the amount of any termination
                                                payment due and payable to the
                                                relevant swap provider as a
                                                result of a swap provider
                                                default

                                           less

                                           (b)  the amount, if any, received
                                                by the issuer from a
                                                replacement swap provider upon
                                                entry by the issuer into an
                                                agreement with such
                                                replacement swap provider to
                                                replace such swap agreement
                                                which has terminated as a
                                                result of such swap provider
                                                default

"issuer swap providers"                    The institutions identified in
                                           respect of each issuer swap in the
                                           prospectus supplement related to the
                                           relevant series and class of notes

"issuer swaps"                             The sterling-specified issuer
                                           swaps which enable the issuer
                                           to receive and pay amounts
                                           under the global intercompany
                                           loan in sterling and to receive
                                           and pay amounts under the notes
                                           not denominated in sterling in
                                           the applicable specified
                                           currency, as described further
                                           under "The swap agreements -
                                           The issuer swaps"

"issuer transaction account"               The day to day bank account of
                                           the issuer, held with the
                                           issuer account bank as at the
                                           Funding 2 program date or that
                                           may be opened, with the prior
                                           approval of the note trustee,
                                           after the Funding 2 program date

"lead underwriters"                        The institutions specified in
                                           the prospectus supplement
                                           relating to any series and
                                           class of notes

"lending criteria"                         The lending criteria of the
                                           seller, or that other criteria
                                           as would be acceptable to a
                                           reasonable, prudent mortgage
                                           lender

"LIBOR" The London Interbank Offered Rate for deposits in the relevant currency, as determined by the agent bank on the following basis:

                                           (1)  on the applicable interest
                                                determination date the agent
                                                bank will determine the
                                                offered quotation to leading
                                                banks for deposits in the
                                                relevant currency for a period
                                                equal to the relevant period.

                                                This will be determined by
                                                reference to the display as
                                                quoted on the Dow
                                                Jones/Telerate Page No. 3750.
                                                If the Dow Jones/Telerate Page
                                                No. 3750 stops providing these
                                                quotations, the replacement
                                                page for the purposes of
                                                displaying this information
                                                will be used. If the
                                                replacement page stops
                                                displaying the information,
                                                another service as determined
                                                by the issuer with the
                                                approval of the note trustee
                                                will be used.


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


                                                In each of these cases, the
                                                determination will be made as
                                                at or about 11:00 a.m., London
                                                time, on that date. This is
                                                called the screen rate.

                                           (2)  if on any of these interest
                                                determination dates the screen
                                                rate is unavailable, the agent
                                                bank will:

                                                request the principal London
                                                office of each of the
                                                reference banks to provide the
                                                agent bank with its offered
                                                quotation to leading banks for
                                                deposits in the relevant
                                                currency of the equivalent
                                                amount, and for a time equal
                                                to the relevant period, in the
                                                London interbank market as at
                                                or about 11:00 a.m. (London
                                                time); and

                                                calculate the arithmetic mean,
                                                rounded upwards to five
                                                decimal places, of those
                                                quotations;

                                           (3)  if on any of these interest
                                                determination dates the screen
                                                rate is unavailable and only
                                                two or three of the reference
                                                banks provide offered
                                                quotations, the relevant rate
                                                for that period will be the
                                                arithmetic mean of the
                                                quotations as calculated in
                                                (2); and

                                           (4)  if fewer than two reference
                                                banks provide quotations, the
                                                agent bank will consult with
                                                the note trustee and the
                                                issuer for the purpose of
                                                agreeing a total of two banks
                                                to provide these quotations
                                                and the relevant rate for that
                                                period will be the arithmetic
                                                mean of the quotations as
                                                calculated in (2). If none of
                                                these banks agree, then the
                                                relevant rate for that period
                                                will be the rate in effect for
                                                the last preceding interest
                                                period for which (1) or (2)
                                                was applicable

"Lloyds TSB"                               Lloyds TSB Bank plc acting
                                           through its office at City
                                           Office, Bailey Drive,
                                           Gillingham Business Park, Kent
                                           ME8 0LS, England

"Lloyds TSB collection account"            The account of the
                                           administrator held at Lloyds
                                           TSB as may be utilized from
                                           time to time for the purpose of
                                           collecting amounts which are
                                           paid to the seller on the
                                           mortgage loans and/or the
                                           related security

"loan tranche rating"                      The designated rating assigned
                                           to a loan advance which
                                           corresponds to the rating of
                                           the series and class of notes
                                           when first issued to provide
                                           funds for that loan tranche so
                                           that, for example, any AAA loan
                                           tranche has a loan tranche
                                           rating of "AAA" to reflect the
                                           ratings of AAA/Aaa/AAA then
                                           assigned to the corresponding
                                           series and class of notes

"loan tranches"                            The AAA loan tranches, the AA
                                           loan tranches, the A loan
                                           tranches, the BBB loan tranches
                                           and the BB loan tranches, being
                                           the advances made by the issuer
                                           to Funding 2, pursuant to the
                                           global intercompany loan


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


                                           agreement, each being funded
                                           from proceeds received by the
                                           issuer from the issue of a
                                           series and class of notes

"London business day"                      A day (other than a Saturday, Sunday
                                           or public holiday) on which banks
                                           are generally open for business in
                                           London

"London Stock Exchange"                    London Stock Exchange plc

"losses" The realized losses experienced on the mortgage loans in the mortgage portfolio

"losses ledger"                            The ledger created and
                                           maintained by the cash manager
                                           under the cash management
                                           agreement to record the losses
                                           on the mortgage portfolio

"LTV ratio" or "loan to value ratio"       In respect of any mortgage loan
                                           assigned to the mortgages
                                           trust, the ratio of the
                                           outstanding balance of such
                                           mortgage loan to the value of
                                           the mortgaged property securing
                                           such mortgage loan; and in
                                           respect of the seller's
                                           decision as to whether to make
                                           a mortgage loan to a
                                           prospective borrower and for
                                           purposes of determining whether
                                           a MIG policy is necessary in
                                           connection with a mortgage
                                           loan, the ratio of the
                                           outstanding balance of such
                                           mortgage loan to the lower of
                                           the purchase price or valuation
                                           of the mortgaged property
                                           securing such mortgage loan as
                                           determined by the relevant
                                           valuation by the seller

"LTV tests"                                Two tests which assign a credit
                                           enhancement value (I) to each
                                           mortgage loan in the mortgage
                                           portfolio based on its current
                                           LTV ratio and the amount of
                                           mortgage indemnity cover on
                                           that mortgage loan, and (ii)
                                           calculated to include any
                                           related unsecured portion of a
                                           mortgage loan in respect of the
                                           Together product based on its
                                           current LTV ratio and the
                                           amount of mortgage indemnity
                                           cover on that mortgage loan.
                                           The weighted average credit
                                           enhancement value for the
                                           mortgage portfolio is then
                                           determined

"managers"

"mandate holders"                          The meaning given to it on page
                                           [o]

"margin" In respect of any series and class of notes, the amount specified as such in the applicable prospectus supplement

"master definitions schedule"              Together, the master
                                           definitions schedule dated
                                           January [  ], 2005, as amended
                                           from time to time, and the
                                           issuer master definitions
                                           schedule to be dated the
                                           Funding 2 program date, as
                                           amended from time to time,
                                           which are schedules of
                                           definitions used in the
                                           transaction documents


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


"maximum rate of interest"                 In respect of any series and
                                           class of notes, the rate of
                                           interest specified as such in
                                           the applicable prospectus
                                           supplement

"MCoB"                                     has the meaning given to it on
                                           page [o]

"MIG policies"                             The mortgage indemnity
                                           guarantee policies on certain
                                           of the mortgage loans which are
                                           intended to cover losses which
                                           may be incurred following
                                           repossession and sale of a
                                           mortgaged property from a
                                           borrower, and which were issued
                                           by NORMIC

"minimum rate of interest"                 In respect of any series and
                                           class of notes, the rate of
                                           interest specified as such in
                                           the applicable prospectus
                                           supplement

"minimum seller share"                     An amount included in the
                                           seller share which is
                                           calculated in accordance with
                                           the mortgages trust deed as
                                           further described under "The
                                           mortgages trust"

"money market notes"                       Any series and/or class of
                                           notes issued by the issuer that
                                           are designated as "money market
                                           notes"

"monthly CPR"                              The meaning given to it on page
                                           [o]

"monthly payment"                          For any mortgage loan, the
                                           amount a borrower is required
                                           to pay on a monthly payment date

"monthly payment date"                     For any mortgage loan, the date
                                           in each month on which the
                                           relevant borrower is required
                                           to make a payment of interest
                                           and, if applicable, principal,
                                           for that mortgage loan, as
                                           required by the applicable
                                           mortgage conditions

"Moody's"                                  Moody's Investors Services
                                           Limited, including any
                                           successor to its rating
                                           business

"mortgage"                                 For any mortgage loan in the
                                           mortgage portfolio (other than
                                           personal secured loans), the
                                           first priority charge by way of
                                           legal mortgage (in relation to
                                           English mortgage loans) or
                                           first priority standard
                                           security (in relation to
                                           Scottish mortgage loans), in
                                           each case which secures the
                                           repayment of that mortgage loan
                                           including the mortgage
                                           conditions applicable to it

"mortgage account"                         As the context requires, either
                                           (1) all mortgage loans secured
                                           on the same mortgaged property
                                           and thereby forming a single
                                           mortgage account or (2) an
                                           account maintained by the
                                           administrator in respect of a
                                           particular mortgage loan to
                                           record all amounts due in
                                           respect of that mortgage loan
                                           (whether by way of principal,
                                           interest or otherwise) and all
                                           amounts received in respect
                                           thereof


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


"mortgage conditions"                      (1)  For any mortgage loan, the
                                                terms and conditions
                                                applicable to that
                                                mortgage loan and its
                                                related security as set
                                                out in the seller's
                                                relevant "mortgage
                                                conditions" booklet and
                                                the seller's relevant
                                                general conditions, and in
                                                relation to each as from
                                                time to time varied by the
                                                relevant mortgage loan
                                                agreement and the relevant
                                                mortgage deed; and

                                           (2)  For any personal secured loan
                                                in the mortgage portfolio, the
                                                second or lower ranking charge
                                                by way of legal mortgage (in
                                                relation to English mortgage
                                                loans) or standard security
                                                (in relation to Scottish
                                                mortgage loans) over the same
                                                property that secures the
                                                relevant borrower's existing
                                                mortgage loan, in each case in
                                                which secures the repayment of
                                                that personal secured loan
                                                including the mortgage
                                                conditions applicable to it

"mortgage deed"                            In respect of any mortgage, the
                                           deed creating that mortgage
                                           including, unless the context
                                           otherwise requires, the
                                           mortgage conditions applicable
                                           to that mortgage

"mortgage loan"                            Any mortgage loan (including,
                                           for the avoidance of doubt, any
                                           personal secured loan) and any
                                           permitted replacement mortgage
                                           loan which is assigned by the
                                           seller to the mortgages trustee
                                           from time to time under the
                                           terms of the mortgage sale
                                           agreement and referenced by its
                                           mortgage loan identifier number
                                           and comprising the aggregate of
                                           all principal sums, interest,
                                           costs, charges, expenses and
                                           other monies (including all
                                           further advances) due or owing
                                           with respect to that mortgage
                                           loan (or permitted replacement
                                           mortgage loan, as applicable)
                                           under the relevant mortgage
                                           conditions by a borrower on the
                                           security of a mortgage from
                                           time to time outstanding or, as
                                           the context may require, the
                                           borrower's obligations in
                                           respect of the same

"mortgage loan files"                      For each mortgage loan, the
                                           file or files (including files
                                           kept in microfiche format or
                                           similar electronic data
                                           retrieval system) containing
                                           correspondence between the
                                           borrower and the seller and
                                           including the mortgage
                                           documentation applicable to
                                           that mortgage loan, each letter
                                           of offer for that mortgage loan
                                           and other relevant documents

"mortgage portfolio"                       The initial mortgage portfolio
                                           and, the further mortgage
                                           portfolios as of any date of
                                           determination taking account
                                           of, among other things,
                                           amortization of mortgage loans
                                           in that portfolio and the
                                           addition and/or removal of any
                                           mortgage loans to or from that
                                           portfolio as of such date of
                                           the most recent assignment


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


"mortgage related security"                As defined in the United States
                                           Secondary Mortgage Markets
                                           Enhancement Act 1984, as amended

"mortgage sale agreement"                  The mortgage sale agreement
                                           entered into on March 26, 2001,
                                           as amended from time to time,
                                           among the seller, the mortgages
                                           trustee, Funding, Funding 2 and
                                           the security trustee regarding
                                           the assignment of the mortgage
                                           portfolio to the mortgages
                                           trustee including any documents
                                           ancillary thereto, and as
                                           further described under
                                           "Assignment of the mortgage
                                           loans and their related
                                           security"

"mortgaged property"                       For any mortgage loan, the
                                           freehold or leasehold property
                                           in England and Wales or (as
                                           applicable) the heritable or
                                           long leasehold property in
                                           Scotland and (in each case) all
                                           rights and security attached or
                                           appurtenant or related thereto
                                           and all buildings and fixtures
                                           on the property which are
                                           subject to the mortgage
                                           securing repayment of that
                                           mortgage loan

"mortgagee"                                For any mortgage loan, the
                                           person for the time being who
                                           is entitled to exercise the
                                           rights of the mortgagee or (in
                                           Scotland) heritable creditor
                                           under the relevant mortgage
                                           securing repayment of that
                                           mortgage loan

"mortgages"                                The mortgages contained in the
                                           mortgage portfolio

"mortgages trust"                          The bare trust of the trust
                                           property as to both capital and
                                           income, held by the mortgages
                                           trustee on trust absolutely for
                                           Funding 2 (as to the Funding 2
                                           share) and the seller (as to
                                           the seller share) under the
                                           mortgages trust deed so that
                                           each beneficiary has an
                                           undivided beneficial interest
                                           in it

"mortgages trust allocation of
revenue receipts"                          The order of priority for
                                           applying mortgages trustee
                                           available revenue receipts as
                                           set forth on page [o]

"mortgages trust deed"                     The mortgages trust deed
                                           entered into on March 26, 2001,
                                           as amended from time to time,
                                           among the mortgages trustee,
                                           Funding, Funding 2, the seller
                                           and the corporate services
                                           provider

"mortgages trustee"                        Granite Finance Trustees Limited

"mortgages trustee available
revenue receipts"                          The meaning given to it on page
                                           [o]


"mortgages trustee bank
accounts"                                  The mortgages trustee GIC
                                           account and the mortgages
                                           trustee transaction account

"mortgages trustee GIC account"            The account in the name of the
                                           mortgages trustee held at
                                           Northern Rock and maintained
                                           subject to the terms


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


                                           of the mortgages trustee guaranteed
                                           investment contract and the
                                           bank account agreement or any
                                           additional or replacement
                                           account as may for the time
                                           being be in place with the
                                           prior consent of the Funding 2,
                                           the seller and the security
                                           trustee

"mortgages trustee GIC provider"           Northern Rock or any other
                                           person or persons as are for
                                           the time being the mortgages
                                           trustee GIC provider under the
                                           applicable mortgages trustee
                                           guaranteed investment contract

"mortgages trustee guaranteed
investment contract"                       The guaranteed investment
                                           contract entered into on May
                                           26, 2004, as amended, restated,
                                           supplemented or otherwise
                                           modified from time to time,
                                           among Funding, Funding 2, the
                                           Funding 2 GIC provider and
                                           others, in each case under
                                           which the previous mortgages
                                           trustee GIC provider or the
                                           mortgages trustee GIC provider,
                                           as applicable, has agreed to
                                           pay the mortgages trustee a
                                           guaranteed rate of interest on
                                           the balance of the mortgages
                                           trustee GIC account
"mortgages trustee principal
priority of payments"                      The order in which the cash
                                           manager applies principal
                                           receipts on the mortgage loans
                                           on each distribution date to
                                           each of Funding 2 and the
                                           seller, as set out in

"The mortgages trust"
"mortgages trustee principal
receipts"                                  On any distribution date, any
                                           mortgages trustee retained
                                           principal receipt plus the
                                           principal receipts received by
                                           the mortgages trustee in the
                                           immediately preceding trust
                                           calculation period which may be
                                           distributed by the mortgages
                                           trustee


"mortgages trustee retained
principal receipts"                        The meaning given to it on page
                                           [o]


"mortgages trustee revenue
priority of payments"                      The order in which the cash
                                           manager applies the mortgages
                                           trustee available revenue
                                           receipts on each distribution
                                           date, as set out in "The
                                           mortgages trust" "mortgages
                                           trustee transaction account"
                                           The account in the name of the
                                           mortgages trustee held at the
                                           account bank and maintained
                                           subject to the terms of the
                                           bank account agreement or any
                                           additional or replacement bank
                                           account of the mortgages
                                           trustee as may for the time
                                           being be in place with the
                                           prior consent of the security
                                           trustee

"N(m)"                                     The meaning given to it on page
                                           [o]

"New Basel Capital Accord"                 The meaning given to it on page
                                           [o]

"new mortgage loans"                       Mortgage loans, other than the
                                           mortgage loans assigned on or
                                           before the Funding 2 program
                                           date, which the seller may
                                           assign, from time to time, to
                                           the mortgages trustee under the
                                           terms of the mortgage sale
                                           agreement

"new mortgage portfolio"                   Any portfolio of new mortgage
                                           loans, the mortgages and new
                                           related security, any accrued
                                           interest and any other amounts,
                                           proceeds, powers, rights,
                                           benefits and interests derived
                                           from the new mortgage loans
                                           and/or the new related
                                           security, in each case which
                                           are to be assigned by the
                                           seller to the mortgages trustee
                                           after the Funding 2 program
                                           date under the mortgage sale
                                           agreement but excluding any
                                           mortgage loan and its related
                                           security which has been
                                           redeemed in full on or before
                                           the relevant assignment date

"new related security"                     The security for the new
                                           mortgage loans (including the
                                           mortgages) which the seller may
                                           assign to the mortgages trustee
                                           under the mortgage sale
                                           agreement

"new trust property"                       As at any assignment date after
                                           the Funding 2 program date, any
                                           and all new mortgage portfolios
                                           assigned by the seller to the
                                           mortgages trustee on an
                                           assignment date, or as at any
                                           distribution date, any and all
                                           new mortgage portfolios
                                           assigned by the seller to the
                                           mortgages trustee during the
                                           immediately preceding trust
                                           calculation period

"New York business day"                    A day (other than a Saturday, Sunday
                                           or public holiday) on which banks are
                                           generally open for business in the
                                           city of New York

"non-asset trigger event"                  The meaning given to it on page
                                           [o]

"non-cash re-draw"                         An authorized underpayment or a
                                           payment holiday under a
                                           flexible mortgage loan included
                                           in the mortgages trust, which
                                           will result in the seller being
                                           required to pay to the
                                           mortgages trustee an amount
                                           equal to the unpaid interest
                                           associated with that authorized
                                           underpayment or payment holiday

"non-performing mortgage loan"             A mortgage loan that is in
                                           arrears and for which the
                                           related borrower has not made
                                           any payment within any of the
                                           three consecutive calendar
                                           months prior to the date of
                                           determination

"NORMIC"                                   Northern Rock Mortgage
                                           Indemnity Company Limited

"Northern Rock"                            Northern Rock plc

"note certificates"                        The global note certificates
                                           and the individual note
                                           certificates

"note event of default"                    An event of default under the
                                           provisions of the notes


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


"note principal payment"                   The amount of each principal
                                           payment payable on each note

"note trustee"                             The Bank of New York, acting
                                           through its office at 48th
                                           Floor, One Canada Square,
                                           London E14 5AL, or such other
                                           person for the time being
                                           acting as note trustee under
                                           the trust deed

"noteholders"                              The holders of the class A notes,
                                           the class B notes, the class M
                                           notes, the class C notes and the
                                           class D notes of any series

"notes" Includes all of the class A notes, the class B notes, the class M notes, the class C notes and the class D notes of the issuer

"notice" In case of notice being given to the noteholders, a notice duly given in accordance with the relevant conditions set forth in the notes

"notional amount of the
Funding 2 basis rate swap"                 The meaning given to it on page
                                           [o]

"NRG"                                      Northern Rock (Guernsey) Limited

"[NR start-up loan agreement]"             The agreement entered into on
                                           or about the Funding 2 program
                                           date, as amended from time to
                                           time, between Funding 2,
                                           Northern Rock plc and the
                                           Funding 2 security trustee
                                           relating to the provision of
                                           the start-up loan tranches to
                                           Funding 2

"OID"                                      Original issue discount

"OID regulations"                          The US Treasury regulations
                                           relating to original issue
                                           discount

"offer conditions"                         The terms and conditions
                                           applicable to a specific
                                           mortgage loan as set out in the
                                           relevant offer letter to the
                                           borrower

"official list"                            The official list maintained by
                                           the UK Listing Authority

"OFT"                                      Office of Fair Trading

"Ombudsman"                                The UK Financial Ombudsman
                                           Service

"pass-through loan tranche"                Means a loan tranche which has
                                           no schedule repayment date
                                           other than the final repayment
                                           date.  If a trigger event
                                           occurs or the Funding 2
                                           security or issuer security is
                                           enforced, then the bullet
                                           repayment [(other than the AAA
                                           loan tranche)] and the
                                           scheduled repayment loan
                                           tranches will be deemed to be
                                           pass-through loan tranche

"pass-through requirement"                 The meaning given on page [o]


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


"paying agent and agent bank
agreement"                                 The paying agent and agent bank
                                           agreement entered into on or
                                           about the Funding 2 program
                                           date, as amended from time to
                                           time, among the issuer, the
                                           principal paying agent, the
                                           paying agents, the transfer
                                           agent, the registrar and the
                                           agent bank

"paying agents"                            The principal paying agent and
                                           the US paying agent

"payment business day"                     A day which is:

                                          (i)    a day on which a day on
                                                 which commercial banks
                                                 and foreign exchange
                                                 markets settle payments
                                                 and are open for general
                                                 business (including
                                                 dealing in foreign
                                                 exchange and foreign
                                                 currency deposits) in:

                                                 (a)  the relevant place of
                                                      presentation;

                                                 (b)  London

                                                 (c)  any additional financial
                                                      centre specified in the
                                                      applicable Note
                                                      Supplement; and

                                          (ii)   either (1) in relation to
                                                 any sum payable in a
                                                 specified currency other
                                                 than euro, a day on which
                                                 commercial banks and
                                                 foreign exchange markets
                                                 settle payments and are
                                                 open for general business
                                                 (including dealing in
                                                 foreign exchange and
                                                 foreign currency
                                                 deposits) in the
                                                 principal financial
                                                 centre of the country of
                                                 the relevant specified
                                                 currency (if other than
                                                 London and any additional
                                                 business centre) and
                                                 which if the specified
                                                 currency is Australian
                                                 dollars or New Zealand
                                                 dollars shall be Sydney
                                                 and Auckland,
                                                 respectively or (2) in
                                                 relation to any Notes
                                                 denominated or payable in
                                                 euro, a day on which the
                                                 Trans-European Automated
                                                 RealTime Gross Settlement
                                                 Express Transfer (TARGET)
                                                 System is open; and

                                          (iii)  in the case of any payment in
                                                 respect of a global note
                                                 denominated in a specified
                                                 currency other than US
                                                 dollars and registered in the
                                                 name of DTC or its nominee
                                                 and in respect of which an
                                                 accountholder of DTC (with an
                                                 interest in such global note)
                                                 has elected to receive any
                                                 part of such payment in US
                                                 dollars, a day on which
                                                 commercial banks are not
                                                 authorised or required by law
                                                 or regulation to be closed in
                                                 New York

"payment date"                             In respect of each series and
                                           class of notes the dates
                                           specified in the related
                                           prospectus supplement


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


"payment holiday"                          The meaning given to it on page
                                           [o]

"permitted product switch"                 The exchange by a borrower of
                                           its then current mortgage loan
                                           product for a different
                                           mortgage loan product offered
                                           by the seller, which may be
                                           made only if the new mortgage
                                           loan for which the prior
                                           mortgage loan is to be
                                           exchanged is a permitted
                                           replacement mortgage loan

"permitted redemption date"                As applicable, a bullet
                                           redemption date, a scheduled
                                           redemption date, a controlled
                                           amortization date or the date
                                           on which a pass-through note
                                           will become due and payable

"permitted replacement mortgage
loan"                                      The meaning given to it on page
                                           [o]

"pension plan"                             A financial plan arranged by a
                                           borrower to provide for that
                                           borrower's expenses during
                                           retirement

"personal secured loans"                   A mortgage loan for
                                           unrestricted purposes offered
                                           to borrowers with existing
                                           mortgage loans (other than a
                                           personal secured loan) from the
                                           seller which is secured on the
                                           same property which secures the
                                           borrowers' existing mortgage
                                           loan.  Some personal secured
                                           loans permit the borrower to
                                           make further draws up to the
                                           fixed amount of credit extended
                                           under the mortgage conditions
                                           at the inception of the
                                           personal secured loan.

"PFIC" A passive foreign investment company as more fully described under "Material United States tax consequences"

"Plans"                                    The meaning given to it on page
                                           [o]

"post-enforcement call option
agreement"                                 The agreement entered into on
                                           or about the Funding 2 program
                                           date, as amended from time to
                                           time, under which the note
                                           trustee agrees on behalf of the
                                           noteholders, that in specified
                                           circumstances, GPCH Limited may
                                           call for the notes to be
                                           transferred to it

"post-enforcement call option
holder"                                    GPCH Limited

"previous mortgages trustee GIC
Provider"                                  Lloyds TSB Bank plc acting
                                           through its office at Financial
                                           Markets Division, 25 Monument
                                           Street, London EC3R 8BQ as the
                                           mortgages trustee GIC provider
                                           under the applicable mortgages
                                           trustee guaranteed investment
                                           contract
"principal amount outstanding"             For each series and class of
                                           notes and as of any date of
                                           determination, the initial
                                           principal amount of such series
                                           and class of notes less (in
                                           each case) the


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


                                           aggregate amount of all principal
                                           payments in respect of such series
                                           and notes that have been paid since
                                           the closing date for such
                                           series and class notes and on
                                           or prior to that determination
                                           date

"principal ledger"                         The ledger maintained by the
                                           cash manager on behalf of the
                                           mortgages trustee under the
                                           cash management agreement to
                                           record any mortgages trustee
                                           retained principal receipts
                                           plus principal receipts on the
                                           mortgage loans and payments of
                                           principal from the mortgages
                                           trustee GIC account to Funding,
                                           Funding 2 and the seller on
                                           each distribution date.
                                           Together the principal ledger
                                           and the revenue ledger reflect
                                           the aggregate of all amounts of
                                           cash standing to the credit of
                                           the mortgages trustee in the
                                           mortgages trustee bank accounts

"principal paying agent"                   Citibank, N.A., acting through
                                           its London branch at 5
                                           Carmelite Street, London EC4Y
                                           0PA, or such other person for
                                           the time being acting as
                                           principal paying agent under
                                           the paying agent and agent bank
                                           agreement

"principal receipts"                       Any payment in respect of
                                           principal received in respect
                                           of any mortgage loan, whether
                                           as all or part of a monthly
                                           payment, on redemption
                                           (including partial redemption),
                                           on enforcement or on the
                                           disposal of that mortgage loan
                                           or otherwise (including
                                           payments pursuant to any
                                           insurance policy) and which may
                                           include the amount of any
                                           overpayment in respect of any
                                           non-flexible mortgage loan, but
                                           only to the extent permitted by
                                           the mortgages trust deed, and
                                           which may also include the
                                           amount of any further
                                           contribution made by Funding,
                                           Funding 2 from time to time

"product switch"                           Any variation in the mortgage
                                           conditions (other than a
                                           permitted product switch)
                                           applicable to any mortgage loan
                                           which may be offered by the
                                           seller or (in limited
                                           circumstances) the
                                           administrator from time to time

"program"                                  Means the asset-backed note
                                           program established by or
                                           otherwise contemplated in the
                                           [Program Agreement] and the
                                           Issuer Trust Deed

"properties in possession policy"          The insurance policy issued by
                                           AXA General Insurance Limited
                                           which provides the seller with
                                           rebuilding insurance when the
                                           seller takes possession of a
                                           property from a default borrower

"programme agreement"                      The agreement entered into on
                                           or around the Funding 2 program
                                           date, as amended from time to
                                           time, between the issuer,
                                           [Funding 2] and the dealers
                                           named therein (or deemed named
                                           therein)


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


"prospectus"                               This prospectus dated January [o],
                                           2005 relating to the issue of US
                                           notes as supplemented by the
                                           prospectus supplement relating to
                                           each series and class of notes

"prospectus supplement"                    Each prospectus supplement
                                           relating to one or more series
                                           of classes of notes issued on a
                                           single closing date

"rate of interest" and "rates of
interest"                                  In respect of any series and
                                           class of notes, the rate or
                                           rates (expressed as a
                                           percentage per annum) on
                                           interest payable in respect of
                                           such notes specified in the
                                           applicable prospectus
                                           supplement or calculated and
                                           determined in accordance with
                                           the applicable prospectus
                                           supplement

"rating"                                   Any rating assigned by the
                                           rating agencies to the notes or
                                           new notes

"rating agencies"                          Moody's, Standard & Poor's and
                                           Fitch

"real property"                            Freehold or leasehold property
                                           in England and Wales and
                                           heritable or long leasehold
                                           property in Scotland, and any
                                           estate or interest therein, and
                                           any reference to "real
                                           property" includes a reference
                                           to all rights and security from
                                           time to time attached,
                                           appurtenant or related thereto
                                           and all buildings and fixtures
                                           from time to time thereon

"reasonable, prudent mortgage
lender"                                    A reasonably prudent prime
                                           residential mortgage lender
                                           lending to borrowers in
                                           England, Wales and Scotland who
                                           generally satisfy the lending
                                           criteria of traditional sources
                                           of residential mortgage capital
"receiver"                                 A receiver appointed by the note
                                           trustee under the issuer deed of
                                           charge and/or the security trustee
                                           under the Funding 2 deed of charge

"recognised stock exchange"                The meaning given to it on page
                                           [o]

"record date"                              The fifteenth day before the
                                           due date for any payment on the
                                           notes

"re-draw"                                  Either a cash re-draw or a
                                           non-cash re-draw

"re-draws ledger"                          The ledger maintained by the
                                           cash manager in the name of the
                                           mortgages trustee under the
                                           cash management agreement to
                                           record re-draws on flexible
                                           mortgage loans from time to
                                           time and will be sub-divided
                                           into two subledgers to record
                                           cash redraws and non-cash
                                           re-draws

"reference banks"                          On the closing date, the London
                                           office of each of the following
                                           banks: ABN Amro Bank NV,
                                           Barclays Bank plc, Citibank,
                                           N.A.  and The Royal Bank of
                                           Scotland plc

["reference price"                         In respect of any Series and
                                           Class of Notes, the price
                                           specified as such in the
                                           applicable prospectus
                                           supplement]

"reference rate"                           In respect of any series of
                                           notes, the rate specified as
                                           such in the applicable
                                           prospectus supplement

"re-fixed mortgage loan"                   As at any given date, a
                                           mortgage loan which on or
                                           before that date had been a
                                           fixed rate mortgage loan but
                                           the fixed period had come to an
                                           end, but as at or before that
                                           given date, the interest
                                           charged under that mortgage
                                           loan was again fixed for
                                           another fixed period by the
                                           seller or the administrator, as
                                           the case may be (following an
                                           election by the borrower) in
                                           accordance with the original
                                           terms of the fixed rate
                                           mortgage loan

"Reg S notes"                              The notes admitted to the official
                                           list maintained by the UK Listing
                                           Authority and admitted to trading
                                           on the London Stock Exchange's
                                           market for listed securities (but
                                           not including the US notes)

"register"                                 The register of noteholders kept by
                                           the registrar and which records the
                                           identity of each noteholder and the
                                           number of notes which each
                                           noteholder owns

"registered land"                          Land in England and Wales,
                                           title to which is registered at
                                           H.M. Land Registry

"registrar"                                Citibank, N.A., acting through
                                           its London branch at 5
                                           Carmelite Street, London EC4Y
                                           0PA

"regulated mortgage contract"              The meaning given to it on page
                                           [o]

"reinstatement"                            For a mortgaged property that has
                                           been damaged, repairing or
                                           rebuilding that mortgaged property
                                           to the condition that it was in
                                           before the occurrence of the damage

"related security"                         The security for the repayment
                                           of a mortgage loan including
                                           the relevant mortgage and all
                                           other matters applicable to the
                                           mortgage loan, acquired as part
                                           of the mortgage portfolio
                                           assigned to the mortgages
                                           trustee

[?"relevant deposit amount"                The sum of the following:

                                           (a) either:

                                                (i)   prior to the step-up
                                                      date in respect of
                                                      any notes (pursuant
                                                      to the terms and
                                                      conditions thereof)
                                                      or if the step-up
                                                      date has occurred in
                                                      respect of any notes
                                                      (pursuant to the
                                                      terms and conditions
                                                      thereof) and the
                                                      option to redeem any
                                                      notes has been
                                                      exercised by the
                                                      issuer, an amount
                                                      equal to:


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


                                                      [the Funding 2 share of
                                                      the trust property (as
                                                      most recently
                                                      calculated)/the Funding
                                                      2 share of the trust
                                                      property on the relevant
                                                      closing date] x [the
                                                      outstanding balance in
                                                      the Funding 2 reserve
                                                      fund (as most recently
                                                      calculated)]; or

                                                (ii)  if the issuer does not
                                                      exercise its option to
                                                      redeem its notes on the
                                                      relevant step-up date
                                                      pursuant to the terms
                                                      and conditions thereof,
                                                      an amount equal to:

                                                      [the Funding 2 share of
                                                      the trust property (as
                                                      most recently
                                                      calculated)/the Funding
                                                      2 share of the trust
                                                      property on the relevant
                                                      closing date] x [the
                                                      outstanding balance in
                                                      the Funding 2 reserve
                                                      fund (as most recently
                                                      calculated)] x 2;

                                          (b)   any amounts standing to
                                                the credit of the Funding
                                                2 GIC account which will
                                                be applied on the next
                                                following payment date to
                                                pay amounts due under the
                                                global intercompany loan
                                                which in turn will result
                                                in any notes having
                                                ratings of "AAA", "AA" or
                                                "A-1+" from Standard &
                                                Poor's to be redeemed in
                                                whole or in part;

                                          (c)   any amounts standing to
                                                the credit of the
                                                mortgages trustee GIC
                                                account which will be
                                                distributed to Funding 2
                                                on the next following
                                                distribution date and
                                                which will be applied by
                                                Funding 2 on the next
                                                following payment date to
                                                pay amounts due under the
                                                global intercompany loan
                                                which in turn will result
                                                in any notes having
                                                ratings of "AAA", "AA" or
                                                "A-1+" from Standard &
                                                Poor's to be redeemed in
                                                whole or in part; and

                                          (d)   any other amounts standing
                                                to the credit of accounts
                                                maintained by the
                                                mortgages trustee, Funding
                                                2 or the issuer with a
                                                bank and which would
                                                otherwise be required by
                                                Standard & Poor's to be
                                                rated "A-1+";

                                                less any amounts invested in
                                                authorized investments or
                                                maintained in accounts at a bank
                                                rated at least "A-1+" by
                                                Standard & Poor's]

"relevant distribution date"               Each distribution date or the
                                           date on which the mortgage
                                           trust terminates

"relevant screen page"                     In respect of any series and
                                           class of notes, the screen page
                                           specified as such in the
                                           applicable prospectus supplement

"repayment requirement"                    The meaning given to it on page
                                           [o].

"repayment tests"                          The meaning given to it on page
                                           [o].

"required subordinated
percentage"                                In respect of any series and
                                           class, the percentage specified
                                           in the related prospectus
                                           supplement

"repayment mortgage loan"                  A mortgage loan for which the
                                           borrower is under an obligation
                                           to the mortgagee to make
                                           monthly payments of principal
                                           so that the whole principal (in
                                           addition to interest) is repaid
                                           by the stated maturity date for
                                           that mortgage loan

"[?reserve fund threshold"                 The lesser of:

                                          (a)   the general Funding 2 reserve
                                                required amount, and

                                          (b)   the highest amount which
                                                the adjusted Funding 2
                                                reserve fund level has
                                                been since the first
                                                Funding 2 reserve fund
                                                level has been since the
                                                first payment date upon
                                                which interest is due and
                                                payable in respect to loan
                                                tranches made upon the
                                                closing date relating to
                                                the then most recent issue
                                                of notes]

"revenue ledger"                           The ledger created and
                                           maintained by the cash manager
                                           on behalf of the mortgages
                                           trustee under the cash
                                           management agreement to record
                                           revenue receipts on the
                                           mortgage loans and interest
                                           from the mortgages trustee bank
                                           accounts and payments of
                                           revenue receipts from the
                                           mortgages trustee GIC account
                                           to Funding, Funding 2 and the
                                           seller on each distribution
                                           date.  Together the revenue
                                           ledger and the principal ledger
                                           reflect the aggregate of all
                                           amounts of cash standing to the
                                           credit of the mortgages trustee
                                           bank accounts

"revenue receipts"                         Any payment received in respect
                                           of any mortgage loan, whether
                                           as all or part of a monthly
                                           payment, on redemption
                                           (including partial redemption),
                                           on enforcement or on the
                                           disposal of that mortgage loan
                                           or otherwise (including
                                           payments pursuant to any
                                           insurance policy) which in any
                                           such case is not a principal
                                           receipt

"revenue shortfall"                        The deficiency of Funding 2
                                           available revenue receipts on a
                                           payment date over the amounts
                                           due by Funding 2 under the
                                           Funding 2 pre-enforcement
                                           revenue priority of payments,
                                           and the deficiency of issuer
                                           available revenue receipts on a
                                           payment date over the amounts
                                           due by the issuer under the
                                           issuer pre-enforcement revenue
                                           priority of payments, as the
                                           context requires

"scheduled redemption dates"               The scheduled redemption dates
                                           for any series and class of
                                           scheduled redemption notes will
                                           be set out in


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


                                           the prospectus supplement related
                                           to such series and class of notes.

"scheduled redemption notes"               Any series and class of notes
                                           scheduled to be repaid in full
                                           in [two or more] installments
                                           on scheduled redemption dates.
                                           Scheduled redemption notes will
                                           be deemed to be pass-through
                                           notes if:

                                           (a) a trigger event occurs; or

                                           (b) the issuer security is enforced

"scheduled amortization
installment"                               [o]

"scheduled repayment dates"                The scheduled repayment dates
                                           for any scheduled repayment
                                           loan tranche will be set out in
                                           the loan tranche supplement for
                                           the scheduled repayment loan
                                           tranche

"scheduled repayment loan
installment"                               That part of a scheduled
                                           repayment loan tranche which is
                                           payable on each of the
                                           scheduled repayment dates of
                                           that loan tranche

"scheduled repayment loan
tranche" The scheduled repayment loan tranches related to a series and class of scheduled redemption notes will be identified in the prospectus supplement related to such series and class of notes.
                                           Scheduled repayment loan
                                           tranches will be deemed to be
                                           pass-through loan tranches if:

                                           (a) a trigger event occurs;

                                           (b) the Funding 2 security is
                                               enforced; or

                                           (c) the issuer security is enforced


"scheduled repayment
requirement                                The meaning given to it on page
                                           [o]

"Scottish mortgage"                        For any mortgage loan in the
                                           mortgage portfolio, a standard
                                           security over a residential
                                           property in Scotland

"Scottish mortgage loan"                   Each mortgage loan secured over
                                           a property located in Scotland

"S&P" and "Standard & Poor's"              Standard & Poor's Ratings
                                           Services, a division of The
                                           McGraw-Hill Companies, Inc.,
                                           including any successor to its
                                           ratings business

"SEC"                                      The United States Securities
                                           and Exchange Commission

"Securities Act"                           The United States Securities
                                           Act of 1933, as amended

"security trustee"                         The Bank of New York, acting
                                           through its office at 48th
                                           floor, One Canada Square,
                                           London E14 5AL or such other
                                           person for the time being
                                           acting as security trustee
                                           under the Funding security

"seller share"                             The current seller share of the
                                           trust property calculated in
                                           accordance with the formula set
                                           out on page [o]

"seller share event"                       The meaning given to it on page
                                           [o]


"seller share event distribution
date"                                      A distribution date on which a
                                           seller share event occurs

"seller share percentage"                  The current seller share
                                           percentage of the trust
                                           property calculated in
                                           accordance with the formula set
                                           out on page [o]

"seller's policy"                          The originating, lending and
                                           underwriting, administration,
                                           arrears and enforcement
                                           policies and procedures which
                                           are applied from time to time
                                           by the seller to mortgage loans
                                           and the security for their
                                           repayment which are
                                           beneficially owned solely by
                                           the seller and which may be
                                           amended by the seller from time
                                           to time

"seller's standard variable rate"          The rate of interest set by the
                                           seller for variable rate
                                           mortgage loans as more fully
                                           described on page [o]

"senior expenses"                          Amounts ranking in priority to
                                           interest due on the loan
                                           tranches

"significant"                              When we discuss ERISA
                                           considerations, a benefit plan
                                           investors' equity participation
                                           in the issuer would not be
                                           significant if, immediately
                                           after the most recent
                                           acquisition of any equity
                                           interest in the issuer, less
                                           than 25% of the value of each
                                           class of equity interests in
                                           the issuer - excluding
                                           interests held by Funding 2 -
                                           is held by benefit plan
                                           investors

"specified currency"                       Has the meaning given in the
                                           relevant prospectus supplement

"specified currency
exchange rate"                             In relation to a series and
                                           class of notes, the exchange
                                           rate specified in the issuer
                                           swap agreement relating to such
                                           series and class of notes or,
                                           if the issuer swap agreement
                                           has been terminated, the
                                           applicable spot rate;
"special distributions"                    [o]

"specified denomination"                   In respect of any series and
                                           class of notes, the
                                           denomination specified as such
                                           in the applicable prospectus
                                           supplement

"standard variable rate"                   The Northern Rock standard
                                           variable rate and/or the
                                           standard variable rate
                                           applicable to mortgage loans
                                           within the mortgages trust, as
                                           applicable

"stand-by account bank"                    In respect of the Funding 2 GIC
                                           account, and the mortgages
                                           trustee GIC account, Lloyds TSB
                                           Bank plc acting through the
                                           office at Financial Markets
                                           Division, 25 Monument Street,
                                           London EC3R 8BQ

"stand-by bank account
agreement"                                 The agreement dated May 26,
                                           2004, as amended from time to
                                           time, among the stand-by
                                           account bank, the cash manager,
                                           the mortgages trustee, Funding,
                                           Funding 2 and the security
                                           trustee which governs the
                                           operation of the stand-by bank
                                           accounts

"stand-by GIC provider"                    In respect of the Funding 2 GIC
                                           account and the mortgages
                                           trustee GIC account, Lloyds TSB
                                           Bank plc acting through its
                                           office at Financial Markets
                                           Division, 25 Monument Street,
                                           London EC2R 8BQ
"standard variable rate
mortgage loan"                             A mortgage loan which is
                                           subject to the standard
                                           variable rate

"start up loan agreement"                  The NR start-up loan agreement
                                           or any agreement entered into
                                           after the Funding 2 program
                                           date, as amended from time to
                                           time, between Funding 2,
                                           start-up loan provider and the
                                           Funding 2 security trustee
                                           relating to the provision of
                                           start-up loan tranches to
                                           Funding 2

"start-up loan tranche" or
"start-up                                  loan tranches" Each loan made by a
                                           start-up loan provider to Funding 2
                                           under a start-up loan agreement,
                                           and collectively, the "start-up
                                           loans"

"start-up loan provider"                   Northern Rock, in its capacity
                                           as provider of the start-up
                                           loans, or such other person who
                                           provides a start-up loan
                                           tranche to Funding 2 pursuant
                                           to a start-up loan agreement

"step-up date"                             In respect of any loan tranche
                                           and the related series and
                                           class of notes, the payment
                                           date in respect of a series and
                                           class of notes on which the
                                           interest rate on those notes
                                           increases by a predetermined
                                           amount following the payment
                                           made by the issuer on such
                                           payment date, which date for
                                           any loan tranche or series and
                                           class of notes will be
                                           specified in the prospectus
                                           supplement for the relevant
                                           notes

"sterling equivalent"                      In relation to a note which is
                                           denominated in (a) currency
                                           other than sterling, the
                                           sterling equivalent of such
                                           amount ascertained using the
                                           specified currency swap rates
                                           and (b) sterling, the
                                           applicable amount in sterling

"sub-class"                                Any sub-class of a series and
                                           class of notes.

"subscription agreement"                   An agreement supplemental to
                                           the programme agreement (by
                                           whatever name called) in or
                                           substantially in the form set
                                           out in the programme agreement
                                           or in such other form as may be
                                           agreed between the issuer and
                                           the dealers

"subsidiary"                               A subsidiary within the meaning
                                           of Section 736 of the United
                                           Kingdom Companies Act 1985, and
                                           unless the context otherwise
                                           requires, a subsidiary
                                           undertaking within the meaning
                                           of section 258 of the United
                                           Kingdom Companies Act 1985

"swap agreements"                          The Funding 2 basis rate swap
                                           agreement and each [issuer swap
                                           agreement]

"swap collateral"                          At any time, any asset
                                           (including, without limitation,
                                           cash and/or securities) which
                                           is paid or transferred by a
                                           swap provider to the issuer or
                                           to Funding 2, as applicable, as
                                           collateral to secure the
                                           performance by such swap
                                           provider of its obligations
                                           under the relevant swap
                                           agreement together with any
                                           income or distributions
                                           received in respect of such
                                           asset and any equivalent of or
                                           replacement of such asset into
                                           which such asset is transformed

"swap collateral account"                  An account opened in the name
                                           of the issuer and/or Funding 2,
                                           as applicable for the purpose
                                           of holding swap collateral and
                                           maintained in accordance with
                                           the issuer cash management
                                           agreement or the cash
                                           management agreement, as
                                           applicable

"swap collateral ancillary
document"                                  In relation to the issuer, any
                                           document (including, without
                                           limitation, any custodial
                                           agreement or bank account
                                           agreement but excluding the
                                           swap agreements, the issuer
                                           cash management agreement and
                                           the issuer deed of charge) as
                                           may be entered into by the
                                           issuer from time to time in
                                           connection with the swap
                                           collateral.  In relation to
                                           Funding 2, any document
                                           (including, without limitation,
                                           any custodial agreement or bank
                                           account agreement but excluding
                                           the swap agreements, the cash
                                           management agreement and the
                                           Funding 2 deed of charge) as
                                           may be entered into by Funding
                                           2 from time to time in
                                           connection with the swap
                                           collateral

"swap collateral available
principal amount"                          At any time, the amount of swap
                                           collateral which under the
                                           terms of the relevant swap
                                           agreement may be applied at
                                           that time in satisfaction of
                                           the relevant swap provider's
                                           obligations to:

                                           (i) the issuer to the extent that
                                           such obligations relate to payments
                                           to be made in connection with the
                                           issuer pre-enforcement principal
                                           priority of payments or the issuer
                                           post-enforcement priority of
                                           payments, as the case may be; or

                                           (ii) Funding 2 to the extent that
                                           such obligations relate to payments
                                           to be made in connection with the
                                           Funding 2 pre-enforcement principal
                                           priority of payments or the Funding
                                           2 post-enforcement priority of
                                           payments, as the case may be

"swap collateral available
revenue amount"                            At any time, the amount of swap
                                           collateral which under the
                                           terms of the relevant swap
                                           agreement may be applied at
                                           that time in satisfaction of
                                           the relevant swap provider's
                                           obligations to:

                                           (i) the issuer to the extent that
                                           such obligations relate to payments
                                           to be made in connection with the
                                           issuer pre-enforcement revenue
                                           priority of payments or the issuer
                                           post-enforcement priority of
                                           payments, as the case may be; or

                                           (ii) Funding 2 to the extent that
                                           such obligations relate to payments
                                           to be made in connection with the
                                           Funding 2 pre-enforcement revenue
                                           priority of payments or the Funding
                                           2 post-enforcement priority of
                                           payments, as the case may be
"swap collateral excluded
amount" At any time, the amount of swap collateral which may not be applied at that time in satisfaction of the relevant swap provider's obligations to the issuer or Funding 2, as applicable under the terms of the relevant swap agreement

"swap early termination event"             A circumstance in which a swap
                                           agreement can be terminated
                                           before its scheduled
                                           termination date

"swap provider default"                    The occurrence of an event of
                                           default or swap provider
                                           termination event (each as
                                           defined in the relevant swap
                                           agreement) where the relevant
                                           swap provider is the defaulting
                                           party or the affected party
                                           (each as defined in the
                                           relevant swap agreement)

"swap providers"                           Each of the Funding 2 basis
                                           rate swap provider and the
                                           [issuer swap providers], or any
                                           one of them as the context
                                           requires

"swap replacement payment"                 An amount received by the
                                           issuer from a replacement swap
                                           provider upon entry by the
                                           issuer into an agreement with
                                           such replacement swap provider
                                           replacing a swap agreement
                                           which has terminated following
                                           the occurrence of a downgrade
                                           termination event

"TARGET business day"                      A day on which the Trans-European
                                           Automated Real-time Gross settlement
                                           Express Transfer (TARGET) System is
                                           open

"Telerate Page No. 3750"                   The display designated as Page 3750
                                           on the Dow Jones/Telerate Service
                                           (or any other page that may replace
                                           the relevant Telerate Screen number
                                           on that service, or any other
                                           service that may be nominated by
                                           the British Bankers' Association
                                           (including the Reuters Screen) as
                                           the information vendor for the
                                           purposes of displaying British
                                           Bankers' Association Interest
                                           Settlement Rates for deposits in
                                           the currency concerned)

"third party amounts"                      The meaning given to it on page [o]

"tier"                                     All the loan tranches having the same
                                           designated credit rating

"title deeds"                              For each mortgage loan and its
                                           related security and the
                                           mortgaged property relating to
                                           it, all conveyancing deeds and
                                           documents which make up the
                                           title to the mortgaged property
                                           and the security for the
                                           mortgage loan and all searches
                                           and inquiries undertaken in
                                           connection with the grant by
                                           the borrower of the related
                                           mortgage

"Together Connections Benefit"             The meaning given to it on page
                                           [o]

"Together Connections Interest"            The meaning given to it on page
                                           [o]

"Together Connections mortgage
loan" A type of flexible mortgage loan, the primary characteristics of which are described on page [o]

"Together discount tracker
mortgage loan"                             A type of Together mortgage
                                           loan as more fully described on
                                           page [o]

"Together mortgage loan"                   A type of flexible mortgage
                                           loan which allows the borrower
                                           to obtain an additional
                                           unsecured loan and, in some
                                           cases, a credit card, neither
                                           of which is secured by the
                                           mortgage relating to the
                                           mortgage loan

"Together stepped tracker
mortgage loan"                             A type of Together mortgage
                                           loan as more fully described on
                                           page [o]

"Together variable mortgage loan"          A type of Together mortgage
                                           loan as more fully described on
                                           page [o]

"tracker rate mortgage loan"               A loan where interest is linked
                                           to a variable interest rate
                                           other than the standard
                                           variable rate; for example, the
                                           rate on a tracker rate mortgage
                                           loan may be set at a margin above
                                           sterling LIBOR or above rates set
                                           by the Bank of England

"transaction documents"                    The documents listed in
                                           "Listing and general
                                           information" and any swap
                                           collateral ancillary document

"transfer agent"                           Citibank, N.A., acting through
                                           its London branch at 5
                                           Carmelite Street, London EC4Y
                                           0PA and/or any other person for
                                           the time being acting as
                                           transfer agent under the paying
                                           agent and agent bank agreement

"transfer of equity"                       A transfer of the equitable or
                                           beneficial and legal title by
                                           co-owners to one of the
                                           proprietors of a mortgaged
                                           property where the transferee
                                           remains a party to the original
                                           mortgage or enters into a new
                                           mortgage over the relevant
                                           mortgaged property in favor of
                                           the seller

"trigger event"                            An asset trigger event and/or a
                                           non-asset trigger event

"trust calculation period"                 The period from (and including) the
                                           first day of each calendar month to
                                           (and including) the last day of the
                                           same calendar month

"trust deed"                               The trust deed entered into on
                                           or about the Funding 2 program
                                           date, as amended from time to
                                           time, between the issuer and
                                           the note trustee constituting
                                           the notes, as further described
                                           under "Description of the trust
                                           deed"

"trust determination date"                 The first day (or, if not a London
                                           business day, the next succeeding
                                           London business day) of each
                                           calendar month

"trust property"                           The meaning given to it on page
                                           [o]

"UK Listing Authority"                     The Financial Services Authority
                                           in its capacity as competent
                                           authority under Part VI of the
                                           Financial Services and Markets Act
                                           2000

"UK tax counsel"                           Sidley Austin Brown & Wood

"unauthorized underpayment"                In relation to any flexible
                                           mortgage loan has the meaning
                                           given to it on page [o]

"underpayment"                             A situation where a borrower makes
                                           a monthly payment on its mortgage
                                           loan which is less than the
                                           required monthly payment for that
                                           month

"underwriters"                             The institutions specified in
                                           the prospectus supplement
                                           relating to any series and
                                           class of notes

"underwriting agreement"                   The underwriting agreement relating
                                           to the sale of a series or class
                                           of US notes among the issuer and
                                           the other underwriters designated
                                           therein

"United Kingdom"                           The United Kingdom of Great
                                           Britain and Northern Ireland

"United States person"                     The meaning given to it on page
                                           [o]

"unpaid interest"                          For any non-cash re-draw of any
                                           flexible mortgage loan, the
                                           interest which would, but for
                                           that non-cash re-draw, have
                                           been payable in respect of that
                                           mortgage loan on the relevant
                                           monthly payment date for that
                                           mortgage loan

"unregistered land"                        Land in England or Wales, title
                                           to which is not registered at
                                           H.M. Land Registry

"US holder"                                A beneficial owner of [US
                                           notes] who is a "United States
                                           person" or that otherwise is
                                           subject to US federal income
                                           taxation on a net income basis
                                           in respect of note [denominated
                                           in a currency other than US
                                           dollars]

"US global note certificates"              The global note certificates
                                           relating to a series and class
                                           of US notes

"US notes"                                 Any series of the class A, class B,
                                           class M and class C notes which
                                           are registered in the United
                                           States under the Securities Act

"US paying agent"                          Citibank, N.A., acting through its
                                           office at 14th Floor Zone 3, 111
                                           Wall Street, New York, New York
                                           10043 "US tax counsel" Sidley
                                           Austin Brown & Wood LLP

"UTCCR"                                    The Unfair Terms in Consumer
                                           Contracts Regulations 1999

"variable mortgage rate"                   The rate of interest which determines
                                           the amount of interest payable
                                           each month on a variable rate
                                           mortgage loan

"variable rate mortgage loan"              A mortgage loan where the
                                           interest rate payable by the
                                           borrower varies in accordance
                                           with a specified variable rate
                                           which at any time may be varied
                                           in accordance with the relevant
                                           mortgage conditions (and shall,
                                           for the avoidance of doubt,
                                           exclude fixed rate mortgage
                                           loans and flexible mortgage
                                           loans)

"VAT"                                      Value added tax

"W-8BEN"                                   An IRS Form W-8BEN

"WAFF" On any date, the weighted average foreclosure frequency for the mortgage portfolio as calculated by the administrator on that date in accordance with the calculations for the initial mortgage portfolio or as agreed by the administrator and the rating agencies from time to time

"WALS" On any date, the weighted average loss severity for the mortgage portfolio as calculated by the administrator on that date in accordance with the calculations for the initial mortgage portfolio or as agreed by the administrator and the rating agencies from time to time

"we" and "us"                              The issuer

"weighted average Funding 2
share percentage"                          The meanings given to it under
                                           "The mortgages trust - Weighted
                                           average Funding 2 share
                                           percentage"

"weighted average seller
share percentage"                          The meanings given to it under
                                           "The mortgages trust - Weighted
                                           average seller share percentage"

"withholding tax"                          A tax levied under English or
                                           Scots law, as further described
                                           under "Material United Kingdom
                                           tax consequences"

"zero coupon note"                         A note, the interest basis of
                                           which is specified in the
                                           applicable prospectus
                                           supplement as being zero coupon

                                    PART II
                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

      Following are the estimated expenses* (expressed in US dollars based on an exchange rate of US$1.00=GB(pound)[.56]), other than underwriting discounts and commissions, to be incurred in connection with the issuance and distribution of the securities being registered under this registration statement:

Securities and Exchange Commission registration fee.......          $1,520,400
Printing and engraving expenses...........................           $[580,000]
Legal fees and expenses...................................         $[5,400,000]
Accounting fees and expenses..............................           $[460,000]
Trustee's fees and expenses...............................            $[30,000]
Rating agency fees........................................         $[2,060,000]
Miscellaneous.............................................           $[400,000]
Total.....................................................        $[10,450,400]
      *     All amounts are estimates except for the SEC registration fee

Item 15.  Indemnification of Directors and Officers

Granite Master Issuer plc (the "issuer")

      Subject to the provisions of the Companies Act 1985, the laws which govern the organization of the issuer provide for every director or other officer or auditor of the issuer to be indemnified out of the assets of the issuer against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favor or in which he is acquitted or in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the issuer.

Granite Finance Funding 2 Limited ("Funding 2")

      Subject to the provisions of the Companies Act 1985, the laws which govern the organization of Funding 2 provide for every director or other officer or auditor of Funding 2 to be indemnified out of the assets of Funding 2 against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favor or in which he is acquitted or in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of Funding 2.

Granite Finance Trustees Limited (the "mortgages trustee")

      Subject to the provisions of the Companies (Jersey) Law 1991, the laws which govern the organization of the mortgages trustee permit every director or other officer or auditor of the mortgages trustee to be indemnified out of the assets of the mortgages trust against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favor or in which he is acquitted or in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of trust in relation to the affairs of the mortgages trustee.

Item 16. Exhibits

Exhibit No.   Description of Exhibit                             Sequential
                                                                 Page Number
1.1           Form of Underwriting Agreement*
3.1.1         Memorandum and Articles of Association of Granite
              Master

              Issuer plc*
3.1.2         Memorandum and Articles of Association of Granite
              Finance Funding 2 Limited*
3.1.3         Memorandum and Articles of Association of Granite
              Finance Trustees Limited*
4.1.1         Form of Global Intercompany Loan Terms and
              Conditions*
4.1.2         Form of Issuer Global Intercompany Loan
              Confirmation*
4.2           Form of Mortgages Trust Deed*
4.3           Form of Mortgage Sale Agreement*
4.4           Form of Issuer Deed of Charge*
4.5.1         Form of Funding 2 Deed of Charge*
4.5.2         Form of Deed of Accession to Funding 2 Deed of
              Charge*
4.5.3         Form of Second Priority Funding 2 Deed of Charge*
4.6.1         Form of Issuer Trust Deed*
4.6.2         Form of Terms and Conditions of the Notes*
4.7           Form of Issuer Paying Agent and Agent Bank
              Agreement*
4.8           Form of Cash Management Agreement*
4.9           Form of Issuer Cash Management Agreement*
4.10          Form of Administration Agreement*
4.11          Form of Issuer Post-Enforcement Call Option
              Agreement*
5.1 Opinion of Sidley Austin Brown & Wood as to legality*
8.1           Opinion of Sidley Austin Brown & Wood as to U.S.
              tax matters*
8.2           Opinion of Sidley Austin Brown & Wood as to U.K.
              tax matters*
8.3 Opinion of Mourant du Feu & Jeune as to Jersey tax matters*
10.1          Form of Issuer Basis Rate Swap Agreement*
10.2          Form of Issuer Dollar Currency Swap Agreement*
10.3          Form of Issuer Euro Currency Swap Agreement*
10.4          Form of Issuer Start-up Loan Agreement*
10.5.1        Form of Master Definitions Schedule*
10.5.2        Form of Issuer Master Definitions Schedule*
10.6.1        Form of Issuer Corporate Services Agreement*
10.6.2        Form of Corporate Services Agreement (Mortgages
              Trustee)*
10.6.3        Form of Corporate Services Agreement (Funding 2)*
23.1 Consent of Sidley Austin Brown & Wood (included in Exhibits 5.1, 8.1 and 8.2)*
23.2          Consent of Mourant du Feu & Jeune (included in
              Exhibit 8.3)*
23.3          Consent of auditors*
25.1          Statement of Eligibility of Trustee (Form T-1)*

              *  To be filed by amendment

Item 17.  Undertakings

(a) As to Rule 415: Each of the undersigned registrants hereby undertakes:

      (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

            (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

            provided, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrants pursuant to
            Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this amendment to the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933, as amended need not be furnished, provided, that each of the registrants includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(b) As to indemnification: Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each of the registrants pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by any of the registrants of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted against any of the registrants by such director, officer or controlling person in connection with the securities being registered, the relevant registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(c)   As to documents subsequently filed that are incorporated by reference:
      Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing, if any, of each registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) As to information omitted in reliance on Rule 430A: Each of the undersigned registrants hereby undertakes that:

      (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

      (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized on October 12,2004.

                                    GRANITE MASTER ISSUER PLC

                                    By: L.D.C. Securitisation Director No.1
                                    Limited

                                    By: /s/ Sharon Tyson
                                        Sharon Tyson
                                        Director





                                    GRANITE FINANCE FUNDING 2 LIMITED

                                    By: L.D.C. Securitisation Director No. 1
                                    Limited

                                    By: /s/ Sharon Tyson
                                        Sharon Tyson
                                        Director





                                    GRANITE FINANCE TRUSTEES LIMITED



                                    By: /s/ Daniel Le Blancq
                                    ------------------------------------------
                                         Daniel Le Blancq
                                         Director

      Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.

Granite Master Issuer plc

Signature                                          Title        Date

L.D.C. SECURITISATION DIRECTOR NO. 1 LIMITED       Director     October 12, 2004

By:   /s/ Sharon Tyson

Name:  Sharon Tyson



L.D.C. SECURITISATION DIRECTOR NO. 2 LIMITED       Director     October 12, 2004

By:  /s/ Clive Rakestrow

Name:  Clive Rakestrow








                      [Additional Signature Pages Follow]

Granite Finance Funding 2 Limited

Signature                                          Title        Date

L.D.C. SECURITISATION DIRECTOR NO. 1 LIMITED       Director     October 12, 2004

By:   /s/ Sharon Tyson

Name:  Sharon Tyson


L.D.C. SECURITISATION DIRECTOR NO. 2 LIMITED       Director     October 12, 2004

By:  /s/ Clive Rakestrow

Name:  Clive Rakestrow








                     [Additional Signature Pages Follow]

Granite Finance Trustees Limited

Signature                                          Title        Date

By: /s/ Daniel Le Blancq                           Director     October 12, 2004

Name: Daniel Le Blancq


By: /s/ Julia Chapman                              Director     October 12, 2004

Name: Julia Chapman



By: /s/ Richard Gough                              Director     October 12, 2004

Name: Richard Gough

                  SIGNATURE OF AUTHORIZED REPRESENTATIVE OF

                           GRANITE MASTER ISSUER plc

      Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Granite Master Issuer plc, has signed this registration statement or amendment thereto in New York, New York on October 12, 2004.

                                          By: /s/ Donald J. Puglisi
                                          Name:  Donald J. Puglisi
                                          Office:  Managing Director



                  SIGNATURE OF AUTHORIZED REPRESENTATIVE OF

                       GRANITE FINANCE FUNDING 2 LIMITED

      Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Granite Finance Funding 2 Limited, has signed this registration statement or amendment thereto in New York, New York on October 12, 2004.

                                          By: /s/ Donald J. Puglisi
                                          Name:  Donald J. Puglisi
                                          Office:  Managing Director



                  SIGNATURE OF AUTHORIZED REPRESENTATIVE OF

                       GRANITE FINANCE TRUSTEES LIMITED

      Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Granite Finance Trustees Limited, has signed the registration statement or amendment thereto in New York, New York on October 12, 2004.

                                          By:  /s/ Donald J. Puglisi
                                          Name:  Donald J. Puglisi
                                          Office: Managing Director

                                 EXHIBIT INDEX

Exhibit No.    Description of Exhibit                             Sequential
                                                                  Page Number
1.1            Form of Underwriting Agreement*
3.1.1          Memorandum and Articles of Association of
               Granite Master Issuer plc*
3.1.2          Memorandum and Articles of Association of
               Granite Finance Funding 2 Limited*
3.1.3          Memorandum and Articles of Association of
               Granite Finance Trustees Limited*
4.1.1          Form of Global Intercompany Loan Terms and
               Conditions*
4.1.2          Form of Issuer Global Intercompany Loan
               Confirmation*
4.2            Form of Mortgages Trust Deed*
4.3            Form of Mortgage Sale Agreement*
4.4            Form of Issuer Deed of Charge*
4.5.1          Form of Funding 2 Deed of Charge*
4.5.2          Form of Deed of Accession to Funding 2 Deed of
               Charge*
4.5.3          Form of Second Priority Funding 2 Deed of
               Charge*
4.6.1          Form of Issuer Trust Deed*
4.6.2          Form of Terms and Conditions of the Notes*
4.7            Form of Issuer Paying Agent and Agent Bank
               Agreement*
4.8            Form of Cash Management Agreement*
4.9            Form of Issuer Cash Management Agreement*
4.10           Form of Administration Agreement*
4.11           Form of Issuer Post-Enforcement Call Option
               Agreement*
5.1            Opinion of Sidley Austin Brown & Wood as to
               legality*
8.1            Opinion of Sidley Austin Brown & Wood as to
               U.S. tax matters*
8.2            Opinion of Sidley Austin Brown & Wood as to
               U.K. tax matters*
8.3            Opinion of Mourant du Feu & Jeune as to Jersey
               tax matters*
10.1           Form of Issuer Basis Rate Swap Agreement*
10.2           Form of Issuer Dollar Currency Swap Agreement*
10.3           Form of Issuer Euro Currency Swap Agreement*
10.4           Form of Issuer Start-up Loan Agreement*
10.5.1         Form of Master Definitions Schedule*
10.5.2         Form of Issuer Master Definitions Schedule*
10.6.1         Form of Issuer Corporate Services Agreement*
10.6.2         Form of Corporate Services Agreement (Mortgages
               Trustee)*
10.6.3         Form of Corporate Services Agreement (Funding
               2)*
23.1           Consent of Sidley Austin Brown & Wood (included
               in Exhibits 5.1, 8.1 and 8.2)*
23.2           Consent of Mourant du Feu & Jeune (included in
               Exhibit 8.3)*
23.3           Consent of auditors*
25.1           Statement of Eligibility of Trustee (Form T-1)*

               *  To be filed by amendment